                                                Filed Pursuant to Rule 424(b)(2)
                                                Registration File No.: 33-18961





THIS INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS ARE NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL A FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS HAVE BEEN DELIVERED TO YOU. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 28, 1998)

[GRAPHIC OMITTED]



                         $1,167,301,785 (APPROXIMATE)

                  CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                   DEPOSITOR
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-2

                                --------------

Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 1998-2 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 99 mortgage loans secured by first liens on 120 commercial and multifamily properties and are generally the sole source of payments on the certificates. The Series 1998-2 Certificates are not obligations of Chase Commercial Mortgage Securities Corp. or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                                --------------

Certain characteristics of the offered certificates include:




                     INITIAL CLASS CERTIFICATE
                             BALANCE OR              PASS-          RATE
                        NOTIONAL AMOUNT (1)      THROUGH RATE   DESCRIPTION
                    --------------------------- -------------- -------------
Class A-1 .........        $  175,000,000                          Fixed
Class A-2 .........        $  426,000,000                          Fixed
Class A-3 .........        $  336,721,655                          Fixed
Class X ...........        $1,293,409,180        (2)            Variable/IO
Class B ...........        $   64,670,459                          Fixed
Class C ...........        $   71,137,505                          Fixed
Class D ...........        $   74,371,028                          Fixed
Class E ...........        $   19,401,138                          Fixed



                                              EXPECTED
                         ASSUMED FINAL        RATINGS         RATED FINAL
                     DISTRIBUTION DATE (3)   (S&P/DCR)   DISTRIBUTION DATE (4)
                    ----------------------- ----------- ----------------------
Class A-1 .........     July 18, 2007         AAA/AAA     November 18, 2030
Class A-2 .........    October 18, 2008       AAA/AAA     November 18, 2030
Class A-3 .........   November 18, 2008       AAA/AAA     November 18, 2030
Class X ...........     April 18, 2023        AAAr/AAA    November 18, 2030
Class B ...........   November 18, 2008        AA/AA      November 18, 2030
Class C ...........   November 18, 2008         A/A       November 18, 2030
Class D ...........   November 18, 2008       BBB/BBB     November 18, 2030
Class E ...........   November 18, 2008      BBB-/BBB-    November 18, 2030

---------
(Footnotes to table on page S-5)

                                --------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

                                --------------

Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.
                                --------------
INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-27 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 17 OF THE PROSPECTUS.
                                --------------
The offered certificates are being offered by Chase Commercial Mortgage Securities Corp. through Chase Securities Inc., the underwriter, which has agreed to use its reasonable best efforts to solicit offers to purchase the offered certificates, however, the underwriter is not required to sell any dollar amount or number of certificates. The underwriter may also purchase offered certificates as principal. Any offered certificates so purchased by the underwriter will be resold by it in a manner similar to those offered certificates offered through the underwriter as agent. Chase Commercial Mortgage Securities Corp. reserves the right to withdraw, cancel or modify the offer made hereby without notice. Chase Commercial Mortgage Securities Corp. or the underwriter may reject any offer to purchase the offered certificates, in whole or in part.

                                --------------
CHASE SECURITIES INC.
NOVEMBER   , 1998

                 CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-1

                    GEOGRAPHIC OVERVIEW OF MORTGAGE POOL



MISSOURI             ILLINOIS            WISCONSIN           INDIANA
2 properties         3 properties        1 property          1 property
$22,680,339          $7,816,521          $6,861,632          $1,475,799
1.82% of total       0.60% of total      0.53% of total      0.11% of total

MICHIGAN             NEW YORK            NEW HAMPSHIRE       PENNSYLVANIA
2 properties         14 properties       2 properties        2 properties
$15,417,308          $155,171,160        $7,235,305          $18,098,549
1.19% of total       12.00% of total     0.56% of total      1.40% of total

OHIO                 MASSACHUSETTS       CONNECTICUT         NEW JERSEY
9 properties         7 properties        2 properties        5 properties
$80,079,562          $259,911,685        $24,219,126         $46,459,973
6.19% of total       20.10% of total     1.87% of total      3.59% of total

MARYLAND             VIRGINIA            NORTH CAROLINA      GEORGIA
1 property           8 properties        4 properties        6 properties
$140,000,000         $117,632,421        $12,184,818         $32,588,892
10.82% of total      9.09% of total      0.94% of total      2.52% of total

FLORIDA              TENNESSEE           ALABAMA             KENTUCKY
10 properties        3 properties        1 property          1 property
$48,000,861          $8,937,111          $1,769,203          $1,965,782
3.71% of total       0.69% of total      0.14% of total      0.15% of total

LOUISIANA            KANSAS              TEXAS               COLORADO
3 properties         1 property          8 properties        2 properties
$11,459,933          $1,584,025          $47,219,533         $12,027,106
0.89% of total       0.12% of total      3.65% of total      0.93% of total

ARIZONA              UTAH                NEVADA              CALIFORNIA
2 properties         1 property          2 properties        16 properties
$26,747,012          $956,856            $11,851,765         $158,006,904
2.07% of total       0.07% of total      0.92% of total      12.22% of total

WASHINGTON
1 property
$15,050,000
1.16% of total






         -------------------------------------------------------------
          less than or equal to 10.0% of Initial Pool Balance    [   ]
          5.01% - 9.99% of Initial Pool Balance                  [   ]
          1.01% - 5.00% of Initial Pool Balance                  [   ]
          greater than or equal to 1.00% of Initial Pool Balance [   ]
         -------------------------------------------------------------

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.


     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.


     This prospectus supplement begins with several introductory sections describing the Series 1998-2 certificates and the trust in abbreviated form:


     Summary of Certificates, commencing on page S-5 of this prospectus supplement, which sets forth important statistical information relating to the certificates;


     Summary of Terms, commencing on page S-9 of this prospectus supplement, which gives a brief introduction of the key features of the Series 1998-2 certificates and a description of the mortgage loans; and


     Risk Factors, commencing on page S-27 of this prospectus supplement, which describe risks that apply to the Series 1998-2 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.


     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.


     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-124 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 107 in the prospectus.


     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to Chase Commercial Mortgage Securities Corp.

                             STRUCTURAL OVERVIEW


               Administrative fees
               -------------------
 Paid to
servicers
   and
 trustee

                   $1,293.4MM

                                            Principal
                   Weighted                  and net
                  average net                interest
                 mortgage rate               payments
                   (6.93%                    from the
                   as of the                 mortgage
                    Cut-off                   loans
                    Date)                    paid to
                                            the trust

                  1.52x DSCR                 $175.0MM

                  68.6% LTV
                                             Class A-1
                                               AAA(2)


                                            5.0 yr WAL
                                                % PTR


                  $1,293.4MM (notional) Class X, AAAr (S&P)/AAA (DCR)(1)

-----------------------------------------------------------------------------

                      $426.0MM      $336.7MM        $64.7MM       $71.1MM


                      Class A-2     Class A-3       Class B       Class C
                         AAA           AAA             AA             A


                      9.5 yr WAL    9.9 yr WAL     10.0 yr WAL     10.0 yr WAL
                         % PTR        % PTR           % PTR           % PTR

                                    2.09x DSCR(5)   1.96x DSCR      1.83x DSCR
                                    49.7% LTV (5)   53.1% LTV       56.9% LTV


                                     27.50% ICS(5)  22.50% ICS      17.00% ICS



      $74.4MM             $19.4MM            $126.1MM


      Class D             Class E
        BBB                 BBB-             Non-offered
                                             Certificates

      10.0 yr WAL         10.0 yr WAL
           % PTR               % PTR              % PTR(6)

      1.71x DSCR          1.68x DSCR          1.52x DSCR
      60.9% LTV           61.9% LTV           68.6% LTV

      11.25% ICS          9.75% ICS


-------------------------------Distributions(3)--------------------------------

-----------------------------------Losses(4)-----------------------------------





------------
Footnotes:
----------

"PTR"        means Pass-Through Rate.

"WAL" means weighted average life, expressed in years and based on the assumptions set forth in footnote 5 on page S-5.

"DSCR" means the ratio of (x) aggregate property underwritten cash flow to (y) the aggregate debt service on the mortgage pool or certificates and the certificates more senior to such certificates, as the case may be.

"LTV" means the ratio of (x) aggregate balance of the mortgage pool or certificates and the certificates more senior to such certificates, as the case may be, to (y) the aggregate appraised value of the mortgage pool.

"ICS" means the initial credit support levels, or subordination levels, for each class of certificates.

(1) The Pass-Through Rate on the Class X certificates will generally equal (x) the weighted average net mortgage rate (adjusted, if necessary, to a 30/360 rate), less (y) the weighted average Pass-Through Rate on all classes.

(2)          For Class A-1 through E, represents ratings by both S&P and DCR.

(3) Distributions will be made in sequential order, or from left to right in the chart above.

(4) Losses will be allocated in reverse sequential order, or from right to left in the chart above.

(5) Information regarding the DSCR, LTV and ICS for the Class A certificates is presented on an aggregate basis.

(6) Subject to a cap equal to the weighted average net mortgage rate (adjusted, if necessary, to a 30/360 rate).

                            SUMMARY OF CERTIFICATES



          INITIAL AGGREGATE                                     ASSUMED
             CERTIFICATE               PASS-THROUGH              FINAL
              BALANCE OR                   RATE              DISTRIBUTION
 CLASS   NOTIONAL AMOUNT (1)           DESCRIPTION             DATE (3)
  Senior Classes
  A-1       $  175,000,000               Fixed              7/18/07
  A-2       $  426,000,000               Fixed              10/18/08
  A-3       $  336,721,655               Fixed              11/18/08
  X         $1,293,409,180    Variable (Interest Only)(2)   4/18/23
  Subordinate Classes
  B         $   64,670,459               Fixed              11/18/08
  C         $   71,137,505               Fixed              11/18/08
  D         $   74,371,028               Fixed              11/18/08
  E         $   19,401,138               Fixed              11/18/08
  F         $   58,203,413             Fixed (6)            N/A
  G         $   12,934,092             Fixed (6)            N/A
  H         $   22,634,661             Fixed (6)            N/A
  I         $    9,700,569             Fixed (6)            N/A
  J         $   22,634,660             Fixed (6)            N/A



                         INITIAL
             RATED        PASS-        WEIGHTED       EXPECTED    PRINCIPAL OR
             FINAL       THROUGH       AVERAGE        RATINGS       NOTIONAL
         DISTRIBUTION      RATE          LIFE           S&P/       PRINCIPAL
 CLASS     DATE (4)     (APPROX.)   (APPROX.) (5)       DCR        WINDOW (5)
 Senior Classes
  A-1   11/18/30                        4.99       AAA/AAA        12/98- 7/07
  A-2   11/18/30                        9.51       AAA/AAA         7/07-10/08
  A-3   11/18/30                        9.93       AAA/AAA        10/08-11/08
  X     11/18/30                        9.52       AAAr/AAA       12/98- 4/23
 Subordinate Classes
  B     11/18/30                       10.00       AA/AA          11/08-11/08
  C     11/18/30                       10.00       A/A            11/08-11/08
  D     11/18/30                       10.00       BBB/BBB        11/08-11/08
  E     11/18/30                       10.00       BBB-/BBB-      11/08-11/08
  F     N/A                             N/A        Not Offered        N/A
  G     N/A                             N/A        Not Offered        N/A
  H     N/A                             N/A        Not Offered        N/A
  I     N/A                             N/A        Not Offered        N/A
  J     N/A                             N/A        Not Offered        N/A

(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2) The Pass-Through Rate on the Class X certificates will be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the Pass-Through Rates of the other certificates (other than the Residual Certificates) as described in this prospectus supplement.

(3) The Assumed Final Distribution Dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

(4) The Rated Final Distribution Date for each class of certificates is November 18, 2030. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

(5) The weighted average life and period during which distributions of principal would be received set forth in the foregoing table with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated prepayment date, if any), or losses on the mortgage loans and no extensions of maturity dates of mortgage loans that do not have anticipated prepayment dates.

(6) For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for the Class F, Class G, Class H, Class I, or Class J certificates with respect to such distribution date, then the Pass-Through Rate for such class of certificates on that distribution date will equal the weighted average net mortgage rate.

                              TABLE OF CONTENTS



SUMMARY OF TERMS ....................................................................   S-9
RISK FACTORS ........................................................................   S-27
  Geographic Concentration Entails Risks ............................................   S-27
  Risks Relating to Loan Concentrations .............................................   S-27
 Ability to Effect Other Borrowings Entails Risk ....................................   S-28
  Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or
   Anticipated Prepayment Date ......................................................   S-29
  Commercial and Multifamily Lending is Dependent Upon Net Operating Income .........   S-30
  Tenant Concentration Entails Risk .................................................   S-31
  Mortgaged Properties Leased to Multiple Tenants Also Have Risks ...................   S-31
  Tenant Bankruptcy Entails Risks ...................................................   S-31
  Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed ..................   S-31
  Retail Properties Have Special Risks ..............................................   S-32
  Office Properties Have Special Risks ..............................................   S-32
  Multifamily Properties Have Special Risks .........................................   S-33
  Hotel Properties Have Special Risks ...............................................   S-33
  Risks Relating to Affiliation with a Franchise or Hotel Management Company ........   S-33
  Warehouse/Industrial Properties Have Special Risks ................................   S-34
  Credit Lease Properties Have Special Risks ........................................   S-35
  Risks Relating to Section 8 Multifamily Properties ................................   S-35
  Certain Additional Risks Relating to Tenants ......................................   S-36
  Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses ......   S-36
  Lack of Skillful Property Management Entails Risks ................................   S-36
  Limitations of Appraisals .........................................................   S-37
  Your Lack of Control Over Trust Fund Can Create Risks .............................   S-37
  Special Servicer May Have a Conflict of Interest ..................................   S-37
  Bankruptcy Proceedings Entails Certain Risks ......................................   S-37
  Risks Relating to Prepayments and Repurchases .....................................   S-38
  Risks Relating to Enforceability of Prepayment Premiums ...........................   S-38
  Risks Relating to Borrower Default ................................................   S-39
  Risks Relating to Certain Payments ................................................   S-39
  Risks of Limited Liquidity and Market Value .......................................   S-39
  Different Timing of Mortgage Loan Amortization Poses Certain Risks ................   S-40
  Subordination of Subordinate Offered Certificates .................................   S-40
  Environmental Risks Relating to the Mortgaged Properties ..........................   S-40
  Tax Considerations Relating to Foreclosure ........................................   S-41
  Property Insurance ................................................................   S-41
  Zoning Compliance and Use Restrictions ............................................   S-42
  Litigation ........................................................................   S-42
  Book-Entry Registration ...........................................................   S-42
  Risks Associated with Year 2000 Compliance ........................................   S-42
  Other Risks .......................................................................   S-42
DESCRIPTION OF THE MORTGAGE POOL ....................................................   S-43
  General ...........................................................................   S-43
  Significant Mortgage Loans ........................................................   S-44
  APD Loans .........................................................................   S-50
  Credit Lease Loans ................................................................   S-50
  Section 8 Housing Assistance Payments Programs ....................................   S-52
  Certain Terms and Conditions of the Mortgage Loans ................................   S-53

   Prepayment Provisions .................................................   S-53
   Defeasance; Collateral Substitution ...................................   S-58
   "Due-on-Sale" and "Due-on-Encumbrance" Provisions .....................   S-59
  Additional Mortgage Loan Information ...................................   S-60
  Underwritten Net Cash Flow .............................................   S-67
   Revenue ...............................................................   S-67
   Vacancy ...............................................................   S-67
   Expenses ..............................................................   S-67
   Replacement Reserves ..................................................   S-68
  Assessments of Property Condition ......................................   S-68
   Property Inspection ...................................................   S-68
   Appraisals ............................................................   S-68
   Environmental Reports .................................................   S-68
   Building Condition Reports ............................................   S-68
  The Mortgage Loan Seller ...............................................   S-68
  Underwriting Standards .................................................   S-68
   General ...............................................................   S-68
   Loan Analysis .........................................................   S-69
   Credit Lease Loans ....................................................   S-69
   Loan Approval .........................................................   S-69
   Debt Service Coverage Ratio and LTV Ratio .............................   S-70
   Escrow Requirements ...................................................   S-70
  Representations and Warranties; Repurchases ............................   S-71
  Mortgaged Property Accounts ............................................   S-75
   Lock Box Accounts .....................................................   S-75
   Cash Collateral Accounts ..............................................   S-75
DESCRIPTION OF THE CERTIFICATES ..........................................   S-76
  General ................................................................   S-76
  Paying Agent, Certificate Registrar and Authenticating Agent ...........   S-77
  Book-Entry Registration and Definitive Certificates ....................   S-77
   General ...............................................................   S-77
   Definitive Certificates ...............................................   S-79
  Distributions ..........................................................   S-79
   Method, Timing and Amount .............................................   S-79
   Priority ..............................................................   S-81
   Pass-Through Rates ....................................................   S-83
   Interest Distribution Amount ..........................................   S-84
   Principal Distribution Amount .........................................   S-84
   Certain Calculations with Respect to Individual Mortgage Loans ........   S-85
   Excess Interest .......................................................   S-86
  Allocation of Prepayment Premiums and Yield Maintenance Charges ........   S-86
  Assumed Final Distribution Date; Rated Final Distribution Date .........   S-86
  Subordination; Allocation of Collateral Support Deficit ................   S-87
  Advances ...............................................................   S-89
  Appraisal Reductions ...................................................   S-90
  Reports to Certificateholders; Certain Available Information ...........   S-92
  Voting Rights ..........................................................   S-94
  Termination; Retirement of Certificates ................................   S-95
  The Trustee ............................................................   S-96
SERVICING OF THE MORTGAGE LOANS ..........................................   S-97
  General ................................................................   S-97

  The Servicer .........................................................................   S-99
  The Master Servicer ..................................................................   S-99
  The Special Servicer .................................................................   S-99
  Replacement of the Special Servicer ..................................................   S-99
  Servicing and Other Compensation and Payment of Expenses .............................   S-100
  Maintenance of Insurance .............................................................   S-101
  Modifications, Waiver and Amendments .................................................   S-102
  Realization Upon Defaulted Mortgage Loans ............................................   S-103
  Inspections; Collection of Operating Information .....................................   S-105
  Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor    S-106
  Events of Default ....................................................................   S-107
  Rights Upon Event of Default .........................................................   S-108
  Amendment ............................................................................   S-108
YIELD AND MATURITY CONSIDERATIONS ......................................................   S-110
  Yield Considerations .................................................................   S-110
   General .............................................................................   S-110
   Pass-Through Rate ...................................................................   S-110
   Rate and Timing of Principal Payments ...............................................   S-110
   Losses and Shortfalls ...............................................................   S-111
   Certain Relevant Factors ............................................................   S-111
   Delay in Payment of Distributions ...................................................   S-111
   Unpaid Distributable Certificate Interest ...........................................   S-111
  Weighted Average Life ................................................................   S-112
  Yield Sensitivity of the Class X Certificates ........................................   S-117
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ................................................   S-118
METHOD OF DISTRIBUTION .................................................................   S-119
LEGAL MATTERS ..........................................................................   S-120
RATING .................................................................................   S-120
LEGAL INVESTMENT .......................................................................   S-121
CERTAIN ERISA CONSIDERATIONS ...........................................................   S-121
INDEX OF PRINCIPAL DEFINITIONS .........................................................   S-124

                                SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.


                          RELEVANT PARTIES AND DATES


DEPOSITOR...................   Chase Commercial Mortgage Securities Corp. See
                               "The Depositor" in the prospectus.


SERVICER....................   The Chase Manhattan Bank will act as the
                               servicer of the mortgage loans pursuant to a subservicing agreement, dated as of the Cut-off
                               Date, between the Master Servicer and The Chase
                               Manhattan Bank. See "Servicing of the Mortgage
                               Loans--The Servicer" in this prospectus
                               supplement.


MASTER SERVICER.............   GMAC Commercial Mortgage Corporation. See
                               "Servicing of the Mortgage Loans--The Master
                               Servicer" in this prospectus supplement.


SPECIAL SERVICER............   GMAC Commercial Mortgage Corporation. See
                               "Servicing of the Mortgage Loans--The Special
                               Servicer" in this prospectus supplement.


TRUSTEE.....................   State Street Bank and Trust Company. See
                               "Description of the Certificates--The Trustee" in this prospectus supplement.


PAYING AGENT................   The Chase Manhattan Bank. The Chase Manhattan
                               Bank will also act as the Certificate Registrar and Authenticating Agent. See "Description of the
                               Certificates--Paying Agent, Certificate Registrar and Authenticating Agent" in this prospectus supplement.


MORTGAGE LOAN SELLER........   The Chase Manhattan Bank. See "Description of
                               the Mortgage Pool--The Mortgage Loan Seller" in this prospectus supplement.


CUT-OFF DATE................   November 10, 1998.


CLOSING DATE................   On or about November 19, 1998.


DISTRIBUTION DATE...........   The 18th day of the month or, if such day is
                               not a business day, the next business day, beginning in December 1998.


INTEREST ACCRUAL PERIOD.....   Interest will accrue on the offered
                               certificates during the calendar month prior to related distribution date and will be calculated assuming that each month has 30 days and a 360-day year.

                              OFFERED SECURITIES


GENERAL.....................   We are offering the following eight classes of
                               Commercial Mortgage Pass-Through Certificates as part of Series 1998-2:

                                    o  Class A-1
                                    o  Class A-2
                                    o  Class A-3
                                    o  Class X
                                    o  Class B
                                    o  Class C
                                    o  Class D
                                    o  Class E

                               Series 1998-2 will consist of a total of 15 classes, the following seven of which are not being offered through this prospectus supplement and the accompanying prospectus: Class F, Class G, Class H, Class I, Class J, Class R and Class LR.

                               The Offered Certificates and the Private
                               Certificates will represent beneficial ownership interests in a trust created by Chase Commercial Mortgage Securities Corp. The trust's assets will primarily be 99 mortgage loans secured by first liens on 120 commercial and multifamily properties.


CERTIFICATE PRINCIPAL AMOUNTS
  AND NOTIONAL AMOUNT.......   Your certificates will have the approximate
                               aggregate initial principal amount or notional amount set forth below, subject to a variance of plus or minus 10%:


  Class A-1 .........    $  175,000,000 principal amount
  Class A-2 .........    $  426,000,000 principal amount
  Class A-3 .........    $  336,721,655 principal amount
  Class X ...........    $1,293,409,180 notional amount
  Class B ...........    $   64,670,459 principal amount
  Class C ...........    $   71,137,505 principal amount
  Class D ...........    $   74,371,028 principal amount
  Class E ...........    $   19,401,138 principal amount

                               The notional amount of the Class X certificates will generally be equal to the aggregate stated principal balance of the mortgage loans as of the preceding distribution date (after giving effect to the distribution of principal on such distribution date) or, in the case of the first distribution date, the Cut-off Date.

                               See "Description of the Certificates--General" in this prospectus supplement.

PASS-THROUGH RATES
  A. OFFERED CERTIFICATES
     (OTHER THAN CLASS X)...   Your certificates will accrue interest at an
                               annual rate called a "Pass-Through Rate" which is set forth below (other than for the Class X certificates) for each class.


  Class A-1 .........
  Class A-2 .........
  Class A-3 .........
  Class B ...........
  Class C ...........
  Class D ...........
  Class E ...........

                               Interest on such Classes of Certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a "30/360 basis".


 B. CLASS X CERTIFICATES....   If you invest in the Class X certificates, your
                               Pass-Through Rate will be equal to the difference between the weighted average interest rate of the mortgage loans (after the payment of all servicing and trustee fees) and the weighted average of the Pass-Through Rates of the other certificates (other than the Class R and Class LR
                               Certificates) as described in this prospectus supplement. The weighting will be based upon the respective principal amounts of those classes.

                               For purposes of calculating the Class X
                               Pass-Through Rate, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an Anticipated Prepayment Date, any loan term modifications agreed to by the Special Servicer or any modifications resulting from a borrower's bankruptcy or insolvency. In addition, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in such month, calculated on a 30/360 basis, will equal the amount of interest that actually accrues on that loan in that month.

                               See "Description of the
                               Certificates--Distributions--Pass-Through Rates"
                               and "Distributions--Certain Calculations with Respect to Individual Mortgage Loans" in this prospectus supplement.


DISTRIBUTIONS
  A. AMOUNT AND ORDER
     OF DISTRIBUTIONS.......   On each distribution date, funds available for
                               distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                               First/Class A and Class X: To interest on Class A and Class X, pro rata, in accordance with their interest entitlements.

                               Second/Class A: To the extent of funds allocated to principal, to principal on Classes A-1, A-2 and A-3, in that order, until reduced to zero. If each class of certificates other than Class A has been reduced to zero, funds available for principal will be distributed to Classes A-1, A-2 and Class A-3, pro rata, rather than sequentially.

                               Third/Class A: After each class of certificates other than Class A has been reduced to zero, to reimburse Classes A-1, A-2 and A-3, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

                               Fourth/Class B: To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of funds allocated to principal remaining after distributions in respect of principal to each Class with a higher priority (in this case, Class A), to principal on Class B until reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

                               Fifth/Class C: To Class C in a manner analogous to the Class B allocations of priority Fourth above.

                               Sixth/Class D: To Class D in a manner analogous to the Class B allocations of priority Fourth above.

                               Seventh/Class E: To Class E in a manner
                               analogous to the Class B allocations of priority Fourth above.

                               Eighth/Private Certificates: In the amounts and order of priority described in "Description of the Certificates--Distributions--Priority" in this prospectus supplement.


 B. INTEREST AND PRINCIPAL
      ENTITLEMENTS..........   A description of each class's interest
                               entitlement can be found in "Description of the Certificates--Distributions--Interest
                               Distribution Amount" in this prospectus
                               supplement. As described in such section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the Pass-Through Rate on your certificate's principal amount or notional amount.

                               A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the
                               Certificates--Distributions--Principal
                               Distribution Amount" in this prospectus
                               supplement.


 C. PREPAYMENT PREMIUMS; YIELD
      MAINTENANCE CHARGES...   Prepayment premiums and yield maintenance
                               charges with respect to the mortgage loans will be allocated between the related certificates then entitled to principal distributions and the Class X Certificates as follows:

                               On any distribution date, a percentage of all prepayment premiums with respect to the mortgage loans will be allocated to each class of certificates then entitled to principal distributions, which percentage will be equal to the product of (a) the percentage of the total principal distribution such class receives out of the entire principal distribution amount for such distribution date, and (b) 25%. The remaining percentage of all prepayment premiums will be allocated to the Class X certificates.

                               On any distribution date, a percentage of all yield maintenance charges with respect to the mortgage loans will be allocated to each class of certificates then entitled to principal distributions, which percentage will be equal to the product of (a) the percentage of the total principal distribution such class receives out of the entire principal distribution amount for such distribution date, and (b) a percentage (which can be no greater than 100%), the numerator of which is the excess of the Pass-Through Rate of the class of the certificates currently receiving principal over the relevant yield rate used in determining the yield maintenance charge under the applicable mortgage loan, and the denominator of which is the excess of the interest rate of the related mortgage loan over the yield rate. This formula is set forth below.



  Yield Maintenance Charge         (Pass-Through Rate (minus) yield rate)
  Allocation Percentage        =   ------------------------------------------
                                   (mortgage interest rate (minus) yield rate)

                               The remaining percentage of such yield
                               maintenance charges will be allocated to the Class X certificates.

                               For a definition of yield rate, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

                               In general, this formula provides for an increase in the allocation of yield maintenance charges to the certificates then entitled to principal distributions relative to the Class X certificates as yield rates decrease and a decrease in the allocation to such classes as yield rates rise.

                               Example of Allocation of Yield Maintenance
                               Charges

                               Yield Rate Fraction Methodology:

  Mortgage interest rate                   = 8%
  Pass-Through Rate for applicable class   = 6%
  Yield rate                               = 5%


 ALLOCATION PERCENTAGE FOR
     APPLICABLE CLASS                   ALLOCATION PERCENTAGE FOR CLASS X
--------------------------             ----------------------------------
      6% (minus) 5%
      -------------         = 33 1/3%   100% (minus) 33 1/3% = 66 2/3%
      8% (minus) 5%

                               See "Description of the Certificates--Allocation of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.

                               The following table contains general information regarding the prepayment provisions of the mortgage loans:

                      OVERVIEW OF PREPAYMENT PROTECTION(1)




                PREPAYMENT PROVISION                   PERCENTAGE(2)
---------------------------------------------------   --------------
  Lock-out period followed by defeasance ..........        84.76%
  Lock-out period followed by yield
   maintenance ....................................        14.49%
  Lock-out period followed by declining fixed
   premium percentage..............................         0.75%

                               ------------
                               (1) Most of the mortgage loans permit prepayment
                                   without penalty for a specified period
                                   preceding the maturity date or Anticipated
                                   Prepayment Date.
                               (2) By principal balance.

                               See "Description of the Mortgage
                               Pool--Additional Mortgage Loan Information,"
                               "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" and "--Defeasance; Collateral Substitution" in this prospectus supplement.


SUBORDINATION
  A. GENERAL................   The chart on page S-4 describes the manner in
                               which the rights of various classes will be senior to the rights of other classes.
                               Entitlement to receive principal and interest
                               (other than Excess Interest) on any distribution date is depicted from left to right. The manner in which mortgage loan losses are allocated is depicted from right to left. (However, no principal payments or loan losses will be allocated to the Class X certificates, although loan losses will reduce the notional amount of Class X certificates and, therefore, the amount of interest they accrue.) NO OTHER FORM OF CREDIT
                               ENHANCEMENT WILL BE AVAILABLE FOR THE BENEFIT OF
                               THE HOLDERS OF THE OFFERED CERTIFICATES.

                               Any allocation of a loss to a class of
                               certificates will reduce the related principal amount of such class.

                               See "Description of the Certificates" in this prospectus supplement.


 B. SHORTFALLS IN
      AVAILABLE FUNDS.......   The following types of shortfalls in available
                               funds will reduce distributions to the classes of certificates with the lowest payment priorities:
                               (i) shortfalls resulting from additional compensation (other than the servicing fee) which the Master Servicer or the Special Servicer is entitled to receive; (ii) shortfalls resulting from interest on P&I Advances made by the Master
                               Servicer or the Trustee (to the extent not covered by default interest paid by the borrower); (iii) shortfalls resulting from extraordinary expenses of the trust; and (iv) shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the trust.

                               See "Description of the
                               Certificates--Distributions--Payment Priorities"
                               in this prospectus supplement.

                              THE MORTGAGE LOANS


THE MORTGAGE POOL...........   The trust's primary assets will be 99 fixed
                               rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on 101 commercial properties and 19 multifamily properties (or in the case of 2 mortgaged properties, the leasehold estate in such property).

                               The following tables set forth certain
                               anticipated characteristics of the mortgage loans as of the Cut-off Date (unless otherwise indicated). The sum in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this summary section are calculated as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of all mortgage loans as of the Cut-off Date.

                               The mortgage loans will have the following approximate characteristics:



  Aggregate Principal Balance(1) ...... $1,293,409,180
  Number of Mortgage Loans ............ 99
  Number of Mortgaged Properties ...... 120
  Number of "Balloon" Mortgage
   Loans .............................. 93
  Range of Mortgage Loan Principal
   Balances ........................... $956,856 to $184,884,329
  Average Mortgage Loan Principal
   Balance ............................ $13,064,739
  Range of Remaining Terms to
   Maturity Date(2) ................... 54 months to 293 months
  Weighted Average Original Term
   to Maturity Date(2) ................ 10.67 years
  Weighted Average Remaining
   Term to Maturity Date(2) ........... 10.41 years
  Weighted Average Original
   Amortization Term .................. 28.30 years
  Range of Loan to Value Ratios ....... 27.00% to 98.39%
  Weighted Average Loan to Value
   Ratio .............................. 68.58%
  Weighted Average Loan to Value
   Ratio as of the Maturity Date(2) ... 56.28%
  Weighted Average Occupancy
   Rate ............................... 95%
  Range of Debt Service Coverage
   Ratios ............................. 1.00x to 3.38x
  Weighted Average Debt Service
   Coverage Ratio ..................... 1.52x

                               ------------
                               (1) Subject to a permitted variance of plus or
                                   minus 10%.


                               (2) In the case of 9 mortgage loans, which are
                                   hyperamortizing mortgage loans, the
                                   Anticipated Prepayment Date.

                  CURRENT USES OF THE MORTGAGED PROPERTIES(1)




                             NUMBER OF         AGGREGATE
                             MORTGAGED   PRINCIPAL BALANCE OF   % OF INITIAL
        CURRENT USE         PROPERTIES    THE MORTGAGE LOANS    POOL BALANCE
-------------------------- ------------ ---------------------- -------------
  Anchored Retail ........       41         $  543,079,730          41.99%
  Office .................       21            337,134,503          26.07
  Multifamily ............       19            147,886,479          11.43
  Hotel ..................        7            133,022,445          10.28
  Industrial .............        5             47,736,849           3.69
  Credit Lease ...........       20             43,220,621           3.34
  Parking Garage .........        2             21,951,372           1.70
                                 --         --------------          -----
  Unanchored Retail ......        5             19,377,179           1.50
  TOTAL ..................      120         $1,293,409,180         100.00%
                                ===         ==============         ======

                               ------------
                               (1) Because this table presents information
                                   relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal amount to each such property either as set forth in the related mortgage note or by the appraised values of the mortgaged properties).



[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND
ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR
THE PURPOSE OF EDGAR FILING.]

Office......................... (26%)
Multifamily.................... (11%)
Hotel.......................... (10%)
Industrial..................... (4%)
Credit Lease................... (3%)
Parking Garage................. (2%)
Unanchored Retail.............. (1%)
Anchored Retail................ (42%)

                          GEOGRAPHIC DISTRIBUTION(1)




                          NUMBER OF         AGGREGATE
                          MORTGAGED   PRINCIPAL BALANCE OF   % OF INITIAL
STATE                    PROPERTIES    THE MORTGAGE LOANS    POOL BALANCE
----------------------- ------------ ---------------------- -------------
  Massachusetts .......        7         $  259,911,685         20.10%
  California ..........       16            158,006,904         12.22
  New York ............       14            155,171,160         12.00
  Maryland ............        1            140,000,000         10.82
  Virginia ............        8            117,632,421          9.09
  Ohio ................        9             80,079,562          6.19
  Florida .............       10             48,000,861          3.71
  Texas ...............        8             47,219,533          3.65
  New Jersey ..........        5             46,459,973          3.59
  Other States ........       42            240,927,082         18.61
                              --         --------------         -----
  TOTAL ...............      120         $1,293,409,180           100%
                             ===         ==============         =====

                               ------------
                               (1) Because this table presents information
                                   relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal amount to each such property either as set forth in the related mortgage note or by the appraised values of the mortgaged properties).


                            RANGE OF MORTGAGE RATES




                              NUMBER OF         AGGREGATE
                               MORTGAGE   PRINCIPAL BALANCE OF   % OF INITIAL
RANGE OF MORTGAGE RATES         LOANS      THE MORTGAGE LOANS    POOL BALANCE
---------------------------- ----------- ---------------------- -------------
  6.300% to 6.499% .........       3         $   47,893,132          3.70%
  6.500% to 6.699% .........      14            198,481,065         15.35
  6.700% to 6.799% .........       8            279,841,765         21.64
  6.800% to 6.999% .........      16            118,572,036          9.17
  7.000% to 7.249% .........      33            408,952,108         31.62
  7.250% to 7.749% .........      19            142,142,531         10.99
  7.750% to 8.500% .........       6             97,526,543          7.54
                                  --         --------------         -----
  TOTAL ....................      99         $1,293,409,180           100%
                                  ==         ==============         =====

                          RANGE OF PRINCIPAL BALANCES




                                                                         % OF
                                   NUMBER OF         AGGREGATE         INITIAL
RANGE OF                            MORTGAGE   PRINCIPAL BALANCE OF      POOL
CUT-OFF DATE BALANCES                LOANS      THE MORTGAGE LOANS     BALANCE
--------------------------------- ----------- ---------------------- -----------
  $956,856 to $5,000,000.........      42         $  134,806,758         10.42%
  $5,000,001 to $10,000,000......      25            184,759,166         14.28
  $10,000,001 to $15,000,000.....      11            124,749,204          9.64
  $15,000,001 to $20,000,000.....       8            143,916,624         11.13
  $20,000,001 to $40,000,000.....       8            240,797,474         18.62
  $40,000,001 to $60,000,000.....       3            139,495,624         10.79
  $60,000,001 to $184,884,329....       2            324,884,329         25.12
                                       --         --------------         -----
  TOTAL .........................      99         $1,293,409,180        100.00%
                                       ==         ==============        ======

                                RANGE OF DSCRS




                                                                   % OF
                              NUMBER OF         AGGREGATE         INITIAL
                               MORTGAGE   PRINCIPAL BALANCE OF     POOL
RANGE OF DSCRS                  LOANS      THE MORTGAGE LOANS     BALANCE
---------------------------- ----------- ---------------------- ----------
  1.0000 to 1.0500 (1) .....       8         $   66,501,128         5.14%
  1.0501 to 1.2999 .........      12             94,587,111         7.31
  1.3000 to 1.3999 .........      28            227,710,896        17.61
  1.4000 to 1.4999 .........      26            362,816,076        28.05
  1.5000 to 1.5999 .........       9            354,465,588        27.41
  1.6000 to 1.9999 .........      13            108,904,668         8.42
  2.0000 to 3.3779 .........       3             78,423,712         6.06
                                  --         --------------        -----
  TOTAL ....................      99         $1,293,409,180       100.00%
                                  ==         ==============       ======

                               ------------
                               (1) 7 of such mortgage loans, representing
                                   approximately 3.34% of the aggregate
                                   principal balance of all mortgage loans, are mortgage loans secured by credit leased properties meeting the guidelines described under "Description of the Mortgage Pool--Underwriting Standards" in this prospectus supplement. The DSCR for all credit lease loans is generally 1.0x.

                              RANGE OF LTV RATIOS




                                                                   % OF
                              NUMBER OF         AGGREGATE         INITIAL
                               MORTGAGE   PRINCIPAL BALANCE OF     POOL
RANGE OF LTV RATIOS             LOANS      THE MORTGAGE LOANS     BALANCE
---------------------------- ----------- ---------------------- ----------
  27.00% to 49.99% .........       3         $   50,196,167         3.88%
  50.00% to 59.99% .........       5            205,641,262        15.90
  60.00% to 69.99% .........      16            319,952,373        24.74
  70.00% to 73.33% .........      11            174,064,475        13.46
  73.34% to 76.66% .........      24            220,184,961        17.02
  76.67% to 79.99% .........      31            266,869,321        20.63
  80.00% to 98.39% (1) .....       9             56,500,621         4.37
                                  --         --------------        -----
  TOTAL ....................      99         $1,293,409,180       100.00%
                                  ==         ==============       ======


                               ------------
                               (1) 7 of such mortgage loans, representing
                                   approximately 3.34% of the aggregate
                                   principal balance of all mortgage loans, are mortgage loans secured by credit leased properties meeting the guidelines described under "Description of the Mortgage Pool--Underwriting Standards" in this prospectus supplement. The LTV for all credit lease loans at origination is generally 100%.

                  RANGE OF REMAINING TERM TO MATURITY DATE OR
                          ANTICIPATED PREPAYMENT DATE




                                                               % OF
                          NUMBER OF         AGGREGATE         INITIAL
RANGE OF                   MORTGAGE   PRINCIPAL BALANCE OF     POOL
REMAINING TERMS (MOS.)      LOANS      THE MORTGAGE LOANS     BALANCE
------------------------ ----------- ---------------------- ----------
  54 to 84 .............       2         $   15,385,059         1.19%
  85 to 108 ............       4             69,427,435         5.37
  109 to 115 ...........      17            177,033,578        13.69
  116 to 119 ...........      48            537,907,625        41.59
  120 to 120 ...........      13            369,492,500        28.57
  121 to 180 ...........       4             64,096,579         4.96
  181 to 293 ...........      11             60,066,403         4.64
                              --         --------------        -----
  TOTAL ................      99         $1,293,409,180       100.00%
                              ==         ==============       ======

                               All of the mortgage loans bear interest at fixed rates.

                               The mortgage loans require the borrowers to make scheduled payments of principal and/or interest on the following days of each month and in some cases have the indicated grace periods: 17 of the mortgage loans, representing approximately 15.05% of the aggregate principal balance of all mortgage loans as of the Cut-off Date, provide for scheduled payments of principal and/or interest due on the first day of each month, and 82 mortgage loans, representing approximately 84.95% of the aggregate principal balance of all the mortgage loans as of the Cut-off Date, provide for scheduled payments of principal and interest due on the 10th day of each month, and all of the mortgage loans whose due date is the first day of each month provide for no more than a 10-day grace period. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.


                               6 of the mortgage loans, representing
                               approximately 2.46% of the aggregate principal balance of all the mortgage loans as of the Cut-off Date, have remaining amortization terms that are generally the same as their respective remaining terms to maturity. 93 of the mortgage loans, representing approximately 97.54% of the aggregate principal balance of all the mortgage loans as of the Cut-off Date, have remaining amortization schedules significantly longer than the remaining terms to maturity of such mortgage loans, thereby leaving substantial principal amounts due and payable on their respective maturity dates, unless previously prepaid.


                               Certain mortgage loans provide for an increase in the related interest rate after a certain date (the "Anticipated Prepayment Date"). On 9 mortgage loans, representing approximately 38.66% of the aggregate principal balance of all mortgage loans as of the Cut-Off Date, the interest rate will increase by 2%. The interest accrued in excess of the original rate, together with interest thereon (the "Excess Interest"), will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid. All amounts distributed in respect of Excess Interest will be payable to the holders of the Class J certificates.

                               After the Anticipated Prepayment Date, certain cash flow in excess of that required for debt service and other expenses with respect to the related mortgaged properties will be applied towards the payment of principal of such mortgage loans until their principal balance has been reduced to zero. A substantial principal payment will be required to pay off these mortgage loans on their Anticipated Prepayment Date; however, the amortization term is generally the same as the remaining term to maturity if these mortgage loans are not prepaid on their Anticipated Prepayment Date.

                               The mortgage loans accrue interest based on the following conventions:



                                                             % OF
                        NUMBER OF         AGGREGATE         INITIAL
                         MORTGAGE   PRINCIPAL BALANCE OF     POOL
ACCRUAL BASIS             LOANS      THE MORTGAGE LOANS     BALANCE
---------------------- ----------- ---------------------- ----------
  Actual/360 .........     72          $1,036,934,320        80.17%
  30/360 .............     27             256,474,860        19.83
                           ==          ==============        =====
  TOTAL ..............     99          $1,293,409,180          100%
                           ==          ==============        =====

                               See "Description of the Mortgage
                               Pool--Additional Mortgage Loan Information" and "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

SIGNIFICANT LOANS

                          TEN LARGEST MORTGAGE LOANS



                                                 % OF
                                               INITIAL                 STATED        DSCR       CUT-OFF
                                  CUT-OFF        POOL     MORTGAGE   REMAINING        AT          DATE      LTV AT
PROPERTY NAME                  DATE BALANCE    BALANCE      RATE        TERM     ORIGINATION   LTV RATIO   MATURITY
----------------------------- -------------- ----------- ---------- ----------- ------------- ----------- ---------
75 State Street .............  $184,884,329      14.29%    7.00%       119         1.51x        57.78%     50.52%
Towson Town Center ..........   140,000,000      10.82     6.75%       120         1.47x        63.06%     57.49%
Sheraton Suites
 Portfolio-Pool I ...........    56,650,000       4.38     6.75%       120         1.54x        71.08%     55.83%
Sheffield Apts ..............    41,845,624       3.24     6.30%       179         3.38x        27.00%     19.58%
Smoketown Stations ..........    41,000,000       3.17     6.60%       120         1.42x        73.21%     63.27%
Arsenal Mall ................    34,976,428       2.70     6.75%       119         1.69x        62.46%     54.25%
Hotel Monaco ................    34,801,764       2.69     7.31%       115         1.54x        64.21%     51.56%
Sir Francis Drake Hotel .....    32,988,210       2.55     8.50%       105         2.03x        63.44%     52.82%
Costco Plaza II .............    31,987,500       2.47     6.60%       120         1.57x        75.00%     64.81%
G&K Portfolio II ............    31,636,297       2.45     7.14%       114         1.32x        78.40%     69.05%
                               ------------      -----
TOTAL/WEIGHTED AVERAGE ......  $630,770,152      48.77%    6.92%       122         1.65X        61.92%     53.36%
                               ============      =====

 75 State Street Loan.......   The 75 State Street Loan is secured by a "Class
                               A" office tower located in the financial district of the city of Boston, Massachusetts. Completed in 1988, 75 State Street is situated on 1.43 acres of land and contains approximately 767,096 square feet of rentable space. Major tenants include Fleet National Bank, Wellington
                               Management Company, Cabot Corporation and Warner
                               & Stackpole. The sponsors of the borrower are World Financial Properties, L.P. and its parent company Brookfield Properties Corporation, which is a publicly traded Canadian corporation. As of September 15, 1998, 75 State Street was approximately 100% occupied.


 Towson Town Center Loan....   The Towson Town Center Loan is secured by the
                               Towson Town Center, a regional mall located in Towson, Maryland. Built in 1959 and renovated in 1992, the Towson Town Center is situated on 27.7 acres of land and contains approximately 535,769 square feet of gross leaseable area. The anchors are Hecht's and Nordstrom and are not part of the mortgaged property. The borrower is an indirect wholly owned subsidiary of The Rouse Company, a publicly traded real estate company listed on the NYSE which manages approximately 250 properties.
                               As of July 1, 1998, the Towson Town Center was approximately 94% leased.


 Sheraton Suites
  Portfolio-Pool I..........   The Sheraton Suites Portfolio-Pool I Loan is
                               secured by three full-service, all suites
                               Sheraton Hotels containing 765 suites located in Kansas City, Missouri (257 suites), Columbus,
                               Ohio (261 suites) and Alexandria, Virginia (247 suites). The Kansas City and Alexandria hotels were both renovated during 1997 and 1998, with renovations planned for the Columbus hotel in December 1998. The sponsor of the borrower is Sheraton Suites Investment Limited Partnership
                               ("SSILP"), a partnership which is 25% owned by ITT Sheraton Corporation. As of August 31, 1998, the weighted average occupancy rate for the Sheraton Suites Portfolio for the prior 12 month period was 73%.

 Sheffield Loan.............   The Sheffield Loan is secured by The Sheffield,
                               a 50 story, luxury apartment building located on Manhattan's west side in the city of New York, New York. Built in 1978, The Sheffield contains
                               845 apartment units, 90,405 square feet of office space, 4,878 square feet of retail space, a roof-top health club and a 372-car underground garage. The sponsor of the borrower is Rose
                               Associates, a New York general partnership which, through affiliated entities, owns over 2,000 residential units and manages over 13,000 residential units. As of July 1, 1998, The
                               Sheffield was approximately 99.5% occupied.


 Smoketown Stations Loan....   The Smoketown Stations Loan is secured by
                               Smoketown Stations, a retail complex located along the Prince William Parkway in Woodbridge,
                               Virginia. The complex consists of six buildings containing 481,888 square feet of gross leaseable area. Major tenants include Petsmart, Borders
                               Books, Lowe's Home Improvement, Shoppers Food
                               Warehouse and Best Buy. The sponsor of the borrower is Kimco Realty Corporation, a publicly traded owner and operator of community shopping centers. As of July 1, 1998, Smoketown Stations was approximately 96% occupied.


 Arsenal Mall Loan..........   The Arsenal Mall Loan is secured by the Arsenal
                               Mall, a two-level shopping mall located in Watertown, Massachusetts. The mall, which is situated on 19.05 acres of land, contains 284,855 square feet of rentable space, including 221,999 square feet of retail and 52,960 square feet of office space. Major tenants include Marshalls and Filene's Basement. The sponsor of the borrower is New England Development, a developer/ owner of 17 regional shopping malls in the northeast. As of April 3, 1998, the Arsenal Mall was 100% occupied.


 Hotel Monaco Loan..........   The Hotel Monaco Loan is secured by the Hotel
                               Monaco, a full service boutique hotel located on
                               0.69 acres of land near Union Square in San
                               Francisco, California. The hotel contains 201
                               guest suites, a 120-car parking garage and 9,219 square feet of meeting space. The sponsor of the borrower is The Kimpton Hotel & Restaurant
                               Management Co., a privately held company which manages and operates over 20 boutique hotels. As of April 30, 1998, the average occupancy rate for the Hotel Monaco for the prior 12 month period was 84.3%.


 Sir Francis Drake Hotel....   The Sir Francis Drake Hotel Loan is secured by
                               The Sir Francis Drake Hotel, a full-service boutique hotel located on 0.37 acres of land near
                               Union Square in San Francisco, California. The hotel contains 417 guest rooms and 15,000 square feet of meeting space. Additional space is currently leased to two San Francisco restaurants, Harry Denton's Starlight Room and
                               Scala's Bistro. The sponsor of the borrower is The Kimpton Hotel & Restaurant Management Co., a privately held company which manages and operates over 20 boutique hotels. As of December 31, 1997, the average occupancy rate for the Sir Francis
                               Drake Hotel for the prior 12 month period was 84%.

 Costco Plaza II Loan.......   The Costco Plaza II Loan is secured by Costco
                               Plaza, a retail complex located in Fairfax, Virginia. Costco Plaza consists of three free standing buildings which in the aggregate contain approximately 323,262 square feet of gross leaseable area. Major tenants include Costco, Home Depot and Sports Authority. The sponsor of the borrower is Kimco Realty Corporation, a publicly traded owner and operator of community shopping centers. As of July 1, 1998, Costco
                               Plaza was approximately 100% occupied.


 G&K Portfolio II...........   The Goldrich & Kest (G&K) Portfolio II Loan is
                               secured by four garden style apartment complexes, 2 of which are located in San Jose, CA, and the remaining 2 are located in San Diego, CA and Canoga Park, CA. The sponsor of the borrower is G&K Industries, a company which currently owns over 150 multifamily properties containing over 23,000 units. As of June 30, 1998, the average occupancy rates for the apartment complexes was 100%.


ADVANCES OF PRINCIPAL AND
  INTEREST
  A. P&I ADVANCES...........   The Master Servicer is required to advance
                               delinquent monthly mortgage loan payments (each, a "P&I Advance"), if it determines that the advance will be recoverable. If the Master
                               Servicer fails to make a required P&I Advance, the Trustee is required to make such P&I Advance.
                               The Master Servicer will not be required to advance balloon payments due at maturity in excess of the regular monthly payment or Excess
                               Interest or any other interest in excess of a mortgage loan's regular interest rate. The Master
                               Servicer also is not required to advance amounts deemed non-recoverable or prepayment or yield maintenance charges. There may be other circumstances in which the Master Servicer will not be required to advance one full month of principal and interest. See "Description of the Certificates--Advances" in this prospectus supplement. If an advance is made, the Master
                               Servicer will not advance its servicing fee, but will advance the Trustee's fee.


 B. PROPERTY PROTECTION
      ADVANCES..............   Master Servicer may also be required to
                               make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents ("Servicing
                               Advances," and collectively with P&I Advances, "Advances"). If the Master Servicer fails to make a required Servicing Advance, the Trustee is required to make such Servicing Advance. The
                               Master Servicer is not required to advance amounts deemed non-recoverable. See "Description of the Certificates--Advances" in this prospectus supplement.


 C. INTEREST ON ADVANCES....   The Master Servicer and the Trustee, as
                               applicable, will be entitled to interest on Advances at the "Prime Rate" published in The
                               Wall Street Journal as described in this prospectus supplement. Interest accrued on outstanding Advances may result in reductions in amounts otherwise payable on the certificates.

                               See "Description of the Certificates--Advances" and "Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.



                      ADDITIONAL ASPECTS OF CERTIFICATES


DENOMINATIONS...............   The offered certificates (other than the Class
                               X certificates) will be offered in minimum denominations of $25,000 initial principal amount. The Class X certificates will be offered in minimum denominations of $1,000,000 initial notional amount. Investments in excess of the minimum denominations may be made in multiples of $1000.


REGISTRATION, CLEARANCE AND
  SETTLEMENT................   Each class of offered certificates will be
                               registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC").

                               You may hold your offered certificates through:
                               (i) DTC in the United States; or (ii) Cedel
                               Bank, S.A. ("CEDEL") or The Euroclear System
                               ("Euroclear") in Europe. Transfers within DTC, CEDEL or Euroclear will be made in accordance with the usual rules and operating procedures of those systems.

                               We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates.

                               See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus supplement and in the prospectus.


INFORMATION AVAILABLE TO
  CERTIFICATEHOLDERS........   On each distribution date, the Paying Agent
                               will prepare and forward by mail to each certificateholder of record (initially expected to be Cede & Co.), a statement as to the distributions being made on such date.
                               Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust.

                               See "Description of the Certificates--Reports to Certificateholders; Certain Available
                               Information" in this prospectus supplement.


DEAL INFORMATION/ANALYTICS...  Certain information concerning the mortgage loans and the offered certificates will be available to you through the following services:

                                o  Bloomberg, L.P.
                                o  the Paying Agent's website at
                                   www.chase.com/global/trust/sfs/reports.html.

OPTIONAL TERMINATION........   On any distribution date on which the aggregate
                               principal balance of the mortgage loans remaining in the trust is less than 1% of the aggregate unpaid balance of the mortgage loans as of the Cut-off Date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement
                               (and all property acquired through exercise of remedies in respect of any mortgage loan).
                               Exercise of this option will terminate the trust and retire the then-outstanding certificates. See
                               "Description of the Certificates--Termination;
                               Retirement of Certificates" in this prospectus supplement and "Description of the
                               Certificates--Termination" in the prospectus.


TAX STATUS..................   An election will be made to treat a portion of
                               the Trust (exclusive of the Excess Interest and the related distribution account for it) as two separate REMICs--a Lower-Tier REMIC and an Upper-Tier REMIC--for federal income tax purposes. The portion of the trust representing the Excess Interest will be treated as a grantor trust for federal income tax purposes. In the opinion of counsel, the portion of the Trust referred to above will qualify for this treatment.

                               Pertinent federal income tax consequences of an investment in the offered certificates include:

                                      o Each class of offered certificates
                                        (and the Class F, Class G, Class H,
                                        Class I and Class J certificates) will
                                        constitute "regular interests" in the
                                        Upper-Tier REMIC.

                                      o The regular interests will be treated
                                        as newly originated debt instruments
                                        for federal income tax purposes.

                                      o You will be required to report income
                                        on your certificates using the accrual
                                        method of accounting.

                                      o The Class X certificates will, and one
                                        or more other classes of offered
                                        certificates may, be issued with
                                        original issue discount.

                               See "Certain Federal Income Tax Consequences" in this prospectus supplement and "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the prospectus.


CERTAIN ERISA
 CONSIDERATIONS..............  Subject to important considerations described under "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Class A-1, Class A-2, Class A-3 and Class X certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

                               THE CLASS B, CLASS C, CLASS D AND CLASS E
                               CERTIFICATES MAY NOT BE PURCHASED BY, OR
                               TRANSFERRED TO, A PLAN OR ANY PERSON INVESTING THE ASSETS OF A PLAN. (THIS PROHIBITION DOES NOT APPLY

                               TO AN INSURANCE COMPANY INVESTING ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHICH WOULD QUALIFY FOR AN EXEMPTION UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.)


LEGAL INVESTMENT............   The Class A, Class X and Class B certificates
                               will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                               Enhancement Act of 1984, as amended ("SMMEA"), so long as: (i) those certificates are rated in one of the two highest rating categories by one or more rating agencies; and (ii) the underlying mortgage loans are secured by real estate. The other classes of offered certificates will NOT constitute "mortgage related securities" within the meaning of SMMEA.

                               See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.


RATING......................   The offered certificates will not be issued
                               unless each of the offered classes receives the following ratings from Standard & Poor's Ratings
                               Services and Duff & Phelps Credit Rating Co.:




                           S&P     DCR
                         ------   -----
  Class A-1 ..........     AAA     AAA
  Class A-2 ..........     AAA     AAA
  Class A-3 ..........     AAA     AAA
  Class X ............    AAAr     AAA
  Class B ............     AA       AA
  Class C ............      A       A
  Class D ............     BBB     BBB
  Class E ............    BBB-     BBB-

                               A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. S&P assigns the additional rating of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, or the degree to which such prepayments might differ from those originally anticipated, or the likelihood of collection of excess interest, default interest, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates. Even though the Class X certificates will be rated "AAAr/AAA," it is still possible that you may fail to recover your full initial investment due to a rapid rate of prepayments, defaults or liquidations. See "Yield and Maturity Considerations" in this prospectus supplement, "Risk Factors" and "Rating" in this prospectus supplement, and in the prospectus, and "Yield and Maturity Considerations" in the prospectus.

                               See "Ratings" in this prospectus supplement and the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks are realized, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.


GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in Massachusetts, California, New York and Maryland represent 20.10%, 12.22%, 12.00% and 10.82%, respectively, of the mortgaged properties by allocated loan amount. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disaster affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than properties in other parts of the country.


RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

     o The largest mortgage loan represents approximately 14.29% of the aggregate principal balance of the mortgage loans as of the Cut-off Date.


     o The 3 largest mortgage loans represent, in the aggregate, approximately 29.50% of the aggregate principal balance of the mortgage loans as of the Cut-off Date.

     o The ten largest mortgage loans represent, in the aggregate, approximately 48.77% of the aggregate principal balance of the mortgage loans as of the Cut-off Date.

     Each of the other mortgage loans represents less than 5% of the Cut-off Date aggregate principal balance of the mortgage loans as of the Cut-off Date.

     A concentration of mortgaged property types also can pose increased risks. In that regard:

     o retail properties represent approximately 43.49% of the aggregate principal balance of the mortgage pool as of the Cut-off Date (based on the primary property type for combined office/retail properties);

     o office properties represent 26.07% (based on the primary property type for combined office/retail properties);

     o  multifamily properties represent 11.43%; and

     o  hotel properties represent 10.28%.

     A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely effected, leading to increased losses on loans secured by hotel properties as compared to the mortgage loans secured by other property types.

     A concentration of mortgage loans with the same borrower or related borrowers can also pose risks. In that regard:


            MORTGAGE LOANS WITH SIGNIFICANT BORROWER CONCENTRATIONS




                                                                                        WEIGHTED AVERAGES
                                                                       ----------------------------------------------------
                               NUMBER OF     AGGREGATE     PERCENTAGE                STATED             CUT-OFF      LTV
                                LOANS/     CUT-OFF DATE    OF INITIAL   MORTGAGE    REMAINING             DATE     RATIO AT
           ENTITY             PROPERTIES      BALANCE     POOL BALANCE    RATE     TERM (MO.)   DSCR   LTV RATIO   MATURITY
---------------------------- ------------ -------------- ------------- ---------- ------------ ------ ----------- ---------
Kimco Realty Corp. .........    9 /  9     $160,412,500       12.40%     6.60%        120      1.49     74.54%     64.42%
Kimpton ....................    2 /  2       67,789,974        5.24      7.89%        110      1.78     63.83%     52.18%
                             ------------  ------------       -----
TOTAL/WEIGHTED AVERAGE         11 / 11     $228,202,474       17.64%
                             ============  ============       =====

     See the table entitled "Certain Mortgage Loans With Related Borrowers" under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and Exhibit A attached hereto.

     Mortgaged properties owned by related borrowers are likely to:

     o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o have common general partners which would increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

     The terms of the mortgage loans generally require that the borrowers be single-purpose entities. In addition, in most cases, such borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that such borrowers will comply with such requirements. Further, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as "special purpose entities." See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.


ABILITY TO EFFECT OTHER BORROWINGS ENTAILS RISK

     The borrower under 1 mortgage loan, known as the 75 State Street Loan, representing approximately 14.29% of the aggregate principal balance of the mortgage pool as of the Cut-off Date, has unsecured debt ("Affiliate Debt") payable to an affiliate of such borrower in addition to the debt owed under the mortgage loan and the terms of the mortgage loan allows the borrower to incur additional Affiliate Debt under certain circumstances. In addition, 5 mortgage loans, representing approximately 19.24% of the aggregate principal balance of the mortgage pool as of the Cut-off Date, do not currently have any Affiliate Debt, but the terms of the mortgage loans allow the related borrowers to incur Affiliate Debt. Also, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business. Additionally, with respect to the 75 State Street Loan, affiliates of the borrower have obtained a loan secured by the equity interests in the borrower. See "Description of the Mortgage Pool--Significant Mortgage Loans--The 75 State Street Loan--75 State Street Mezzanine Debt" in this prospectus supplement.

     When a mortgage loan borrower (or its constituting members) also has one or more other outstanding loans (even if subordinated loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure by another lender or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     The Affiliate Debt creditor under the 75 State Street Loan has entered into a subordination agreement with the lender acknowledging that such Affiliate Debt is non-foreclosable and non-defaultable unless the Affiliate Debt creditor has obtained written confirmation from the Rating Agencies that such foreclosure or default would not cause the downgrade, withdrawal or qualification of the then current ratings of the certificates. Payments on any such Affiliate Debt are required to be made solely out of excess cash flow after monthly payments of principal and interest have been made and any reserves required by the terms of the related mortgage loans have been funded as required under the mortgage loan documents. See "Description of the Mortgage Pool--General" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

     Except for the existing Affiliate Debt described above, the mortgage loans generally prohibit borrowers from incurring any debt that is secured by the related mortgaged properties.


BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED PREPAYMENT DATE

     93 of the mortgage loans, representing approximately 97.54% of the aggregate principal balance of the mortgage pool as of the Cut-off Date, are expected to have substantial remaining principal balances as of their respective Anticipated Prepayment Dates or stated maturity dates. 84 of the mortgage loans require balloon payments at stated maturity, and 9 of the loans would require a substantial payment at their Anticipated Prepayment Date. Mortgage loans with substantial remaining principal balances at their stated maturity (i.e., "balloon loans") involve greater risk than fully amortizing loans.

     A borrower's ability to repay a loan on its Anticipated Prepayment Date or maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial real estate projects;

     o  the prevailing interest rates;

     o  the fair market value of the related properties;

     o  the borrower's equity in the related properties;

     o  the borrower's financial condition;

     o  the operating history and occupancy level of the property;

     o  the tax laws; and

     o  prevailing general and regional economic conditions.


     The availability of funds in the credit markets fluctuates over time.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Balloon Payments; Borrower Default" in the prospectus.


COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because it typically involves larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o  the age, design and construction quality of the properties;

     o perceptions regarding the safety, convenience and attractiveness of the properties;

     o  the proximity and attractiveness of competing properties;

     o  the adequacy of the property's management and maintenance;

     o  increases in operating expenses;

     o an increase in the capital expenditures needed to maintain the properties or make improvements;

     o  a decline in the financial condition of a major tenant;

     o  an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o national, regional or local economic conditions (including plant closings, industry slowdowns and unemployment rates);

     o local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

     o  demographic factors;

     o  consumer confidence;

     o  consumer tastes and preferences; and

     o  retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o  the length of tenant leases;

     o  the creditworthiness of tenants;

     o  in the case of rental properties, the rate at which new rentals occur;
        and

     o the property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month to month leases, and may lead to higher rates of delinquency or defaults.



TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or a small number of tenants. Mortgaged properties leased to a single tenant, or a small number of tenants, also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is so because: (i) the financial effect of the absence of rental income may be severe; (ii) more time may be required to re-lease the space; and (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     For example, with respect to the 75 State Street Loan, the lease with Fleet National Bank, which represents approximately 34.9% of the gross leaseable area of the 75 State Street Property, expires on March 31, 2008, 6 months prior to the Anticipated Prepayment Date for the 75 State Street Loan. Additionally, the lease with Wellington Management Company, which represents approximately 18.22% of the gross leaseable area of the 75 State Street Property, expires on March 31, 2011, 2 years and 6 months following the Anticipated Prepayment Date of the 75 State Street Loan. Pursuant to the terms of the 75 State Street Loan documents, the 75 State Street Borrower is required to fund a reserve of an amount which could equal or exceed $20,000,000 to be used for expenses incurred in reletting the applicable space in the event either tenant vacates. However, we cannot assure you that the 75 State Street Borrower will have sufficient funds to fund such amounts or sufficient time to relet the applicable space. If Fleet National Bank does not extend its lease or if the 75 State Street Borrower is not able to relet the applicable space, the 75 State Street Borrower may not be able to locate financing to prepay the 75 State Street Loan on the Anticipated Prepayment Date.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.


MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.


TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail and office properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code (the "Bankruptcy Code"), a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).


MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Each mortgage loan is a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the property.

     However, with respect to 3 of the mortgage loans which are secured by credit lease properties, which represent in the aggregate approximately 2.15% of the aggregate principal balance of the mortgage pool as of the Cut-off Date, the related borrower has purchased a surety bond which guarantees the payment of all principal due at the stated maturity date of the related mortgage loan. The surety bond issuer in each case is Centre Reinsurance (U.S.) Limited, which has a claims paying ability rating of "AA" by S&P. See "Description of the Mortgage Pool--General" in this prospectus supplement.


RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 43 of the underlying mortgage loans, representing approximately 43.49% of the aggregate principal balance of the mortgage pool as of the Cut-off Date.

     The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales revenue of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" in a shopping center also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size and is vital in attracting customers to a retail property, whether or not it is located on the related mortgaged property. 38 of the mortgage loans, which represent in the aggregate approximately 41.99% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, are secured by retail properties that are "anchored" and 5 of the mortgage loans, which represent in the aggregate approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, are secured by retail properties that are "unanchored".

     Two of the non-borrower leased anchor stores Nordstrom and Hecht's Department Store for the mortgaged property securing the Towson Town Center Loan are subject to operating agreements which expire in 2005. Those anchor stores will not be obligated to operate at the related mortgaged property after the operating agreements expire.

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; Internet web sites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.


OFFICE PROPERTIES HAVE SPECIAL RISKS

     21 of the mortgage loans, representing approximately 26.07% of the aggregate principal balance of the mortgage pool as of the Cut-off Date, are secured primarily by office properties.

     A large number of factors may adversely affect the value of office properties, including:

     o  the quality of an office building's tenants;

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

     o  the desirability of the area as a business location; and

     o the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property for new tenants. See "--Tenant Concentration Entails Risk" above.


MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 16 of the mortgage loans, representing approximately 11.43% of the aggregate principal balance of the mortgage pool as of the Cut-off Date. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

     o the location of the property (e.g., a change in the neighborhood over time);

     o the ability of management to provide adequate maintenance and insurance;

     o  the types of services (amenities) that the property provides;

     o  the property's reputation;

     o the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);

     o  the presence of competing properties;

     o  adverse local or national economic conditions; and

     o  state and local regulations.


HOTEL PROPERTIES HAVE SPECIAL RISKS

     5 of the mortgage loans, representing approximately 10.28% of the aggregate principal balance of the mortgage pool as of the Cut-off Date, are secured by hotel properties.

     Various factors may adversely affect the economic performance of a hotel, including:

     o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o  the construction of competing hotels or resorts;

     o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

     Moreover, the hotel and lodging industry is generally seasonal in nature, different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's revenues, occupancy levels, room rates and operating expenses.


RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     3 of the mortgage loans on the hotel properties, representing approximately 5.04% of the aggregate principal balance of the mortgage pool as of the Cut-off Date, are affiliated with a franchise or hotel management company. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

     o the continued existence and financial strength of the franchisor or hotel management company;

     o  the public perception of the franchise or hotel chain service mark; and

     o  the duration of the franchise licensing or management agreements.

     Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

     Further, in the event of a foreclosure, the Trustee or a purchaser of such mortgaged property probably would not be entitled to the rights under any liquor license for the mortgaged property. Such party would be required to apply in its own right for such a license, and we cannot assure you that a new license could be obtained.


WAREHOUSE/INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 5 of the mortgage loans, representing approximately 3.69% of the aggregate principal balance of the mortgage pool as of the Cut-off Date. Significant factors determining the value of industrial properties are:

     o  the quality of tenants;

     o  building design and adaptability; and

     o  the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.


CREDIT LEASE PROPERTIES HAVE SPECIAL RISKS

     7 of the mortgage loans, representing approximately 3.34% of the aggregate principal balance of the mortgage pool as of the Cut-off Date, are secured by properties backed by net lease obligations ("Credit Leases") of a tenant, or net lease obligations guaranteed by an entity.




                                  TENANT/GUARANTOR RATING BY        PERCENTAGE OF
NUMBER OF CREDIT LEASE LOANS      AT LEAST ONE RATING AGENCY     INITIAL POOL BALANCE
------------------------------   ----------------------------   ---------------------
               6                 Investment Grade                       2.57%
               1                 Non-investment Grade                   0.77%

     Any rating assigned to the tenant or guarantor, as applicable, by a Rating Agency will reflect only such Rating Agency's assessment of the long-term unsecured debt obligations of the tenant or its guarantor. Such rating does NOT imply an assessment of the likelihood that:

     o the credit leases will not be terminated or the related mortgage loans prepaid (through the exercise of a purchase option by the lessee or otherwise);

     o that principal prepayments on the related mortgage loans will be made by the related borrowers; or

     o that any prepayment premium will be paid, or, if paid, will be sufficient to provide the anticipated yield on the loan.

     As a result, such rating will not address the possibility that a prepayment of a mortgage loan may cause you to experience a lower than anticipated yield. See "Prepayment and Yield Considerations" in this prospectus supplement. See "Description of the Mortgage Pool--Additional Mortgage Loan Information--Cut-off Date Loan Amount by Property Type" in this prospectus supplement for certain statistical information on mortgage loans backed by Credit Leases.

     A downgrade in the credit rating of any of the tenants and/or the guarantors may have a related adverse effect on the rating of your certificates. If a tenant or guarantor defaults on its obligation to make monthly rental payments under a Credit Lease or the related guarantee, the borrower under a mortgage loan backed by Credit Leases may not have the ability to make required payments on such loan. If the default occurs before significant amortization of the loan has occurred and no recovery is available from the related borrower, the tenant or any guarantor, it is unlikely in most cases that the Special Servicer will be able to recover in full the amounts then due under the loan.

     Certain mortgage loans backed by Credit Leases have insurance policies for the benefit of the lender to cover certain lease termination and abatement events arising out of a condemnation and/or casualty of a credit lease property. Certain of the Credit Leases have surety bonds for the benefit of the lender to cover the principal payments on the related loans at maturity.




                                   RATINGS OF       NUMBER OF
                                  PROVIDER BY     CREDIT LEASE     % OF INITIAL
CREDIT LEASE LOAN PROTECTION          S&P             LOANS        POOL BALANCE
------------------------------   -------------   --------------   -------------
Lease Enhancement Policies            AAA              4              1.20%
Surety Bonds                           AA              3              2.15%

     Your investment would be adversely affected by any failure by the insurer to pay under the terms of such policies or surety bonds, and any downgrade of the credit rating of such insurer may adversely affect the ratings of your certificates.

     See "Description of the Mortgage Pool--Credit Lease Loans" in this prospectus supplement.


RISKS RELATING TO SECTION 8 MULTIFAMILY PROPERTIES

     2 of the mortgage loans (those identified as loan numbers 43 and 74 on Annex A hereto), representing approximately 2.60% of the aggregate principal balance of the mortgage pool as of the Cut-off Date, are secured by mortgaged properties in which the rents charged to some of the tenants are subsidized by housing assistance payments under HUD's Section 8 Tenant-Based Assistance Rental Voucher Program or Section 8 Tenant-Based Assistance Rental Certificate Program (now combined into one voucher program). Such payments are made pursuant to Housing Assistance Payments Contracts ("HAP Contracts") between the borrower and a local housing authority which receives Section 8 funds from HUD. The term of each HAP Contract is limited to the term of the related tenant lease, generally one year, renewable at the option of the tenant. Tenants may choose to move out of the mortgaged properties and utilize their vouchers elsewhere, and we cannot assure you that such units will be re-rented. The HAP Contracts impose certain management and maintenance obligations on the borrowers, and housing assistance payments can be suspended, reduced, or terminated if HUD or the local housing authority determines that the borrowers have breached the HAP Contracts. HUD may in the future elect, or be required by Congress, to take actions with the effect of limiting increases in rents subsidized under Section 8, or reducing rent levels currently in effect. The ability of the respective borrowers to pay their mortgage loans, and the value of their Mortgaged Properties and consequent ability to refinance the mortgage loans which are subject to HAP Contracts, could be adversely affected by some or all of the abovementioned risks. See "Description of the Mortgage Pool--Section 8 Housing Assistance Payments Programs" in this prospectus supplement.


CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o  space in the mortgaged properties could not be leased or re-leased;

     o  tenants were unable to meet their lease obligations;

     o  a significant tenant were to become a debtor in a bankruptcy case; or

     o  rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail and office properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.


SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative use.


LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o  responding to changes in the local market;

     o  planning and implementing the rental structure;

     o  operating the property and providing building services;

     o  managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties prior to the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising such property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.


YOUR LACK OF CONTROL OVER TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Such decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the Master Servicer, the Trustee or the Special Servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if such decision is determined to be in your best interests by such party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.


SPECIAL SERVICER MAY HAVE A CONFLICT OF INTEREST

     We anticipate that the Special Servicer or an affiliate will purchase all or a portion of the Class J certificates. This could cause a conflict between the Special Servicer's duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standards without regard to ownership of any certificate by the Master Servicer, the Special Servicer or any affiliates thereof. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.


BANKRUPTCY PROCEEDINGS ENTAILS CERTAIN RISKS

     Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:
(i) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (ii) reduce monthly payments due under a mortgage loan; (iii) change the rate of interest due on a mortgage loan; or (iv) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the Trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the Trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.


RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. BECAUSE THE NOTIONAL AMOUNT OF THE CLASS X CERTIFICATES IS BASED UPON THE OUTSTANDING PRINCIPAL BALANCE OF THE MORTGAGE LOANS, THE YIELD TO MATURITY ON THE CLASS X CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PREPAYMENTS OF PRINCIPAL.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Voluntary prepayments, if permitted, generally require payment of a prepayment premium or yield maintenance charge unless the loan is within 90 to 180 days of the stated maturity date or on or after the Anticipated Prepayment Date, as the case may be. See "Description of the Mortgage Pool--Certain Terms and Condition of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premiums or yield maintenance charges. Also, we cannot assure you that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o  the terms of the mortgage loans;

     o  the length of any prepayment lockout period;

     o  the level of prevailing interest rates;

     o  the availability of mortgage credit;

     o  the applicable yield maintenance charges or prepayment premiums;

     o the Master Servicer's or Special Servicer's ability to enforce those charges or premiums;

     o  the occurrence of casualties or natural disasters; and

     o  economic, demographic, tax, legal or other factors.

     No yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. In addition, if The Chase Manhattan Bank repurchases any mortgage from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.


RISKS RELATING TO ENFORCEABILITY OF PREPAYMENT PREMIUMS

     Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states or under the Bankruptcy Code. Those provisions also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions, those collateral substitution provisions might therefore be deemed unenforceable under applicable law or usurious.


RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o  the aggregate amount of distributions on the offered certificates;

     o  their yield to maturity;

     o  the rate of principal payments; and

     o  their weighted average life.

     If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such certificate).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and such losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless P&I Advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.


RISKS RELATING TO CERTAIN PAYMENTS

     To the extent described in this prospectus supplement, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to receive interest on unreimbursed Advances. This interest will generally accrue from the date on which the related Advance is made through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the Special Servicer is entitled to compensation for special servicing activities. The right to receive interest on Advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the Special Servicer may lead to shortfalls in amounts otherwise distributable on your certificates.


RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation system of any registered securities association such as NASDAQ, and there is currently no secondary market for your certificates. While Chase Securities Inc. currently intends to make a secondary market in the offered certificates, it is not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentrated risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.


SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3 or Class X certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans (other than Excess Interest) will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation.

     See "Description of the Certificates--Distributions--Priority" and "Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement.


ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     All of the mortgaged properties have been subject to recent environmental site assessments, including Phase I site assessments or updates of previously performed Phase I site assessments. In some cases, Phase II site assessments also have been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as indicated below, no such environmental assessment revealed any material adverse environmental condition or circumstance at any mortgaged property (i) which will not be remediated by the Cut-off Date, (ii) for which an escrow for such remediation was established and/or (iii) for which the consultant recommended an operations and maintenance plan or periodic monitoring of nearby properties, which recommendations are consistent with industrywide practices. Those conditions could, for example, include the presence of asbestos containing materials, leaks from chemical storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that the reserve amounts will be sufficient to remediate such environmental conditions or that all such environmental conditions have been identified.

     1 mortgaged property, with a principal balance of $25,272,997, representing approximately 1.95% of the aggregate balance of the mortgage loans as of the Cut-off Date, is currently undergoing corrective action for contamination associated with leaking underground storage tanks. Texaco Refining & Marketing, Inc. is conducting and financing the cleanup, and has indemnified the related borrower from all liabilities arising out of the corrective action, including third party claims.

     1 mortgaged property, with a principal balance of $1,757,448, representing approximately 0.14% of the aggregate balance of the mortgage loans as of the Cut-off Date, has contamination associated with the operation of a dry cleaner. The related borrower is in the process of submitting an application to the State of Florida's Dry Cleaning Solvent Cleanup Program, pursuant to which the subject property will be scheduled for a state-funded cleanup. The related borrower has funded an escrow in the amount of $100,000 to be released when the remediation is completed.

     1 mortgaged property, with a principal balance of $12,729,784 representing approximately 0.98% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, is currently undergoing remediation conducted by the related borrower pursuant to a Remediation Agreement with the New Jersey Department of Environmental Protection ("NJDEP"). This remediation is estimated to cost approximately $1.1 million. The owner of the borrower, Starwood Heller, LLC, has procured two environmental insurance policies to cover any increased costs of required remediation above $1.3 million, as well as any other contamination which may arise on the mortgaged property. These insurance policies provide coverage for increased costs up to an amount equal to $8 million. The related borrower has also provided a $250,000 letter of credit as further security for its remediation obligations and its obligations under the mortgage loan, which letter of credit is to be released when the remediation is completed, provided that no event of default under the related loan documents exists. Additionally, Starwood Heller, LLC has agreed to indemnify the mortgagee for liabilities arising from environmental claims. While these should be sufficient to cover any unanticipated environmental costs, we cannot assure you that this will be sufficient to cover any unanticipated environmental costs.

     1 mortgaged property, with a principal balance of $5,000,000, representing approximately 0.39% of the aggregate balance of the mortgage loans as of the Cut-off Date, has soil contamination associated with the operation of a dry cleaner. The related borrower is currently conducting remediation activities. It is estimated that remediation efforts will continue until January 1999, at a total cost of approximately $47,000; however actual remediation duration will depend on future testing results. The related borrower has funded an escrow in the amount of $100,000 to be released when the remediation is completed.

     See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Environmental Risks" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.


TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer must retain an independent contractor to operate the property. Any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate (currently 35%). In such event, the net proceeds available for distribution to certificateholders will be reduced. The Special Servicer may permit the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property.


PROPERTY INSURANCE

     All of the mortgaged properties are covered by property insurance. However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, 19.58% of the mortgaged properties, by aggregate principal balance of the mortgage pool as of the Cut-off Date, are located in California, Texas and Florida, states that have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

     As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.


ZONING COMPLIANCE AND USE RESTRICTIONS

     Due to changes in zoning requirements after certain of the mortgaged properties were constructed, those mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements. The operation of these properties is considered to be a "permitted non-conforming use." This means that the borrower is not required to alter its structure to comply with the new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following such loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties which are non-conforming may not be "permitted non-conforming" uses. The failure of a mortgaged property to comply with zoning laws or to be a "permitted non-conforming" use may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

     In addition, certain of the mortgaged properties are subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.


LITIGATION

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that any such litigation would not have a material adverse effect on your investment.


BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a "Certificateholder," or holder of record of your certificates. See "Risk Factors--Book-Entry Registration" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.


RISKS ASSOCIATED WITH YEAR 2000 COMPLIANCE

     We are aware of the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches. The "year 2000 problem" is pervasive and complex; virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

     We have been advised by each of the Master Servicer, the Special Servicer and the Paying Agent that they are committed either to (i) implement modifications to their respective existing systems to the extent required to cause them to be year 2000 compliant or (ii) acquire computer systems that are year 2000 compliant in each case prior to August 31, 1999. However, we have not made any independent investigation of the computer systems of the Master Servicer, the Special Servicer or the Paying Agent. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Master Servicer, the Special Servicer or the Paying Agent are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts or the mortgage loans could materially and adversely affect your investment.


OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                       DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool Balance. The trust will consist primarily of 83 commercial and 16 multifamily mortgage loans (the "Mortgage Loans") with an aggregate principal balance of approximately $1,293,409,180 (the "Initial Pool Balance"). Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien:

     (i) on a fee simple estate in one or more commercial or multifamily properties; or

     (ii) with respect to 1 Mortgage Loan, representing approximately 0.23% of the Initial Pool Balance, the fee simple estate and a leasehold estate in a commercial property; or

     (iii) with respect to 2 Mortgage Loans, representing approximately 0.86% of the Initial Pool Balance, a leasehold estate in a commercial property (each of clauses (i) through (iii), a "Mortgaged Property").

     The term of any ground lease securing any Mortgage Loan that is not also secured by the related fee interest, extends at least 10 years beyond the stated maturity of such Mortgage Loan (including extensions at the lender's option). The "Cut-off Date Balance" of any Mortgage Loan will be the unpaid principal balance thereof as of the Cut-off Date, after application of all payments due on or before such date, whether or not received.

     On or prior to the Closing Date, Chase Commercial Mortgage Securities Corp. (the "Depositor") will either acquire the Mortgage Loans from The Chase Manhattan Bank (the "Mortgage Loan Seller") or from a newly-formed Delaware business trust which will in turn acquire them from the Mortgage Loan Seller. The Depositor will then assign its interests in the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "The Mortgage Loan Seller" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. For purposes of the prospectus, the Mortgage Loan Seller constitutes a Mortgage Asset Seller.

     The Mortgage Loans were originated in the period between June 1997 and November 1998.

     The Mortgage Loans are not insured or guaranteed by the Mortgage Loan Seller or any other person or entity. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and such other assets, if any, pledged to secure a Mortgage Loan.

     With respect to 3 of the Mortgage Loans, representing approximately 2.15% of the Initial Pool Balance, the related borrower has purchased a surety bond in favor of the lender under such Mortgage Loan which guarantees the payment of all principal due on such Mortgage Loans at the stated maturity date. The surety bond issuer in each instance is Centre Reinsurance (U.S.) Limited, which has a claims paying ability rating of "AA" by Standard & Poor's Ratings Services ("S&P"). Pursuant to the terms of the Pooling Agreement, the Master Servicer or Special Servicer, as applicable, will be required to enforce the terms of such surety bonds and perform the obligations, if any, of the insured under such surety bonds.

     With respect to 1 Mortgage Loan, representing approximately 14.29% of the Initial Pool Balance, known as the 75 State Street Mortgage Loan, the borrower has unsecured debt payable to an affiliate of such borrower ("Affiliate Debt") in addition to the debt under the Mortgage Loan. For such Mortgage Loan, the Affiliate Debt creditor has entered into a subordination agreement with the lender acknowledging that such Affiliate Debt is non-foreclosable and non-defaultable unless the Affiliate Debt creditor has obtained written confirmation from the Rating Agencies that such foreclosure or default would not cause the downgrade, withdrawal or qualification of the then current ratings of the certificates. Payments on any such Affiliate Debt are required to be made out of excess cash flow after monthly payments of principal and interest have been made and any reserves required by the terms of the related Mortgage Loans have been funded as required under the Mortgage Loan Documents. Additionally, 5 of such Mortgage Loans, representing approximately 19.24% of the Initial Pool Balance, do not currently have

Affiliate Debt but the terms of the Mortgage Loans permit the related borrowers to incur Affiliate Debt. Additionally, with respect to the 75 State Street Loan, affiliates of the borrower have obtained a loan secured by the equity interests in the borrower. See "--Significant Mortgage Loans--The 75 State Street Loan--75 State Street Mezzanine Debt" below.

     Certain risks relating to additional debt are described in "Risk Factors--Other Financing and Additional Debt" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.


SIGNIFICANT MORTGAGE LOANS


The 75 State Street Loan

     The Loan. The largest Mortgage Loan in the Mortgage Pool (the "75 State Street Loan") will have a Cut-off Date Balance of approximately $184,884,329, representing approximately 14.29% of the Initial Pool Balance. The 75 State Street Loan was made by the Mortgage Loan Seller to WFP 75 State Street Co. L.P. (the "75 State Street Borrower") on September 16, 1998. The 75 State Street Loan is evidenced by a single note secured by a first priority fee mortgage encumbering the 75 State Street Borrower's interest in an office building located at 75 State Street, Boston, Massachusetts (the "75 State Street Property"). $15,000,000 of additional security for the Mortgage Loan is provided in the form of cash or a letter of credit, which may be released over time upon satisfaction of certain conditions, including, but not limited to, certain debt service coverage tests--See "--Letters of Credit" below.

     The 75 State Street Loan accrues interest at a fixed per annum rate equal to 7.00% (the "75 State Street Initial Interest Rate") until October 10, 2008 (the "75 State Street Anticipated Prepayment Date"). From and after the 75 State Street Anticipated Prepayment Date, the 75 State Street Loan accrues interest at 2% above the 75 State Street Initial Interest Rate (the "75 State Street Revised Interest Rate"). All interest accrued at the excess of the 75 State Street Revised Interest Rate over the 75 State Street Initial Interest Rate (the "75 State Street Excess Interest") will be deferred and will not be paid until after the principal balance of the 75 State Street Loan has been reduced to zero. Amounts so deferred, will to the extent permitted by applicable law, accrue interest at the 75 State Street Revised Interest Rate. Interest will be calculated on the 75 State Street Loan based upon a 360-day year and the actual number of days elapsed.

     The 75 State Street Loan requires monthly payments of principal and interest of approximately $1,230,810 (based on a 30-year amortization schedule and the 75 State Street Initial Interest Rate). From and after the 75 State Street Anticipated Prepayment Date, the 75 State Street Loan requires that all cash flow available from the 75 State Street Property after the payment of (i) the constant monthly payment of the debt service on the 75 State Street Loan,
(ii) all required escrow payments and (iii) certain other operating expenses required under the 75 State Street Loan documents be applied towards the reduction of the outstanding principal balance of the 75 State Street Loan. The scheduled principal balance of the 75 State Street Loan on the 75 State Street Anticipated Prepayment Date is expected to be approximately $161,651,414.

     The Borrower. The 75 State Street Borrower is a recently formed Delaware special purpose limited partnership established for the purpose of acquiring, holding and leasing the 75 State Street Property and borrowing pursuant to the 75 State Street Loan. The 75 State Street Borrower is controlled by World Financial Properties, L.P. which in turn is controlled by Brookfield Properties Corporation, a publicly traded Canadian corporation. Brookfield Properties Corporation is a diversified real estate company which owns approximately 56 office buildings containing over 32 million net rentable square feet as well as land development, selling approximately 3,000 lots annually. Its property management subsidiary provides services to over 95 million square feet of space.

     Cash Management Accounts; Reserve Accounts. The 75 State Street Borrower has entered into a cash management agreement pursuant to which all rents from the 75 State Street Property are required to be deposited by the tenants at the 75 State Street Property into a lock box account controlled by the lender. The 75 State Street Borrower has also established an on-going tax and insurance reserve account as well as a tenant improvement and leasing commission reserve account. The 75 State Street Borrower is required, at the option of the lender, to deposit funds to the tax and insurance reserve account to cover an insurance premium if the liability or casualty policy maintained by the 75 State Street Borrower is not an approved blanket or umbrella policy pursuant to the 75 State Street Loan documentation. Provided no default exists under the 75 State Street Loan and so long as the 75 State Street Anticipated Prepayment Date has not occurred, amounts held in the lock box account will be disbursed each month to the 75 State Street Borrower after the payment of debt service and the required deposits into the tax and insurance account and the tenant improvement and leasing accounts.

     In connection with the origination of the 75 State Street Loan, the 75 State Street Borrower deposited $3,000,000 and is required to deposit monthly payments of approximately $73,982 into the tenant improvement and leasing reserve account to be used for certain deferred purchase price payments to be made by the 75 State Street Borrower to the Boston Redevelopment Authority and various tenant improvements required under the existing leases with Fleet National Bank ("Fleet") and Wellington Management Company ("Wellington") until October 1999. In addition, beginning on April 10, 2005, the 75 State Street Borrower is further required to deposit monthly payments in an initial amount equal to $558,333 which may be adjusted based on the actual amount of expenses incurred into a tenant improvement and leasing reserve account which will be used to ensure available funds for tenant improvements and leasing commission costs that may be incurred upon the expiration of the Fleet and Wellington leases. If the 75 State Street Borrower has not received notice of Fleet's intention to renew by April 2006, all excess cash flow after the payment of the required monthly payment amount, required reserves and certain other expenses, will be swept into the tenant improvements and leasing reserve account. Disbursements from the tenant improvement and leasing reserve account will occur in accordance with the terms of the 75 State Street Loan documents provided that no event of default under the 75 State Street Loan documents has occurred and is continuing.

     In lieu of making the monthly payments required under the tax and insurance reserve accounts as well as the tenant improvement and leasing commission account, the 75 State Street Borrower may deliver one or more letters of credit in an amount equal to the payments that would have been required for a specified time period. It is a condition that these letter(s) of credit be issued by a bank rated at least "AA-" by Standard & Poor's Rating Group, Duff & Phelps Credit Rating Co. and Fitch IBCA, Inc. and "Aa3" by Moody's Investors Services, Inc. and is insured by the Federal Deposit Insurance Corporation (an "Approved Bank").

     Letters of Credit. The 75 State Street Borrower has deposited $15,000,000 in a cash collateral account as additional collateral for this loan. The 75 State Street Borrower has the right at any time to substitute one or more letters of credit (the "Letters of Credit") for such funds held as additional collateral. It is a condition of the 75 State Street Loan that the Letters of Credit be issued by an Approved Bank. At any time between January 1, 2000 and May 1, 2003, the 75 State Street Borrower may request one or more releases of the Letters of Credit (or the cash held in the cash collateral account as additional collateral) based upon certain debt service coverage and loan-to-value ratio tests set forth in the 75 State Street Loan documents provided that no event of default under the 75 State Street Loan documents has occurred and is continuing.

     The lender may draw on the Letters of Credit (a) on the 75 State Street Anticipated Prepayment Date, (b) upon an event of default under the 75 State Street Loan documents and (c) upon certain other conditions set forth in the 75 State Street Loan documents. Amounts received from the Letters of Credit may be applied by the lender to the payment of taxes, insurance premiums or interest; amortization of the unpaid principal balance; or any other sums payable pursuant to the 75 State Street Loan documents in any order in lender's sole discretion; and in all other instances, will be held in a cash collateral account.

     Prepayment. The 75 State Street Loan may be prepaid without penalty on any Due Date on or after the Anticipated Prepayment Date. Pursuant to the terms of the 75 State Street Loan, the 75 State Street Borrower is not permitted to voluntarily prepay, in whole or in part, the 75 State Street Loan prior to the Anticipated Prepayment Date.

     Defeasance. On or after the Due Date occurring 2 years after the Closing Date, the 75 State Street Borrower is permitted to defease the 75 State Street Loan as described generally under "--Certain Terms and Conditions of the Mortgage Loans--Defeasance" below.

     75 State Street Mezzanine Debt. Simultaneously with the origination of the 75 State Street Loan, the Mortgage Loan Seller originated a loan in an original principal amount of $25,000,000 (the "Mezzanine Loan") to World Financial Properties, L.P. (the "Mezzanine Borrower"). The Mezzanine Borrower is the controlling owner of the 75 State Street Borrower and manages the 75 State Street Property. See "--The Property Manager" below. The Mezzanine Loan is secured by a pledge of all the issued and outstanding limited partnership interests of the 75 State Street Borrower and all issued and outstanding shares of stock in the general partner of the 75 State Street Borrower.

     The Mezzanine Loan bears interest at a fixed rate per annum equal to 9.5% calculated for any period based on a 360-day year comprised of 12 30-day months. The Mezzanine Loan requires four payments of interest per year commencing on December 15, 1998 and is scheduled to mature on September 16, 2003. The Mezzanine Loan can be prepaid in whole or in part at any time upon a payment of a prepayment premium to the Mezzanine Lender.

     Upon origination of the Mezzanine Loan, the Mortgage Loan Seller assigned the Mezzanine Loan to Brysons International Bank, LTD., a Barbados corporation (the "Mezzanine Lender"), an indirect affiliate of the 75 State Street Borrower. Pursuant to an intercreditor agreement, the Mezzanine Lender has agreed that all rights granted to the Mezzanine Lender under the Mezzanine Loan are expressly subject and subordinate to the rights created under the 75 State Street Loan. The Mezzanine Lender has further agreed that the Mezzanine Lender will not initiate, join in, file any petition or take any other action which will result in (i) the involuntary bankruptcy of the 75 State Street Borrower,
(ii) an assignment for the benefit of creditors of the 75 State Street Borrower or (iii) the commencement of any other similar proceeding under federal or state law.

     The Property Manager. The 75 State Street Property is managed by World Financial Properties, L.P. (the "75 State Street Property Manager") pursuant to a management agreement between the 75 State Street Borrower and the 75 State Street Property Manager. Pursuant to a subordination agreement, the 75 State Street Property Manager has agreed to subordinate all fees and other amounts due under the management agreement to the 75 State Street Loan documents. The 75 State Street Property Manager is affiliated with certain principals of the 75 State Street Borrower.

     At the request of the lender, the 75 State Street Borrower is required to terminate the 75 State Street Property Manager at any time during the term of the 75 State Street Loan if (i) the net operating income, based on the four consecutive fiscal quarters immediately preceding the date of determination, is less than 80% of the net operating income on September 6, 1998; (ii) the debt service coverage ratio (as defined in the 75 State Street Loan documents) is less than 1.15x for the period consisting of the four consecutive fiscal quarters immediately preceding the date of determination; (iii) the 75 State Street Property Manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding; (iv) there exists an event of default under the 75 State Street Loan documents; or (v) the 75 State Street Anticipated Prepayment Date has occurred and the 75 State Street Loan has not been repaid. At such time as the 75 State Street Property Manager may be removed, a replacement manager acceptable to lender and the Rating Agencies in their sole discretion, is required to assume management at a fee not to exceed the then current market rates.

     The 75 State Street Property Manager is the management arm of World Financial Properties, Inc. and manages over 6.9 million square feet of office properties, including 5.1 million square feet in New York City, New York.

     The Property. The 75 State Street Property which was constructed in 1988, is located at 75 State Street, Boston, Massachusetts. The 75 State Street Property is improved with a 31-story, 767,096 square foot GLA, Class A office building, situated on a 1.43 acre site that encompasses the greater portion of an entire city block. The first floor contains 23,530 square feet of retail space and approximately 10,000 square feet of public area. The property also contains a six-level below grade parking facility for approximately 700 vehicles. As of September 1, 1998, the 75 State Street Property was 100% occupied by 24 office and retail tenants. Four tenants, Fleet National Bank occupying approximately 34.9% of the total GLA or 267,789 s.f.; Wellington Management Company occupying approximately 18.2% of the total GLA or 139,772 s.f.; Cabot Corporation occupying approximately 8.9% of the total GLA or 68,208 s.f.; and

Warner & Stackpole occupying approximately 7.9% of the total GLA or 60,402 s.f., account for approximately 69.9% of the GLA of the property. Of the remaining 16 office tenants, five occupy full floors or more. A total of nine tenants occupying 692,192 s.f. or 90.2% of the GLA. An appraisal determined a value of approximately $320,000,000 as of September 1, 1998. The LTV of the 75 State Street Loan as of the Cut-off Date is approximately 57.8%.


                   75 STATE STREET LEASE EXPIRATION SUMMARY



                         SQUARE FEET        % OF        CUMULATIVE     CUMULATIVE %
    CALENDAR YEAR          EXPIRING      TOTAL GLA     SQUARE FEET       EXPIRING
---------------------   -------------   -----------   -------------   -------------
1998 ................          478           0.1%            478            0.1%
1999 ................       44,058           5.7          44,536            5.8%
2000 ................        3,847           0.5          48,383            6.3%
2001 ................      129,326          16.9         177,709           23.2%
2002 ................            0           0.0         177,709           23.2%
2003 ................            0           0.0         177,709           23.2%
2004 ................       28,704           3.7         206,413           26.9%
2005 ................            0           0.0         206,413           26.9%
2006 ................            0           0.0         206,413           26.9%
2007 ................       60,402           7.9         266,815           34.8%
2008 ................      307,667          40.1         574,482           74.9%
2009 ................            0           0.0         574,482           74.9%
2010 ................            0           0.0         574,482           74.9%
2011 ................      185,213          24.1         759,695           99.0%
Thereafter ..........        5,941           0.8         765,636           99.8%
Mgt. Office .........        1,460           0.2         767,096          100.0%
                           -------          ----
  TOTAL .............      767,096         100.0%
                           =======         =====

The Towson Town Center Loan

     The Loan. The second largest Mortgage Loan (the "Towson Town Center Loan") will have a Cut-off Date Balance of approximately $140,000,000, representing approximately 10.82% of the Initial Pool Balance. The Towson Town Center Loan was made by the Mortgage Loan Seller to Rouse-TTC Funding, LLC (the "Towson Town Center Borrower") on October 23, 1998. The Towson Town Center Loan is evidenced by a single note made by Towson Town Center Borrower and a guaranty by Towson TC, LLC (the "Towson Town Center Guarantor") of all the obligations under the note, which guaranty is secured by a first priority indemnity deed of trust encumbering the Towson Town Center Guarantor's interest in a regional mall located at 825 Dulaney Valley Road, Towson, Maryland (the "Towson Town Center Property").

     The Towson Town Center Loan accrues interest at a fixed rate of interest per annum equal to 6.75% (the "Towson Town Center Initial Interest Rate") until November 10, 2008 (the "Towson Town Center Anticipated Prepayment Date"). From and after the Towson Town Center Anticipated Prepayment Date, the Towson Town Center Loan accrues interest at 2.0% above the Towson Town Center Initial Interest Rate (the "Towson Town Center Revised Interest Rate"). All interest accrued at the excess of the Towson Town Center Revised Interest Rate over the Towson Town Center Initial Interest Rate (the "Towson Town Center Excess Interest Rate") will be deferred and will not be paid until after the principal balance of the Towson Town Center Loan has been reduced to zero. Amounts so deferred will, to the extent permitted by applicable law, accrue interest at the Towson Town Center Revised Interest Rate. Interest will be calculated on the Towson Town Center Loan based upon a 360-day year and the actual number of days elapsed.

     The Towson Town Center Loan requires monthly payments of interest only of approximately $787,500 until and including November 10, 2003 and monthly payments of principal and interest of approximately $975,963 on the monthly payment date occurring on December 10, 2003 and on each monthly payment date thereafter (based on 25-year amortization schedule and the Towson Town Center Initial Interest Rate). From and after the Towson Town Center Anticipated Prepayment Date, the Towson Town Center Loan requires that all cash flow available from the Towson Town Center Property after the payment of (i) the constant monthly payment of the debt service on the Towson Town Center Loan, (ii) all required escrow payments and (iii) certain other operating expenses required under the Towson Town Center Loan documents be applied towards the reduction of the outstanding principal balance of the Towson Town Center Loan. The scheduled principal balance of the Towson Town Center Loan on the Towson Town Center Loan Anticipated Prepayment Date is expected to be approximately $127,629,061.

     The Guarantor. The Towson Town Center Guarantor is a Maryland special purpose limited liability company that was created in October 1998 upon conversion of the general partnership that owned the Towson Town Center Property into a limited liability company. As such, the Towson Town Center Guarantor is the successor in interest to the assets and liabilities of such partnership. The Towson Town Center Guarantor has a recently formed Maryland special purpose corporation, TTC Member, Inc., as a 0.5% interest member (the "Principal") and a Maryland limited liability company as a 99.5% interest member. The Towson Town Center Guarantor has pledged the Towson Town Center Property to the lender as collateral for its guaranty. The Towson Town Center Guarantor is an indirect wholly owned subsidiary of The Rouse Company, that intends to elect to become a public real estate investment trust. The Rouse Company operates more than 250 properties encompassing retail, office, research and development, and industrial space in 24 states. The Rouse Company, through certain non-REIT subsidiaries, is also the developer of the cities of Columbia, Maryland and Summerlin, Nevada.

     On or prior to June 30, 1999, up to 75% of the non-managing membership interests in the Towson Town Center Guarantor may be transferred to a third party, provided, however, that (i) such transfer does not result in a change in control of the Towson Town Center Borrower, the Towson Town Center Guarantor, or the Principal or in the operations of the Towson Town Center Property (except that such transferee may have consent rights with respect to certain major decisions, which consent rights shall not result in change in control of the day-to-day operations of the Towson Town Center Property), (ii) lender receives at least 45 days prior written notice of such transfer and all required documentation, (iii) the lender receives written confirmation that such transfer will not result in the downgrade, qualification or withdrawal of the then current ratings of the certificates (provided, however, such written confirmation shall not be required if the transfer is made to New York State Teachers' Retirement Systems), and (iv) lender shall receive evidence (including opinions acceptable to the Rating Agencies) that the single-purpose nature and bankruptcy remoteness of the Towson Town Center Borrower, the Towson Town Center Guarantor and the Principal are in accordance with the standards of the Rating Agencies.

     The Borrower. The Towson Town Center Borrower is a recently formed Maryland special purpose limited liability company established for the purpose of borrowing pursuant to the terms of the Towson Town Center Loan. The Towson Town Center Borrower is wholly owned by the Towson Town Center Guarantor.

     Cash Management Accounts; Reserve Accounts. The Towson Town Center Guarantor has entered into a cash management agreement pursuant to which all rents from the Towson Town Center Property are required to be deposited by the related tenants into a lock box account (the "Towson Town Center Cash Management Account"). The Towson Town Center Cash Management Account is pledged as additional security under the Towson Town Center Loan. The Towson Town Center Guarantor will have control over all funds in the Towson Town Center Cash Management Account unless: (i) the debt service coverage ratio (as defined in the Towson Town Center Loan documents) as of the end of any calendar quarter falls below 1.20x to 1.0x for the prior consecutive 6 month period; (ii) the Towson Town Center Anticipated Prepayment Date has occurred; or (iii) an event of default under the Towson Town Center Loan documents has occurred. The Towson Town Center Guarantor has also established an on-going tax and insurance reserve account as well as a replacement reserve account. The Towson Town Center Guarantor is only required, at the option of the lender, to deposit funds to the tax and insurance reserve account to cover the insurance premium upon an event of default under the Towson Town Center Loan documents.

     Prepayment/Defeasance. The Towson Town Center Loan may be prepaid without penalty on any payment date on or after the Towson Town Center Anticipated Prepayment Date. Pursuant to the terms of the Towson Town Center Loan, the Towson Town Center Borrower is not permitted to voluntarily prepay, in whole or in part, the Towson Town Center Loan prior to the Towson Town Center Anticipated Prepayment Date. However, on or after the payment date occurring 2 years after the Closing Date, the Towson Town Center Borrower is permitted to defease the Towson Town Center Loan as described generally under "--Certain Terms and Conditions of the Mortgage Loans--Defeasance" below.


     The Property Manager. The Towson Town Center Guarantor currently manages the Towson Town Center Property. The Towson Town Guarantor is required, on or prior to October 30, 1998, to enter into a formal management agreement with Rouse Property Management, Inc. that is acceptable to the lender in its reasonable discretion, and for which the lender has received written confirmation from the Rating Agencies that such management agreement will not result in a downgrade, withdrawal or qualification of the then current ratings of the Certificates. Rouse Property Management, Inc. is a non-REIT subsidiary of The Rouse Company.


     The lender may terminate the Towson Town Center Property Guarantor, as manager or any subsequent manager, upon either (i) an event of default under the Towson Town Center Loan documents; (ii) if the debt service coverage ratio under the Towson Town Center Loan documents as of any calendar quarter falls below 1.15x for the 12 full calendar months immediately preceding such calendar quarter; (iii) the Towson Town Center Property Guarantor becomes insolvent or a debtor in any bankruptcy or insolvency proceeding; or (iv) the Towson Town Center Anticipated Prepayment Date has occurred. The fees payable to the Towson Town Center Property Guarantor or any subsequent manager are subordinate to debt service on the Towson Town Center Loan.


     The Property. The Towson Town Center Property is a two- to four-level 954,898 square foot, enclosed regional mall located in Towson, Maryland. The Towson Town Center is anchored by Hecht's and Nordstrom, both of which are self-owned anchors and do not comprise collateral for the Towson Town Center Loan. Mall shops and the food court comprise approximately 535,769 square feet of GLA. The Towson Town Center Property was originally constructed in 1959 as an unanchored, two-level community-type center and then was expanded in 1982 by the addition of Hecht's Department Store. Between 1990 and 1991, the mall was enclosed, extensively renovated and expanded with two additional mall shop levels at a cost of approximately $188,000,000. On September 11, 1992, a four-level Nordstrom opened as the mall's second anchor. As of July 1, 1998, the Towson Town Center Property was 94.2% leased by approximately 200 tenants. Historical mall in-line shop sales were $387 per square foot in 1997, $362 per square foot in 1996 and $349 per square foot in 1995. An appraisal determined a value of approximately $222,000,000 as of September 1, 1998. The LTV of the Towson Town Center Loan as of the Cut-off Date is approximately 63.1%.

                  TOWSON TOWN CENTER LEASE EXPIRATION SCHEDULE




                        SQUARE FEET        % OF        CUMULATIVE     CUMULATIVE %
    CALENDAR YEAR         EXPIRING      TOTAL GLA     SQUARE FEET       EXPIRING
--------------------   -------------   -----------   -------------   -------------
Vacant .............       48,135          8.98%         48,135           8.98%
1998 ...............        7,759          1.45          55,894          10.43%
1999 ...............       15,292          2.85          71,186          13.29%
2000 ...............       29,393          5.49         100,579          18.77%
2001 ...............       49,296          9.20         149,875          27.97%
2002 ...............      109,754         20.49         259,629          48.46%
2003 ...............       55,407         10.34         315,036          58.80%
2004 ...............       69,833         13.03         384,869          71.83%
2005 ...............       15,192          2.84         400,061          74.67%
2006 ...............       17,215          3.21         417,276          77.88%
2007 ...............       72,860         13.60         490,136          91.48%
2008 ...............       29,420          5.49         519,556          96.97%
Thereafter .........       16,213          3.03         535,769            100%
                          -------         -----
  TOTAL ............      535,769           100%
                          =======         =====

APD LOANS


     9 of the Mortgage Loans (the "APD Loans"), representing approximately 38.66% of the Initial Pool Balance, provide that, if after a certain date (each, an "Anticipated Prepayment Date"), the related borrower has not prepaid the APD Loan in full, any principal outstanding on such date shall accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). Generally, each Anticipated Prepayment Date is not more than 120 months after the first due date for the related APD Loan. The Revised Rate for any APD Loan will generally be equal to the sum of (x) the Initial Rate, plus (y) 2% per annum. After the Anticipated Prepayment Date, each APD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the constant monthly payment required under the terms of the related loan documents and all escrows and expenses required under the related loan documents will be used to accelerate amortization of principal on such APD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an APD Loan after the Anticipated Prepayment Date, the payment of interest at the excess of the Revised Rate over the Initial Rate for such APD Loan ("Excess Interest") will be deferred and will be paid, with interest, only after the outstanding principal balance of the APD Loan has been paid in full. The foregoing features, to the extent applicable, are designed to increase the likelihood that the APD Loan will be prepaid by the borrower on the applicable Anticipated Prepayment Date.


CREDIT LEASE LOANS


     7 Mortgage Loans (the "Credit Lease Loans"), representing approximately 3.34% of the Initial Pool Balance, are backed by lease obligations (a "Credit Lease") of a tenant (each, a "Tenant"). Each Credit Lease has a primary lease term (the "Primary Term") that expires on or after the maturity date of the related Credit Lease Loan. The Credit Lease Loans are scheduled to be repaid from scheduled monthly rental payments ("Monthly Rental Payments") which are equal to or greater than the scheduled payment of all principal, interest and other amounts due each month on the related Credit Lease Loan. Notwithstanding the foregoing, the borrowers remain liable for all obligations under the Credit Lease Loans (subject to the non-recourse provisions thereof).

     The following table sets forth certain information regarding the Credit Lease Loans:




                                       CUT-OFF DATE     % INITIAL
                                         PRINCIPAL        POOL
PROPERTY NAME                             BALANCE        BALANCE        TENANT/LEASE GUARANTOR        LEASE TYPE
-----------------------------------   --------------   ----------   -----------------------------   --------------
Centre Structured Trust 1 .........    $ 7,101,386       0.55%      Brinker International, Inc.        Bondable
Centre Structured Trust 4 .........    $10,253,160       0.79%      Brinker International, Inc.        Bondable
Centre Structured Trust 8 .........    $10,389,628       0.80%      Brinker International, Inc.        Bondable
CVS (Revco) Drug
 Store(1) .........................    $ 2,139,031       0.17%      Revco DS Inc.                    Double Net(2)
Eckerd Drug Store(1) ..............    $ 1,690,319       0.13%      Eckerd Corporation                Triple Net
Rite Aid Pad--Hanover
 Commons(1) .......................    $ 1,726,811       0.13%      Rite Aid Corp.                   Double Net(2)
Star Market--Norwood(1) ...........    $ 9,920,286       0.77%      Star Markets Company, Inc.        Triple Net

----------
(1) The Tenant may cancel the Credit Lease under certain circumstances in the event of a casualty or condemnation (or, with respect to the Star Loan, condemnation only) of the related Mortgaged Property without the payment of the outstanding principal amount of the related Credit Lease Loan plus all accrued interest. The related borrower has obtained an insurance policy to cover the occurrences of certain rent abatement or termination rights of the Tenant. See "Risk Factors--Risks Relating to Credit Tenant Properties" in this prospectus supplement.

(2) The borrower is responsible for structural repairs. Monthly reserves have been established and are taken from the Tenant's lease payments to cover this obligation.


     With respect to 3 Credit Lease Loans (loan numbers 26, 27, and 28 on Annex
A), representing approximately 2.15% of the Initial Pool Balance, interest payments are due on the first day of each month and are calculated based upon a 30-day month and a 360-day year. Principal payments, per a schedule, are due on the first day of each calendar year. Such principal payments are scheduled to correspond with payments due under the related leases.

     Each mortgagor under a Credit Lease Loan has assigned to the mortgagee of the related Credit Lease Loan (each, a "Credit Lease Assignment") as security for such mortgagor's obligations thereunder, such mortgagor's rights under the Credit Leases and its rights to all income and profits to be derived from the operation and leasing of the related property (each, a "Credit Lease Property"), including, but not limited to, an assignment of any guarantee of the Tenant's obligations under the Credit Lease and an assignment of the right to receive all Monthly Rental Payments and any other sums due under the Credit Leases.

     Each Credit Lease generally provides that the related Tenant must pay all real property taxes and assessments levied or assessed against the related Credit Lease Property, all charges for utility services and other operating expenses incurred in connection with the operation of the related Credit Lease Property. Generally, each Credit Lease Loan provides that if the Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement of such Credit Lease (a "Credit Lease Default") and the related borrower defaults in its performance under such Credit Lease Loan, the mortgagee may exercise rights under the related Credit Lease Assignment to require the related mortgagor either (i) to terminate such Credit Lease or (ii) not to terminate such Credit Lease and exercise any of its rights thereunder. A default under a Credit Lease will constitute a default under the related Credit Lease Loan.

     While each Credit Lease requires the Tenant to fulfill its payment and maintenance obligations during the term of the Credit Lease, in some cases the Tenant has not covenanted to operate the related Credit Lease Property for the term of the Credit Lease, and the Tenant may at any time cease actual operations at the Credit Lease Property, but it remains obligated to continue to meet all of its obligations under the Credit Lease.

     With respect to 4 Credit Lease Loans which are not secured by the assignment of a "bondable lease," (the "Lease Enhancement Policy Loans"), the lender is the beneficiary of a non-cancelable insurance policy (a "Lease Enhancement Policy") obtained to cover certain lease termination and rent abatement events arising out of a casualty or condemnation (or, with respect to 1 Mortgage Loan (the "Star Loan"), representing approximately 0.77% of the Initial Pool Balance, condemnation only) of the related Credit Lease Property. A "bondable lease" generally means that the related Tenant has no rights under the terms of the related Credit Lease to terminate the Credit Lease or abate rent due under the Credit Lease, including by reason of the occurrence of certain casualty and condemnation events or the failure of the related borrower, as lessor, to perform required maintenance, repairs or replacement, except that the Tenant may have the right to terminate the Credit Lease upon the happening of such a casualty or condemnation if the Tenant makes a termination payment which is not less than the then outstanding principal amount of the related Credit Lease Loan plus all accrued interest. The following table sets forth certain information with respect to each Lease Enhancement Policy for the Lease Enhancement Policy Loans:




                                                                             S&P FINANCIAL
MORTGAGE LOAN                          LEASE ENHANCEMENT POLICY INSURER     STRENGTH RATING
-----------------------------------   ----------------------------------   ----------------
CVS (Revco) Drug Store ............   Lexington Insurance Company                AAA
Eckerd Drug Store .................   Lexington Insurance Company                AAA
Rite Aid--Hanover Commons .........   Chubb Custom Insurance Company             AAA
Star Loan .........................   Chubb Custom Insurance Company             AAA

     The Lease Enhancement Policies issued by the Lease Enhancement Policy insurers listed above are subject to certain limited exclusions. The Lease Enhancement Policies (i) do not insure interest for a period greater than 75 days past the date of the occurrence of a casualty or condemnation event with respect to the Star Loan and the Rite Aid - Hanover Commons (or in the case of the Star Loan, a condemnation event only), and (ii) with respect to the CVS (Revco) Drug Store Loan and Eckerd Drug Store Loan do not insure interest beyond any amount which, if added to the outstanding principal balance of the Credit Lease Loan, would exceed the original principal balance of such Credit Lease Loan. The Lease Enhancement Policies permit payment of a lump sum payment of an amount equal to all outstanding principal plus, subject to the limitation above, accrued interest in the event of a permitted termination by the related Tenant of its Credit Lease as a result of a casualty or condemnation (or, in the case of the Star Loan, a condemnation only). If the related Credit Lease permits the related Tenant to abate all or a portion of the rent in the event of a casualty or condemnation (or, in the case of the Star Loan, a condemnation only), such payment will be in an amount equal to the portion of any Monthly Rental Payments not made by such Tenant for the period from the date the abatement commences until the earlier of the date the abatement ceases or the expiration date of the initial term of such Credit Lease; provided that in the event such payments would exceed the limits of liability under the policy, then the related Lease Enhancement Insurer, may, at its option, pay the present value of the stream of partial abatement payments in a lump sum. The Lease Enhancement Insurers are also not required to pay amounts due under the related Lease Enhancement Policy Loan other than amounts equal to principal and, subject to the limitation above, accrued interest, and therefore, are not required to pay any amounts equal to Prepayment Premiums or Yield Maintenance Charges due thereunder or any amounts the related borrower is obligated to pay thereunder to reimburse the Master Servicer or the Trustee for outstanding Servicing Advances.

     At the end of the term of the Credit Lease, the Tenant is generally obligated to surrender the Credit Lease Property in good order and in its original condition received by the Tenant, except for ordinary wear and tear and repairs required to be performed by the related borrower.

     The Mortgage Loan Seller's underwriting guidelines with respect to the Credit Lease Loans are described under "--Underwriting Standards" below.


SECTION 8 HOUSING ASSISTANCE PAYMENTS PROGRAMS

     2 Mortgage Loans (identified as Loan Numbers 43 and 74 on Annex A hereto) (the "HAP Loans"), representing approximately 2.60% of the Initial Pool Balance, are secured by 5 Mortgaged Properties which were formerly subject to mortgage loans insured by HUD under low-to-moderate income programs. When the HUD-insured mortgage loans were repaid upon origination of the HAP Loan, the respective local housing authorities provided rental assistance payments under HUD's Section 8 Tenant-Based Assistance Rental Voucher Program or Section 8 Tenant-Based Assistance Rental Certificate Program to low-income tenants in those properties. The former Voucher and Certificate Programs have been combined into one voucher program by the 1999 HUD Appropriations Act enacted October 19, 1998, which amended Section 8(o) of the United States Housing Act of 1937. Section 8(o), as so amended, provides that a housing agency which administers tenant-based assistance shall establish a payment standard, which, unless otherwise approved by HUD, shall be between 90% and 110% of the Fair Market Rental determined annually by HUD for the same size of dwelling unit in the same market area. HUD may require modification of a payment standard, if a significant percentage of families are found to be paying more than 30% of adjusted income for rent. The monthly assistance payment for an eligible family is the amount by which the lesser of (a) the actual rent, including the allowance for tenant-paid utilities, or (b) the applicable payment standard, exceeds the greatest of 30% of monthly adjusted income, 10% of monthly unadjusted income, or the amount of welfare assistance designated for housing costs. The vouchers are portable, so that if a family chooses not to renew the lease, it may use the voucher for other housing in the same or other jurisdiction.

     No assurance can be given that the voucher program will be continued in its present form or that the level of assistance provided to tenants will be sufficient to assure revenues sufficient for the borrower to meet its obligations under the HAP Loans and to pay for necessary property operations.


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     17 of the Mortgage Loans, representing approximately 15.05% of the Initial Pool Balance, have Due Dates that occur on the first day of each month, and 82 Mortgage Loans, representing approximately 84.95% of the Initial Pool Balance, have Due Dates that occur on the tenth day of each month. All of the Mortgage Loans whose Due Dates are the first day of each month provide for grace periods which do not exceed 10 days. All of the Mortgage Loans bear interest at a fixed rate. 72 Mortgage Loans, representing approximately 80.17% of the Initial Pool Balance, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year. The remaining 27 Mortgage Loans, representing approximately 19.83% of the Initial Pool Balance, accrue interest on the basis of a 30-day month, assuming a 360-day year. Approximately 97.54% of the Mortgage Loans (by Initial Pool Balance) provide for monthly payments (or, in the case of 3 Mortgage Loans representing approximately 2.15% of the Initial Pool Balance, annual payments) of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans. 1 Mortgage Loan (Loan Number 93 on Annex A) representing approximately 10.82% of the Initial Pool Balance, provides for monthly payments of interest only for the first 5 years of the term of the Mortgage Loan and payments which would amortize a portion of the principal balance of the related Mortgage Loan during the remaining five years of the term of such Mortgage Loan. In addition, the APD Mortgage Loans provide for monthly payments of principal that will result in a substantial principal payment at the Anticipated Prepayment Date if the related Borrower prepays the Mortgage Loan at such date. Thus, such Mortgage Loans will have balloon payments due at their stated maturity dates, unless earlier prepaid.

     Prepayment Provisions. Each Mortgage Loan restricts voluntary prepayments in one or more of the following ways:

     (i) by prohibiting any prepayments for a specified period of time after the date of origination of such Mortgage Loan (a "Lockout Period");

     (ii) by requiring that any principal prepayment made during a specified period of time after the date of origination of such Mortgage Loan or, in the case of a Mortgage Loan also subject to a Lockout Period, after the date of expiration of such Lockout Period (a "Yield Maintenance Period") be accompanied by a Yield Maintenance Charge (as defined below); and

     (iii) by imposing fees or premiums generally equal to a percentage of the then outstanding principal balance of such Mortgage Loan ("Prepayment Premiums") in connection with principal prepayments for a specified period of time after the expiration of the related Yield Maintenance Period or, in the case of Mortgage Loans not subject to a Yield Maintenance Period, the related Lockout Period (in either case, a "Prepayment Premium Period").


     78 of the Mortgage Loans, representing approximately 84.76% of the Initial Pool Balance, which provide for a Lockout Period extending generally until 3 to 6 months prior to the maturity date or Anticipated Prepayment Date of such Mortgage Loan, provide for defeasance, as described in "--Defeasance; Collateral Substitution" below. Most of the Mortgage Loans specify a period of time (generally between three and twelve months) immediately prior to the maturity date or Anticipated Prepayment Date, as applicable, of such Mortgage Loan during which there are no restrictions on voluntary prepayments. All Mortgage Loans require voluntary prepayments, if permitted, to be made on a Due Date or to be accompanied by all interest that would be due on such Mortgage Loan as of the succeeding Due Date. 1 Mortgage Loan, representing approximately 3.24% of the Initial Pool Balance which allows for defeasance, allows the related borrower to prepay such Mortgage Loan if the related borrower is not able to obtain certain opinions required with respect to such defeasance. See "--Defeasance; Collateral Substitution" below. If the related borrower is permitted to prepay such Mortgage Loan, there will be a Yield Maintenance Charge.


     The "Yield Maintenance Charge" will generally be equal to the greater of
(A) 1% of the entire unpaid principal balance of the Mortgage Loan at the time of prepayment, and (B) the present value as of the date of prepayment and calculated using the Yield Rate as the discount rate, for each month, of the difference between (1) the remaining scheduled monthly payments of interest that would be due on the principal being prepaid at the rate per annum provided for in the related Mortgage Note from the date of prepayment to the maturity date and (2) the remaining scheduled monthly payments of interest that would be due on the principal amount being prepaid at the Yield Rate from the date of prepayment to the maturity date.


     The "Yield Rate" is a rate equal to a per annum rate calculated by the linear interpolation of the yields, as reported in "Federal Reserve Statistical Release H.15 Selected Interest Rates" under the heading U.S. Government Securities/Treasury constant maturities for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the Mortgage Loan being prepaid (or such other comparable calculation based on the United States Treasury Security set forth in such other publication), such rate converted to a monthly equivalent.


     The following table summarizes the Lockout Periods, Yield Maintenance Periods and Prepayment Premium Periods applicable to the Mortgage:

           PREPAYMENT RESTRICTIONS IN EFFECT AS OF THE CUT-OFF DATE




                                                    %
 ORIGINAL TERM TO   NUMBER      AGGREGATE      OF INITIAL   LOCKOUT
   MATURITY/ARD       OF       CUT-OFF DATE       POOL       PERIOD
      (MOS.)         LOANS       BALANCE         BALANCE     (MOS.)
------------------ -------- ----------------- ------------ ---------
         60           1      $    4,084,208        0.32%      56
         64           1          11,300,851        0.87       51
        119           1           3,697,472        0.29      115
        120           1          19,848,819        1.53       35
        120          13         109,859,235        8.50       35
        120           1           9,700,644        0.75       35
        120          63         977,869,615       75.60    113-119
        124           1           8,397,905        0.65       35
        128           1           5,028,987        0.39       43
        129           1          10,400,000        0.80      122
        130           1          19,458,461        1.50       45
      180-238         6          59,252,740        4.58    176-234
        240           1           3,568,185        0.28       71
        240           6          41,021,771        3.18    236-239
        300           1           9,920,286        0.77      167
                     --      --------------       -----
       TOTAL         99      $1,293,409,180         100%
                     ==      ==============       =====



                                                                                       YIELD
                                                                                    MAINTENANCE      PREPAYMENT
                                                                                      CHARGES         PREMIUMS
                                                                                 ----------------- ---------------
                                                                                                                      FREELY
 ORIGINAL TERM TO                                                                              AND/OR               PREPAYABLE
   MATURITY/ARD                     YIELD MAINTENANCE CHARGE OR                   BEGIN     END     BEGIN    END      DURING
      (MOS.)                       PREPAYMENT PREMIUM DESCRIPTION                 MONTH    MONTH    MONTH   MONTH    LAST (1)
------------------ ------------------------------------------------------------- ------- --------- ------- ------- -----------
         60                                 Defeasance                            N/A      N/A      N/A     N/A      4 mos.
         64                             Yield Maintenance                          52       60      N/A     N/A      4 mos.
        119                                 Defeasance                            N/A      N/A      N/A     N/A      4 mos.
        120                             Yield Maintenance                          36      113      N/A     N/A      7 mos.
        120         (greater than)  of (i) 1% of UPB or (ii) Yield Maintenance     36    113-116    N/A     N/A     4-7 mos.
        120                         5%, 4%, 3%, 2%, 1% of UPB                     N/A      N/A       36     116      4 mos.
        120                                 Defeasance                            N/A      N/A      N/A     N/A     1-7 mos.
        124         (greater than)  of (i) 1% of UPB or (ii) Yield Maintenance     36      120      N/A     N/A      4 mos.
        128         (greater than)  of (i) 1% of UPB or (ii) Yield Maintenance     44      118      N/A     N/A      10 mos.
        129                                 Defeasance                            N/A      N/A      N/A     N/A      7 mos.
        130         (greater than)  of (i) 1% of UPB or (ii) Yield Maintenance     46      123      N/A     N/A      7 mos.
      180-238                               Defeasance                            N/A      N/A      N/A     N/A      4 mos.
        240         (greater than)  of (i) 1% of UPB or (ii) Yield Maintenance     72      236      N/A     N/A      4 mos.
        240                                 Defeasance                            N/A      N/A      N/A     N/A     1-4 mos.
        300         (greater than)  of (i) 1% of UPB or (ii) Yield Maintenance    168      287      N/A     N/A      13 mos.
       TOTAL


-------
     As used above, "Lockout Period", "Begin Month" and "End Month" are measured in monthly payments.

     As used above, "N/A" means not applicable.

     As used above, "APD" means Anticipated Prepayment Date.

(1) Number of months prior to maturity date or Anticipated Prepayment Date, as applicable.

     Prepayment Premiums and Yield Maintenance Charges are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of Prepayment Premiums and Yield Maintenance Charges."



     Unless a Mortgage Loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of such Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise), the Yield Maintenance Charge or Prepayment Premium may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the Mortgaged Property. The Yield Maintenance Charge or Prepayment Premium provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay such Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay such Mortgage Loan. However, there can be no assurance that the imposition of a Yield Maintenance Charge or Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment.


     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. None of the Mortgage Loans require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or a Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.


     The following table sets forth for each month indicated in the table, (i) the aggregate unpaid principal balance and the percentage of the Initial Pool Balance expected to be outstanding and (ii) the percentage of such amounts subject to a Lockout Period, Yield Maintenance Charge or Prepayment Premium, in each case assuming no prepayments, defaults or extensions and based also upon the assumptions set forth preceding the tables appearing under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement.

    PERCENTAGE OF REMAINING POOL BALANCE SUBJECT TO PREPAYMENT RESTRICTIONS
                    (DOLLAR AMOUNTS EXPRESSED IN MILLIONS)




                                                              PREPAYMENT
                                                             RESTRICTIONS
                                                          APPLICABLE TO UPB
                                                             OUTSTANDING
                                                        ON EACH ANNIVERSARY OF
                                                           THE CUT-OFF DATE
                                                        ----------------------
                        CUMULATIVE
             INITIAL    SEQUENTIAL    IPB OUTSTANDING           LOCKOUT
               POOL      PRINCIPAL  ------------------- ----------------------
   DATE      BALANCE     PAYMENTS      AMOUNT    % IPB     AMOUNT      % UPB
---------- ----------- ------------ ----------- ------- ----------- ----------
11/10/98    $1,293.4     $      0    $1,293.4     100%   $1,293.4      100.0%
11/10/99    $1,293.4     $   12.8    $1,280.6      99%   $1,280.6      100.0%
11/10/00    $1,293.4     $   26.4    $1,267.0      98%   $1,199.2       94.6%
11/10/01    $1,293.4     $   41.1    $1,252.3      97%   $1,086.1       86.7%
11/10/02    $1,293.4     $   56.9    $1,236.5      96%   $1,061.8       85.9%
11/10/03    $1,293.4     $   88.3    $1,205.1      93%   $1,043.7       86.6%
11/10/04    $1,293.4     $  108.3    $1,185.1      92%   $1,023.5       86.4%
11/10/05    $1,293.4     $  129.9    $1,163.5      90%   $1,005.0       86.4%
11/10/06    $1,293.4     $  153.1    $1,140.3      88%      985.1       86.4%
11/10/07    $1,293.4     $  238.1    $1,055.3      82%   $  959.4       90.9%
11/10/08    $1,293.4     $1,195.1    $   98.3       8%   $   87.0       88.5%
11/10/09    $1,293.4     $1,208.1    $   85.4       7%   $   83.1       97.4%
11/10/10    $1,293.4     $1,212.3    $   81.1       6%   $   79.1       97.5%
11/10/11    $1,293.4     $1,216.9    $   76.5       6%   $   74.7       97.6%
11/10/12    $1,293.4     $1,221.9    $   71.5       6%   $   63.5       88.8%
11/10/13    $1,293.4     $1,261.6    $   31.8       2%   $   24.4       76.8%
11/10/14    $1,293.4     $1,265.2    $   28.2       2%   $   21.5       76.4%
11/10/15    $1,293.4     $1,269.1    $   24.3       2%   $   18.4       75.8%
11/10/16    $1,293.4     $1,273.3    $   20.1       2%   $   15.1       74.8%
11/10/17    $1,293.4     $1,288.3    $    5.1       0%   $    0.9       17.8%
11/10/18    $1,293.4     $1,290.1    $    3.4       0%   $      0        0.0%
11/10/19    $1,293.4     $1,290.7    $    2.7       0%   $      0        0.0%
11/10/20    $1,293.4     $1,291.4    $    2.0       0%   $      0        0.0%
11/10/21    $1,293.4     $1,292.2    $    1.2       0%   $      0        0.0%
11/11/22    $1,293.4     $1,293.0    $    0.4       0%   $      0        0.0%
11/12/23    $1,293.4     $1,293.4    $      0       0%   $      0        0.0%



           PREPAYMENT RESTRICTIONS APPLICABLE TO
                            UPB
                        OUTSTANDING
            ON EACH ANNIVERSARY OF THE CUT-OFF       PREPAYABLE WITHOUT
                            DATE                     PREMIUM OR CHARGE
           -------------------------------------     ------------------
            YIELD MAINTENANCE      PREPAYMENT
                 CHARGES            PREMIUMS
           -------------------- ----------------
   DATE      AMOUNT     % UPB    AMOUNT   % UPB       AMOUNT    % UPB
---------- ---------- --------- -------- -------     -------- ---------
11/10/98    $     0       0.0%   $   0    0.0%        $   0       0.0%
11/10/99    $     0       0.0%   $   0    0.0%        $   0       0.0%
11/10/00    $ 67.80       5.4%   $   0    0.0%        $   0       0.0%
11/10/01    $157.00      12.5%   $9.30    0.7%        $   0       0.0%
11/10/02    $165.60      13.4%   $9.10    0.7%        $   0       0.0%
11/10/03    $152.40      12.6%   $9.00    0.7%        $   0       0.0%
11/10/04    $152.80      12.9%   $8.80    0.7%        $   0       0.0%
11/10/05    $149.90      12.9%   $8.60    0.7%        $   0       0.0%
11/10/06    $146.80      12.9%   $8.30    0.7%        $   0       0.0%
11/10/07    $ 53.60       6.1%   $8.10    0.8%        $34.0       3.2%
11/10/08    $  2.40       2.4%   $   0    0.0%        $ 9.0       9.1%
11/10/09    $  2.20       2.6%   $   0    0.0%        $   0       0.0%
11/10/10    $  2.00       2.5%   $   0    0.0%        $   0       0.0%
11/10/11    $  1.80       2.4%   $   0    0.0%        $   0       0.0%
11/10/12    $  8.00      11.2%   $   0    0.0%        $   0       0.0%
11/10/13    $  7.40      23.2%   $   0    0.0%        $   0       0.0%
11/10/14    $  6.70      23.8%   $   0    0.0%        $   0       0.0%
11/10/15    $  5.80      24.2%   $   0    0.0%        $   0       0.0%
11/10/16    $  5.10      25.2%   $   0    0.0%        $   0       0.0%
11/10/17    $  4.20      82.2%   $   0    0.0%        $   0       0.0%
11/10/18    $  3.40     100.0%   $   0    0.0%        $   0       0.0%
11/10/19    $  2.70     100.0%   $   0    0.0%        $   0       0.0%
11/10/20    $  2.00     100.0%   $   0    0.0%        $   0       0.0%
11/10/21    $  1.20     100.0%   $   0    0.0%        $   0       0.0%
11/11/22    $     0       0.0%   $   0    0.0%        $ 0.4     100.0%
11/12/23    $     0       0.0%   $   0    0.0%        $   0       0.0%

-------
As used above, "IPB" means Initial Pool Balance.

As used above, "UPB" means aggregate unpaid principal balance of all Mortgage Loans as of the Cut-off Date.

     Defeasance; Collateral Substitution. The terms of 78 of the Mortgage Loans, representing approximately 84.76% of the Initial Pool Balance (the "Defeasance Loans"), permit the applicable borrower at any time after a specified period (the "Defeasance Lock-out Period ") to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). The Defeasance Lockout Period is generally the greater of approximately three years from the date of origination and two years from the Closing Date, provided no event of default exists. Such release is subject to certain conditions, including, among other conditions, that the borrower:

     (a) pays on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith, (iii) an amount (the "Collateral Substitution Deposit") that will be sufficient to purchase direct non-callable obligations of the United States of America providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, assuming, in the case of each APD Loan, that such loan prepays on the related Anticipated Prepayment Date and (2) in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance, and (iv) any costs and expenses incurred in connection with the purchase of such U.S. government obligations; and

     (b) delivers a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and the U.S. government obligations purchased with the Collateral Substitution Deposit and an opinion of counsel to such effect.

     The Defeasance Loans secured by more than one Mortgaged Property generally require that (i) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the allocated loan amount for such Mortgaged Property be defeased and (ii) that the DSCR with respect to the remaining Mortgaged Properties after the defeasance be no less than the greater of (x) the DSCR at origination and (y) the DSCR immediately prior to such defeasance.

     The Master Servicer will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Any amount in excess of the amount necessary to purchase such U.S. government obligations will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.

     In general, a successor borrower established or designated by the Master Servicer will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Mortgage Loan is partially defeased, the related Note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

     Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related Mortgage Loan, there can be no assurance that a court would not interpret such provisions as requiring a Yield Maintenance Charge or Prepayment Premium and thus not enforceable under applicable law or as being usurious. The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

     The Mortgage Loans identified as Loan Numbers 26, 27, and 28 on Annex A hereto (the "Centre Structured Trust Loans") permit the related borrowers to substitute another property (a "Centre Structured Trust Replacement Property") for a Mortgaged Property provided that:

   (A)  the Mortgaged Property is:

     (i) economically obsolete or no longer suitable for the use of the Tenant under the Credit Lease; or

     (ii) materially and adversely impacted by a casualty or condemnation; and


   (B)  in each case:

     (i) the appraised value and useful life of the Centre Structured Trust Replacement Property is equal to or greater than the appraised value and useful life of the Centre Structured Trust Property being replaced as of the date of the closing of such Mortgage Loan;

     (ii) the Centre Structured Trust Replacement Property is leased on the same terms and conditions as the Mortgaged Property being replaced;

     (iii) no default or event of default under such Centre Structured Trust Loan has occurred and is continuing;

     (iv) the Master Servicer has received written confirmation from the Rating Agencies that such substitution will not cause the downgrade, withdrawal or qualification of the then current rating of the certificates; and

     (v) the Master Servicer has received an opinion of counsel regarding certain matters required under the related Mortgage Loan documents.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the Mortgage Loans, such consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--General" above. The Special Servicer will be required to exercise (or waive its right to exercise, provided that a Rating Agency confirmation has been obtained with respect to certain Mortgage Loans) any right it may have with respect to a Mortgage Loan containing a "due-on-sale" clause (i) to accelerate the payments thereon, or (ii) to withhold its consent to any such sale or transfer, consistent with the Servicing Standards. With respect to a Mortgage Loan with a "due-on-encumbrance" clause, the Special Servicer will be required to exercise (or waive its right to exercise, provided that a Rating Agency confirmation has been obtained) any right it may have with respect to a Mortgage Loan containing a "due-on-encumbrance" clause (i) to accelerate the payments thereon, or (ii) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related Mortgage Loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the prospectus.


ADDITIONAL MORTGAGE LOAN INFORMATION

     The following tables set forth certain anticipated characteristics of the Mortgage Loans. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this prospectus supplement may vary.


     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                         TYPE OF MORTGAGED PROPERTIES




                                    NUMBER        AGGREGATE            %
                                      OF         CUT-OFF DATE     OF INITIAL           NUMBER
PROPERTY TYPE                     PROPERTIES       BALANCE       POOL BALANCE   OF UNITS OR NRA (1)
-------------------------------- ------------ ----------------- -------------- ---------------------
Anchored Retail ................       41     $  543,079,730         41.99%          6,323,342
Office .........................       21        337,134,503         26.07           2,539,382
Multifamily ....................       19        147,886,479         11.43               3,427
Hotel ..........................        7        133,022,445         10.28               1,603
Industrial .....................        5         47,736,849          3.69           1,153,367
Credit Lease ...................       20         43,220,621          3.34             612,635
Parking Garage .................        2         21,951,372          1.70              58,072
Unanchored Retail ..............        5         19,377,179          1.50             171,549
                                       --     --------------         -----
TOTAL/WEIGHTED AVERAGE .........      120     $1,293,409,180           100%
                                      ===     ==============         =====



                                                                              WEIGHTED AVERAGES
                                                   ------------------------------------------------------------------------
                                    CUT-OFF DATE
                                    BALANCE PER                     STATED                      CUT-OFF DATE       LTV
                                       NUMBER                      REMAINING     OCCU-               LTV         RATIO AT
PROPERTY TYPE                     OF UNITS OR NRA   MTG. RATE   TERM (MO.) (2)   PANCY   DSCR       RATIO      MATURITY (2)
-------------------------------- ----------------- ----------- ---------------- ------- ------ -------------- -------------
Anchored Retail ................ $   85.88           6.89%           119           96%  1.45      70.97%         61.44%
Office .........................    132.76           7.02%           120           99%  1.46      63.58%         53.67%
Multifamily .................... 43,153.34           6.95%           133           95%  1.92      63.10%         53.78%
Hotel .......................... 82,983.43           7.37%           115           79%  1.67      67.16%         53.92%
Industrial .....................     41.39           7.00%           116          100%  1.40      72.22%         60.90%
Credit Lease ...................     70.55           7.29%           243          100%  1.03      95.05%         27.27%
Parking Garage .................    378.00           6.80%           119           74%  1.76      70.68%         56.43%
Unanchored Retail ..............    112.95           6.99%           154          100%  1.47      70.00%         45.54%
TOTAL/WEIGHTED AVERAGE .........                     7.00%           125           95%  1.52      68.58%         56.28%

-------
(1) "NRA" means net rentable area and is applicable with respect to retail, office and industrial properties.

(2) Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.

                RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE



                                                                                           WEIGHTED AVERAGES
                                                                      -----------------------------------------------------------
                       NUMBER OF      AGGREGATE         PERCENTAGE                    STATED              CUT-OFF
      RANGE OF          LOANS/       CUT-OFF DATE    OF INITIAL POOL   MORTGAGE     REMAINING               DATE     LTV RATIO AT
   MORTGAGE RATES     PROPERTIES       BALANCE           BALANCE         RATE     TERM (MO.)(1)   DSCR   LTV RATIO   MATURITY(1)
-------------------- ------------ ----------------- ----------------- ---------- --------------- ------ ----------- -------------
  6.300% to 6.499%      3 / 3      $   47,893,132          3.70%        6.31%         178        3.14     32.64%       21.42%
  6.500% to 6.699%     14 / 14        198,481,065         15.35         6.60%         121        1.49     74.40%       62.83%
  6.700% to 6.799%      8 / 12        279,841,765         21.64         6.75%         120        1.52     66.07%       57.14%
  6.800% to 6.999%     16 / 16        118,572,036          9.17         6.90%         117        1.46     72.41%       62.71%
  7.000% to 7.249%     33 / 50        408,952,108         31.62         7.05%         127        1.41     68.54%       55.60%
  7.250% to 7.749%     19 / 19        142,142,531         10.99         7.42%         133        1.39     71.50%       49.26%
  7.750% to 8.500%      6 / 6          97,526,543          7.54         8.18%         109        1.49     72.82%       62.87%
                     ------------  --------------         -----
   TOTAL/WEIGHTED
       AVERAGE        99 / 120     $1,293,409,180           100%        7.00%         125        1.52     68.58%       56.28%
                     ============  ==============         =====

----------
(1) Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans



                          MORTGAGE LOANS BY STATE(1)



                                                                                       WEIGHTED AVERAGES
                                                                  -----------------------------------------------------------
                                  AGGREGATE         PERCENTAGE                    STATED              CUT-OFF
                   NUMBER OF     CUT-OFF DATE    OF INITIAL POOL   MORTGAGE     REMAINING               DATE     LTV RATIO AT
      STATE       PROPERTIES       BALANCE           BALANCE         RATE     TERM (MO.)(2)   DSCR   LTV RATIO   MATURITY(2)
---------------- ------------ ----------------- ----------------- ---------- --------------- ------ ----------- -------------
Massachusetts           7      $  259,911,685         20.10%        7.00%         127        1.51       61.07%       49.57%
California             16         158,006,904         12.22         7.40%         116        1.55       69.64%       57.62%
New York               14         155,171,160         12.00         6.84%         140        1.94       60.24%       47.56%
Maryland                1         140,000,000         10.82         6.75%         120        1.47       63.06%       57.49%
Virginia                8         117,632,421          9.09         6.72%         121        1.47       74.73%       62.59%
Ohio                    9          80,079,562          6.19         7.26%         117        1.30       76.11%       63.00%
Florida                10          48,000,861          3.71         7.13%         107        1.34       77.66%       66.67%
Texas                   8          47,219,533          3.65         6.87%         130        1.45       75.19%       58.10%
New Jersey              5          46,459,973          3.59         6.88%         117        1.36       76.70%       66.21%
Georgia                 6          32,588,892          2.52         6.91%         127        1.55       75.98%       57.61%
Arizona                 2          26,747,012          2.07         6.62%         120        1.46       75.36%       65.18%
Connecticut             2          24,219,126          1.87         7.58%         116        1.47       72.18%       62.56%
Missouri                2          22,680,339          1.75         6.78%         127        1.58       72.95%       54.92%
Pennsylvania            2          18,098,549          1.40         7.90%         115        1.29       75.91%       64.07%
Michigan                2          15,417,308          1.19         6.85%         116        1.65       64.35%       55.32%
Washington              1          15,050,000          1.16         6.60%         120        1.45       71.67%       61.93%
North Carolina          4          12,184,818          0.94         7.15%         153        1.35       82.56%       59.44%
Colorado                2          12,027,106          0.93         7.09%         133        1.30       77.49%       60.97%
Nevada                  2          11,851,765          0.92         7.29%         153        1.31       69.48%       47.81%
Louisiana               3          11,459,933          0.89         7.05%         149        1.48       74.63%       52.19%
Tennessee               3           8,937,111          0.69         7.04%         136        1.44       73.05%       54.94%
Illinois                3           7,816,521          0.60         7.21%         170        1.34       78.60%       46.41%
New Hampshire           2           7,235,305          0.56         6.95%         118        1.34       58.85%       47.22%
Wisconsin               1           6,861,632          0.53         7.25%         113        1.43       74.58%       64.85%
Kentucky                1           1,965,782          0.15         7.16%         228        1.00      102.92%       44.66%
Alabama                 1           1,769,203          0.14         7.16%         228        1.00      107.22%       46.52%
Kansas                  1           1,584,025          0.12         7.16%         228        1.00       98.39%       42.65%
Indiana                 1           1,475,799          0.11         7.16%         228        1.00       98.39%       42.65%
Utah                    1             956,856          0.07         7.05%         116        1.32       74.17%       64.06%
                      ---      --------------         -----
TOTAL/WEIGHTED
 AVERAGE              120      $1,293,409,180           100%        7.00%         125        1.52       68.58%       56.28%
                      ===      ==============         =====

----------
(1) Because this table is presented at the Mortgaged Property level, weighted averages are based on allocated loan amounts (allocated by either the amount allocated in the related Mortgage Note or the appraised value for such Mortgaged Property) for Mortgage Loans secured by more than one Mortgaged Property and may therefore deviate slightly from weighted averages presented at the Mortgage Loan level in other tables in this prospectus supplement.

(2) Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.

                      RANGE OF REMAINING TERMS IN MONTHS




                                                                                           WEIGHTED AVERAGES
                                                                      ------------------------------------------------------------
                       NUMBER OF      AGGREGATE         PERCENTAGE                    STATED               CUT-OFF
      RANGE OF          LOANS/       CUT-OFF DATE    OF INITIAL POOL   MORTGAGE     REMAINING                DATE     LTV RATIO AT
 REMAINING TERMS(1)   PROPERTIES       BALANCE           BALANCE         RATE     TERM (MO.)(1)    DSCR   LTV RATIO   MATURITY(1)
-------------------- ------------ ----------------- ----------------- ---------- --------------- ------- ----------- -------------
       54 to 84         2 / 2      $   15,385,059          1.19%        7.37%           54       1.27x     73.81%       70.13%
       85 to 108        4 / 4          69,427,435          5.37         8.24%          106       1.57x     70.81%       61.23%
      109 to 115       17 / 20        177,033,578         13.69         7.28%          114       1.44x     71.31%       61.11%
      116 to 119       48 / 51        537,907,625         41.59         6.98%          118       1.48x     67.33%       58.16%
      120 to 120       13 / 15        369,492,500         28.57         6.69%          120       1.49x     69.52%       60.32%
      121 to 180        4 / 4          64,096,579          4.96         6.53%          170       2.68x     43.75%       29.39%
      181 to 293       11 / 24         60,066,403          4.64         7.26%          241       1.07x     88.45%       19.75%
                     ------------  --------------         -----
   TOTAL/WEIGHTED
       AVERAGE         99 / 120    $1,293,409,180           100%        7.00%          125       1.52X     68.58%       56.28%
                     ============  ==============         =====

----------
(1) Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.



                               YEARS OF MATURITY




                                                                                     WEIGHTED AVERAGES
                                                                ------------------------------------------------------------
                  NUMBER OF      AGGREGATE        PERCENTAGE                    STATED               CUT-OFF
    YEARS OF       LOANS/      CUT-OFF DATE    OF INITIAL POOL   MORTGAGE     REMAINING                DATE     LTV RATIO AT
  MATURITY(1)    PROPERTIES       BALANCE          BALANCE         RATE     TERM (MO.)(1)    DSCR   LTV RATIO   MATURITY(1)
--------------- ------------ ---------------- ----------------- ---------- --------------- ------- ----------- -------------
      2003         2 / 2      $   15,385,059         1.19%        7.37%           54       1.27x     73.81%        70.13%
      2007         4 / 4          69,427,435         5.37         8.24%          106       1.57x     70.81%        61.23%
      2008        78 / 86      1,084,433,703        83.84         6.93%          118       1.47x     68.73%        59.38%
      2009         1 / 1          10,400,000         0.80         6.98%          122       1.40x     80.00%        68.75%
      2013         3 / 3          53,696,579         4.15         6.45%          179       2.93x     36.72%        21.77%
      2017         5 / 18         31,573,524         2.44         7.20%          228       1.00x     97.00%        37.25%
      2018         5 / 5          18,572,593         1.44         7.16%          236       1.15x     73.86%         0.55%
      2023         1 / 1           9,920,286         0.77         7.62%          293       1.14x     88.57%         0.00%
                ------------  --------------        -----
TOTAL/WEIGHTED
 AVERAGE          99 / 120    $1,293,409,180          100%        7.00%          125       1.52X     68.58%        56.28%
                ============  ==============        =====

----------
(1) Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.

                            RANGE OF YEARS BUILT(1)




                                                                                      WEIGHTED AVERAGES
                                                                 ------------------------------------------------------------
    RANGE OF                     AGGREGATE         PERCENTAGE                    STATED               CUT-OFF
  YEARS BUILT/    NUMBER OF     CUT-OFF DATE    OF INITIAL POOL   MORTGAGE     REMAINING                DATE     LTV RATIO AT
 REHABILITATED   PROPERTIES       BALANCE           BALANCE         RATE     TERM (MO.)(2)    DSCR   LTV RATIO   MATURITY(2)
--------------- ------------ ----------------- ----------------- ---------- --------------- ------- ----------- -------------
1853 to 1930         8        $  120,027,896          9.28%        7.49%         122        1.58x     68.87%       53.57%
1931 to 1970        22           289,723,475         22.40         7.10%         123        1.40x     67.75%       57.19%
1971 to 1980        28           215,878,172         16.69         6.89%         128        1.79x     65.12%       55.88%
1981 to 1985         6            78,817,935          6.09         6.79%         115        1.57x     67.80%       57.94%
1986 to 1990        18           357,077,009         27.61         6.91%         118        1.49x     65.82%       56.33%
1991 to 1995        12            80,436,462          6.22         6.81%         135        1.45x     76.01%       56.81%
1996 to 1998        26           151,448,231         11.71         7.01%         144        1.36x     77.85%       56.00%
                 ---------    --------------         -----
TOTAL/WEIGHTED
 AVERAGE            120       $1,293,409,180           100%        7.00%         125        1.52X     68.58%       56.28%
                 =========    ==============         =====

----------
(1) Because this table is presented at the Mortgaged Property level, weighted averages are based on allocated loan amounts (allocated by either the amount located in the related Mortgage Note or the appraised value for such Mortgaged Property) for Mortgage Loans secured by more than one Mortgaged Property and may therefore deviate slightly from weighted averages presented at the Mortgage Loan level in other tables in this prospectus supplement.

(2) Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.



                          TEN LARGEST MORTGAGE LOANS




                                                                                        WEIGHTED AVERAGES
                                                     PERCENTAGE                    STATED               CUT-OFF
                       NUMBER OF   CUT-OFF DATE   OF INITIAL POOL   MORTGAGE     REMAINING                DATE     LTV RATIO AT
    PROPERTY NAME     PROPERTIES      BALANCE         BALANCE         RATE     TERM (MO.)(1)    DSCR   LTV RATIO   MATURITY(1)
-------------------- ------------ -------------- ----------------- ---------- --------------- ------- ----------- -------------
75 State Street            1       $184,884,329         14.29%       7.00%         119        1.51x     57.78%       50.52%
Towson Town Center         1        140,000,000         10.82        6.75%         120        1.47x     63.06%       57.49%
Sheraton Suites
 Portfolio -- Pool         3         56,650,000          4.38        6.75%         120        1.54x     71.08%       55.83%
Sheffield                  1         41,845,624          3.24        6.30%         179        3.38x     27.00%       19.58%
Smoketown Stations         1         41,000,000          3.17        6.60%         120        1.42x     73.21%       63.27%
Arsenal Mall               1         34,976,428          2.70        6.75%         119        1.69x     62.46%       54.25%
Hotel Monaco               1         34,801,764          2.69        7.31%         115        1.54x     64.21%       51.56%
Sir Francis Drake
 Hotel                     1         32,988,210          2.55        8.50%         105        2.03x     63.44%       52.82%
Costco Plaza II            1         31,987,500          2.47        6.60%         120        1.57x     75.00%       64.81%
G&K Portfolio II           4         31,636,297          2.45        7.14%         114        1.32x     78.40%       69.05%
                          --       ------------         -----
TOTAL/WEIGHTED
 AVERAGE                  15       $630,770,152         48.77%       6.92%         122        1.65X     61.92%       53.36%
                          ==       ============         =====

----------
(1) Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.


     The following table sets forth a range of Debt Service Coverage Ratios for the Mortgage Loans as of the Cut-off Date. The "Debt Service Coverage Ratio" or "DSCR" for any Mortgage Loan is the ratio of (i) Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to (ii) the aggregate amount of the scheduled payments of principal and/or interest (the "Monthly Payments") due for the 12-month period immediately following the Cut-off Date, except with respect to 7 Mortgage Loans (identified as Loan Numbers 11, 24, 42, 45, 47, 60 and 84 on Annex A hereto), representing approximately 4.93% of the Initial Pool Balance, where Monthly Payments are interest-only until between 4 and 18 months after origination and 1 Mortgage Loan, representing approximately 10.82% of the Initial Pool Balance, where Monthly Payments are interest-only until approximately 5 years after origination, after which date such Mortgage Loan amortizes based upon a 25-30-year amortization schedule (for the purposes of calculating DSCR, the debt service of such Mortgage Loan will be assumed to include interest and principal (based on the amortization schedule that would be in effect after the respective interest-only period).

         RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE




                                       AGGREGATE       PERCENTAGE
       RANGE OF         NUMBER OF     CUT-OFF DATE     OF INITIAL
        DSCRS          PROPERTIES       BALANCE       POOL BALANCE
--------------------- ------------ ----------------- --------------
1.0000 to 1.0500(2)      8 / 21     $   66,501,128         5.14%
1.0501 to 1.2999        12 / 12         94,587,111         7.31
1.3000 to 1.3999        28 / 32        227,710,896        17.61
1.4000 to 1.4999        26 / 28        362,816,076        28.05
1.5000 to 1.5999         9 / 11        354,465,588        27.41
1.6000 to 1.9999        13 / 13        108,904,668         8.42
2.0000 to 3.3779         3 / 3          78,423,712         6.06
                      ------------  --------------        -----
TOTAL/WEIGHTED
 AVERAGE               99 / 120     $1,293,409,180          100%
                      ============  ==============        =====



                                             WEIGHTED AVERAGES
                      ---------------------------------------------------------------
                                                              CUT-OFF
       RANGE OF        MORTGAGE   STATED REMAINING              DATE     LTV RATIO AT
        DSCRS            RATE       TERM (MO.)(1)     DSCR   LTV RATIO   MATURITY(1)
--------------------- ---------- ------------------ ------- ----------- -------------
1.0000 to 1.0500(2)     7.55%           183         1.02x     87.48%       44.03%
1.0501 to 1.2999        7.35%           139         1.24x     76.63%       54.21%
1.3000 to 1.3999        7.05%           116         1.35x     76.55%       66.76%
1.4000 to 1.4999        6.84%           120         1.45x     69.18%       60.52%
1.5000 to 1.5999        6.93%           120         1.53x     63.58%       52.98%
1.6000 to 1.9999        6.84%           117         1.70x     65.85%       55.89%
2.0000 to 3.3779        7.25%           145         2.75x     43.28%       34.58%
TOTAL/WEIGHTED
 AVERAGE                7.00%           125         1.52X     68.58%       56.28%

----------
(1) Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.

(2) 7 of such Mortgage Loans, representing approximately 3.34% of the Initial Pool Balance, are Credit Lease Loans meeting the guidelines described under "--Underwriting Standards" below.



                      RANGE OF CURRENT OCCUPANCY RATES(1)




                                                                                       WEIGHTED AVERAGES(2)
                                                                   ------------------------------------------------------------
                                      AGGREGATE       PERCENTAGE                   STATED               CUT-OFF
      RANGE OF         NUMBER OF     CUT-OFF DATE     OF INITIAL    MORTGAGE     REMAINING                DATE     LTV RATIO AT
   OCCUPANCY RATES    PROPERTIES       BALANCE       POOL BALANCE     RATE     TERM (MO.)(3)    DSCR   LTV RATIO   MATURITY(3)
-------------------- ------------ ----------------- -------------- ---------- --------------- ------- ----------- -------------
 56.00% to  69.99%          2      $   10,430,659         0.81%      7.77%         110        1.41x     72.35%       62.75%
 70.00% to  79.99%          6          84,278,994         6.52       6.81%         119        1.60x     71.89%       57.14%
 80.00% to  89.99%          8         140,590,865        10.87       7.66%         107        1.50x     70.66%       60.55%
 90.00% to  94.99%         14         216,202,610        16.72       6.84%         118        1.43x     67.72%       60.82%
 95.00% to  97.99%         14         130,859,746        10.12       6.85%         121        1.44x     72.52%       60.21%
 98.00% to  99.99%          7         117,542,268         9.09       6.99%         137        2.12x     56.27%       47.83%
100.00% to 100.00%         69         593,504,037        45.89       6.95%         131        1.44x     69.44%       54.19%
                           --      --------------        -----
TOTAL/WEIGHTED
 AVERAGE                  120      $1,293,409,180          100%      7.00%         125        1.52X     68.58%       56.28%
                          ===      ==============        =====

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A hereto.

(2) Because this table is presented at the Mortgaged Property level, weighted averages are based on allocated loan amounts (allocated by either the amount allocated in the related Mortgage Note or the appraised value for such Mortgaged Property) for Mortgage Loans secured by more than one Mortgaged Property and may therefore deviate slightly from weighted averages presented at the Mortgage Loan level in other tables in this prospectus supplement.

(3) Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.

                        RANGE OF CUT-OFF DATE BALANCES




                                NUMBER OF      AGGREGATE         PERCENTAGE
           RANGE OF              LOANS/       CUT-OFF DATE    OF INITIAL POOL
    CUT-OFF DATE BALANCES      PROPERTIES       BALANCE           BALANCE
----------------------------- ------------ ----------------- -----------------
$956,856 to $5,000,000          42 / 43     $  134,806,758         10.42%
$5,000,001 to $10,000,000       25 / 28        184,759,166         14.28
$10,000,001 to $15,000,000      11 / 23        124,749,204          9.64
$15,000,001 to $20,000,000       8 / 8         143,916,624         11.13
$20,000,001 to $40,000,000       8 / 11        240,797,474         18.62
$40,000,001 to $60,000,000       3 / 5         139,495,624         10.79
$60,000,001 to $184,884,329      2 / 2         324,884,329         25.12
                              ------------  --------------         -----
TOTAL/WEIGHTED
 AVERAGE                       99 / 120     $1,293,409,180           100%
                              ============  ==============         =====



                                                   WEIGHTED AVERAGES
                              -----------------------------------------------------------
                                              STATED              CUT-OFF
           RANGE OF            MORTGAGE     REMAINING               DATE     LTV RATIO AT
    CUT-OFF DATE BALANCES        RATE     TERM (MO.)(1)   DSCR   LTV RATIO   MATURITY(1)
----------------------------- ---------- --------------- ------ ----------- -------------
$956,856 to $5,000,000          7.06%         129        1.45     72.38%       53.65%
$5,000,001 to $10,000,000       7.15%         137        1.38     74.51%       54.49%
$10,000,001 to $15,000,000      6.94%         130        1.32     79.45%       62.40%
$15,000,001 to $20,000,000      7.05%         117        1.47     73.37%       63.30%
$20,000,001 to $40,000,000      7.24%         115        1.52     70.75%       60.77%
$40,000,001 to $60,000,000      6.57%         138        2.06     58.48%       47.14%
$60,000,001 to $184,884,329     6.89%         119        1.49     60.05%       53.52%
TOTAL/WEIGHTED
 AVERAGE                        7.00%         125        1.52     68.58%       56.28%

----------
(1) Calculated with respect to the Anticipated Prepayment Date for the APD Mortgage Loans.


     The following two tables set forth the range of LTV Ratios of the Mortgage Loans as of the Cut-off Date and the maturity dates or Anticipated Prepayment Date of the Mortgage Loans. An "LTV Ratio" for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of such Mortgage Loan as of such date (assuming no defaults or prepayments on such Mortgage Loan prior to such date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan. The LTV Ratio as of the Mortgage Loan maturity dates or Anticipated Prepayment Date, as the case may be, described below was calculated based on the principal balance of the related Mortgage Loan on the maturity date or Anticipated Prepayment Date, as the case may be, assuming all principal payments required to be made on or prior to the Mortgage Loan's maturity date or Anticipated Prepayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the table below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual loan-to-value ratio of a Mortgage Loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

                  RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE




                                                                                         WEIGHTED AVERAGES
                                                                    -----------------------------------------------------------
                     NUMBER OF      AGGREGATE         PERCENTAGE                    STATED              CUT-OFF
     RANGE OF         LOANS/       CUT-OFF DATE    OF INITIAL POOL   MORTGAGE     REMAINING               DATE     LTV RATIO AT
    LTV RATIOS      PROPERTIES       BALANCE           BALANCE         RATE     TERM (MO.)(1)   DSCR   LTV RATIO   MATURITY(1)
------------------ ------------ ----------------- ----------------- ---------- --------------- ------ ----------- -------------
27.00% to 49.99%      3 / 3      $   50,196,167          3.88%        6.40%         168        3.13     30.58%       23.07%
50.00% to 59.99%      5 / 5         205,641,262         15.90         7.02%         121        1.50     57.45%       48.90%
60.00% to 69.99%     16 / 18        319,952,373         24.74         7.07%         118        1.58     63.35%       54.57%
70.00% to 73.33%     11 / 13        174,064,475         13.46         6.75%         120        1.49     72.17%       59.28%
73.34% to 76.66%     24 / 24        220,184,961         17.02         6.89%         115        1.44     74.71%       64.72%
76.67% to 79.99%     31 / 35        266,869,321         20.63         7.22%         122        1.32     78.27%       65.37%
80.00% to 98.39%     9 / 22          56,500,621          4.37         7.23%         214        1.11     91.65%       37.20%
                   ============  ==============         =====
TOTAL/WEIGHTED
 AVERAGE            99 / 120     $1,293,409,180           100%        7.00%         125        1.52     68.58%       56.28%
                   ============  ==============         =====

----------
(1)  Calculated with respect to the Anticipated Prepayment Date for the APD
     Loans.

            RANGE OF LTV RATIOS AS OF MORTGAGE LOAN MATURITY DATES




                                                                                          WEIGHTED AVERAGES
                                                                     -----------------------------------------------------------
                      NUMBER OF      AGGREGATE         PERCENTAGE                    STATED              CUT-OFF
 RANGE OF MATURITY     LOANS/       CUT-OFF DATE    OF INITIAL POOL   MORTGAGE     REMAINING               DATE     LTV RATIO AT
   LTV RATIOS(1)     PROPERTIES       BALANCE           BALANCE         RATE     TERM (MO.)(1)   DSCR   LTV RATIO   MATURITY(1)
------------------- ------------ ----------------- ----------------- ---------- --------------- ------ ----------- -------------
 0.00% to 34.99%      10 / 10     $   79,167,853          6.12%        6.75%          209       2.34     50.96%       10.48%
35.00% to 49.99%      9 / 22          57,463,464          4.44         7.10%          170       1.33     75.24%       42.41%
50.00% to 54.99%      10 / 12        321,873,031         24.89         7.16%          118       1.58     60.53%       51.58%
55.00% to 59.99%      8 / 10         260,064,207         20.11         6.82%          119       1.52     65.97%       57.01%
60.00% to 64.99%      25 / 25        253,895,872         19.63         6.81%          119       1.45     73.89%       63.79%
65.00% to 69.99%      31 / 35        287,967,103         22.26         7.14%          115       1.34     77.63%       67.89%
70.00% to 73.30%       6 / 6          32,977,650          2.55         7.57%           92       1.29     78.40%       71.21%
                    ------------  --------------         -----
TOTAL/WEIGHTED
 AVERAGE             99 / 120     $1,293,409,180           100%        7.00%          125       1.52     68.58%       56.28%
                    ============  ==============         =====

----------
(1)  Calculated with respect to the Anticipated Prepayment Date for the APD
     Loans.


     The foregoing characteristics, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A to this prospectus supplement. Certain additional information regarding the Mortgage Loans is set forth in this prospectus supplement below under "--Underwriting Standards" and "--Representations and Warranties; Repurchases" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."


UNDERWRITTEN NET CASH FLOW

     The "Underwritten Net Cash Flow" for a Mortgaged Property is the estimated annual revenue derived from the use and operation of such Mortgaged Property less estimated annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), fixed expenses (such as insurance and real estate taxes) and any applicable reserves. In calculating Underwritten Net Cash Flow, certain non-operating items such as depreciation, amortization, partnership distributions, financing fees and capital expenditures other than applicable reserves, are not included as expenses.

     Revenue. In determining potential gross revenue for each Mortgaged Property, the Mortgage Loan Seller generally annualized the potential rent as presented in the latest available rent roll or used the potential gross revenue received over a consecutive 12-month period or used historical operating statements for 1997. In determining other income for each Mortgaged Property, the Mortgage Loan Seller generally relied on historical operating statements for 1997 or, if available and more recent, the other income received over a consecutive 12-month period ("Rolling 12 Months"). Operating statements were generally certified but unaudited.

     Vacancy. In determining the vacancy allowance for each Mortgaged Property (other than a Mortgaged Property improved by a hotel), the Mortgage Loan Seller generally used (a) the greatest of (i) the actual or Rolling 12 Months vacancy rate, (ii) the vacancy rate in the related sub-market, and (iii) a 5% vacancy rate or (b), with respect to Mortgaged Properties secured by hotels, a 20% vacancy rate.

     Expenses. In determining expenses for each Mortgaged Property, the Mortgage Loan Seller relied on either historical operating statements for calendar 1997 or the Rolling 12 Months. In all cases where historical operating statements did not, in the opinion of the underwriter, reflect the true stabilized level of an expense, other data such as prior year expense levels or comparable property expenses were considered. Property management fees were generally assumed to be the greater of (a) market rates, and (b) between 3% and 5% (on a loan-by-loan basis) except with respect to 2 Mortgage Loans, representing approximately 14.82% of the Initial Pool Balance which have property management fees of 2% of effective gross revenue. As used in this prospectus supplement, "effective gross revenue" means underwritten rental and other income with respect to the related Mortgaged Property.

     Replacement Reserves. Replacement reserves were calculated in accordance with the expected useful life of the components of the related Mortgaged Property during the term of the Mortgage Loan. The useful life and cost of replacements were based upon estimates provided by licensed engineers pursuant to building condition reports completed for each Mortgaged Property, subject to certain minimum underwritten replacement reserves which are described under "--Underwriting Standards--Escrow Requirements" below.


ASSESSMENTS OF PROPERTY CONDITION

     Property Inspection. All of the Mortgaged Properties were inspected or caused to be inspected during the underwriting process by the Mortgage Loan Seller's professional staff or an agent of the Mortgage Loan Seller to assess the Mortgaged Property's general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interest of the holders of the Offered Certificates or for which adequate reserves have not been established.

     Appraisals. All of the Mortgaged Properties were appraised in connection with the origination of the related Mortgage Loans. Each such appraisal, other than with respect to 3 Mortgage Loans, representing approximately 2.15% of the Initial Pool Balance, was performed in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA").

     The purpose of each appraisal was to provide an opinion as to the fair market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of fair market value.

     Environmental Reports. A "Phase I" environmental site assessment was performed with respect to each Mortgaged Property. See "--Representations and Warranties; Repurchases" below.

     Building Condition Reports. In connection with the origination of each Mortgage Loan, a licensed engineer or consultant inspected each related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items on certain Mortgaged Properties and recommended certain capital improvements for which escrows were generally established at origination. In addition, the building condition reports provided a projection of necessary replacements and repair of structural and mechanical systems over the life of the related Mortgage Loans.


THE MORTGAGE LOAN SELLER

     The Mortgage Loan Seller is The Chase Manhattan Bank ("Chase"). Either a newly-formed Delaware business trust (which would be an affiliate of Chase) will acquire the Mortgage Loans from the Mortgage Loan Seller or the Depositor will acquire them directly from Chase, in either case pursuant to an agreement (the "Acquisition Agreement") in which Chase will make certain representations and warranties with respect to the Mortgage Loans. See "--Representations and Warranties; Repurchases" below. Such representations and warranties relating to the Mortgage Loans will be assigned to the trust created pursuant to the Pooling and Servicing Agreement. Chase is the parent corporation of the Depositor and an affiliate of Chase Securities Inc., the Underwriter. See "The Depositor" in the prospectus. All of the Mortgage Loans were originated by the Mortgage Loan Seller or, with respect to 1 Mortgage Loan, representing approximately 0.07% of the Initial Pool Balance, for sale to the Mortgage Loan Seller, in each case, generally in accordance with the underwriting criteria described below.

     The information set forth in this prospectus supplement concerning the Mortgage Loan Seller and its underwriting standards has been provided by the Mortgage Loan Seller, and neither the Depositor nor the Underwriter make any representation or warranty as to the accuracy or completeness of such information.


UNDERWRITING STANDARDS

     General. Chase's commercial mortgage banking group has the authority to originate and purchase fixed-rate, first lien mortgage loans for securitization. The Chase commercial mortgage banking operation is a vertically integrated entity, staffed by real estate professionals, many of whom have completed the credit training programs of Chase or its predecessors. The loan underwriting group is an integral component of the commercial mortgage banking group which also includes distinct groups responsible for loan origination, closing and servicing mortgage loans.


     Upon receipt of a loan package, Chase's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.


     Loan Analysis. Generally, Chase performs both a credit analysis and collateral analysis with respect to a loan applicant. The credit analysis of the borrower performed by Chase includes a review of historical financial statements, including operating statements and rent rolls (generally unaudited), historical tax returns, third party credit reports and, if applicable, the loan payment history of the borrower. Chase also performs a qualitative analysis which incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Generally, borrowers are required to be single-purpose entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance. A member of the loan underwriting team also conducts a site inspection or causes such inspection to be performed, to confirm the occupancy rate of the mortgaged property, analyzes the market and assesses the utility of the mortgaged property within the market. Chase requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of Chase's Technical Services Unit for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.


     Credit Lease Loans. With respect to a Credit Lease Loan, Chase requires that each Credit Lease have a primary lease term that expires on or after the maturity date of the related Credit Lease Loan and be a "bondable lease." A "bondable lease" generally means that the related Tenant has no rights under the terms of the related Credit Lease to terminate the Credit Lease or abate rent due under the Credit Lease, including by reason of the occurrence of certain casualty and condemnation events or the failure of the related Mortgage, as lessor to perform required maintenance, repairs or replacement, except that the Tenant may have the right to terminate the Credit Lease upon the happening of such casualty or condemnation if the Tenant makes a termination payment which is not less than the then outstanding principal amount of the related Credit Lease Loan plus accrued interest. Repayment of the Credit Lease Loan is from the scheduled monthly rental payments from the Tenants made over the Primary Term of the related Credit Lease. The amount of the Monthly Rental Payments payable by each Tenant must be equal to or greater than the scheduled payment of all principal, interest and other amounts due each month on the related Credit Lease Loan. Obligations related to the property that are not the responsibility of the Tenant and circumstances under which the tenant is permitted to terminate the lease and/or abate and/or offset rent payments, including but not limited to, casualty or condemnation, will require insurance from a "AA" or better insurance provider, and/or reserves, and/or recourse.


     Loan Approval. Prior to commitment, all mortgage loans must be approved by Chase's credit committee in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, modify the loan terms or decline a loan transaction. All mortgage loans purchased by Chase from non-affiliated originators must be reviewed by the underwriting staff and credit committee to determine if they comply with Chase's underwriting standards.

     Debt Service Coverage Ratio and LTV Ratio. Chase's underwriting standards generally require the following minimum debt service coverage ratios for each of the indicated property types:




PROPERTY TYPE                         DSCR GUIDELINE    LTV RATIO GUIDELINE
-----------------------------------  ----------------  --------------------
       Multifamily ................       1.20x                  80%
       Anchored Retail ............       1.25x                  75%
       Unanchored Retail ..........       1.25x                  75%
       Office .....................       1.25x                  75%
       Industrial .................       1.25x                  75%
       Hotel ......................       1.35x                  70%
       Credit Lease ...............       1.00x                 100%
       Self Storage ...............       1.25x                  75%
       Parking Facility ...........       1.30x                  75%

     The debt service coverage guidelines listed above are calculated based on Underwritten Net Cash Flow at the time of origination. In addition, Chase's underwriting guidelines generally require a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Chase may vary from these guidelines. See "Description of the Mortgage Pool" in this prospectus supplement and Annex A to this prospectus supplement.

     Escrow Requirements. Except with respect to Credit Lease Loans, Chase requires substantially all borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Chase are as follows:

      o Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required.

      o Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required. If the property is covered by a blanket policy of insurance, Chase reserves the right in the mortgage to require a separate insurance policy and insurance escrows.

      o Replacement Reserves--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     Notwithstanding the actual level of escrowed reserves, the following minimum reserve levels were assumed by Chase in determining Underwritten Net Cash Flow:



  Multifamily ..............   $250 per unit
  Retail ...................   $0.15 per square foot
  Office ...................   $0.20 per square foot
  Industrial ...............   $0.10 per square foot
  Hotel ....................   5% of gross revenue
  Self Storage .............   $0.15 per square foot
  Parking Facility .........   $45 per space

      o Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required. An initial deposit, upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of repairs or replacements to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

      o Re-tenanting/Debt Service Coverage--In some cases, major tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, special reserves were established to be funded either at closing of the Mortgage Loan and/or during the Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by such tenants.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In the Acquisition Agreement, the Mortgage Loan Seller will represent and warrant with respect to each Mortgage Loan sold by the Mortgage Loan Seller, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, that:

     (i) immediately prior to the sale, transfer and assignment to the Depositor, the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan and had full right and authority to sell, assign and transfer such Mortgage Loan;

     (ii) the Mortgage Loan Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

     (iii) each related Mortgage Note, Mortgage, assignment of leases (if any) and other agreement executed in connection with such Mortgage Loan are legal, valid and binding obligations of the related borrower, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

     (iv) each related assignment of leases creates a valid, perfected first priority assignment of, or a valid first priority security interest in, certain rights under the related lease, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property;

     (v) each related assignment of Mortgage from the Mortgage Loan Seller to the Trustee and any related reassignment of assignment of leases, if any, or assignment of any other agreement executed in connection with such Mortgage Loan, from the Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding assignment from the Mortgage Loan Seller to the Trustee except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

     (vi) since origination, such Mortgage Loan has not been modified, altered, satisfied, canceled, subordinated or rescinded, and no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in each case, in any manner which materially and adversely affects the value of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to 70 Mortgage Loans, representing approximately 84.76% of the Initial Pool Balance, which permit defeasance by means of substituting for the Mortgaged Property U.S. Treasury Obligations sufficient to pay the Mortgage Loans in accordance with their terms, 3 Mortgage Loans, representing approximately 2.15% of the Initial Pool Balance, which permit the related borrower to substitute a replacement property, as described in "--Defeasance; Collateral Substitution" above and 2 Mortgage Loans, representing approximately 1.75% of the Initial Pool Balance which provide for a release of a non-essential portion of the Mortgaged Property, the terms of the related Mortgage do not provide for the release of any portion of the Mortgaged Property from the lien of the Mortgage except upon the satisfaction of certain underwriting and legal requirements and/or payment of a release price at least equal to 125% of the related allocated loan amount of such Mortgage Loan therefor;

     (vii) each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (subject to the matters described in clause
   (viii) below), and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as described in clause (viii) below);

     (viii) the lien of each related Mortgage as a first priority lien in the original principal amount of such Mortgage Loan (as set forth on the Mortgage Loan Schedule) after all advances of principal is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Mortgage Loan Seller, its successors and assigns, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property, security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property; the Mortgage Loan Seller or its successors or assigns is the sole named insured of such policy; such policy is assignable to the Depositor without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by the Purchase Agreement; no claims have been made under such policy and the Mortgage Loan Seller has not done anything, by act or omission, and the Mortgage Loan Seller has no knowledge of any matter, which would impair or diminish the coverage of such policy;

     (ix) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and the Mortgage Loan Seller covenants that it will not make any future advances under the Mortgage Loan to the related borrower;

     (x) to the Mortgage Loan Seller's knowledge, after conducting due diligence consistent with the practice of institutional lenders generally for properties of the same type as the related Mortgaged Property, each related Mortgaged Property is free and clear of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and there is no proceeding pending for the total or partial condemnation of such Mortgaged Property;

     (xi) the Mortgage Loan Seller has inspected or caused to be inspected each related Mortgaged Property within the past twelve months;

     (xii) such Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or negative amortization feature;

     (xiii) such Mortgage Loan is a whole loan and contains no equity participation by the lender;

     (xiv) the Mortgage Rate (exclusive of any default interest, late charges or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury; any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

     (xv) all taxes and governmental assessments that prior to the Closing Date became due and owing in respect of each related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

     (xvi) all escrow deposits and payments required pursuant to the Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its agent and there are no deficiencies in connection therewith and all such escrows and deposits have been conveyed by the Mortgage Loan Seller to the Depositor and identified as such with appropriate detail;

     (xvii) each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Pooling and Servicing Agreement in an amount not less than the full replacement cost (without offset for depreciation) or the amount of the outstanding principal balance of the Mortgage Loan, and in any case in an amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; each related

   Mortgaged Property is also covered by business interruption insurance (or rent loss insurance) for at least a 12 month period and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; each related Mortgage or loan agreement obligates the related borrower to maintain all such insurance and, at such borrower's failure to do so, authorizes the mortgagee to maintain such insurance at the borrower's cost and expense and to seek reimbursement therefor from such borrower;

     (xviii) there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note nor has the Mortgage Loan Seller waived any such event, and to the Mortgage Loan Seller's knowledge, no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration. To the best of the Mortgage Loan Seller's knowledge, there is no default, breach, violation or event of acceleration that may have occurred as a result of any failure of the related borrower to comply with any "due on sale" provision contained in the related Mortgage Note or Mortgage. Notwithstanding the foregoing, the Mortgage Loan Seller makes no representation or warranty with respect to any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Mortgage Loan Seller;

     (xix) no monthly payment on such Mortgage Loan has been more than 30 days delinquent from the date of origination of such Mortgage Loan through the Cut-off Date;

     (xx) each related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy or similar law affecting the right of creditors and the application of principles of equity, and there is no exemption available to the borrower which would interfere with such right to foreclose;

     (xxi) a Phase I environmental report (or an update to an existing Phase I environmental report) was conducted by a reputable environmental consultant within 12 months of the origination of such Mortgage Loan, which report (or update) did not indicate any material existence of any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances ("Hazardous Materials") except with respect to 4 Mortgage Loans, representing approximately 3.46% of the Initial Pool Balance, as described in "Risk Factors--Environmental Risks Relating to the Mortgage Loans" in this prospectus supplement, the Towson Town Loan, for which the borrower has not completed environmental testing with respect to an underground storage tank, and 3 Mortgage Loans, representing approximately 5.72% of the Initial Pool Balance for which underground tanks are being tested or being remediated, except for those conditions that were remediated prior to the Cut-off Date. To the best of the Mortgage Loan Seller's knowledge, each related Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards, and no notice of violation of such laws has been issued by any governmental agency or authority. In each Mortgage, the borrower represented and warranted that no hazardous materials exist on the related Mortgaged Property in any manner that violates federal, state or local laws, ordinances, regulations, orders or directives relating to hazardous materials. In certain instances this representation is limited to the best of borrower's knowledge. See "Risk Factors--Potential Liability to the Trust Fund Relating to a Materially Adverse Environmental Condition" in this prospectus supplement;

     (xxii) each Mortgage contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the holder of the Mortgage, the property subject to the Mortgage, or any interest therein, is directly or indirectly transferred or sold, subject to those exceptions set forth in the related Mortgage Loan which are consistent with prudent lending standards, and each related Mortgage or loan agreement prohibits the pledge or encumbrance of the Mortgaged Property without the consent of the holder of the Mortgage Loan;

     (xxiii) the Mortgage Loan is directly secured by a Mortgage on a commercial or multifamily residential property, and either (1) substantially all of the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in such real property which, as of the origination date, was the sole security for such Mortgage Loan (unless the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable) or (2) the fair market value of such real property was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (b) at the Closing Date; provided that the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in clauses (a) and (b) shall be made on an aggregate basis) and
   (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a) and (b) shall be made on an aggregate basis);

     (xxiv) as of the date of origination of such Mortgage Loan and to the Mortgage Loan Seller's knowledge, as of the Cut-off Date, there are no violations of any applicable zoning ordinances, except with respect to 1 Mortgage Loan, representing approximately 0.17% of the Initial Pool Balance, building codes and land use applicable to the Mortgaged Property or the use and occupancy thereof, which would have a material adverse effect on the value, operation or net operating income of the Mortgaged Property; and

     (xxv) the Mortgage Loan file contains an appraisal of the related Mortgaged Property which appraisal is signed by a qualified appraiser, who, to the Mortgage Loan Seller's knowledge, had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, except with respect to 3 Mortgage Loans, representing approximately 2.15% of the Initial Pool Balance, the appraisal and appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

     If the Mortgage Loan Seller has been notified of a material breach of any of the foregoing representations and warranties and if the Mortgage Loan Seller cannot cure such breach within a period of 90 days following the earlier of its receipt of such notice or its discovery of the breach, then the Mortgage Loan Seller will be obligated pursuant to the Acquisition Agreement (the relevant rights under which will be assigned, together with its interests in the Mortgage Loans, to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") equal to the sum of (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase, (ii) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate, in effect from time to time, to but not including the Due Date in the Due Period of purchase, (iii) all related unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, and unpaid Special Servicing Fees allocable to such Mortgage Loan and (iv) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Special Servicer, the Depositor and the Trustee in respect of the breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

     The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of the Mortgage Loan Seller's representations and warranties regarding the Mortgage Loans. The Mortgage Loan Seller will be the sole warranting party in respect of the Mortgage Loans sold by the Mortgage Loan Seller, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Underwriter or any of their affiliates (other than the Mortgage Loan Seller) will be obligated to repurchase any affected Mortgage Loan in connection with a breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any Mortgage Loan in the Mortgage Pool if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by the Mortgage Loan Seller regarding such Mortgage Loan will not be correct in all material respects when made. See "Description of the Pooling Agreements-- Representations and Warranties; Repurchases" in the prospectus.


MORTGAGED PROPERTY ACCOUNTS


     Lock Box Accounts. With respect to 10 Mortgage Loans representing approximately 37.97% of the Initial Pool Balance (the "Lock Box Loans"), one or more accounts (collectively, the "Lock Box Accounts") have been or may be established into which the related property manager and/or tenants directly deposits rents or other revenues from the Mortgaged Property. Pursuant to the terms of 6 of the Lock Box Loans, representing approximately 22.28% of the Initial Pool Balance, the related Lock Box Accounts were required to be established on the origination dates of such Mortgage Loans. The terms of 2 of such Lock Box Loans, representing approximately 14.06% of the Initial Pool Balance, allow the related borrower to withdraw funds from such Lock Box Accounts until the occurrence of an event of default under the related loan documents. The terms of 2 Lock Box Loans, representing approximately 1.64% of the Initial Pool Balance, provide for the establishment of a Lock Box Account upon the occurrence and continuation of certain events, generally relating to the failure of certain major tenants to renew or extend their respective leases, or the failure of the related borrower to lease such premises to new tenants acceptable to the lender. The agreements which govern the Lock Box Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto and that all funds on deposit in the Lock Box Accounts are periodically swept into the Cash Collateral Accounts. The Lock Box Accounts will not be assets of either REMIC.


     Cash Collateral Accounts. Each Lock Box Loan has or will have one or more accounts established in the name of the Master Servicer (the "Cash Collateral Accounts") into which funds in the related Lock Box Accounts will be swept on a regular basis. Each Cash Collateral Account will have sub-accounts (the "Reserve Accounts") relating to taxes, insurance, replacement reserves and similar items. Any excess over the amount necessary to fund the Monthly Payment with respect to a Lock Box Loan, the Reserve Accounts and any other amounts due under such Lock Box Loan, will be returned to the related borrower, provided that no event of default has occurred and is continuing with respect to such Lock Box Loan. The Cash Collateral Accounts will not be assets of either REMIC.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any REO Property; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, and the REO Account, if established; (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; and (v) certain rights of the Depositor under the Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Seller regarding the Mortgage Loans.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 1998-2 (the "Certificates") will consist of the following fifteen classes (each, a "Class"): the Class A-1, Class A-2 and Class A-3 Certificates (collectively, the "Class A Certificates"), the Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the "Senior Certificates." The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates." The Class B, Class C, Class D and Class E Certificates are referred to collectively in this prospectus supplement as the "Subordinate Offered Certificates." The Class R and Class LR Certificates are referred to collectively in this prospectus supplement as the "Residual Certificates."

     Only the Class A, Class X, Class B, Class C, Class D and Class E Certificates are offered hereby (collectively, the "Offered Certificates"). The Class F, Class G, Class H, Class I, Class J and Class R and Class LR Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any Class of Certificates (other than the Class X and Residual Certificates) outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. On each Distribution Date, the Certificate Balance of each Class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, such Class of Certificates on such Distribution Date. The initial Certificate Balance of each Class of Offered Certificates (other than the Class X Certificates) is expected to be the balance set forth on the cover of this prospectus supplement. The Class X Certificates will not have a Certificate Balance or entitle their holders to distributions of principal.

     The Class X Certificates will, however, represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount (the "Notional Amount"). The Notional Amount of the Class X Certificates will be equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the preceding Distribution Date (after giving effect to the distribution of principal on such Distribution Date) or, prior to the first Distribution Date, the Cut-off Date. The Notional Amount of the Class X Certificates is used solely for purposes of describing the amounts of interest payable on the Class X Certificates and does not represent an interest in principal payments on the Mortgage Loans. The Class F, Class G, Class H, Class I and Class J Certificates will have an aggregate initial Certificate Balance of approximately $126,107,395. The Class R and Class LR Certificates will not have Certificate Balances.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $25,000 initial Certificate Balance, or in the case of the Class X Certificates, $1,000,000 initial Notional Amount, and integral multiples of $1,000 in excess thereof. The "Percentage Interest" evidenced by any Certificate (other than the Residual Certificates) is equal to the initial denomination thereof as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (any such person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form (a "Definitive Certificate") representing its interest in such Class, except as set forth under "--Book-Entry Registration and Definitive Certificates" below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Cedel and Euroclear participating organizations, the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Until Definitive Certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.


PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     The Chase Manhattan Bank, 450 West 33rd Street, Structured Finance Services (MBS), 15th Floor, New York, New York 10001 will be appointed by the Trustee as paying agent (in such capacity, the "Paying Agent"). In addition, The Chase Manhattan Bank will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the Definitive Certificates, if issued, and as authenticating agent of the Certificates (in such capacity, the "Authenticating Agent").


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are Participants in such systems. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Cedel, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since such payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Paying Agent, the Certificate Registrar, the Trustee, the Special Servicer or the Master Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

     Although DTC, Euroclear and Cedel have implemented the foregoing procedures in order to facilitate transfers of interests in Global Certificates among Participants of DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Paying Agent, the Certificate Registrar, the Underwriter, the Special Servicer or the Trustee will have any liability for any actions taken by DTC, Euroclear or Cedel, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest. The information in this prospectus supplement concerning DTC, Cedel and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

     Definitive Certificates. Definitive Certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent will reissue the Offered Certificates as Definitive Certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Paying Agent, the Certificate Registrar, the Trustee, the Special Servicer and the Master Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records thereof, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.


DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 18th day of each month or, if any such 18th day is not a business day, then on the next succeeding business day, commencing in December 1998 (each, a "Distribution Date"). All such distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which such Distribution Date occurs. Each such distribution is required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Paying Agent and Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates with an aggregate initial Certificate Balance or Notional Amount, as the case may be, of at least $5,000,000, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing

Agreement. The Master Servicer is required to deposit in the Certificate Account on the second business day following receipt all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, Insurance and Condemnation Proceeds and Liquidation Proceeds), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.


     The Paying Agent is required to establish and maintain an account (the "Lower-Tier Distribution Account"), and a second account (the "Upper-Tier Distribution Account" and, together with the Lower-Tier Distribution Account, the "Distribution Accounts") in the name of the Paying Agent and for the benefit of the Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Accounts will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. On each Servicer Remittance Date occurring in February and on any Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Master Servicer will be required to deposit into the Interest Reserve Account, in respect of each of the Mortgage Loans
identified as Loan Numbers     and     on Annex A hereto (collectively, the
"Withheld Loans"), an amount equal to one day's interest at the Mortgage Rate for each such Mortgage Loan on its Stated Principal Balance, as of the Distribution Date in the month preceding the month in which such Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On each Servicer Remittance Date occurring in March, the Master Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Lower-Tier Distribution Account. The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account and Interest Reserve Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on such funds. The Master Servicer will be required to bear any losses resulting from the investment of such funds.

     The Paying Agent is required to establish and maintain an "Excess Interest Distribution Account" in the name of the Trustee for the benefit of the Certificateholders. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Paying Agent for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Due Period.

     The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

     (a) the total amount of all cash received on the Mortgage Loans and any REO Properties that is on deposit in the Certificate Account and the Lower-Tier Distribution Account as of the business day preceding the related Servicer Remittance Date, exclusive of (without duplication):

         (i) all Monthly Payments collected but due on a Due Date subsequent to the related Due Period;

         (ii) all principal prepayments, balloon payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Due Period;

         (iii) all amounts in the Certificate Account and Lower-Tier Distribution Account that are due or reimbursable to any person other than the Certificateholders;

         (iv) all Prepayment Premiums and Yield Maintenance Charges;

         (v) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent such funds are on deposit in the Certificate Account or the Lower-Tier Distribution Account;

         (vi) Excess Interest; and

         (vii) all amounts deposited in the Certificate Account and Lower-Tier Distribution Account in error;

     (b) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to such Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See "Description of the Pooling Agreements--Certificate Account" in the prospectus; and

     (c) for the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling Agreement.

     The "Due Period" for each Distribution Date and each Mortgage Loan will be the period commencing on the eleventh day of the month preceding the month in which such Distribution Date occurs and ending on the tenth day of the month in which such Distribution Date occurs (or, with respect to the Mortgage Loans identified on Annex A to this prospectus supplement as Loan Numbers 7, 11, 26, 27, 28, 30, 42, 45, 46, 47, 48, 60, 79, 83, 84, 87 and 99, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs). Notwithstanding the foregoing, in the event that the last day of a Due Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Due Period on the business day immediately following such day shall be deemed to have been received during such Due Period and not during any other Due Period. For purposes of the discussion in the prospectus, the Due Period is also the Prepayment Period (as defined in the prospectus).

     Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     first, to the Class A-1, Class A-2, Class A-3 and Class X Certificates, pro rata (based upon their respective entitlements to interest for such Distribution Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount for such Classes;

     second, (i) to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount until the Certificate Balance of such Class is reduced to zero, (ii) following reduction of the Certificate Balance of the Class A-1 Certificates to zero, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A-1 Certificates on such Distribution Date) until the Certificate Balance of such Class is reduced to zero, and (iii) following reduction of the Certificate Balance of the Class A-1 and Class A-2 Certificates to zero, to the Class A-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A-1 and Class A-2 Certificates on such Distribution Date) until the Certificate Balance of such Class is reduced to zero;

     third, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each such Class), until all amounts of Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

     fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

     fifth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

     sixth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

     eighth, following reduction of the Certificate Balances of the Class A and Class B Certificates to zero, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A and Class B Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

     ninth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

     eleventh, following reduction of the Certificate Balances of the Class A, Class B and Class C Certificates to zero, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B and Class C Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

     twelfth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

     fourteenth, following reduction of the Certificate Balances of the Class A, Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C and Class D Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

     fifteenth, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

     seventeenth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D and Class E Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

     eighteenth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     nineteenth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

     twentieth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D, Class E and Class F Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

     twenty-first, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

     twenty-third, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates to zero, to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

     twenty-fourth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-fifth, to the Class I Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

     twenty-sixth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, to the Class I Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

     twenty-seventh, to the Class I Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class I Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-eighth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

     twenty-ninth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class I Certificates to zero, to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class I Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

     thirtieth, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full; and

     thirty-first, to the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account with respect to such Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (such date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed, pro rata (based upon their respective Certificate Balances), among the Classes of Class A Certificates without regard to the priorities set forth above.

     Pass-Through Rates. The Pass-Through Rate applicable to each Class of Offered Certificates (other than the Class X Certificates) for any Distribution Date will equal the rate per annum specified on the cover of this prospectus supplement. Interest will accrue for each Class of Certificates during the related Interest Accrual Period. The Pass-Through Rate for the Class X Certificates (the "Class X Pass-Through Rate") for any Distribution Date will equal the excess, if any, of (a) the weighted average of the applicable Net Mortgage Rates for the Mortgage Loans weighted on the basis of their respective Stated Principal

Balances as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, over (b) the weighted average of the Pass-Through Rates on all of the other Certificates (other than the Residual Certificates) weighted on the basis of their respective Certificate Balances immediately prior to such Distribution Date. The Class X Pass-Through Rate for the first Distribution Date is expected to be approximately % per annum.

     The "Net Mortgage Rate" for each Mortgage Loan is equal to the related Mortgage Rate in effect from time to time less the related Administrative Cost Rate; provided however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     The "Mortgage Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan as stated in the related Mortgage Note in each case without giving effect to any default rate or Revised Rate. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating the Pass-Through Rate on the Class X Certificates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Mortgage Rate for the one month period
(i) preceding the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year, and (ii) preceding the Due Date in March, will be the per annum rate stated in the related Mortgage Note.

     "Excess Interest" with respect to any APD Loan is the interest accrued at the related Revised Rate in respect of such APD Loan in excess of the interest accrued at the related Initial Rate, plus interest thereon, to the extent permitted by applicable law.

     Interest Distribution Amount. The "Interest Distribution Amount" of any Class of Certificates (other than the Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Distributable Certificate Interest" in respect of each Class of Certificates (other than the Residual Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Distributable Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for such Distribution Date, (b) the Scheduled Principal Distribution Amount for such Distribution Date and (c) the Unscheduled Principal Distribution Amount for such Distribution Date.

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Monthly Payments (excluding Balloon Payments) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to, the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the business day preceding the related Servicer Remittance Date or advanced by the Master Servicer or the Trustee, as applicable, and (b) all Balloon Payments to the extent received during the related Due Period, and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent Balloon Payment, regardless of the timing of such late payments, except to the extent such late payments are otherwise reimbursable to the Master Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all voluntary prepayments of principal received on the Mortgage Loans during the related Due Period; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties during the related Due Period, whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related Mortgage Loan.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due, after giving effect to any modification, and (b) interest on the Stated Principal Balance of such Mortgage Loan at the applicable Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definitions of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date, exceeds (ii) the aggregate amount distributed in respect of principal on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates on such preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each Mortgage Loan outstanding at any time represents the principal balance of such Mortgage Loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each Mortgage Loan will initially equal the Cut-off Date Balance thereof and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount for such date that is attributable to such Mortgage Loan. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any Mortgage Loan is paid in full or such Mortgage Loan (or any Mortgaged Property acquired in respect thereof) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which such payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any such liquidation, the Stated Principal Balance of such Mortgage Loan shall be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to "Mortgage Loan", "Mortgage Loans" and "Mortgage Pool" in this prospectus supplement and in the prospectus, when used in such context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on such predecessor Mortgage Loan, including any portion thereof payable or reimbursable to the Master Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Master Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of such property, generally will be applied by the Master Servicer as if received on the predecessor Mortgage Loan.

     Excess Interest. On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to Mortgage Loans during the related Due Period to the holders of the Class J Certificates.


ALLOCATION OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

     On any Distribution Date, Prepayment Premiums collected during the related Due Period will be required to be distributed by the Paying Agent to the holders of the Classes of Offered Certificates as follows: to each of the Class A, Class B, Class C, Class D and Class E Certificates, for each such Class an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all Classes of Certificates on such Distribution Date, (b) 25% and (c) the total amount of Prepayment Premiums collected during the related Due Period. Any Prepayment Premiums collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

     On any Distribution Date, Yield Maintenance Charges collected during the related Due Period will be required to be distributed by the Paying Agent on the Classes of Offered Certificates as follows: to each of the Class A, Class B, Class C, Class D and Class E Certificates, for each such Class an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all Classes of Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Offered Certificates and (c) the aggregate amount of Yield Maintenance Charges collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates (other than the Class X Certificates) is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Offered Certificates and (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related Mortgage Loan and (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such Yield Rate is greater than the Mortgage Rate on the related Mortgage Loan, then the Base Interest Fraction shall equal zero.

     No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class F, Class G, Class H, Class I, Class J or Residual Certificates; instead, after the Certificate Principal Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class X Certificates.

     For a description of Prepayment Premiums and Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. See also "Certain Legal Aspects of the Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges and Prepayment Premiums.


ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates would be reduced to zero based on the assumptions set forth below. Such Distribution Date shall in each case be as follows:

                                   ASSUMED FINAL
CLASS DESIGNATION                DISTRIBUTION DATE
------------------------------- ------------------
   Class A-1 ..................   July 18, 2007
   Class A-2 ..................  October 18, 2008
   Class A-3 .................. November 18, 2008
   Class X ....................   April 18, 2023
   Class B .................... November 18, 2008
   Class C .................... November 18, 2008
   Class D .................... November 18, 2008
   Class E .................... November 18, 2008

     THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS AND WITHOUT REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BECOME DELINQUENT. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS, THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the APD Loans are prepaid on their Anticipated Prepayment Dates. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual payment experience. Finally, the Assumed Distribution Dates were calculated assuming that there would not be an early termination of the Trust Fund.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be November 18, 2030, the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, will have the longest remaining amortization term.


SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans (other than Excess Interest) will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o the rights of the holders of the Class J Certificates will be subordinated to the rights of the Class I Certificates,

     o the rights of the holders of the Class J and Class I Certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o the rights of the holders of the Class H, Class I and Class J Certificates will be subordinated to the rights of the holders of the Class G Certificates,

     o the rights of the holders of the Class G, Class H, Class I and Class J Certificates will be subordinated to the rights of the holders of the Class F Certificates,

     o the rights of the holders of the Class F, Class G, Class H, Class I and Class J Certificates will be subordinated to the rights of the holders of the Class E Certificates,

     o the rights of the holders of the Class E, Class F, Class G, Class H, Class I and Class J Certificates will be subordinated to the rights of the holders of the Class D Certificates,

     o the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates will be subordinated to the rights of the holders of the Class C Certificates,

     o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates will be subordinated to the rights of the holders of the Class B Certificates, and

     o the rights of holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates will be subordinated to the rights of the holders of the Senior Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of such Class of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates, of principal equal to, in each case, the entire Certificate Balance of such Class of Certificates.


     The protection afforded to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class D Certificates by the subordination of the Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C Certificates by means of the subordination of the Class D and Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by means of the subordination of the Class C, Class D and Class E Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A Certificates (unless the Cross-Over Date has occurred, first to the Class A-1 Certificates until the Certificate Balance has been reduced to zero, then to the Class A-2 Certificates until the Certificate Balance has been reduced to zero and then to the Class A-3 Certificates), for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A Certificates, the percentage interest in the Trust Fund evidenced by such Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A Certificates by the Subordinate Certificates.

     Following retirement of the Class A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case for so long as they are outstanding, will provide a similar benefit to each such Class of Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class X and the Residual Certificates) with later alphabetical Class designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on such date, the Paying Agent is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans expected to be outstanding immediately following such Distribution Date is less than (ii) the aggregate Certificate Balance of the Certificates after giving effect to distributions of principal on such Distribution Date (any such deficit, "Collateral Support

Deficit"). The Paying Agent will be required to allocate any such Collateral Support Deficit among the respective Classes of Certificates as follows: to the Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates in that order, and in each case in respect of and until the remaining Certificate Balance of such Class has been reduced to zero. Following the reduction of the Certificate Balances of all such Classes to zero, the Paying Agent will be required to allocate any such Collateral Support Deficit among the Classes of Class A Certificates, pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of such Classes have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

     In general, Collateral Support Deficits could result from the occurrence of: (i) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies thereon, Nonrecoverable Advances made in respect thereof, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (ii) certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus, certain reimbursements to the Master Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the Trust Fund.

     A Class of Offered Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero; provided, however, that reimbursement of any previously allocated Collateral Support Deficit may thereafter be made to such Class.


ADVANCES

     On the business day immediately preceding each Distribution Date (the "Servicer Remittance Date"), the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of:
(i) all Monthly Payments (net of any applicable Servicing Fees), other than Balloon Payments, which were due on the Mortgage Loans during the related Due Period and delinquent (or not advanced by any subservicer) as of the business day preceding such Servicer Remittance Date; and (ii) in the case of each Mortgage Loan delinquent in respect of its Balloon Payment as of the end of the related Due Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan or REO Property will continue through liquidation of such Mortgage Loan or disposition of such REO Property, as the case may be. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make such required P&I Advance pursuant to the Pooling and Servicing Agreement.

     The amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan with respect to any Distribution Date that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to such Mortgage Loan for such Distribution Date. Neither the Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges, Prepayment Premiums or Excess Interest.

     In addition to P&I Advances, the Master Servicer will also be obligated (subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any Mortgage Loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable or in connection with the servicing and administration of any Mortgaged Property or REO Property, to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of such failure, the Trustee will make such required Servicing Advance pursuant to the Pooling and Servicing Agreement.

     The Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the Mortgage Loan ("Related Proceeds"). Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable (including interest thereon) out of Related Proceeds (a "Nonrecoverable Advance"), and the Master Servicer or the Trustee will be entitled to recover any Advance that it so determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.


     In connection with its recovery of any Advance, each of the Master Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of such Advance from the date made to but not including the date of reimbursement. The "Prime Rate" shall be the rate, for any day, set forth as such in The Wall Street Journal, New York edition.

     Each Distribution Date Statement delivered by the Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of Certificates--Reports to Certificateholders" in the prospectus.


APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

     (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan;

     (ii) 120 days after an uncured delinquency occurs in respect of a Mortgage Loan;

     (iii) the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan (other than an extension of its maturity), becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer;

     (iv) 60 days after a receiver has been appointed;

     (v) 60 days after a borrower declares bankruptcy;

     (vi) 60 days after an involuntary petition of bankruptcy is filed with respect to the borrower, if such petition is not dismissed prior to the expiration of such period; and

     (vii) immediately after a Mortgage Loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more independent MAI appraisals with respect to any Mortgage Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the Master Servicer as an Advance), and (B) by an internal valuation performed by the Special Servicer with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, over (ii) the sum as of the Due Date occurring in the month of such Distribution Date of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate,
(B) all unreimbursed Advances and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents and all other amounts due and unpaid under the Mortgage Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer and/or for which funds have not been escrowed).

     Within 60 days after the Appraisal Reduction Event, the Special Servicer will be required to receive such appraisal; provided, however, that with respect to an Appraisal Reduction Event described in clause (ii), the Special Servicer will be required to receive such appraisal within the 120-day period set forth in such clause (ii). On the first Determination Date occurring on or after the delivery of such MAI appraisal, the Special Servicer will be required to calculate and report to the Master Servicer, and the Master Servicer will be required to report to the Paying Agent and the Trustee, the Appraisal Reduction to take into account such appraisal. In the event that the Special Servicer has not received such MAI appraisal within the timeframe described above (or, in the case of an appraisal in connection with an Appraisal Reduction Amount described in clause (ii), within 60 days following the 120-day period set forth in such clause (ii)), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until such MAI appraisal is received. The "Determination Date" for each Distribution Date is the 13th day of the month in which such Distribution Date occurs or, if any such 13th day is not a business day, then the immediately preceding business day.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced by an amount equal to the Appraisal Reduction Amount, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class J Certificates, then to the Class I Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates). See "--Advances" above. The "Appraisal Reduction Amount" for any Distribution Date shall equal the product of (i) the applicable per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) on the Class of Certificates to which the Appraisal Reduction is allocated, and
(ii) the sum of all Appraisal Reductions with respect to such Distribution Date. In addition, Appraisal Reductions will be allocated to the most subordinate Class of Certificates then outstanding (i.e., first to the Class J Certificates, then to the Class I Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates) for purposes of determining Voting Rights and the identity of the Controlling Class. See "--Voting Rights" below and "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding twelve months), the Special Servicer is required, within 30 days of each anniversary of the related Appraisal Reduction Event, to order an appraisal (which may be an update of a prior appraisal), the cost of which shall be a Servicing Advance. Based upon such appraisal, the Special Servicer is required to redetermine and report to the Paying Agent the amount of the Appraisal Reduction with respect to such Mortgage Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal with respect to a Mortgage Loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior appraisal in calculating any Appraisal Reduction with respect to such Mortgage Loan.

     With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred and which has become current and has remained current for twelve consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Special Servicer may within 30 days of the date of such twelfth Monthly Payment, order an appraisal (which may be an update of a prior appraisal), the cost of which shall be a Servicing Advance. Based upon such appraisal, the Special Servicer is required to redetermine and report to the Paying Agent the amount of the Appraisal Reduction with respect to such Mortgage Loan.


REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Paying Agent will be required to forward by mail to each holder of a Certificate, the Trustee, the Underwriter, the Special Servicer and a financial market publisher (which is anticipated to initially be Bloomberg, L.P.), if any, a statement (a "Distribution Date Statement") setting forth, among other things:

     (i) the amount of the distribution on such Distribution Date to the holders of such Class of Certificates in reduction of the Certificate Balance thereof;

     (ii) the amount of the distribution on such Distribution Date to the holders of such Class of Certificates allocable to Distributable Certificate Interest;

     (iii) the aggregate amount of Advances made in respect of such Distribution Date;

     (iv) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer during the Due Period for such Distribution Date;

     (v) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after such Distribution Date;

     (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the end of the related Due Period for such Distribution Date;

     (vii) the number and aggregate principal balance of Mortgage Loans (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months and (D) as to which foreclosure proceedings have been commenced;

     (viii) the value of any REO Property included in the Trust Fund as of the end of the related Due Period for such Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

     (ix) the Available Distribution Amount for such Distribution Date;

     (x) the amount of the distribution on such Distribution Date to the holders of such Class of Certificates allocable to (A) Prepayment Premiums,
   (B) Yield Maintenance Charges and (C) Excess Interest;

     (xi) the Pass-Through Rate for such Class of Certificates for such Distribution Date and the next succeeding Distribution Date;

     (xii) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for such Distribution Date;

     (xiii) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein as a result of the allocation of any Collateral Support Deficit on such Distribution Date;

     (xiv) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each Class of Certificates (other than the Residual Certificates) immediately following such Distribution Date;

     (xv) the amount of any Appraisal Reductions effected in connection with such Distribution Date on a loan-by-loan basis, the total Appraisal Reduction effected in connection with such Distribution Date and the total Appraisal Reduction Amounts as of such Distribution Date;

     (xvi) the number and related principal balances of any Mortgage Loans extended or modified during the related Due Period on a loan-by-loan basis;


     (xvii) the amount of any remaining unpaid interest shortfalls for such Class as of such Distribution Date;

     (xviii) a loan-by-loan listing of each Mortgage Loan which was the subject of a Principal Prepayment during the related Due Period and the amount and the type of Principal Prepayment occurring;

     (xix) a loan-by-loan listing of any Mortgage Loan which was defeased during the related Due Period; and

     (xx) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Servicer Remittance Dates.

In the case of information furnished pursuant to clauses (i), (ii), (x) and
(xvii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Definitive Certificate.

     In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to the Trustee and each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (i),
(ii) and (x) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

     The Master Servicer will be required to provide a financial market publisher, which is anticipated to initially be Bloomberg, L.P., quarterly with certain current information with respect to the Mortgaged Properties, including current and original net operating income, debt service coverage ratios based upon borrowers' annual operating statements and occupancy rates, to the extent it has received such information from the borrowers pursuant to the related loan documents.

     The Pooling and Servicing Agreement requires that the Paying Agent (or the Trustee with respect to clause (vi) only) make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, for review by any holder of an Offered Certificate, the Depositor, the Special Servicer, the Master Servicer, any Rating Agency or any other person to whom the Paying Agent (or the Trustee, if applicable) believes such disclosure is appropriate, originals or copies of, among other things, the following items:

     (i) the Pooling and Servicing Agreement and any amendments thereto;

     (ii) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date;

     (iii) all officer's certificates delivered to the Paying Agent since the Closing Date as described under "Description of the Pooling
   Agreements--Evidence as to Compliance" in the prospectus;

     (iv) all accountants' reports delivered to the Paying Agent since the Closing Date as described under "Description of the Pooling
   Agreements--Evidence as to Compliance" in the prospectus;

     (v) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Paying Agent in respect of each Mortgaged Property;

     (vi) copies of the Mortgage Loan documents;

     (vii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Paying Agent; and

     (viii) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent such statements and reports have been delivered to the Paying Agent.

Copies of any and all of the foregoing items will be available to Certificateholders from the Paying Agent (or the Trustee with respect to clause
(vi) only) upon request; however, the Paying Agent (or the Trustee with respect to clause (vi) only) will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be responsible for enforcing all provisions of the Mortgage Loan documents relating to the submission of financial and property information.

     The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions set forth therein, to provide the reports available to Certificateholders set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any Certificateholder, the Underwriter, any Certificate Owner or any prospective investor identified as such by a Certificate Owner or Underwriter, that requests such reports or information; provided that the Master Servicer or the Paying Agent, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information. Except as otherwise set forth in this paragraph, until such time as Definitive Certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to such Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Depositor, the Paying Agent and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Offered Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.


VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") shall be allocated among the respective Classes of Certificateholders as follows: (i) 4% in the case of the Class X Certificates, and (ii) in the case of any other Class of Certificates (other than the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such time, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates, each determined as of the Distribution

Date immediately preceding such time. Neither the Class R nor the Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of any Class shall be deemed to be reduced by the amount allocated to such Class of any Appraisal Reductions related to Mortgage Loans as to which Liquidation Proceeds or other final payment has not yet been received. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if such consent, approval or waiver would in any way increase its compensation or limit its obligations in such capacity under the Pooling and Servicing Agreement; provided, however, that such restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class.


TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Master Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the Trust Fund. Any such purchase of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the sum of (i) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the Trust Fund and
(ii) the aggregate fair market value of all REO Properties then included in the Trust Fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding, other than the Controlling Class, unless the Controlling Class is the only Class of Certificates outstanding. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1% of the Initial Pool Balance.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described under "--Distributions--Priority" above.

     Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

THE TRUSTEE


     State Street Bank and Trust Company will act as Trustee of the Trust Fund. The corporate trust office of the Trustee responsible for administration of the Trust is located at Two International Place-5th Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Department, Ref. Chase Commercial Mortgage Securities Corp., Series 1998-2. In its Consolidated Report of condition as of December 31, 1997, State Street Bank and Trust Company, a Massachusetts chartered institution, and foreign and domestic subsidiaries, reported total assets of $37,449,709,000. As compensation for the performance of its duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan and will accrue at a rate (the "Trustee Fee Rate"), calculated on the basis of a 360-day year consisting of twelve 30-day months (other than in respect of Mortgage Loans that are the subject of principal prepayments applied on a date other than a Due Date) equal to 0.00575% per annum, and will be computed on the basis of the Stated Principal Balance of the related Mortgage Loan. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.

                        SERVICING OF THE MORTGAGE LOANS


GENERAL

     The servicing of the Mortgage Loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     Each of the Master Servicer (directly or through one or more subservicers) and the Special Servicer will be required to service and administer the Mortgage Loans for which it is responsible. The Mortgage Loans will be sub-serviced by The Chase Manhattan Bank. In addition to the subservicing by the Chase Manhattan Bank of the Mortgage Loans, the Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more affiliates so long as such delegation and/or assignment, in and of itself, does not cause the qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates as confirmed in writing by the Rating Agencies. Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint subservicers with respect to any of its servicing obligations and duties.

     The Master Servicer and the Special Servicer will be required to service and administer the Mortgage Loans for which each is responsible on behalf of the Trustee in the best interests of and for the benefit of all of the holders of Certificates (as determined by the Master Servicer or the Special Servicer in the exercise of its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the Mortgage Loans, and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO Properties that are comparable to the Mortgaged Properties, and in each event with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collection that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate). Such servicing is required to be undertaken without regard to (i) any known relationship that the Master Servicer or the Special Servicer, or an affiliate of the Master Servicer or the Special Servicer, as applicable, may have with the borrowers; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as applicable; (iii) the Master Servicer's or the Special Servicer's obligation, as applicable, to make Advances; or (iv) the right of the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction. The foregoing standards to which the Master Servicer and the Special Servicer are subject are collectively referred to as the "Servicing Standards".

     Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Master Servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. With respect to any Mortgage Loan (i) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity, (ii) as to which any Monthly Payment (other than a Balloon Payment) is more than 60 days delinquent, (iii) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for such a proceeding (provided that if such appointment, decree or order is stayed or discharged, or such consent revoked within 60 days such Mortgage Loan shall not be considered a Specially Serviced Mortgage Loan during such period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due, (iv) as to which the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property, (v) as to which, in the judgment of the Master Servicer, a payment default has occurred or is reasonably foreseeable and is not likely to be cured by the borrower within 60 days, and prior to acceleration of amounts due under the related Mortgage Note or commencement of any foreclosure or similar proceedings or (vi) as to which a default of which the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremediated for the applicable grace period specified in such Mortgage Loan (or if no grace period is specified, 60 days), the Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer, but will be required to continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and to make remittances and prepare certain reports to the Certificateholders with respect to such Mortgage Loan. If the related Mortgaged Property is acquired in respect of any such Mortgage Loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. The Mortgage Loans serviced by the Special Servicer and any Mortgage Loans that have become REO Properties are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans". The Master Servicer shall have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing Mortgage Loan for at least 90 days (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of such Mortgage Loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below) and the Rating Agencies, provided however, the Special Servicer will not be required to deliver an Asset Status Report to the Directing Certificateholder if they are the same entity. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the Special Servicer will be required to implement the recommended action as outlined in such Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in such Asset Status Report if it makes a determination in accordance with the Servicing Standards that such objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will be required to revise such Asset Status Report until the Directing Certificateholder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination that such objection is not in the best interests of the Certificateholders.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates then outstanding that has a Certificate Balance at least equal to the lesser of (a) 1% of the Initial Pool Balance or
(b) 20% of the initial Certificate Balance of such Class, in the case of the Class J Certificates, or 25% of the initial Certificate Balance of such Class, in the case of any other Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class shall be deemed to be reduced by the amount allocated to such Class of any Appraisal Reductions relating to Mortgage Loans as to which Liquidation Proceeds or other final payment has not yet been received.

     The Controlling Class as of the Closing Date will be the Class J Certificates.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions.


THE SERVICER

     The Chase Manhattan Bank (in such capacity, the "Servicer") will act as servicer pursuant to a subservicing agreement, dated as of the Cut-off Date, between the Servicer and the Master Servicer. The Servicer will be responsible for servicing the Mortgage Loans and performing the duties of the Master Servicer in accordance with the terms of the subservicing agreement which incorporates the terms of the Pooling and Servicing Agreement. The principal offices of the Servicer are located at 270 Park Avenue, New York, New York 10017. As of December 31, 1997, the Servicer had a stockholder's equity of approximately $21.74 billion and was the servicer of a portfolio of multifamily and commercial mortgage loans, secured by properties located throughout the United States and totaling approximately $7.45 billion in aggregate outstanding principal amounts.


THE MASTER SERVICER

     GMAC Commercial Mortgage Corporation will act as servicer (in such capacity, the "Master Servicer") and in such capacity will be responsible for servicing the Mortgage Loans. The principal offices of the Master Servicer are located at 650 Dresher Road, Horsham, Pennsylvania 19044. As of June 30, 1998, GMAC Commercial Mortgage Corporation had a total commercial and multifamily mortgage loan servicing portfolio of approximately $46 billion.

     The information set forth in this prospectus supplement concerning the Master Servicer has been provided by the Master Servicer, and neither the Depositor nor the Underwriter make any representation or warranty as to the accuracy or completeness of such information.


THE SPECIAL SERVICER

     GMAC Commercial Mortgage Corporation will act as the Special Servicer and in such capacity will be responsible for servicing the Specially Serviced Mortgage Loans. For a description of the Special Servicer see "The Master Servicer" above.

     The information set forth in this prospectus supplement concerning the Special Servicer has been provided by the Special Servicer, and neither the Depositor nor the Underwriter make any representation or warranty as to the accuracy or completeness of such information.


REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the holders of Certificates representing more than 50% of the aggregate Certificate Balance of the Controlling Class, provided that each Rating Agency confirms in writing that such replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan, and will accrue at a rate (the "Servicing Fee Rate"), calculated on a basis of a 360-day year consisting of twelve 30-day months equal to 0.07% per annum and 0.035% per annum with respect to Mortgage Loans identified as Loan numbers 13, 76, 77, 81 and 93 on the Mortgage Loan Schedule, and will be computed on the basis of the Stated Principal Balance of the related Mortgage Loan. As of any date of determination, the "Administrative Cost Rate" will be equal to the sum of the Servicing Fee Rate, the Standby Fee Rate and the Trustee Fee Rate, and shall equal 0.08075% per annum and 0.04575% per annum with respect to Mortgage Loans identified as Loan numbers 13, 76, 77, 81 and 93 on the Mortgage Loan Schedule. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (i) a percentage of all assumption and modification fees paid by the borrowers on Mortgage Loans that are not Specially Serviced Mortgage Loans, and (ii) late payment charges and default interest paid by the borrowers (other than on Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed to pay interest on Advances. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account and the Distribution Accounts in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on such funds and will bear any losses resulting from the investment of such funds. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent such interest is not required to be paid to the related borrowers. The Depositor will be obligated to pay the annual fees of each Rating Agency.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Standby Fee, the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     The "Standby Fee" will be payable monthly on a loan-by-loan basis from amounts received as interest on each Mortgage Loan, in an amount equal to the product of (x) a per annum rate of 0.005% (the "Standby Fee Rate"), and (y) the Stated Principal Balance of the related Mortgage Loan.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and on the basis of a 360-day year consisting of twelve 30-day months, and will be payable monthly from the Trust Fund. Such fee will be calculated on a basis of a 360-day year consisting of twelve 30-day months.

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of 1% to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments, and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause), it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase of any Mortgage Loan by the Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation, the purchase of any Specially Serviced Mortgage Loan by the Master Servicer or the Special Servicer or the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitutes principal and/or interest.

     The Special Servicer will also be entitled to additional servicing compensation in the form of a percentage of all assumption fees, extension fees and modification fees received on or with respect to Mortgage Loans and all assumption fees, modification fees and all extension fees received on or with respect to Specially Serviced Mortgage Loans, except for the fees described above that the Master Servicer is entitled to. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers on Specially Serviced Mortgage Loans, but only to the extent such amounts are not needed to pay interest on Advances. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the APD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the Mortgage Pool in accordance with the Servicing Standards above and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with such standard.

     As and to the extent described in this prospectus supplement under "Description of the Certificates--Advances," the Master Servicer will be entitled to receive interest on Advances, such interest to be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In connection therewith, the Master Servicer will be responsible for all fees of any subservicers. See "Description of the Certificates--Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.


MAINTENANCE OF INSURANCE

     To the extent permitted by the related Mortgage Loan and required by the Servicing Standards, the Master Servicer will be required to use its reasonable efforts to (i) cause each borrower to maintain or (ii) itself maintain (to the extent available at commercially reasonable rates), a fire and hazard insurance policy with extended coverage covering the related Mortgaged Property. The coverage of each such policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related Mortgage Loan documents. Whenever the Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and such flood insurance has been made available), the Master Servicer will also be required to use its reasonable best efforts to (i) cause each borrower to maintain (to the extent required by the related Mortgage Loan) or (ii) itself maintain (to the extent available at commercially reasonable rates) a flood insurance policy in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the related Mortgage Loan and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended, but only to the extent that the related Mortgage Loan permits the lender to require such coverage and maintaining such coverage is consistent with the Servicing Standards.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable, in an amount which is at least equal to the lesser of (i) an amount necessary to avoid the application of any co-insurance clause and (ii) the full replacement cost of the improvements on such REO Property. In addition, during all such times as the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest policy insuring against hazard losses on the Mortgage Loans and REO Properties. Any losses incurred with respect to Mortgage Loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer in maintaining any such insurance policy if the borrower defaults on its obligation to do so shall be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining any such required insurance or other earthquake insurance obtained by the Special Servicer shall be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the Master Servicer as a Servicing Advance.

     Such costs may be recovered by the Master Servicer from reimbursements received from the borrower or, if the borrower does not pay such amounts, as Servicing Advances as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.


MODIFICATIONS, WAIVER AND AMENDMENTS

     The Special Servicer may agree to extend the maturity date of a Mortgage Loan that is not a Specially Serviced Mortgage Loan; provided, however, that, no such extension entered into by the Special Servicer shall extend the maturity date beyond the earlier of (i) two years prior to the Rated Final Distribution Date and (ii) in the case of a Mortgage Loan secured by a leasehold estate, the date ten years prior to the expiration of such leasehold estate; and provided further that, if such extension would extend the maturity date of a Mortgage Loan for more than twelve months from and after the original maturity date of such Mortgage Loan, the Special Servicer must obtain the opinion of counsel described in the next sentence. Except as otherwise set forth in this paragraph, the Special Servicer (or in certain circumstances the Master Servicer) may not waive, modify or amend any provision of a Mortgage Loan which is not in default or as to which default is not reasonably foreseeable except for (i) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (ii) any waiver, modification or amendment that would not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and as to which the Special Servicer has provided the Trustee with an opinion of counsel that such waiver, modification or amendment will not constitute such a "significant modification."

     If, but only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of such Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of such Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below. The Special Servicer will use its best efforts to the extent possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date.

     The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if such modification, waiver or amendment would:

     (i) extend the maturity date of any such Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if such Specially Serviced Mortgage Loan is secured by a leasehold estate, the date ten years prior to the expiration of such leasehold;

     (ii) reduce the related Net Mortgage Rate to less than the lesser of (A) the original Net Mortgage Rate and (B) the highest Pass-Through Rate on any Class of Certificates (other than the Class X Certificates); or

     (iii) provide for the deferral of interest unless (A) interest accrues thereon, generally, at the related Mortgage Rate and (B) the aggregate amount of such deferred interest does not exceed 10% of the unpaid principal balance of such Specially Serviced Mortgage Loan.

     In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes (other than the Class X Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, shall be added to the Certificate Balance of such Class or Classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Rating Agencies and the Trustee of any modification, waiver or amendment of any term of any Mortgage Loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Paying Agent. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Pursuant to the Pooling and Servicing Agreement, if a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be paid by the Master Servicer as a Servicing Advance) and either:

     (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.

     The Pooling and Servicing Agreement grants to the Master Servicer and the Special Servicer a right of first refusal to purchase from the Trust Fund, at the Purchase Price, any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with the Servicing Standards, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

     If title to any Mortgaged Property is acquired by the Trust Fund, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund longer than such period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Trust Fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Trust Fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, will retain, at the expense of the Trust Fund, an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Trust Fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." "Rents from real property" also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Trust

Fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool--Net Income from Foreclosure Property" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (i) the outstanding principal balance of such Mortgage Loan, (ii) interest accrued thereon and (iii) the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest thereon) incurred with respect to such Mortgage Loan, then the Trust Fund will realize a loss in the amount of such shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of such Mortgage Loan, certain unreimbursed expenses incurred with respect to such Mortgage Loan and any unreimbursed Advances made with respect to such Mortgage Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer or Trustee on any such Advances.

     If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to expend its own funds to effect such restoration unless (i) the Special Servicer determines that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (ii) the Master Servicer determines that such expenses will be recoverable by it from related Insurance and Condemnation Proceeds and Liquidation Proceeds.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standards, but in any event is required to inspect each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 1999; provided, however, that if the Master Servicer has a reasonable basis to believe that (i) the DSCR with respect to any Mortgage Loan has decreased by 25% or more from the DSCR as of the Cut-off Date or (ii) the DSCR with respect to any Mortgaged Property has decreased to 0.90x or less, the Master Servicer shall inspect the related Mortgaged Property as soon as practicable thereafter (the cost of which inspection shall be a Servicing Advance); provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable thereafter (the cost of which inspection shall be a Servicing Advance). The Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of each such inspection describing the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any waste committed thereon.

     With respect to each Mortgage Loan that requires the borrower to deliver such statements, the Special Servicer or the Master Servicer, as applicable, is also required to collect and review the annual operating statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are to be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.


CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations thereunder only upon (a) in the case of the Master Servicer only, the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any Class of Certificates or (b) a determination that such obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer (or the Special Servicer's officers and directors), the Depositor or any director, officer, employee or agent of any of them will be under any liability to the Trust Fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of negligent disregard of such obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer (or the Special Servicer's officers and directors), the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such obligations or duties, or in the case of the Depositor and any of its directors, officers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account therefor.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer will be allowed to self-insure with respect to a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.


EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

     (i) (A) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, or (B) any failure by the Master Servicer to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. (NYC time) on the relevant Distribution Date;

     (ii) any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

     (iii) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (15 days in the case of a failure to make a Servicing Advance or pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice thereof has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, if such breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30 day period will be extended an additional 30 days;

     (iv) any breach on the part of the Master Servicer or the Special Sevicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided however, if such breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 30 days;

     (v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations; provided, however, if such breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure; and

     (vi) the Trustee shall have received written notice from any Rating Agency (other than S&P) that the continuation of the Master Servicer or the Special Servicer in such capacity would result, or has resulted, in a downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% of the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting such Class have made written request upon the Trustee to institute such proceeding in its own name (as Trustee thereunder) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

     (i) to cure any ambiguity;

     (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error;

     (iii) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (B) such change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency;

     (iv) to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) as a REMIC, to maintain the grantor trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any holder of the Certificates or (B) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that any such amendment will not give rise to any tax with respect to the transfer of the Residual

   Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
   Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus);


     (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel; or


     (vi) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency.


     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such Class then outstanding or (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the holders of all Certificates of such Class then outstanding.


     Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC or cause the grantor trust to fail to qualify as a grantor trust.

                       YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate for such Certificate; (ii) the price paid for such Certificate and, if the price was other than par, the rate and timing of payments of principal on such Certificate; (iii) the aggregate amount of distributions on such Certificate and (iv) the aggregate amount of Collateral Support Deficit amounts allocated to the Class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the Mortgage Loans (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). In addition, although the borrowers under an APD Loan may have certain incentives to prepay APD Loans on their Anticipated Prepayment Dates, there can be no assurance that the related Borrowers will be able to prepay the APD Loans on their Anticipated Prepayment Date. The failure of a Borrower to prepay the APD Loans on their Anticipated Prepayment Dates will not be an event of default under the terms of the APD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a Borrower's failure to pay Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collection, until the scheduled maturity of the APD Loans; provided, that the Master or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the APD Loans documents. See "Risk Factors--Risks Associated with Balloon Payments and Loans with Anticipated Prepayment Dates" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. In general, the Class X Certificates will be extremely sensitive to the rate of principal prepayments, principal losses and interest rate reductions due to modifications on the Mortgage Loans. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage

Loans will result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, particularly the Class X Certificates, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on such investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will generally be borne by the holders of the Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case to the extent of amounts otherwise distributable in respect of such Class of Certificates. In the event of the reduction of the Certificate Balances of all such Classes of Certificates to zero, such losses and shortfalls will then be borne, pro rata, by the Class A-1, Class A-2 and Class A-3 Certificates (and Class X Certificates with respect to shortfalls of interest).

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, Prepayment Premiums or Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the Mortgage Loans voluntary prepayments are subject to Lockout Periods and/or Prepayment Premium Periods and/or Yield Maintenance Periods. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 17 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution

Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.


WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate (other than the Class X Certificates) refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid before maturity or the Anticipated Prepayment Date, as the case may be. The columns headed "3% CPR", "6% CPR", "9% CPR" and "12% CPR" assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any Lockout Period. There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates (other than the Class X Certificates) that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

     (i) scheduled monthly payments of principal and/or interest on the Mortgage Loans (or, with respect to 3 Mortgage Loans, representing approximately 2.15% of the Initial Pool Balance, annual payments of principal), in each case prior to any prepayment of the Mortgage Loan, will be timely received (with no defaults) and will be distributed on the 18th day of each month commencing in December 1998;

     (ii) the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to maturity or the Anticipated Prepayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

     (iii) the monthly (except with respect to the Mortgage Loans (identified as Loan numbers 26, 27 and 28 on Annex A hereto) which have monthly payments of interest and annual payments of principal) principal and/or interest payment due for each Mortgage Loan on the first Due Date following the Cut-off Date will continue to be due on each Due Date until maturity or the Anticipated Prepayment Date, as the case may be, except in the case of the 8 Mortgage Loans (identified as Loan Numbers 11, 24, 42, 45, 47, 60, 83 and 93 on Annex A hereto), which Mortgage Loans are assumed to amortize in accordance with the amortization schedules set forth on Annex A after an interest-only period of between 4 and 60 months from origination, and in the case of 1 Mortgage Loan, which Mortgage Loan provides for a reduction in the monthly debt service after 18 months;

     (iv) any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable Lockout Period at the respective levels of CPR set forth in the tables;

     (v) the Mortgage Loan Seller will not be required to repurchase any Mortgage Loan, and none of the Master Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the Trust Fund;

     (vi) no Prepayment Premiums or Yield Maintenance Charges are included in any allocations or calculations;

     (vii) any principal prepayments received on the Mortgage Loans are prepayments in full;

     (viii) the Closing Date is November 19, 1998;

     (ix) the APD Loans prepay on their Anticipated Prepayment Date; and

     (x) with respect to the table for Class X Certificates, there are no Withheld Loans.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered Certificates (other than the Class X Certificates) may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered Certificates (other than the Class X Certificates) and set forth the percentage of the initial Certificate Balance of such Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.


                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:




DATE                                             0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
---------------------------------------------   --------   --------   --------   --------   --------
Initial Percent .............................      100        100        100        100        100
November 18, 1999 ...........................       93         93         93         93         93
November 18, 2000 ...........................       85         85         84         84         84
November 18, 2001 ...........................       77         74         72         69         67
November 18, 2002 ...........................       68         62         57         52         47
November 18, 2003 ...........................       50         42         35         28         21
November 18, 2004 ...........................       38         28         19         10          3
November 18, 2005 ...........................       26         13          3          0          0
November 18, 2006 ...........................       12          0          0          0          0
November 18, 2007 ...........................        0          0          0          0          0
November 18, 2008 ...........................        0          0          0          0          0
Weighted Average Life (Years)(A) ............      5.0        4.5        4.1        3.9        3.7
Estimated Month of First Principal ..........        1          1          1          1          1
Estimated Month of Maturity .................      104         95         86         80         74

----------
(A) The weighted average life of the Class A-1 Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class A-1 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:




DATE                                             0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
---------------------------------------------   --------   --------   --------   --------   --------
Initial Percent .............................      100        100        100        100        100
November 18, 1999 ...........................      100        100        100        100        100
November 18, 2000 ...........................      100        100        100        100        100
November 18, 2001 ...........................      100        100        100        100        100
November 18, 2002 ...........................      100        100        100        100        100
November 18, 2003 ...........................      100        100        100        100        100
November 18, 2004 ...........................      100        100        100        100        100
November 18, 2005 ...........................      100        100        100         97         94
November 18, 2006 ...........................      100         99         94         90         86
November 18, 2007 ...........................       85         81         78         75         73
November 18, 2008 ...........................        0          0          0          0          0
Weighted Average Life (Years)(A) ............      9.5        9.4        9.4        9.3        9.1
Estimated Month of First Principal ..........      104         95         86         80         74
Estimated Month of Maturity .................      119        118        118        118        118

----------
(A) The weighted average life of the Class A-2 Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class A-2 Certificates.


                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:




DATE                                             0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
---------------------------------------------   --------   --------   --------   --------   --------
Initial Percent .............................      100        100        100        100        100
November 18, 1999 ...........................      100        100        100        100        100
November 18, 2000 ...........................      100        100        100        100        100
November 18, 2001 ...........................      100        100        100        100        100
November 18, 2002 ...........................      100        100        100        100        100
November 18, 2003 ...........................      100        100        100        100        100
November 18, 2004 ...........................      100        100        100        100        100
November 18, 2005 ...........................      100        100        100        100        100
November 18, 2006 ...........................      100        100        100        100        100
November 18, 2007 ...........................      100        100        100        100        100
November 18, 2008 ...........................        0          0          0          0          0
Weighted Average Life (Years)(A) ............      9.9        9.9        9.9        9.9        9.9
Estimated Month of First Principal ..........      119        118        118        118        118
Estimated Month of Maturity .................      120        120        120        120        120

----------
(A) The weighted average life of the Class A-3 Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class A-3 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:




DATE                                             0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
---------------------------------------------   --------   --------   --------   --------   --------
Initial Percent .............................      100        100        100        100        100
November 18, 1999 ...........................      100        100        100        100        100
November 18, 2000 ...........................      100        100        100        100        100
November 18, 2001 ...........................      100        100        100        100        100
November 18, 2002 ...........................      100        100        100        100        100
November 18, 2003 ...........................      100        100        100        100        100
November 18, 2004 ...........................      100        100        100        100        100
November 18, 2005 ...........................      100        100        100        100        100
November 18, 2006 ...........................      100        100        100        100        100
November 18, 2007 ...........................      100        100        100        100        100
November 18, 2008 ...........................        0          0          0          0          0
Weighted Average Life (Years)(A) ............     10.0       10.0       10.0       10.0       10.0
Estimated Month of First Principal ..........      120        120        120        120        120
Estimated Month of Maturity .................      120        120        120        120        120

----------
(A) The weighted average life of the Class B Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class B Certificates.


                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:




DATE                                             0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
---------------------------------------------   --------   --------   --------   --------   --------
Initial Percent .............................      100        100        100        100        100
November 18, 1999 ...........................      100        100        100        100        100
November 18, 2000 ...........................      100        100        100        100        100
November 18, 2001 ...........................      100        100        100        100        100
November 18, 2002 ...........................      100        100        100        100        100
November 18, 2003 ...........................      100        100        100        100        100
November 18, 2004 ...........................      100        100        100        100        100
November 18, 2005 ...........................      100        100        100        100        100
November 18, 2006 ...........................      100        100        100        100        100
November 18, 2007 ...........................      100        100        100        100        100
November 18, 2008 ...........................        0          0          0          0          0
Weighted Average Life (Years)(A) ............     10.0       10.0       10.0       10.0       10.0
Estimated Month of First Principal ..........      120        120        120        120        120
Estimated Month of Maturity .................      120        120        120        120        120

----------
(A) The weighted average life of the Class C Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class C Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:




DATE                                             0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
---------------------------------------------   --------   --------   --------   --------   --------
Initial Percent .............................      100        100        100        100        100
November 18, 1999 ...........................      100        100        100        100        100
November 18, 2000 ...........................      100        100        100        100        100
November 18, 2001 ...........................      100        100        100        100        100
November 18, 2002 ...........................      100        100        100        100        100
November 18, 2003 ...........................      100        100        100        100        100
November 18, 2004 ...........................      100        100        100        100        100
November 18, 2005 ...........................      100        100        100        100        100
November 18, 2006 ...........................      100        100        100        100        100
November 18, 2007 ...........................      100        100        100        100        100
November 18, 2008 ...........................        0          0          0          0          0
Weighted Average Life (Years)(A) ............     10.0       10.0       10.0       10.0       10.0
Estimated Month of First Principal ..........      120        120        120        120        120
Estimated Month of Maturity .................      120        120        120        120        120

----------
(A) The weighted average life of the Class D Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class D Certificates.


                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS E CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:




DATE                                             0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
---------------------------------------------   --------   --------   --------   --------   --------
Initial Percent .............................      100        100        100        100        100
November 18, 1999 ...........................      100        100        100        100        100
November 18, 2000 ...........................      100        100        100        100        100
November 18, 2001 ...........................      100        100        100        100        100
November 18, 2002 ...........................      100        100        100        100        100
November 18, 2003 ...........................      100        100        100        100        100
November 18, 2004 ...........................      100        100        100        100        100
November 18, 2005 ...........................      100        100        100        100        100
November 18, 2006 ...........................      100        100        100        100        100
November 18, 2007 ...........................      100        100        100        100        100
November 18, 2008 ...........................        0          0          0          0          0
Weighted Average Life (Years)(A) ............     10.0       10.0       10.0       10.0       10.0
Estimated Month of First Principal ..........      120        120        120        120        120
Estimated Month of Maturity .................      120        120        120        120        120

----------
(A) The weighted average life of the Class E Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class E Certificates.

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

     The yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments), principal losses and interest rate reductions due to modifications on the Mortgage Loans and to other factors set forth above. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments or principal losses on the Mortgage Pool could result in the failure by investors in the Class X Certificates to fully recoup their initial investments.

     ANY OPTIONAL TERMINATION BY THE SPECIAL SERVICER, THE MASTER SERVICER, THE HOLDERS OF THE CONTROLLING CLASS OR THE HOLDERS OF THE CLASS LR CERTIFICATES WOULD RESULT IN PREPAYMENT IN FULL OF THE CERTIFICATES AND WOULD HAVE AN ADVERSE EFFECT ON THE YIELD OF THE CLASS X CERTIFICATES BECAUSE A TERMINATION WOULD HAVE AN EFFECT SIMILAR TO A PRINCIPAL PREPAYMENT IN FULL OF THE MORTGAGE LOANS (WITHOUT, HOWEVER, THE PAYMENT OF ANY PREPAYMENT PREMIUMS OR YIELD MAINTENANCE CHARGES) AND, AS A RESULT, INVESTORS IN THE CLASS X CERTIFICATES AND ANY OTHER CERTIFICATES PURCHASED AT PREMIUM MIGHT NOT FULLY RECOUP THEIR INITIAL INVESTMENT. SEE "DESCRIPTION OF THE CERTIFICATES--TERMINATION; RETIREMENT OF CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

     The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class X Certificates at various prices and constant prepayment rates. The allocations and calculations do not take account of any Prepayment Premiums or Yield Maintenance Charges. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of such Class of Certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates and consequently do not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered.

     The table below has been prepared based on the assumption that distributions are made in accordance with "Description of the Certificates" in this prospectus supplement and on the assumptions described in clauses (i) through (x) on pages S-112 and S-113 and with the assumed respective purchase prices (as a percentage of the initial Notional Amount of the Class X Certificates) of the Class X Certificates set forth in the table, plus accrued interest thereon from November 1, 1998 to the Closing Date, and on the additional assumption that the Class A-1 Pass-Through Rate is 5.99%, the Class A-2 Pass-Through Rate is 6.28%, and the Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Pass-Through Rates are 6.31%.


    SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX YIELDS TO MATURITY
                          OF THE CLASS X CERTIFICATES



     ASSUMED
 PURCHASE PRICE     0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
----------------   --------   --------   --------   --------   --------
      4.25%          10.72%     10.27%    9.86%      9.49%      9.16%
      4.50            9.26       8.81     8.41       8.04       7.71
      4.75            7.93       7.48     7.08       6.71       6.38

     There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows assumed for purposes of the above table or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay at any of the specified percentages of CPR until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft, special counsel to the Depositor, will deliver its opinion that, assuming (i) the making of appropriate elections, (ii) compliance with the provisions of the Pooling and Servicing Agreement and (iii) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, the Trust Fund, exclusive of the Excess Interest and the Excess Interest Distribution Account, will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively, and each a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and
(i) the Class A-1, Class A-2, Class A-3, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates will evidence the "regular interests" in the Upper-Tier REMIC and (ii) the Class R and Class LR Certificates will be the sole classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively, within the meaning of the REMIC Provisions in effect on the date hereof. The Offered Certificates are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft, the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code.

     Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of such Classes of Certificates will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's
usual method of accounting. It is anticipated that the [Class   and Class  ]
Certificates will be issued with original issue discount ("OID")for federal income tax purposes in an amount equal to the excess of the initial Certificate Balances thereof over their respective issue prices (including accrued
interest). It is also anticipated that the [Class    , Class    , Class     and
Class ] Certificates will be issued at a premium and that the [Class ] Certificates will be issued with de minimis OID for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID or whether such OID is de minimis and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%; provided that it is assumed that the APD Mortgage Loans prepay on their Anticipated Prepayment Date (the "Prepayment Assumption"). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Premium" in the prospectus.

     Although unclear for federal income tax purposes, it is anticipated that the Class X Certificates will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the weighted average of the Pass-Through Rates changes in accordance with the Prepayment Assumption) over their issue price (including accrued interest). Any "negative" amounts of OID on the Class X Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of OID, if any. Finally, a holder of a Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the contingent interest rules in the OID Regulations, as amended on June 12, 1996, may be promulgated with respect to the Class X Certificates. See "Certain Federal Income Taxes--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" in the prospectus. Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any net reduction in the income accrual for the taxable year below zero (a "Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and would be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicates, however, that negative amounts of OID on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition or retirement of the debt obligation.

     Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates as described under "Description of the Certificates--Allocation of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of Prepayment Premiums or Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums and Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Prepayment Premium or Yield Maintenance Charge. It appears that Prepayment Premiums and Yield Maintenance Charges, if any, will be treated as ordinary income rather than capital gain. However, that is not entirely clear and Certificateholders should consult their own tax advisers concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. The Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" to the extent such loans are secured by multifamily properties. As of the Cut-off Date, Mortgage Loans secured by multifamily properties will represent approximately 11.43% of the Initial Pool Balance. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates" in the prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.


                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date hereof (the "Underwriting Agreement"), among Chase Securities Inc. (the "Underwriter") and the Depositor, the Underwriter has agreed to use its reasonable efforts to solicit offers to purchase the Offered Certificates on or prior to the Closing Date. Prior to the Closing Date, the Depositor will have the exclusive right to accept offers to purchase Offered Certificates and may reject any such offer in whole or in part. The Underwriter will have the right, in its discretion reasonably exercised, without notice to the Depositor, to reject any offer to purchase Offered Certificates received by them, in whole or in part. The Depositor will pay the Underwriter certain commissions on Offered Certificates sold through them. In the event of a default by the Underwriter, the Underwriting Agreement provides that, in certain circumstances the Underwriting Agreement may be terminated. Further, the Depositor has agreed to indemnify the Underwriter, and the Mortgage Loan Seller and the Underwriter have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Underwriter may also purchase Offered Certificates as principal. Any Offered Certificates so purchased by the Underwriter will be resold by it in a manner similar to those Offered Certificates offered through the Underwriter as agent.

     The Underwriter may effect such transactions by selling Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter.

     Chase Securities Inc. is an affiliate of the Depositor and Chase.

     There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriter expects to make, but is not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

     If and to the extent required by applicable law or regulation, this prospectus supplement and the prospectus will be used by Chase Securities Inc. in connection with offers and sales related to market-making transactions in the Offered Certificates with respect to which Chase Securities Inc. acts as principal. Chase Securities Inc. may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.


                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York, and for the Underwriter by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.


                                    RATING

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Standard & Poor's Rating Services ("S&P") and Duff & Phelps Credit Rating Co. ("DCR"):




CLASS                              S&P     DCR
------------------------------   ------   -----
A-1 ..........................     AAA     AAA
A-2 ..........................     AAA     AAA
A-3 ..........................     AAA     AAA
X ............................    AAAr     AAA
B ............................     AA       AA
C ............................      A       A
D ............................     BBB     BBB
E ............................    BBB-     BBB-

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by holders thereof of interest and the ultimate repayments of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments required under the certificates. S&P assigns the additional rating of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the Mortgage Loans or the degree to which such payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, payment of Excess Interest or net default interest or whether and to what extent payments of Prepayment Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors. As described in this prospectus supplement, the amounts payable with respect to the Class X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class X Certificates. Accordingly, the ratings of the Class X Certificates should be evaluated independently from similar ratings on other types of securities. A downgrade, withdrawal or qualification of a rating with respect to a Lease Enhancement Insurer, a surety bond provider, a Tenant or a guarantor of a Credit Lease may adversely affect the ratings of the Offered Certificates.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by DCR or S&P.


     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.


                               LEGAL INVESTMENT

     Any Class of Certificates rated in the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, for so long as the Mortgage Loans are secured by liens on real estate.

     Except as to the status of certain Classes of Offered Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.


                         CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA, the Code or Similar Law or whether there exists any statutory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to Chase Securities Inc. an individual prohibited transaction exemption, PTE 90-33, 55 Fed. Reg. 23, 151 (June 6, 1990) (the "Exemption") as subsequently amended, which generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by the Underwriter, provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Senior Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Senior Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Senior Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, the Senior Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Rating Services ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the Trust Fund and any mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Senior Certificates, and any affiliate of any of the foregoing entities. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the Senior Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Because the Class A and Class X Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class A Certificates that they be rated not lower than "AAA" by S&P and DCR, and it is a condition of the issuance of the Class X Certificates that they be rated no lower than "AAAr" by S&P and "AAA" by DCR. As of the Closing Date, the fourth general condition set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Class A or Class X Certificate in the secondary market must make its own determination that, at the time of such purchase the Class A or Class X Certificates continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Senior Certificate, whether in the initial issuance of such Certificates or in the secondary market, must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Senior Certificate.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of S&P's, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of Senior Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or the Underwriter and a Plan when the Depositor, the Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a Party in Interest with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of

ERISA for the acquisition or holding of a Senior Certificate on behalf of an "Excluded Plan" or any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or the underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (3) the holding of Senior Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pool.

     Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that (i) the Senior Certificates constitute "certificates" for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Laws. See "Certain ERISA Considerations" in the prospectus. A purchaser of a Senior Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     Because the characteristics of the Subordinate Offered Certificates do not meet the requirements of the Exemption, the purchase or holding of such Certificates by a Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. In no event may any transfer of a Subordinate Offered Certificate or any interest therein be made to a Plan or to any person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary or investment manager of, as trustee of, or with assets of a Plan that is subject to ERISA, Section 4975 of the Code or Similar Laws, unless the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of
Section 406 of ERISA and the related excise tax provisions of Section 4975 of the Code under Section III of Prohibited Transaction Class Exemption 95-60, which provides an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account or is otherwise exempt from ERISA, the Code and Similar Laws. Any such Plan or person to whom a transfer of any such Certificate or interest therein is made shall be deemed to have represented to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Underwriter, any sub-servicer and any borrower with respect to the Mortgage Loans that it is not subject to ERISA, Section 4975 of the Code or Similar Laws, or that the purchase and holding of such Certificate or interest therein is so exempt on the basis of Section III of Prohibited Transaction Class Exemption 95-60 or other applicable exemptions. See "Certain ERISA Considerations" in the prospectus. Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     The sale of Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                         INDEX OF PRINCIPAL DEFINITIONS




75 State Street Anticipated
   Prepayment Date .....................            S-44
75 State Street Borrower ...............            S-44
75 State Street Excess Interest ........            S-44
75 State Street Initial Interest
   Rate ................................            S-44
75 State Street Loan ...................            S-44
75 State Street Property ...............            S-44
75 State Street Property Manager .......            S-46
75 State Street Revised Interest
   Rate ................................            S-44
Acquisition Agreement ..................            S-68
Administrative Cost Rate ...............           S-100
Advances ...............................      S-23, S-90
Affiliate Debt .........................      S-28, S-43
Anticipated Prepayment Date ............      S-20, S-50
APD Loans ..............................            S-50
Appraisal Reduction ....................            S-91
Appraisal Reduction Amount .............            S-91
Appraisal Reduction Event ..............            S-90
Approved Bank ..........................            S-45
Asset Status Report ....................            S-98
Assumed Final Distribution Date ........            S-86
Assumed Scheduled Payment ..............            S-85
Authenticating Agent ...................            S-77
Available Distribution Amount ..........            S-80
Bankruptcy Code ........................            S-31
Base Interest Fraction .................            S-86
Cash Collateral Accounts ...............            S-75
CEDEL ..................................            S-24
Centre Structured Trust Loans ..........            S-58
Centre Structured Trust
   Replacement Property ................            S-58
Certificate Account ....................            S-79
Certificate Balance ....................            S-76
Certificate Owner ......................            S-77
Certificate Registrar ..................            S-77
Certificates ...........................            S-76
Chase ..................................            S-68
Class ..................................            S-76
Class A Certificates ...................            S-76
Class X Pass-Through Rate ..............            S-83
Code ...................................           S-118
Collateral Substitution Deposit ........            S-58
Collateral Support Deficit .............            S-88
Constant Prepayment Rate ...............           S-112
Controlling Class ......................            S-99
Controlling Class Certificateholder                 S-99
Corrected Mortgage Loan ................            S-98
CPR ....................................           S-112
Credit Lease ...........................            S-50
Credit Lease Assignment ................            S-51
Credit Lease Default ...................            S-51
Credit Lease Loans .....................            S-50
Credit Lease Property ..................            S-51
Credit Leases ..........................            S-34


Cross-Over Date ........................            S-83
Cut-off Date Balance ...................            S-43
DCR ....................................    S-120, S-122
Debt Service Coverage Ratio ............            S-64
Defeasance Loans .......................            S-58
Defeasance Lock-out Period .............            S-58
Defeasance Option ......................            S-58
Definitive Certificate .................            S-77
Depositor ..............................            S-43
Depositories ...........................            S-77
Determination Date .....................            S-91
Directing Certificateholder ............            S-98
Distributable Certificate Interest .....            S-84
Distribution Accounts ..................            S-80
Distribution Date ......................            S-79
Distribution Date Statement ............            S-92
DSCR ...................................            S-64
DTC ....................................            S-24
Due Period .............................            S-81
effective gross revenue ................            S-67
ERISA ..................................           S-121
ERISA Plan .............................           S-121
Euroclear ..............................            S-24
Events of Default ......................           S-107
Excess Interest ........................     S-20, S-50,
                                                    S-84
Excess Interest Distribution
   Account .............................            S-80
Exemption ..............................           S-121
FIRREA .................................            S-68
Fitch ..................................           S-122
Fleet ..................................            S-45
Form 8-K ...............................            S-60
HAP Contracts ..........................            S-35
HAP Loans ..............................            S-52
Hazardous Materials ....................            S-73
Indirect Participants ..................            S-77
Initial Pool Balance ...................            S-43
Initial Rate ...........................            S-50
Interest Distribution Amount ...........            S-84
Interest Reserve Account ...............            S-80
IRS ....................................           S-104
Lease Enhancement Policy ...............            S-51
Lease Enhancement Policy Loans .........            S-51
Letters of Credit ......................            S-45
Liquidation Fee ........................           S-100
Liquidation Fee Rate ...................           S-100
Lock Box Accounts ......................            S-75
Lock Box Loans .........................            S-75
Lockout Period .........................            S-53
Lower-Tier Distribution Account ........            S-80
Lower-Tier REMIC .......................           S-118
LTV Ratio ..............................            S-66
Master Servicer ........................            S-99
Mezzanine Borrower .....................            S-46
Mezzanine Lender .......................            S-46

Mezzanine Loan .......................            S-46
Monthly Payments .....................            S-64
Monthly Rental Payments ..............            S-50
Moody's ..............................           S-122
Mortgage .............................            S-43
Mortgage Loan Seller .................            S-43
Mortgage Loans .......................            S-43
Mortgage Note ........................            S-43
Mortgage Rate ........................            S-84
Mortgaged Property ...................            S-43
Negative Adjustment ..................           S-118
Net Mortgage Rate ....................            S-84
NJDEP ................................            S-40
Non-Offered Certificates .............            S-76
Non-Offered Subordinate
   Certificates ......................            S-88
Nonrecoverable Advance ...............            S-90
Notional Amount ......................            S-76
Offered Certificates .................            S-76
OID ..................................           S-118
Participants .........................            S-77
Pass-Through Rate ....................            S-11
Paying Agent .........................            S-77
Percentage Interest ..................            S-77
P&I Advance ..........................      S-23, S-89
Plan .................................           S-121
Pooling and Servicing Agreement ......            S-76
Prepayment Assumption ................           S-118
Prepayment Premium Period ............            S-54
Prepayment Premiums ..................            S-53
Primary Term .........................            S-50
Prime Rate ...........................            S-90
Principal ............................            S-48
Principal Distribution Amount ........            S-84
Principal Shortfall ..................            S-85
Purchase Price .......................            S-74
Rated Final Distribution Date ........            S-87
Record Date ..........................            S-79
Regular Certificates .................           S-118
Reimbursement Rate ...................            S-90
Related Proceeds .....................            S-90
Release Date .........................            S-58
REMIC ................................           S-118
REMIC Provisions .....................           S-118
REO Account ..........................           S-102
REO Loan .............................            S-85
REO Property .........................            S-98
Reserve Accounts .....................            S-75
Residual Certificates ................            S-76
Restricted Group .....................           S-122
Revised Rate .........................            S-50
Rolling 12 Months ....................            S-67
Rules ................................            S-78
Scheduled Principal Distribution
   Amount ............................            S-84
Senior Certificates ..................            S-76
Servicer .............................            S-99


Servicer Remittance Date .............            S-89
Servicing Advances ...................      S-23, S-90
Servicing Fee ........................           S-100
Servicing Fee Rate ...................           S-100
Servicing Standards ..................            S-97
Similar Law ..........................           S-121
SMMEA ................................            S-26
S&P ..................................    S-43, S-120,
                                                 S-122
Special Servicing Fee ................           S-100
Special Servicing Fee Rate ...........           S-100
Specially Serviced Mortgage Loans                 S-98
SSILP ................................            S-21
Standby Fee ..........................           S-100
Standby Fee Rate .....................           S-100
Star Loan ............................            S-52
Stated Principal Balance .............            S-85
Subordinate Certificates .............            S-76
Subordinate Offered Certificates .....            S-76
Tenant ...............................            S-50
Terms and Conditions .................            S-78
Towson Town Center Anticipated
   Prepayment Date ...................            S-47
Towson Town Center Borrower ..........            S-47
Towson Town Center Cash
   Management Account ................            S-48
Towson Town Center Excess
   Interest Rate .....................            S-47
Towson Town Center Guarantor .........            S-47
Towson Town Center Initial
   Interest Rate .....................            S-47
Towson Town Center Loan ..............            S-47
Towson Town Center Property ..........            S-47
Towson Town Center Revised
   Interest Rate .....................            S-47
Trustee Fee ..........................            S-96
Trustee Fee Rate .....................            S-96
Underwriter ..........................           S-119
Underwriting Agreement ...............           S-119
Underwritten Net Cash Flow ...........            S-67
Unscheduled Principal
   Distribution Amount ...............            S-85
Upper-Tier Distribution Account ......            S-80
Upper-Tier REMIC .....................           S-118
Voting Rights ........................            S-94
Wellington ...........................            S-45
Withheld Amounts .....................            S-80
Withheld Loans .......................            S-80
Workout Fee ..........................           S-100
Workout Fee Rate .....................           S-100
Yield Maintenance Charge .............            S-54
Yield Maintenance Period .............            S-53
Yield Rate ...........................            S-54

                                                      LOAN CHARACTERISTICS
                                                             ANNEX A

                                             % OF
                                            INITIAL                       MORTGAGE
                                             POOL           # OF         LOAN SELLER            ORIGINAL           CUT-OFF DATE
ID     PROPERTY NAME                        BALANCE      PROPERTIES          (1)                 BALANCE              BALANCE
-------------------------------------------------------------------------------------------------------------------------------
1      104/106 Second Avenue                 0.17%            1             Chase              $2,200,000           $2,192,655
2      20 Trafalgar Square                   0.44%            1             Chase               5,690,000            5,677,016
3      212 Wolcott Street                    0.74%            1             Chase               9,600,000            9,541,131
4      229 West 28th Street                  0.64%            1             Chase               8,250,000            8,250,000
5      24 & 33 Trafalgar Square              0.12%            1             Chase               1,560,000            1,558,289
-------------------------------------------------------------------------------------------------------------------------------
6      300 First Avenue                      0.66%            1             Chase               8,600,000            8,539,524
7      303 South Broadway                    1.53%            1             Chase              20,000,000           19,848,819
8      379 West Broadway                     0.61%            1             Chase               8,000,000            7,927,796
9      38-34/46 Bell Boulevard               0.17%            1             Chase               2,200,000            2,191,485
10     385 Fifth Avenue                      1.89%            1             Chase              24,400,000           24,384,278
-------------------------------------------------------------------------------------------------------------------------------
11     401 & 414 Commerce Drive              0.65%            1             Chase               8,450,000            8,397,905
12     4D Technology Center                  0.78%            1             Chase              10,100,000           10,064,779
13     75 State Street                       14.29%           1             Chase             185,000,000          184,884,329
14     9 Old Kings Highway                   0.37%            1             Chase               4,800,000            4,760,665
15     99 Tower Garage                       0.23%            1             Chase               2,985,000            2,972,208
-------------------------------------------------------------------------------------------------------------------------------
16     Arboretum Crossing                    1.54%            1             Chase              19,950,000           19,950,000
17     Arbour Building                       0.29%            1             Chase               3,700,000            3,697,472
18     Arcadia Apartments                    0.07%            1             Chase                 960,000              956,856
19     Arsenal Mall                          2.70%            1             Chase              35,000,000           34,976,428
20     Balboa Office Building                0.26%            1             Chase               3,350,000            3,347,508
-------------------------------------------------------------------------------------------------------------------------------
21     Bed Bath & Beyond - Braintree         0.53%            1             Chase               6,880,000            6,850,955
22     Bingham I Office Building             0.57%            1             Chase               7,410,000            7,384,761
23     Bingham II Office Building            0.62%            1             Chase               8,060,000            8,032,547
24     Bridgewater Apartments                0.80%            1             Chase              10,400,000           10,400,000
25     Broadmoor Village                     0.26%            1             Chase               3,400,000            3,400,000
-------------------------------------------------------------------------------------------------------------------------------
26     Centre Structured Trust 1             0.55%            4             Chase               7,107,117            7,101,386
  26a  Store # 140                           0.14%            1                                 1,770,631            1,769,203
  26b  Store 467                             0.13%            1                                 1,647,671            1,646,342
  26c  Store #26                             0.15%            1                                 1,967,368            1,965,782
  26d  Store #38                             0.13%            1                                 1,721,447            1,720,059
-------------------------------------------------------------------------------------------------------------------------------
27     Centre Structured Trust 4             0.79%            6             Chase              10,261,484           10,253,160
  27a  Store # 98                            0.15%            1                                 1,963,920            1,962,327
  27b  Store 476                             0.13%            1                                 1,669,332            1,667,978
  27c  Store 299                             0.11%            1                                 1,374,744            1,373,629
  27d  Store 536                             0.12%            1                                 1,571,136            1,569,862
  27e  Store 437                             0.12%            1                                 1,571,136            1,569,862
  27f  Store #58                             0.16%            1                                 2,111,214            2,109,502
-------------------------------------------------------------------------------------------------------------------------------
28     Centre Structured Trust 8             0.80%            6             Chase              10,397,984           10,389,628
  28a  Store #294                            0.12%            1                                 1,575,452            1,574,186
  28b  Store #42                             0.17%            1                                 2,264,712            2,262,892
  28c  Store #321                            0.11%            1                                 1,476,986            1,475,799
  28d  Store #337                            0.12%            1                                 1,585,299            1,584,025
  28e  Store #63                             0.15%            1                                 1,920,082            1,918,539
  28f  Store #489                            0.12%            1                                 1,575,452            1,574,186
-------------------------------------------------------------------------------------------------------------------------------
29     Chapelwood Apartments                 0.31%            1             Chase               3,970,000            3,959,205
30     Chippewa Falls                        0.53%            1             Chase               6,900,000            6,861,632
31     Colonial Terrace Apartments           0.09%            1             Chase               1,220,000            1,217,376
32     Continental Park                      1.27%            1             Chase              16,500,000           16,489,994
33     Cordata Centre                        1.16%            1             Chase              15,050,000           15,050,000
-------------------------------------------------------------------------------------------------------------------------------
34     Costco Plaza I                        1.91%            1             Chase              24,750,000           24,750,000
35     Costco Plaza II                       2.47%            1             Chase              31,987,500           31,987,500
36     Crossings                             0.89%            1             Chase              11,500,000           11,459,488
37     Crossroads Shopping Center            0.83%            1             Chase              10,800,000           10,746,103
38     CVS (Revco) Drug Store                0.17%            1             Chase               2,156,000            2,139,031
-------------------------------------------------------------------------------------------------------------------------------
39     Debbie's Shopping Center              0.17%            1             Chase               2,160,000            2,156,868
40     East Lake Plaza Shopping Center       0.62%            1             Chase               8,000,000            7,971,532
41     Eckerd Drug Store                     0.13%            1             Chase               1,704,000            1,690,319
42     Ensenada Square                       0.22%            1             Chase               2,880,000            2,880,000
-------------------------------------------------------------------------------------------------------------------------------
43     G&K Portfolio II                      2.45%            4             Chase              31,765,000           31,636,297
  43a  Blossom Hill                          1.27%            1                                16,453,247           16,386,582
  43b  Genesee Park                          0.47%            1                                 6,061,722            6,037,162
  43c  Independence Park                     0.18%            1                                 2,401,072            2,391,343
  43d  Village Green                         0.53%            1                                 6,848,959            6,821,209
-------------------------------------------------------------------------------------------------------------------------------
44     Georgetown Apartments                 0.85%            1             Chase              11,000,000           10,983,026
45     Hanover Commons                       0.39%            1             Chase               5,040,000            5,028,987
46     Henderson Mill                        0.32%            1             Chase               4,100,000            4,084,208
47     Heritage Apartments                   0.48%            1             Chase               6,280,000            6,250,659
48     Hill Tower Apartments                 0.75%            1             Chase               9,750,000            9,700,644
-------------------------------------------------------------------------------------------------------------------------------
49     Holiday Inn - Rock Falls              0.32%            1             Chase               4,180,000            4,180,000
50     Home Depot Plaza                      1.04%            1             Chase              13,425,000           13,425,000
51     Hotel Monaco                          2.69%            1             Chase              35,000,000           34,801,764
52     Jack's Center & Plaza Linda I         0.32%            2             Chase               4,100,000            4,094,056
  52a  Jack's Shopping Center                0.20%            1                                 2,560,000            2,556,288
  52b  Plaza Linda 1 Shopping Center         0.12%            1                                 1,540,000            1,537,767
-------------------------------------------------------------------------------------------------------------------------------
53     Jupiter Plaza                         1.41%            1             Chase              18,200,000           18,172,967
54     Kenmar Medical Bldg                   0.36%            1             Chase               4,650,000            4,637,013
55     Lexington Center                      0.31%            1             Chase               4,000,000            3,994,059
56     Liberty Hill Apartments               0.62%            1             Chase               8,000,000            7,972,884
-------------------------------------------------------------------------------------------------------------------------------
57     Lincoln Station - Bixby Land          0.39%            1             Chase               5,000,000            5,000,000
58     Lowes Home Improvement                0.21%            1             Chase               2,700,000            2,700,000
59     Massapequa Shopping Centers           1.00%            3             Chase              13,007,000           12,997,386
  59a  Holiday Park                          0.61%            1                                 7,881,089            7,875,263
  59b  Calvert Manor                         0.20%            1                                 2,627,030            2,625,088
  59c  US Skates                             0.19%            1                                 2,498,882            2,497,035
-------------------------------------------------------------------------------------------------------------------------------
60     Midway Plaza                          0.87%            1             Chase              11,362,500           11,300,851
61     Ming Avenue Retail Center             0.33%            1             Chase               4,250,000            4,247,359
62     Nicole's Shopping Center              0.14%            1             Chase               1,760,000            1,757,448
63     Oakwood Shopping Center               0.63%            1             Chase               8,185,000            8,164,515
-------------------------------------------------------------------------------------------------------------------------------
64     Overlook I                            0.34%            1             Chase               4,400,000            4,390,717
65     Palm Harbor Shopping Center           0.24%            1             Chase               3,140,000            3,135,447
66     Park 'N Fly Plus                      1.47%            1             Chase              19,000,000           18,979,164
67     Plaza Linda II Shopping Center        0.14%            1             Chase               1,840,000            1,837,332
68     Publix Quail Meadows                  0.30%            1             Chase               3,864,000            3,855,572
-------------------------------------------------------------------------------------------------------------------------------
69     Ramada Inn - East End                 0.34%            1             Chase               4,425,000            4,402,471
70     Restaurant Row                        0.28%            1             Chase               3,600,000            3,568,185
71     Revlon Building                       0.98%            1             Chase              12,750,000           12,729,784
72     Richardson Plaza                      0.53%            1             Chase               6,800,000            6,800,000
-------------------------------------------------------------------------------------------------------------------------------
73     Rite Aid - Hanover Commons            0.13%            1             Chase               1,743,424            1,726,811
74     Rosehill Suites                       0.15%            1             Chase               2,000,000            1,997,012
75     Round Rock Crossing                   0.20%            1             Chase               2,600,000            2,589,073
76     Sheffield Apartments                  3.24%            1             Chase              41,880,169           41,845,624
-------------------------------------------------------------------------------------------------------------------------------
77     Sheraton Suites Portfolio             4.38%            3             Chase              56,650,000           56,650,000
  77a  Sheraton Suites Alexandria            1.32%            1                                17,058,971           17,058,971
  77b  Sheraton Suites Columbus              1.43%            1                                18,480,552           18,480,552
  77c  Sheraton Suites Kansas City           1.63%            1                                21,110,477           21,110,477
-------------------------------------------------------------------------------------------------------------------------------
78     Shop Rite/Caldor                      1.23%            1             Chase              16,000,000           15,967,219
79     Sir Francis Drake Hotel               2.55%            1             Chase              33,500,000           32,988,210
80     Skyland Town Centre                   0.33%            1             Chase               4,315,000            4,305,258
81     Smoketown Stations                    3.17%            1             Chase              41,000,000           41,000,000
82     South Orange Towers                   0.34%            1             Chase               4,400,000            4,385,310
-------------------------------------------------------------------------------------------------------------------------------
83     Southbury Green                       1.50%            1             Chase              19,500,000           19,458,461
84     Southgate USA                         1.95%            1             Chase              25,500,000           25,272,997
85     Southwood Retail Center               0.28%            1             Chase               3,600,000            3,589,878
86     Spring Oaks Plaza                     0.64%            1             Chase               8,300,000            8,283,580
87     Star Market - Norwood                 0.77%            1             Chase              10,000,000            9,920,286
-------------------------------------------------------------------------------------------------------------------------------
88     Sudley Manor Square                   0.47%            1             Chase               6,100,000            6,095,710
89     Sun National Bank Building            0.46%            1             Chase               6,000,000            5,993,071
90     Superior Building                     0.42%            1             Chase               5,500,000            5,489,134
91     Tanglewood/Wild Pine Apartments       0.40%            1             Chase               5,150,000            5,138,922
92     Third Street Promenade                0.25%            1             Chase               3,250,000            3,239,423
93     Towson Town Center                   10.82%            1             Chase             140,000,000          140,000,000
-------------------------------------------------------------------------------------------------------------------------------
94     Trellis at Lees Mill                  0.34%            1             Chase               4,360,000            4,334,442
95     Vintage Kolo 84                       0.16%            1             Chase               2,025,000            2,020,379
96     Walgreens - Gessner/Braeswood         0.20%            1             Chase               2,675,000            2,649,801
97     Washington Park Office Center         0.57%            1             Chase               7,400,000            7,384,589
98     Wendover Ridge                        0.31%            1             Chase               4,050,000            4,050,000
99     Whitehall Apartments                  0.38%            1             Chase               4,963,000            4,915,568
-------------------------------------------------------------------------------------------------------------------------------
            TOTALS/WEIGHTED AVERAGES          100%                                                               1,293,409,180


Footnotes
-------------------------------------------------------------------------------
(1)   Chase - The Chase Manhattan Bank

(2) Largest Tenant/The Limited, consists of four divisions: The Limited (17,480 s.f.; lease expiration=1/2007); Express/Structure (21,612 s.f.; lease expiration=1/2007); Lerner (11,928 s.f.; lease expiration=1/2004); Victoria's Secret (6,000 s.f.; lease expiration=1/2004)

(3)   n/a -- Groundlease payments

                                                   INTEREST               ORIGINAL     STATED         ORIGINAL       NUMBER OF
                                        MORTGAGE    ACCRUAL    WITHHELD   TERM TO     REMAINING     AMORTIZATION   INTEREST ONLY
ID     PROPERTY NAME                      RATE       BASIS       LOAN     MATURITY    TERM (MO.)     TERM (MO.)        MONTHS
---------------------------------------------------------------------------------------------------------------------------------
1      104/106 Second Avenue             7.250%     ACT/360                  120         115            360               0
2      20 Trafalgar Square               7.000%     ACT/360                  120         118            300               0
3      212 Wolcott Street                7.125%     ACT/360                  120         116            360               0
4      229 West 28th Street              6.590%     ACT/360                  120         120            360               0
5      24 & 33 Trafalgar Square          6.750%     ACT/360                  120         119            300               0
---------------------------------------------------------------------------------------------------------------------------------
6      300 First Avenue                  7.125%     ACT/360                  120         116            240               0
7      303 South Broadway                7.550%      30/360                  120         110            360               0
8      379 West Broadway                 7.336%     ACT/360                  240         235            240               0
9      38-34/46 Bell Boulevard           7.625%     ACT/360                  120         116            300               0
10     385 Fifth Avenue                  6.900%     ACT/360                  120         119            360               0
---------------------------------------------------------------------------------------------------------------------------------
11     401 & 414 Commerce Drive          7.420%      30/360                  124         114            360               2
12     4D Technology Center              7.080%     ACT/360                  120         115            360               0
13     75 State Street                   7.000%     ACT/360                  120         119            360               0
14     9 Old Kings Highway               6.875%     ACT/360                  120         113            300               0
15     99 Tower Garage                   7.125%     ACT/360                  120         116            300               0
---------------------------------------------------------------------------------------------------------------------------------
16     Arboretum Crossing                6.600%     ACT/360                  120         120            360               0
17     Arbour Building                   6.700%     ACT/360                  119         118            360               0
18     Arcadia Apartments                7.050%      30/360                  120         116            360               0
19     Arsenal Mall                      6.750%     ACT/360                  120         119            360               0
20     Balboa Office Building            6.400%     ACT/360                  120         119            360               0
---------------------------------------------------------------------------------------------------------------------------------
21     Bed Bath & Beyond - Braintree     7.200%     ACT/360                  180         176            300               0
22     Bingham I Office Building         6.850%      30/360                  120         116            360               0
23     Bingham II Office Building        6.850%      30/360                  120         116            360               0
24     Bridgewater Apartments            6.980%      30/360                  129         122            360               9
25     Broadmoor Village                 6.600%     ACT/360                  120         120            360               0
---------------------------------------------------------------------------------------------------------------------------------
26     Centre Structured Trust 1         7.156%      30/360                  240         228            330               0
  26a  Store # 140
  26b  Store 467
  26c  Store #26
  26d  Store #38
---------------------------------------------------------------------------------------------------------------------------------
27     Centre Structured Trust 4         7.156%      30/360                  240         228            330               0
  27a  Store # 98
  27b  Store 476
  27c  Store 299
  27d  Store 536
  27e  Store 437
  27f  Store #58
---------------------------------------------------------------------------------------------------------------------------------
28     Centre Structured Trust 8         7.156%      30/360                  240         228            330               0
  28a  Store #294
  28b  Store #42
  28c  Store #321
  28d  Store #337
  28e  Store #63
  28f  Store #489
---------------------------------------------------------------------------------------------------------------------------------
29     Chapelwood Apartments             7.000%     ACT/360                  120         116            360               0
30     Chippewa Falls                    7.250%      30/360                  120         113            360               0
31     Colonial Terrace Apartments       6.875%     ACT/360                  120         117            360               0
32     Continental Park                  7.100%     ACT/360                  120         119            360               0
33     Cordata Centre                    6.600%     ACT/360                  120         120            360               0
---------------------------------------------------------------------------------------------------------------------------------
34     Costco Plaza I                    6.600%     ACT/360                  120         120            360               0
35     Costco Plaza II                   6.600%     ACT/360                  120         120            360               0
36     Crossings                         7.040%     ACT/360                  120         115            360               0
37     Crossroads Shopping Center        7.000%      30/360                  120         114            360               0
38     CVS (Revco) Drug Store            7.470%      30/360                  232         228            232               0
---------------------------------------------------------------------------------------------------------------------------------
39     Debbie's Shopping Center          7.000%     ACT/360                  120         118            360               0
40     East Lake Plaza Shopping Center   7.000%     ACT/360                  120         115            360               0
41     Eckerd Drug Store                 7.510%      30/360                  229         225            229               0
42     Ensenada Square                   7.154%      30/360                  120         112            330              18
---------------------------------------------------------------------------------------------------------------------------------
43     G&K Portfolio II                  7.140%     ACT/360                  120         114            360               0
  43a  Blossom Hill
  43b  Genesee Park
  43c  Independence Park
  43d  Village Green
---------------------------------------------------------------------------------------------------------------------------------
44     Georgetown Apartments             6.740%     ACT/360                  120         118            360               0
45     Hanover Commons                   7.625%      30/360                  128         117            360               8
46     Henderson Mill                    7.375%      30/360                   60          55            360               0
47     Heritage Apartments               8.126%      30/360                  120         104            360               9
48     Hill Tower Apartments             8.317%      30/360                  120         115            300               0
---------------------------------------------------------------------------------------------------------------------------------
49     Holiday Inn - Rock Falls          7.250%     ACT/360                  120         120            300               0
50     Home Depot Plaza                  6.600%     ACT/360                  120         120            360               0
51     Hotel Monaco                      7.313%     ACT/360                  120         115            300               0
52     Jack's Center & Plaza Linda I     7.000%     ACT/360                  120         118            360               0
  52a  Jack's Shopping Center
  52b  Plaza Linda 1 Shopping Center
---------------------------------------------------------------------------------------------------------------------------------
53     Jupiter Plaza                     6.900%     ACT/360                  120         118            360               0
54     Kenmar Medical Bldg               6.900%     ACT/360                  120         116            360               0
55     Lexington Center                  6.900%     ACT/360                  120         118            360               0
56     Liberty Hill Apartments           6.875%      30/360                  120         116            360               0
---------------------------------------------------------------------------------------------------------------------------------
57     Lincoln Station - Bixby Land      6.625%     ACT/360                  180         180            180               0
58     Lowes Home Improvement            6.438%     ACT/360                  240         240            240               0
59     Massapequa Shopping Centers       6.750%     ACT/360                  120         119            360               0
  59a  Holiday Park
  59b  Calvert Manor
  59c  US Skates
---------------------------------------------------------------------------------------------------------------------------------
60     Midway Plaza                      7.375%      30/360                   64          54            360               3
61     Ming Avenue Retail Center         7.020%     ACT/360                  120         119            360               0
62     Nicole's Shopping Center          7.000%     ACT/360                  120         118            360               0
63     Oakwood Shopping Center           6.940%      30/360                  120         117            360               0
---------------------------------------------------------------------------------------------------------------------------------
64     Overlook I                        6.950%     ACT/360                  120         117            360               0
65     Palm Harbor Shopping Center       7.000%     ACT/360                  120         118            360               0
66     Park 'N Fly Plus                  6.750%     ACT/360                  120         119            300               0
67     Plaza Linda II Shopping Center    7.000%     ACT/360                  120         118            360               0
68     Publix Quail Meadows              7.776%     ACT/360                  120         116            360               0
---------------------------------------------------------------------------------------------------------------------------------
69     Ramada Inn - East End             7.550%     ACT/360                  120         115            300               0
70     Restaurant Row                    7.500%     ACT/360                  240         235            240               0
71     Revlon Building                   6.625%     ACT/360                  120         118            360               0
72     Richardson Plaza                  6.600%     ACT/360                  120         120            360               0
---------------------------------------------------------------------------------------------------------------------------------
73     Rite Aid - Hanover Commons        7.050%     ACT/360                  238         233            238               0
74     Rosehill Suites                   6.875%     ACT/360                  120         118            360               0
75     Round Rock Crossing               7.000%     ACT/360                  120         114            360               0
76     Sheffield Apartments              6.300%     ACT/360                  180         179            360               0
---------------------------------------------------------------------------------------------------------------------------------
77     Sheraton Suites Portfolio         6.750%     ACT/360                  120         120            300               0
  77a  Sheraton Suites Alexandria
  77b  Sheraton Suites Columbus
  77c  Sheraton Suites Kansas City
---------------------------------------------------------------------------------------------------------------------------------
78     Shop Rite/Caldor                  7.063%     ACT/360                  120         117            360               0
79     Sir Francis Drake Hotel           8.500%      30/360                  120         105            300               0
80     Skyland Town Centre               7.660%     ACT/360                  120         116            360               0
81     Smoketown Stations                6.600%     ACT/360                  120         120            360               0
82     South Orange Towers               7.250%     ACT/360                  120         115            360               0
---------------------------------------------------------------------------------------------------------------------------------
83     Southbury Green                   7.752%      30/360                  130         117            360              10
84     Southgate USA                     8.100%      30/360                  120         107            360               0
85     Southwood Retail Center           6.875%     ACT/360                  120         116            360               0
86     Spring Oaks Plaza                 7.195%     ACT/360                  120         117            360               0
87     Star Market - Norwood             7.625%      30/360                  300         293            300               0
---------------------------------------------------------------------------------------------------------------------------------
88     Sudley Manor Square               6.600%     ACT/360                  120         119            360               0
89     Sun National Bank Building        6.500%     ACT/360                  120         119            300               0
90     Superior Building                 7.200%     ACT/360                  120         117            360               0
91     Tanglewood/Wild Pine Apartments   6.875%     ACT/360                  120         117            360               0
92     Third Street Promenade            7.125%     ACT/360                  120         117            300               0
93     Towson Town Center                6.750%     ACT/360                  120         120            300              60
---------------------------------------------------------------------------------------------------------------------------------
94     Trellis at Lees Mill              6.980%      30/360                  120         113            360               0
95     Vintage Kolo 84                   7.000%     ACT/360                  120         118            300               0
96     Walgreens - Gessner/Braeswood     7.000%     ACT/360                  240         235            240               0
97     Washington Park Office Center     7.000%     ACT/360                  120         117            360               0
98     Wendover Ridge                    6.600%     ACT/360                  120         120            360               0
99     Whitehall Apartments              7.315%      30/360                  120         108            360               0
---------------------------------------------------------------------------------------------------------------------------------
            TOTALS/WEIGHTED AVERAGES     7.000%                              128         125            340


                                                                ANNUAL       ANNUAL
                                        FIRST                PRINCIPAL &    INTEREST                  1997 OR
                                       PAYMENT    MATURITY     INTEREST       ONLY                    ROLLING     UNDERWRITTEN NET
ID     PROPERTY NAME                    DATE        DATE       PAYMENTS     PAYMENTS    1996 NOI     12 MO. NOI      CASH FLOW
----------------------------------------------------------------------------------------------------------------------------------
1      104/106 Second Avenue           7/10/98     6/10/08   $  180,095               $   123,191   $  245,333      $  210,247
2      20 Trafalgar Square            10/10/98     9/10/08      482,589                   739,213      826,457         637,397
3      212 Wolcott Street              8/10/98     7/10/08      876,124                 1,237,944    1,350,248       1,109,734
4      229 West 28th Street           12/10/98    11/10/08      631,619                 1,408,370    1,392,207         997,689
5      24 & 33 Trafalgar Square       11/10/98    10/10/08      129,339                   249,198      186,898         184,741
----------------------------------------------------------------------------------------------------------------------------------
6      300 First Avenue                8/10/98     7/10/08      807,870                 1,600,000    1,600,000       1,289,535
7      303 South Broadway               2/1/98      1/1/08    1,686,340                   236,354    2,377,261       2,513,532
8      379 West Broadway               7/10/98     6/10/18      769,728                   541,509      648,582         796,000
9      38-34/46 Bell Boulevard         8/10/98     7/10/08      197,245                   275,260      390,919         283,737
10     385 Fifth Avenue               11/10/98    10/10/08    1,928,381                 2,717,315    2,914,381       2,584,577
----------------------------------------------------------------------------------------------------------------------------------
11     401 & 414 Commerce Drive         2/1/98      5/1/08      703,457                   502,276    1,004,552         980,143
12     4D Technology Center            7/10/98     6/10/08      812,869                   475,740    1,060,507       1,106,166
13     75 State Street                11/10/98    10/10/08   14,769,716                19,507,552   21,092,919      22,290,345
14     9 Old Kings Highway             5/10/98     4/10/08      402,523                   245,724      719,535         697,386
15     99 Tower Garage                 8/10/98     7/10/08      256,032                   386,882      388,800         414,395
----------------------------------------------------------------------------------------------------------------------------------
16     Arboretum Crossing             12/10/98    11/10/08    1,528,949                              2,524,658       2,370,028
17     Arbour Building                11/10/98     9/10/08      286,503                   475,946      497,869         419,429
18     Arcadia Apartments              8/10/98     7/10/08       77,030                   135,200      120,115         102,003
19     Arsenal Mall                   11/10/98    10/10/08    2,724,112                 4,923,701    4,971,570       4,603,665
20     Balboa Office Building         11/10/98    10/10/08      251,453                   313,673      373,497         372,012
----------------------------------------------------------------------------------------------------------------------------------
21     Bed Bath & Beyond - Braintree   8/10/98     7/10/13      594,092                                780,480         704,727
22     Bingham I Office Building       8/10/98     7/10/08      582,657                 1,191,648    1,217,789         981,676
23     Bingham II Office Building      8/10/98     7/10/08      633,767                   937,052    1,234,760       1,030,333
24     Bridgewater Apartments          5/10/98     1/10/09      828,622                 1,266,400    1,236,892       1,158,349
25     Broadmoor Village              12/10/98    11/10/08      260,573                                467,338         371,657
----------------------------------------------------------------------------------------------------------------------------------
26     Centre Structured Trust 1       12/1/97     11/1/17      523,888                                                523,888
  26a  Store # 140                                                                                                     130,519
  26b  Store 467                                                                                                       121,455
  26c  Store #26                                                                                                       145,021
  26d  Store #38                                                                                                       126,893
----------------------------------------------------------------------------------------------------------------------------------
27     Centre Structured Trust 4       12/1/97     11/1/17      756,453                                                756,453
  27a  Store # 98                                                                                                      144,776
  27b  Store 476                                                                                                       123,059
  27c  Store 299                                                                                                       101,343
  27d  Store 536                                                                                                       115,821
  27e  Store 437                                                                                                       115,821
  27f  Store #58                                                                                                       155,634
----------------------------------------------------------------------------------------------------------------------------------
28     Centre Structured Trust 8       12/1/97     11/1/17      766,442                                                766,442
  28a  Store #294                                                                                                      116,128
  28b  Store #42                                                                                                       166,933
  28c  Store #321                                                                                                      108,870
  28d  Store #337                                                                                                      116,853
  28e  Store #63                                                                                                       141,531
  28f  Store #489                                                                                                      116,128
----------------------------------------------------------------------------------------------------------------------------------
29     Chapelwood Apartments           8/10/98     7/10/08      316,950                   341,378      473,056         424,921
30     Chippewa Falls                   5/1/98      4/1/08      564,842                                                805,248
31     Colonial Terrace Apartments     9/10/98     8/10/08       96,174                   157,421       77,354         137,509
32     Continental Park               11/10/98    10/10/08    1,330,623                 1,000,152    1,708,388       1,665,968
33     Cordata Centre                 12/10/98    11/10/08    1,153,418                 1,895,123    2,049,635       1,672,740
----------------------------------------------------------------------------------------------------------------------------------
34     Costco Plaza I                 12/10/98    11/10/08    1,896,817                 2,945,826    3,007,329       2,748,031
35     Costco Plaza II                12/10/98    11/10/08    2,451,492                 3,502,853    3,873,549       3,838,079
36     Crossings                       7/10/98     6/10/08      921,828                 1,414,133    1,250,642       1,255,972
37     Crossroads Shopping Center      6/10/98     5/10/08      862,232                              1,105,633       1,249,882
38     CVS (Revco) Drug Store          8/10/98    11/10/17      211,486                                                212,717
----------------------------------------------------------------------------------------------------------------------------------
39     Debbie's Shopping Center       10/10/98     9/10/08      172,446                   284,635      285,862         242,423
40     East Lake Plaza Shopping Center 7/10/98     6/10/08      638,690                 1,015,725    1,422,779       1,077,006
41     Eckerd Drug Store               8/10/98     8/10/17      168,631                                170,998         169,573
42     Ensenada Square                  4/1/98      3/1/08      239,756                   269,005      376,698         314,594
----------------------------------------------------------------------------------------------------------------------------------
43     G&K Portfolio II                6/10/98     5/10/08    2,571,941                                              3,382,924
  43a  Blossom Hill                                                                     1,016,607    1,950,700       1,739,971
  43b  Genesee Park                                                                       503,334      740,774         633,542
  43c  Independence Park                                                                  154,893      373,072         259,970
  43d  Village Green                                                                      498,463      866,333         749,441
----------------------------------------------------------------------------------------------------------------------------------
44     Georgetown Apartments          10/10/98     9/10/08      855,272                              1,121,027       1,107,102
45     Hanover Commons                  1/1/98      8/1/08      428,074                   539,463      578,334         584,991
46     Henderson Mill                   7/1/98      6/1/03      339,812                   581,696      596,600         452,206
47     Heritage Apartments              8/1/97      7/1/07      559,599                   817,821      795,096         711,580
48     Hill Tower Apartments            7/1/98      6/1/08      927,731                 1,204,997    1,223,642       1,115,584
----------------------------------------------------------------------------------------------------------------------------------
49     Holiday Inn - Rock Falls       12/10/98    11/10/08      362,560                   651,672      790,547         590,069
50     Home Depot Plaza               12/10/98    11/10/08    1,028,879                 1,659,282    1,325,421       1,517,290
51     Hotel Monaco                    7/10/98     6/10/08    3,080,323                 6,025,703    6,225,723       4,754,992
52     Jack's Center & Plaza Linda I  10/10/98     9/10/08      327,329                   406,561      444,243         448,071
  52a  Jack's Shopping Center                                                             264,917      297,837         270,817
  52b  Plaza Linda 1 Shopping Center                                                      141,644      146,406         177,254
----------------------------------------------------------------------------------------------------------------------------------
53     Jupiter Plaza                  10/10/98     9/10/08    1,438,383                 1,239,043    1,449,460       2,000,327
54     Kenmar Medical Bldg             8/10/98     7/10/08      367,499                   642,791      644,774         513,792
55     Lexington Center               10/10/98     9/10/08      316,128                   453,246      463,198         428,539
56     Liberty Hill Apartments         8/10/98     7/10/08      630,652                   989,502    1,085,455         904,422
----------------------------------------------------------------------------------------------------------------------------------
57     Lincoln Station - Bixby Land   12/10/98    11/10/13      529,958                   926,563      987,243         811,992
58     Lowes Home Improvement         12/10/98    11/10/18      242,145                                                349,200
59     Massapequa Shopping Centers    11/10/98    10/10/08    1,022,612                 1,425,562    1,690,322       1,507,561
  59a  Holiday Park                                                                       908,672      985,716         936,805
  59b  Calvert Manor                                                                      243,365      364,954         296,021
  59c  US Skates                                                                          272,683      338,944         274,736
----------------------------------------------------------------------------------------------------------------------------------
60     Midway Plaza                     2/1/98      5/1/03      941,736                   490,435      980,870       1,170,462
61     Ming Avenue Retail Center      11/10/98    10/10/08      339,990                   573,890      586,564         494,115
62     Nicole's Shopping Center       10/10/98     9/10/08      140,512                   185,167      211,626         198,346
63     Oakwood Shopping Center         9/10/98     8/10/08      649,507                 1,014,678    1,443,040         929,970
----------------------------------------------------------------------------------------------------------------------------------
64     Overlook I                      9/10/98     8/10/08      349,509                   680,673      627,448         513,782
65     Palm Harbor Shopping Center    10/10/98     9/10/08      250,686                   403,772      379,570         346,561
66     Park 'N Fly Plus               11/10/98    10/10/08    1,575,278                 2,795,772    3,021,124       2,810,031
67     Plaza Linda II Shopping Center 10/10/98     9/10/08      146,899                   232,230      257,093         209,692
68     Publix Quail Meadows            8/10/98     7/10/08      333,020                   242,316      484,632         438,078
----------------------------------------------------------------------------------------------------------------------------------
69     Ramada Inn - East End           7/10/98     6/10/08      394,133                   786,289      814,999         624,815
70     Restaurant Row                  7/10/98     6/10/18      350,773                                452,764         443,731
71     Revlon Building                10/10/98     9/10/08      979,676               ($1,301,474)    ($85,000)      1,357,354
72     Richardson Plaza               12/10/98    11/10/08      521,146                                803,501         744,429
----------------------------------------------------------------------------------------------------------------------------------
73     Rite Aid - Hanover Commons      7/10/98     4/10/18      164,760                                                166,042
74     Rosehill Suites                10/10/98     9/10/08      157,663                   236,512      241,224         253,024
75     Round Rock Crossing             6/10/98     5/10/08      207,574                                412,459         358,377
76     Sheffield Apartments           11/10/98    10/10/13    3,140,938                12,016,745   12,406,378      10,609,887
----------------------------------------------------------------------------------------------------------------------------------
77     Sheraton Suites Portfolio      12/10/98    11/10/08    4,738,747                                              7,318,110
  77a  Sheraton Suites Alexandria                                                       2,379,596    2,617,788       2,060,396
  77b  Sheraton Suites Columbus                                                         2,624,382    2,758,074       2,383,414
  77c  Sheraton Suites Kansas City                                                      3,341,842    3,676,396       2,874,300
----------------------------------------------------------------------------------------------------------------------------------
78     Shop Rite/Caldor                9/10/98     8/10/08    1,285,450                 1,754,420    1,748,434       1,757,130
79     Sir Francis Drake Hotel          9/1/97      8/1/07    3,237,013                 6,798,536    8,711,402       6,586,867
80     Skyland Town Centre             8/10/98     7/10/08      367,743                                531,738         487,375
81     Smoketown Stations             12/10/98    11/10/08    3,142,201                              5,312,318       4,471,787
82     South Orange Towers             7/10/98     6/10/08      360,189                                420,534         490,042
----------------------------------------------------------------------------------------------------------------------------------
83     Southbury Green                 11/1/97      8/1/08    1,676,728                              2,212,206       2,367,518
84     Southgate USA                   11/1/97     10/1/07    2,266,688                 3,214,274    2,643,063       2,342,093
85     Southwood Retail Center         8/10/98     7/10/08      283,793                   690,157      693,214         589,598
86     Spring Oaks Plaza               9/10/98     8/10/08      675,736                   948,549      974,587         896,211
87     Star Market - Norwood            5/1/98      4/1/23      896,569                                              1,025,000
----------------------------------------------------------------------------------------------------------------------------------
88     Sudley Manor Square            11/10/98    10/10/08      467,498                   721,045      695,137         798,279
89     Sun National Bank Building     11/10/98    10/10/08      486,149                   424,572      546,518         660,013
90     Superior Building               9/10/98     8/10/08      448,000                   695,628      711,340         607,083
91     Tanglewood/Wild Pine Apartments 9/10/98     8/10/08      405,982                                658,660         522,267
92     Third Street Promenade          9/10/98     8/10/08      278,762                   389,546      561,200         412,791
93     Towson Town Center             12/10/98    11/10/08   11,711,547     9,581,250  16,532,586   17,063,903      17,173,461
----------------------------------------------------------------------------------------------------------------------------------
94     Trellis at Lees Mill            5/10/98     4/10/08      347,384                    88,455      457,801         476,275
95     Vintage Kolo 84                10/10/98     9/10/08      171,747                   320,162      247,117         232,757
96     Walgreens - Gessner/Braeswood   7/10/98     6/10/18      250,748                                301,475         293,021
97     Washington Park Office Center   9/10/98     8/10/08      590,789                   766,423      778,314         782,635
98     Wendover Ridge                 12/10/98    11/10/08      310,388                   548,499      532,425         525,522
99     Whitehall Apartments            12/1/97     11/1/07      408,906                   348,258      597,014         666,242
----------------------------------------------------------------------------------------------------------------------------------
            TOTALS/WEIGHTED AVERAGES

                                                                                                                  YIELD
                                      LOCKBOX IN                                                               MAINTENANCE
                                         PLACE                         CUT-OFF                                  CHARGE OR
                                       (HARD OR            APPRAISED   DATE LTV   LTV RATIO @   PREPAYMENT     PREPAYMENT
ID     PROPERTY NAME                     SOFT)    DSCR       VALUE      RATIO       MATURITY   LOCKOUT ENDS      PREMIUM
-----------------------------------------------------------------------------------------------------------------------------------
1      104/106 Second Avenue                      1.17    $3,200,000     69%          60%         3/9/08        Defeasance
2      20 Trafalgar Square                        1.32    10,100,000     56%          45%         6/9/08        Defeasance
3      212 Wolcott Street                         1.27    12,000,000     80%          68%         4/9/08        Defeasance
4      229 West 28th Street                       1.58    11,000,000     75%          65%         8/9/08        Defeasance
5      24 & 33 Trafalgar Square                   1.43     2,275,000     68%          55%         7/9/08        Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
6      300 First Avenue                           1.60    16,000,000     53%          37%         4/9/08        Defeasance
7      303 South Broadway                         1.49    31,300,000     63%          56%       12/31/00  Greater than of 0% or YM
8      379 West Broadway                          1.03    10,000,000     79%           1%         3/9/18        Defeasance
9      38-34/46 Bell Boulevard                    1.44     3,300,000     66%          55%         4/9/08        Defeasance
10     385 Fifth Avenue                           1.34    32,600,000     75%          65%         7/9/08        Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
11     401 & 414 Commerce Drive                   1.39    10,850,000     77%          67%       12/31/00  Greater than of 1% or YM
12     4D Technology Center                       1.36    13,700,000     73%          65%        12/9/07        Defeasance
13     75 State Street                            1.51   320,000,000     58%          51%         4/9/08        Defeasance
14     9 Old Kings Highway                        1.73     9,700,000     49%          40%         4/9/01  Greater than of 1% or YM
15     99 Tower Garage                            1.62     5,000,000     59%          48%         7/9/01  Greater than of 1% or YM
-----------------------------------------------------------------------------------------------------------------------------------
16     Arboretum Crossing                         1.55    26,600,000     75%          65%         8/9/08        Defeasance
17     Arbour Building                            1.46     5,000,000     74%          64%         6/9/08        Defeasance
18     Arcadia Apartments                         1.32     1,290,000     74%          64%         7/9/01  Greater than of 1% or YM
19     Arsenal Mall                               1.69    56,000,000     62%          54%         7/9/08        Defeasance
20     Balboa Office Building                     1.48     4,675,000     72%          62%         7/9/08        Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
21     Bed Bath & Beyond - Braintree     Hard     1.19     8,675,000     79%          51%         4/9/13        Defeasance
22     Bingham I Office Building                  1.68    12,000,000     62%          53%         7/9/01  Greater than of 1% or YM
23     Bingham II Office Building                 1.63    12,000,000     67%          58%         7/9/01  Greater than of 1% or YM
24     Bridgewater Apartments                     1.40    13,000,000     80%          69%         7/9/08        Defeasance
25     Broadmoor Village                          1.43     4,700,000     72%          63%         8/9/08        Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
26     Centre Structured Trust 1                  1.00     7,400,000     96%          42%       10/31/17        Defeasance
  26a  Store # 140                                1.00     1,650,000                  47%
  26b  Store 467                                  1.00     1,890,000                  38%
  26c  Store #26                                  1.00     1,910,000                  45%
  26d  Store #38                                  1.00     1,950,000                  38%
-----------------------------------------------------------------------------------------------------------------------------------
27     Centre Structured Trust 4                  1.00    10,450,000     98%          43%       10/31/17        Defeasance
  27a  Store # 98                                 1.00     2,000,000                  43%
  27b  Store 476                                  1.00     1,700,000                  43%
  27c  Store 299                                  1.00     1,400,000                  43%
  27d  Store 536                                  1.00     1,600,000                  43%
  27e  Store 437                                  1.00     1,600,000                  43%
  27f  Store #58                                  1.00     2,150,000                  43%
-----------------------------------------------------------------------------------------------------------------------------------
28     Centre Structured Trust 8                  1.00    10,560,000     98%          43%       10/31/17        Defeasance
  28a  Store #294                                 1.00     1,600,000                  43%
  28b  Store #42                                  1.00     2,300,000                  43%
  28c  Store #321                                 1.00     1,500,000                  43%
  28d  Store #337                                 1.00     1,610,000                  43%
  28e  Store #63                                  1.00     1,950,000                  43%
  28f  Store #489                                 1.00     1,600,000                  43%
-----------------------------------------------------------------------------------------------------------------------------------
29     Chapelwood Apartments                      1.34     4,985,000     79%          70%         4/9/08        Defeasance
30     Chippewa Falls                             1.43     9,200,000     75%          65%        3/31/01  Greater than of 1% or YM
31     Colonial Terrace Apartments                1.43     1,530,000     80%          69%         5/9/08        Defeasance
32     Continental Park                           1.25    22,500,000     73%          64%         7/9/08        Defeasance
33     Cordata Centre                             1.45    21,000,000     72%          62%         8/9/08        Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
34     Costco Plaza I                             1.45    33,000,000     75%          65%         8/9/08        Defeasance
35     Costco Plaza II                            1.57    42,650,000     75%          65%         8/9/08        Defeasance
36     Crossings                                  1.36    14,770,000     78%          68%         3/9/08        Defeasance
37     Crossroads Shopping Center                 1.45    13,900,000     77%          67%         2/9/08        Defeasance
38     CVS (Revco) Drug Store                     1.01     2,200,000     97%           0%         8/9/17        Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
39     Debbie's Shopping Center                   1.41     2,700,000     80%          70%         6/9/08        Defeasance
40     East Lake Plaza Shopping Center            1.69    12,400,000     64%          56%         3/9/08        Defeasance
41     Eckerd Drug Store                          1.01     1,970,000     86%           0%         5/9/17        Defeasance
42     Ensenada Square                            1.31     3,400,000     85%          73%        2/28/01  Greater than of 1% or YM
-----------------------------------------------------------------------------------------------------------------------------------
43     G&K Portfolio II                           1.32    40,350,000     78%          69%         2/9/08        Defeasance
  43a  Blossom Hill                               1.32    20,900,000                  69%
  43b  Genesee Park                               1.32     7,700,000                  69%
  43c  Independence Park                          1.32     3,050,000                  69%
  43d  Village Green                              1.32     8,700,000                  69%
-----------------------------------------------------------------------------------------------------------------------------------
44     Georgetown Apartments                      1.29    14,000,000     78%          68%         6/9/08        Defeasance
45     Hanover Commons                            1.37     6,300,000     80%          70%        7/31/01  Greater than of 1% or YM
46     Henderson Mill                             1.33     5,700,000     72%          68%        2/28/03        Defeasance
47     Heritage Apartments                        1.27     7,850,000     80%          71%        6/30/00  Greater than of 1% or YM
48     Hill Tower Apartments                      1.20    13,000,000     75%          61%        5/31/01          Fixed
-----------------------------------------------------------------------------------------------------------------------------------
49     Holiday Inn - Rock Falls                   1.63     6,800,000     61%          50%         8/9/08        Defeasance
50     Home Depot Plaza                           1.47    16,800,000     80%          69%         8/9/08        Defeasance
51     Hotel Monaco                               1.54    54,200,000     64%          52%        12/9/07        Defeasance
52     Jack's Center & Plaza Linda I              1.37     5,125,000     80%          70%         6/9/08        Defeasance
  52a  Jack's Shopping Center                     1.37     3,200,000                  70%
  52b  Plaza Linda 1 Shopping Center              1.37     1,925,000                  70%
-----------------------------------------------------------------------------------------------------------------------------------
53     Jupiter Plaza                              1.39    23,650,000     77%          67%         3/9/08        Defeasance
54     Kenmar Medical Bldg                        1.40     6,200,000     75%          65%         4/9/08        Defeasance
55     Lexington Center                           1.36     5,300,000     75%          66%         9/9/01  Greater than of 1% or YM
56     Liberty Hill Apartments                    1.43    11,000,000     72%          62%         1/9/08        Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
57     Lincoln Station - Bixby Land               1.53     8,300,000     60%           0%         8/9/13        Defeasance
58     Lowes Home Improvement                     1.44     3,760,000     72%           0%         8/9/18        Defeasance
59     Massapequa Shopping Centers       Soft     1.47    20,300,000     64%          55%         7/9/08        Defeasance
  59a  Holiday Park                               1.47    12,300,000                  55%
  59b  Calvert Manor                              1.47     4,100,000                  55%
  59c  US Skates                                  1.47     3,900,000                  55%
-----------------------------------------------------------------------------------------------------------------------------------
60     Midway Plaza                               1.24    15,150,000     75%          71%        4/30/02  Greater than of 0% or YM
61     Ming Avenue Retail Center         Soft     1.45     5,400,000     79%          69%         7/9/08        Defeasance
62     Nicole's Shopping Center                   1.41     2,200,000     80%          70%         6/9/08        Defeasance
63     Oakwood Shopping Center           Soft     1.43    11,000,000     74%          64%         5/9/08        Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
64     Overlook I                                 1.47     6,000,000     73%          64%         5/9/08        Defeasance
65     Palm Harbor Shopping Center                1.38     3,950,000     79%          69%         6/9/08        Defeasance
66     Park 'N Fly Plus                           1.78    26,200,000     72%          58%         7/9/08        Defeasance
67     Plaza Linda II Shopping Center             1.43     2,300,000     80%          70%         6/9/08        Defeasance
68     Publix Quail Meadows                       1.32     4,830,000     80%          71%         4/9/08        Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
69     Ramada Inn - East End                      1.59     6,000,000     73%          60%         3/9/08        Defeasance
70     Restaurant Row                             1.27     7,010,000     51%           1%         6/9/04  Greater than of 1% or YM
71     Revlon Building                            1.39    16,500,000     77%          67%         6/9/08        Defeasance
72     Richardson Plaza                           1.43     9,200,000     74%          64%         8/9/08        Defeasance
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73     Rite Aid - Hanover Commons                 1.01     1,850,000     93%           0%         1/9/18        Defeasance
74     Rosehill Suites                            1.60     2,500,000     80%          70%         6/9/08        Defeasance
75     Round Rock Crossing                        1.73     4,100,000     63%          55%         5/9/01  Greater than of 1% or YM
76     Sheffield Apartments              Soft     3.38   155,000,000     27%          20%         7/9/13        Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
77     Sheraton Suites Portfolio                  1.54    79,700,000     71%          56%        11/9/08        Defeasance
  77a  Sheraton Suites Alexandria                 1.54    24,000,000                  56%
  77b  Sheraton Suites Columbus                   1.54    26,000,000                  56%
  77c  Sheraton Suites Kansas City                1.54    29,700,000                  56%
-----------------------------------------------------------------------------------------------------------------------------------
78     Shop Rite/Caldor                           1.37    20,700,000     77%          68%         2/9/08        Defeasance
79     Sir Francis Drake Hotel           Soft     2.03    52,000,000     63%          53%        7/31/00  Greater than of 1% or YM
80     Skyland Town Centre                        1.33     5,396,000     80%          71%         4/9/08        Defeasance
81     Smoketown Stations                         1.42    56,000,000     73%          63%         8/9/08        Defeasance
82     South Orange Towers                        1.36     5,500,000     80%          70%         3/9/08        Defeasance
-----------------------------------------------------------------------------------------------------------------------------------
83     Southbury Green                            1.41    25,000,000     78%          68%        7/31/01  Greater than of 1% or YM
84     Southgate USA                              1.03    32,500,000     78%          69%        9/30/00  Greater than of 1% or YM
85     Southwood Retail Center                    2.08     7,500,000     48%          42%         4/9/08        Defeasance
86     Spring Oaks Plaza                          1.33    10,690,000     77%          68%         5/9/08        Defeasance
87     Star Market - Norwood                      1.14    11,200,000     89%           0%        3/31/12  Greater than of 1% or YM
-----------------------------------------------------------------------------------------------------------------------------------
88     Sudley Manor Square                        1.71     8,200,000     74%          64%         7/9/08        Defeasance
89     Sun National Bank Building                 1.36     7,900,000     76%          60%         7/9/08        Defeasance
90     Superior Building                          1.36     7,240,000     76%          67%         5/9/08        Defeasance
91     Tanglewood/Wild Pine Apartments            1.29     6,660,000     77%          67%         5/9/08        Defeasance
92     Third Street Promenade                     1.48     5,000,000     65%          52%         5/9/08        Defeasance
93     Towson Town Center                         1.47   222,000,000     63%          57%         8/9/08        Defeasance
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94     Trellis at Lees Mill                       1.37     5,700,000     76%          66%        10/9/07        Defeasance
95     Vintage Kolo 84                            1.36     2,700,000     75%          60%         6/9/08        Defeasance
96     Walgreens - Gessner/Braeswood              1.17     3,400,000     78%           1%         3/9/18        Defeasance
97     Washington Park Office Center              1.32    10,000,000     74%          65%         5/9/08        Defeasance
98     Wendover Ridge                             1.69     5,400,000     75%          65%         8/9/08        Defeasance
99     Whitehall Apartments                       1.63     6,700,000     73%          64%       10/31/00  Greater than of 1% or YM
-----------------------------------------------------------------------------------------------------------------------------------
            TOTALS/WEIGHTED AVERAGES              1.52                   69%          56%


                                      YIELD
                                    MAINTENANCE
                                     CHARGE OR   FREE
                                    PREPAYMENT  PREPAY
                                     PREMIUM    PERIOD
ID   PROPERTY NAME                   END DATE    (MO.) ADDRESS                                                CITY
-----------------------------------------------------------------------------------------------------------------------------------
1    104/106 Second Avenue                         3   104/106 Second Avenue                                  New York
2    20 Trafalgar Square                           3   20 Trafalgar Sq                                        Nashua
3    212 Wolcott Street                            3   212 Wolcott Street                                     Brooklyn
4    229 West 28th Street                          3   229 West 28th Street                                   New York
5    24 & 33 Trafalgar Square                      3   24 & 33 Trafalgar Square                               Nashua
-----------------------------------------------------------------------------------------------------------------------------------
6    300 First Avenue                              3   300 First Avenue                                       Needham
7    303 South Broadway               6/30/07      6   303 South Broadway / 3147 Middle Country Rd            Tarrytown
8    379 West Broadway                             3   379 West Broadway                                      New York
9    38-34/46 Bell Boulevard                       3   38-34/36 Bell Boulevard                                Bayside
10   385 Fifth Avenue                              3   385 Fifth Avenue                                       New York
-----------------------------------------------------------------------------------------------------------------------------------
11   401 & 414 Commerce Drive         1/31/08      3   401 & 414 Commerce Drive                               Fort Washington
12   4D Technology Center                          6   410 S. Sunset St., 1510 Nelson Rd., 345 S. Francis St. Longmont
13   75 State Street                               6   75 State St                                            Boston
14   9 Old Kings Highway               1/9/08      3   9 Old Kings Highway                                    Darien
15   99 Tower Garage                   4/9/08      3   86 North Front Street                                  Memphis
-----------------------------------------------------------------------------------------------------------------------------------
16   Arboretum Crossing                            3   9333 Research Boulevard                                Austin
17   Arbour Building                               3   527 S Lake Ave                                         Pasadena
18   Arcadia Apartments                4/9/08      3   1065 East 450 North                                    Provo
19   Arsenal Mall                                  3   485 Arsenal Street                                     Watertown
20   Balboa Office Building                        3   8799 Balboa Ave                                        San Diego
-----------------------------------------------------------------------------------------------------------------------------------
21   Bed Bath & Beyond - Braintree                 3   200 Grossman Drive, Unit #5                            Braintree
22   Bingham I Office Building         4/9/08      3   30100 Telegraph Road                                   Bingham Farms
23   Bingham II Office Building        4/9/08      3   30400 Telegraph Road                                   Bingham Farms
24   Bridgewater Apartments                        6   1000 Marcella Drive                                    Hampton
25   Broadmoor Village                             3   930-950 West Centerville Road                          Garland
-----------------------------------------------------------------------------------------------------------------------------------
26   Centre Structured Trust 1                     0   Multiple                                               Multiple
 26a Store # 140                                       3905 Troy Highway                                      Montgomery
 26b Store 467                                         947 Lawrenceville Suwanee Road                         Lawrenceville
 26c Store #26                                         5200 West 119th Street                                 Leawood
 26d Store #38                                         1102 Walnut Street                                     Cary
-----------------------------------------------------------------------------------------------------------------------------------
27   Centre Structured Trust 4                     0   Multiple                                               Multiple
 27a Store # 98                                        7605 North Academy Blvd                                Colorado Springs
 27b Store 476                                         2230 Mt. Zion Parkway                                  Morrow
 27c Store 299                                         2891 N. Veterans                                       Springfield
 27d Store 536                                         6620 Youree Drive                                      Shreveport
 27e Store 437                                         18900 E. 39th Street                                   Independence
 27f Store #58                                         4020 Chapel Hill Blvd.                                 Durham
-----------------------------------------------------------------------------------------------------------------------------------
28   Centre Structured Trust 8                     0   Multiple                                               Multiple
 28a Store #294                                        851 Cobb Place Blvd.                                   Kennesaw
 28b Store #42                                         535 N. Lakeview                                        Vernon Hills
 28c Store #321                                        6943 W. 38th                                           Indianapolis
 28d Store #337                                        7001 W. 119th Street                                   Overland Park
 28e Store #63                                         6614 Youree Drive                                      Shreveport
 28f Store #489                                        2200 Emporium Drive                                    Jackson
-----------------------------------------------------------------------------------------------------------------------------------
29   Chapelwood Apartments                         3   890 W. Loveland                                        Loveland
30   Chippewa Falls                   9/30/07      6   2121 Olson Drive                                       Chippewa Falls
31   Colonial Terrace Apartments                   3   2 Estate Drive                                         Amelia
32   Continental Park                              3   31     R EET                                           El Segundo
33   Cordata Centre                                3   4295 Guide Meridian Road                               Bellingham
-----------------------------------------------------------------------------------------------------------------------------------
34   Costco Plaza I                                3   5800-5870 West Bell Boulevard                          Glendale
35   Costco Plaza II                               3   12275 & 12300 Price Club Plaza, 4725 West Ox Road      Fairfax
36   Crossings                                     3   SWC Deer Valley Road & Hillcrest                       Antioch
37   Crossroads Shopping Center                    3   207 Hartford Avenue & Main Street                      Bellingham
38   CVS (Revco) Drug Store                        3   Northwest Corner od State Street and Union Avenue      Alliance
-----------------------------------------------------------------------------------------------------------------------------------
39   Debbie's Shopping Center                      3   9501-65 SW 72nd Street (Sunset Drive)                  Miami
40   East Lake Plaza Shopping Center               3   9701 Interstate Hwy 10 Service Road                    New Orleans
41   Eckerd Drug Store                             3   4510 Mobile Highway                                    Pensacola
42   Ensenada Square                  11/30/07     3   301 South Bowen Road                                   Arlington
-----------------------------------------------------------------------------------------------------------------------------------
43   G&K Portfolio II                              3                                                          Multiple
 43a Blossom Hill                                      5480 Lean Avenue                                       San Jose
 43b Genesee Park                                      5550 Genesee Court East                                San Diego
 43c Independence Park                                 6630 Independence Ave.                                 Canoga Park
 43d Village Green                                     5404 Drysdale Drive                                    San Jose
-----------------------------------------------------------------------------------------------------------------------------------
44   Georgetown Apartments                         3   4889 Far Hills Ave                                     Kettering
45   Hanover Commons                  10/31/07     9   Northeast Chamberlayne Avenue                          Mechanicsville
46   Henderson Mill                                3   2296 Henderson Mill Road                               Atlanta
47   Heritage Apartments              12/31/06     6   3002 4th Street                                        Lubbock
48   Hill Tower Apartments             2/29/08     3   7600 Stenton Avenue                                    Philadelphia
-----------------------------------------------------------------------------------------------------------------------------------
49   Holiday Inn - Rock Falls                      3   2105 First Ave So                                      Rock Falls
50   Home Depot Plaza                              3   801-1151 Sunrise Highway                               Copiague
51   Hotel Monaco                                  6   501 Geary Street                                       San Francisco
52   Jack's Center & Plaza Linda I                 3                                                          Miami
 52a Jack's Shopping Center                            9800-84 SW 40th St./10453-81 SW40th Street             Miami
 52b Plaza Linda 1 Shopping Center                     10453-81 SW 40th St.                                   Miami
-----------------------------------------------------------------------------------------------------------------------------------
53   Jupiter Plaza                                 6   201 North US Highway 1                                 Jupiter
54   Kenmar Medical Bldg                           3   833 Campbell Hill Street                               Marietta
55   Lexington Center                  6/9/08      3   1733-1753 Massachusetts Avenue                         Lexington
56   Liberty Hill Apartments                       6   32450 Cromwell Drive                                   Solon
-----------------------------------------------------------------------------------------------------------------------------------
57   Lincoln Station - Bixby Land                  3   11900 South Street                                     Lincoln Station
58   Lowes Home Improvement                        3   T E HIGHWAY 6                                          Houston
59   Massapequa Shopping Centers                   3   Hicksville Road                                        Massapequa
 59a Holiday Park                                                                                             Massapequa
 59b Calvert Manor                                                                                            Massapequa
 59c US Skates                                                                                                Massapequa
-----------------------------------------------------------------------------------------------------------------------------------
60   Midway Plaza                     1/31/03      3   5701 N University Dr                                   Tamarac
61   Ming Avenue Retail Center                     3   3006-3010 Ming Avenue                                  Bakersfield
62   Nicole's Shopping Center                      3   2901-3001 West Commercial Boulevard                    Fort Lauderdale
63   Oakwood Shopping Center                       3   3143 Amboy Road                                        Staten Island
-----------------------------------------------------------------------------------------------------------------------------------
64   Overlook I                                    3   214 Overlook Circle                                    Brentwood
65   Palm Harbor Shopping Center                   3   35801-36091 US 19 North                                Palm Harbor
66   Park 'N Fly Plus                              3   2525 Camp Creek Parkway                                Atlanta
67   Plaza Linda II Shopping Center                3   10411-41 SW40th Street                                 Miami
68   Publix Quail Meadows                          3   4963 NW Blichton Road                                  Ocala
-----------------------------------------------------------------------------------------------------------------------------------
69   Ramada Inn - East End                         3   1830 Route 25                                          Riverhead
70   Restaurant Row                    3/9/18      3   Rainbow Boulevard                                      Las Vegas
71   Revlon Building                               3   2121 Route 27                                          Edison
72   Richardson Plaza                              3   106-180 West Cambell Road                              Richardson
-----------------------------------------------------------------------------------------------------------------------------------
73   Rite Aid - Hanover Commons                    3   Route 301 & Hanover Crossings Drive                    Hanover
74   Rosehill Suites                               3   1301 East Mountain View Road                           Phoenix
75   Round Rock Crossing              11/9/07      6   SEC IH - 35 & Country RD 170                           Round Rock
76   Sheffield Apartments                          3   322 West 57th Street                                   New York
-----------------------------------------------------------------------------------------------------------------------------------
77   Sheraton Suites Portfolio                     0   Multiple                                               Multiple
 77a Sheraton Suites Alexandria                        801 North Saint Asaph Street                           Alexandria
 77b Sheraton Suites Columbus                          201 Hutchington Avenue                                 Columbus
 77c Sheraton Suites Kansas City                       770 West 47th Street                                   Kansas City
-----------------------------------------------------------------------------------------------------------------------------------
78   Shop Rite/Caldor                              6   2200 Route 66 East                                     Neptune
79   Sir Francis Drake Hotel          1/31/07      6   432-450 Powell Street                                  San Francisco
80   Skyland Town Centre                           3   1856 Hendersonville Road                               Asheville
81   Smoketown Stations                            3   Prince William Parkway & Worth Avenue                  Woodbridge
82   South Orange Towers                           3   749 Scotland Road                                      Orange
-----------------------------------------------------------------------------------------------------------------------------------
83   Southbury Green                  1/31/08      6   775 Main Street South                                  Southbury
84   Southgate USA                    3/31/07      6   20990 Libby Road                                       Maple Heights
85   Southwood Retail Center                       3   22201-22240 Palos Verdes Boulevard                     Torrance
86   Spring Oaks Plaza                             3   4800 Spring Mountain Road                              Las Vegas
87   Star Market - Norwood            3/31/22     12   625 University Avenue                                  Norwood
-----------------------------------------------------------------------------------------------------------------------------------
88   Sudley Manor Square                           3   7807-7865 Sudley Road                                  Manassas
89   Sun National Bank Building                    3   226 Landis Avenue                                      Vineland
90   Superior Building                             3   65-69 Raymond/ 53-55 E Union                           Pasadena
91   Tanglewood/Wild Pine Apartments               3   72 Amelia-Olive Branch Road & 68 Lawson Drive          Amelia
92   Third Street Promenade                        3   1241-1249 Third Street Promenade                       Santa Monica
93   Towson Town Center                            3   825 Dulaney Valley Road                                Towson
-----------------------------------------------------------------------------------------------------------------------------------
94   Trellis at Lees Mill                          6   308 Charles Street                                     Newport News
95   Vintage Kolo 84                               3   16980 Valley Boulevard                                 Fontana
96   Walgreens - Gessner/Braeswood                 3   8635 South Braeswood Boulevard                         Houston
97   Washington Park Office Center                 3   14 Washington Road                                     West Windsor Township
98   Wendover Ridge                                3   4212-4216 West Wendover Road                           Greensboro
99   Whitehall Apartments             4/30/07      6   1975 Courtland Drive                                   Kent
-----------------------------------------------------------------------------------------------------------------------------------
            TOTALS/WEIGHTED AVERAGES

                                                                                                  NET                 LOAN PER NET
                                                                                               RENTABLE    NUMBER    RENTABLE AREA
ID     PROPERTY NAME                    STATE     ZIP CODE   PROPERTY TYPE       YEAR BUILT      AREA     OF UNITS       (SF)
-----------------------------------------------------------------------------------------------------------------------------------
1      104/106 Second Avenue              NY        10003    Multifamily            1920                      29
2      20 Trafalgar Square                NH        03063    Office                 1988         99,775                 $56.90
3      212 Wolcott Street                 NY        11231    Industrial             1953        289,733                 $32.93
4      229 West 28th Street               NY        10001    Office                 1917        143,500                 $57.49
5      24 & 33 Trafalgar Square           NH        03063    Office                 1996         32,200                 $48.39
-----------------------------------------------------------------------------------------------------------------------------------
6      300 First Avenue                   MA        02194    Industrial             1953         80,049                $106.68
7      303 South Broadway                 NY      Multiple   Office               1980/1960     312,693                 $63.48
8      379 West Broadway                  NY        10012    Office                 1853         55,000                $144.14
9      38-34/46 Bell Boulevard            NY        11361    Office                 1964         12,133                $180.62
10     385 Fifth Avenue                   NY        10016    Office                 1929        101,282                $240.76
-----------------------------------------------------------------------------------------------------------------------------------
11     401 & 414 Commerce Drive           PA        19034    Office                 1972         83,500                $100.57
12     4D Technology Center               CO        80501    Industrial             1979        279,025                 $36.07
13     75 State Street                    MA        02109    Office                 1988        767,096                $241.02
14     9 Old Kings Highway                CT        06820    Office                 1979         65,731                 $72.43
15     99 Tower Garage                    TN        38103    Parking Garage         1968         55,705      624        $53.36
-----------------------------------------------------------------------------------------------------------------------------------
16     Arboretum Crossing                 TX        78759    Anchored Retail        1996        182,010                $109.61
17     Arbour Building                    CA        91101    Unanchored Retail      1956         26,954                $137.18
18     Arcadia Apartments                 UT        84604    Multifamily            1964                      16
19     Arsenal Mall                       MA        02172    Anchored Retail        1983        284,855                $122.79
20     Balboa Office Building             CA        92123    Office                 1989         43,108                 $77.65
-----------------------------------------------------------------------------------------------------------------------------------
21     Bed Bath & Beyond - Braintree      MA        02184    Unanchored Retail      1998         35,985                $190.38
22     Bingham I Office Building          MI        48025    Office                 1973        150,831                 $48.96
23     Bingham II Office Building         MI        48025    Office                 1976        154,375                 $52.03
24     Bridgewater Apartments             VA        23666    Multifamily            1997                     216
25     Broadmoor Village                  TX        75041    Anchored Retail        1991         62,000                 $54.84
-----------------------------------------------------------------------------------------------------------------------------------
26     Centre Structured Trust 1       Multiple   Multiple   Credit Lease                        28,431                $249.78
  26a  Store # 140                        AL        36111    Credit Lease           1996          7,342
  26b  Store 467                          GA        30243    Credit Lease           1996          5,997
  26c  Store #26                          KN        66209    Credit Lease           1996          7,592
  26d  Store #38                          NC        27511    Credit Lease           1996          7,500
-----------------------------------------------------------------------------------------------------------------------------------
27     Centre Structured Trust 4       Multiple   Multiple   Credit Lease                        38,279                $267.85
  27a  Store # 98                         CO        80920    Credit Lease           1995          7,281
  27b  Store 476                          GA        30206    Credit Lease           1996          5,997
  27c  Store 299                          IL        62740    Credit Lease           1992          5,693
  27d  Store 536                          LA        71105    Credit Lease           1997          5,893
  27e  Store 437                          MO        64057    Credit Lease           1995          5,997
  27f  Store #58                          NC        27707    Credit Lease           1994          7,328
-----------------------------------------------------------------------------------------------------------------------------------
28     Centre Structured Trust 8       Multiple   Multiple   Credit Lease                        38,774                $267.95
  28a  Store #294                         GA        30144    Credit Lease           1992          5,693
  28b  Store #42                          IL        60061    Credit Lease           1996          7,852
  28c  Store #321                         IN        46254    Credit Lease           1993          5,693
  28d  Store #337                         KS        66209    Credit Lease           1993          5,693
  28e  Store #63                          LA        71105    Credit Lease           1997          7,846
  28f  Store #489                         TN        38305    Credit Lease           1997          5,997
-----------------------------------------------------------------------------------------------------------------------------------
29     Chapelwood Apartments              OH        45140    Multifamily            1971                     134
30     Chippewa Falls                     WI        54792    Industrial             1997        405,300                 $16.93
31     Colonial Terrace Apartments        OH        45102    Multifamily            1975                      48
32     Continental Park                   CA        90245    Office                 1973         82,305                $200.35
33     Cordata Centre                     WA        98226    Anchored Retail        1991        174,547                 $86.22
-----------------------------------------------------------------------------------------------------------------------------------
34     Costco Plaza I                     AZ        85308    Anchored Retail      1988/1994     339,922                 $72.81
35     Costco Plaza II                    VA        22030    Anchored Retail      1986/1993     323,262                 $98.95
36     Crossings                          CA        94509    Anchored Retail        1990        120,668                 $94.97
37     Crossroads Shopping Center         MA        02019    Anchored Retail        1995        131,556                 $81.68
38     CVS (Revco) Drug Store             OH        44601    Credit Lease           1997         10,722                $199.50
-----------------------------------------------------------------------------------------------------------------------------------
39     Debbie's Shopping Center           FL        33173    Anchored Retail        1980         19,990                $107.90
40     East Lake Plaza Shopping Center    LA        70127    Anchored Retail        1984        241,771                 $32.97
41     Eckerd Drug Store                  FL        32506    Credit Lease           1997         10,908                $154.96
42     Ensenada Square                    TX        76013    Anchored Retail        1975         62,676                 $45.95
-----------------------------------------------------------------------------------------------------------------------------------
43     G&K Portfolio II                   CA      Multiple   Multifamily            1971                     546
  43a  Blossom Hill                       CA        95123    Multifamily            1974
  43b  Genesee Park                       CA        92117    Multifamily            1974
  43c  Independence Park                  CA        90230    Multifamily            1974
  43d  Village Green                      CA        95124    Multifamily            1974
-----------------------------------------------------------------------------------------------------------------------------------
44     Georgetown Apartments              OH        45429    Multifamily            1965                     325
45     Hanover Commons                    VA        23111    Anchored Retail        1989         70,005                 $71.84
46     Henderson Mill                     GA        30309    Office                 1981         73,999                 $55.19
47     Heritage Apartments                TX        79415    Multifamily            1964                     598
48     Hill Tower Apartments              PA        19118    Multifamily            1963                     240
-----------------------------------------------------------------------------------------------------------------------------------
49     Holiday Inn - Rock Falls           IL        61071    Hotel                  1973                     120
50     Home Depot Plaza                   NY        11726    Anchored Retail        1990        163,999                 $81.86
51     Hotel Monaco                       CA        94102    Hotel                  1910                     201
52     Jack's Center & Plaza Linda I      FL        33165    Anchored Retail                     43,734                 $93.61
  52a  Jack's Shopping Center             FL        33165    Anchored Retail        1952         28,719
  52b  Plaza Linda 1 Shopping Center      FL        33165    Anchored Retail        1979         14,700
-----------------------------------------------------------------------------------------------------------------------------------
53     Jupiter Plaza                      FL        33477    Anchored Retail        1980        197,053                 $92.22
54     Kenmar Medical Bldg                GA        30060    Office                 1979         63,500                 $73.02
55     Lexington Center                   MA        02173    Anchored Retail        1930         12,112                $329.76
56     Liberty Hill Apartments            OH        44139    Multifamily            1987                     204
-----------------------------------------------------------------------------------------------------------------------------------
57     Lincoln Station - Bixby Land       CA        90701    Anchored Retail        1989         91,248                 $54.80
58     Lowes Home Improvement             TX        77084    Anchored Retail         (3)        575,127                  $4.69
59     Massapequa Shopping Centers        NY        11758    Anchored Retail        1956        160,360                 $81.05
  59a  Holiday Park                       NY                 Anchored Retail        1961
  59b  Calvert Manor                      NY                 Anchored Retail        1956
  59c  US Skates                          NY                 Anchored Retail        1962
-----------------------------------------------------------------------------------------------------------------------------------
60     Midway Plaza                       FL        33321    Anchored Retail        1987        220,259                 $51.31
61     Ming Avenue Retail Center          CA        93301    Anchored Retail        1980         50,834                 $83.55
62     Nicole's Shopping Center           FL        33309    Anchored Retail        1987         20,270                 $86.70
63     Oakwood Shopping Center            NY        10306    Anchored Retail        1968         79,400                $102.83
-----------------------------------------------------------------------------------------------------------------------------------
64     Overlook I                         TN        37027    Office                 1988         67,739                 $64.82
65     Palm Harbor Shopping Center        FL        34683    Anchored Retail        1986         43,384                 $72.27
66     Park 'N Fly Plus                   GA        30337    Parking Garage         1988          2,367              $8,018.24
67     Plaza Linda II Shopping Center     FL        33165    Anchored Retail        1980         17,884                $102.74
68     Publix Quail Meadows               FL        34478    Anchored Retail        1997         50,812                 $75.88
-----------------------------------------------------------------------------------------------------------------------------------
69     Ramada Inn - East End              NY        11901    Hotel                  1980                     100
70     Restaurant Row                     NV        89108    Anchored Retail        1997         38,381                 $92.97
71     Revlon Building                    NJ        08818    Industrial             1984         99,260                $128.25
72     Richardson Plaza                   TX        75080    Anchored Retail      1971/1984     115,579                 $58.83
-----------------------------------------------------------------------------------------------------------------------------------
73     Rite Aid - Hanover Commons         VA        23069    Credit Lease           1998         11,288                $152.98
74     Rosehill Suites                    AZ        85020    Multifamily            1983                      92
75     Round Rock Crossing                TX        78701    Unanchored Retail      1997         27,224                 $95.10
76     Sheffield Apartments               NY        10019    Multifamily            1978        680,853      845        $61.46
-----------------------------------------------------------------------------------------------------------------------------------
77     Sheraton Suites Portfolio       Multiple   Multiple   Hotel                                           765
  77a  Sheraton Suites Alexandria         VA        22314    Hotel                  1985                     247
  77b  Sheraton Suites Columbus           OH        43235    Hotel                  1991                     261
  77c  Sheraton Suites Kansas City        MO        64112    Hotel                  1991                     257
-----------------------------------------------------------------------------------------------------------------------------------
78     Shop Rite/Caldor                   NJ        07753    Anchored Retail        1986        223,971                 $71.29
79     Sir Francis Drake Hotel            CA        94102    Hotel                  1928                     417
80     Skyland Town Centre                NC        28803    Anchored Retail        1996         56,700                 $75.93
81     Smoketown Stations                 VA        22192    Anchored Retail        1996        481,889                 $85.08
82     South Orange Towers                NJ        07050    Multifamily            1958                     108
-----------------------------------------------------------------------------------------------------------------------------------
83     Southbury Green                    CT        06488    Anchored Retail        1997        144,675                $134.50
84     Southgate USA                      OH        44137    Anchored Retail        1954        796,355                 $31.74
85     Southwood Retail Center            CA        90505    Unanchored Retail      1954         67,481                 $53.20
86     Spring Oaks Plaza                  NV        89102    Anchored Retail        1980        125,147                 $66.19
87     Star Market - Norwood              MA        02062    Credit Lease           1970        474,323                 $20.91
-----------------------------------------------------------------------------------------------------------------------------------
88     Sudley Manor Square                VA        22110    Anchored Retail        1974        170,026                 $35.85
89     Sun National Bank Building         NJ        08360    Office                 1987         71,007                 $84.40
90     Superior Building                  CA        91103    Office                 1907         44,044                $124.63
91     Tanglewood/Wild Pine Apartments    OH        45102    Multifamily            1978                     208
92     Third Street Promenade             CA        90401    Anchored Retail        1949         14,400                $224.96
93     Towson Town Center                 MD        21204    Anchored Retail        1959        535,769                $261.31
-----------------------------------------------------------------------------------------------------------------------------------
94     Trellis at Lees Mill               VA        23608    Multifamily            1974                     176
95     Vintage Kolo 84                    CA        91328    Office                 1986         24,640                 $82.00
96     Walgreens - Gessner/Braeswood      TX        77031    Unanchored Retail      1998         13,905                $190.56
97     Washington Park Office Center      NJ        08550    Office                 1977         90,924                 $81.22
98     Wendover Ridge                     NC        27407    Anchored Retail        1996         41,387                 $97.86
99     Whitehall Apartments               OH        44240    Multifamily            1968                     188
-----------------------------------------------------------------------------------------------------------------------------------
            TOTALS/WEIGHTED AVERAGES

                                                                       OCCUPANCY      ANNUAL        ANNUAL
                                                            OCCUPANCY  RATE AS OF    RESERVES    RESERVES PER
ID     PROPERTY NAME                        LOAN PER UNIT      RATE       DATE        PER SF         UNIT
-------------------------------------------------------------------------------------------------------------
1      104/106 Second Avenue                 $75,608.80        100%     5/21/98                    $269.66
2      20 Trafalgar Square                                     100%     7/15/98        $0.20
3      212 Wolcott Street                                      100%      4/2/98        $0.20
4      229 West 28th Street                                    100%     4/13/98        $0.20
5      24 & 33 Trafalgar Square                                100%     7/15/98        $0.20
-------------------------------------------------------------------------------------------------------------
6      300 First Avenue                                        100%      4/1/98        $0.20
7      303 South Broadway                                       98%      7/8/98        $0.24
8      379 West Broadway                                       100%     6/27/97        $0.00
9      38-34/46 Bell Boulevard                                 100%     5/22/98        $0.18
10     385 Fifth Avenue                                        100%      6/2/98        $0.19
-------------------------------------------------------------------------------------------------------------
11     401 & 414 Commerce Drive                                100%     7/29/98        $0.15
12     4D Technology Center                                    100%     7/30/98        $0.15
13     75 State Street                                         100%     9/15/98        $0.29
14     9 Old Kings Highway                                     100%     1/31/98        $0.20
15     99 Tower Garage                        $4,763.15         97%      9/1/97        $0.50       $45.00
-------------------------------------------------------------------------------------------------------------
16     Arboretum Crossing                                       97%      7/1/98        $0.16
17     Arbour Building                                         100%     6/24/98        $0.17
18     Arcadia Apartments                    $59,803.48        100%     6/24/98                    $300.00
19     Arsenal Mall                                            100%      4/3/98        $0.36
20     Balboa Office Building                                  100%      4/1/98        $0.20
-------------------------------------------------------------------------------------------------------------
21     Bed Bath & Beyond - Braintree                           100%      9/1/97        $0.15
22     Bingham I Office Building                                99%     5/13/98        $0.20
23     Bingham II Office Building                               96%     5/13/98        $0.20
24     Bridgewater Apartments                $48,148.15         82%     3/13/98                    $250.00
25     Broadmoor Village                                       100%      7/1/98        $0.15
-------------------------------------------------------------------------------------------------------------
26     Centre Structured Trust 1                                                       $0.00
  26a  Store # 140                                             100%    12/31/97        $0.00
  26b  Store 467                                               100%    12/31/97        $0.00
  26c  Store #26                                               100%    12/31/97        $0.00
  26d  Store #38                                               100%    12/31/97        $0.00
-------------------------------------------------------------------------------------------------------------
27     Centre Structured Trust 4                                                       $0.00
  27a  Store # 98                                              100%    12/31/97        $0.00
  27b  Store 476                                               100%    12/31/97        $0.00
  27c  Store 299                                               100%    12/31/97        $0.00
  27d  Store 536                                               100%    12/31/97        $0.00
  27e  Store 437                                               100%    12/31/97        $0.00
  27f  Store #58                                               100%    12/31/97        $0.00
-------------------------------------------------------------------------------------------------------------
28     Centre Structured Trust 8                                                       $0.00
  28a  Store #294                                              100%    12/31/97        $0.00
  28b  Store #42                                               100%    12/31/97        $0.00
  28c  Store #321                                              100%    12/31/97        $0.00
  28d  Store #337                                              100%    12/31/97        $0.00
  28e  Store #63                                               100%    12/31/97        $0.00
  28f  Store #489                                              100%    12/31/97        $0.00
-------------------------------------------------------------------------------------------------------------
29     Chapelwood Apartments                 $29,546.31         95%      4/1/98                    $250.00
30     Chippewa Falls                                          100%     6/30/98        $0.10
31     Colonial Terrace Apartments           $25,362.00         94%     4/16/98                    $250.00
32     Continental Park                                         90%     5/20/98        $0.18
33     Cordata Centre                                          100%      6/1/98        $0.15
-------------------------------------------------------------------------------------------------------------
34     Costco Plaza I                                          100%      7/1/98        $0.22
35     Costco Plaza II                                         100%      7/1/98        $0.15
36     Crossings                                                92%      8/3/98        $0.15
37     Crossroads Shopping Center                              100%     6/30/98        $0.15
38     CVS (Revco) Drug Store                                  100%     11/6/97        $0.15
-------------------------------------------------------------------------------------------------------------
39     Debbie's Shopping Center                                100%      5/1/98        $0.15
40     East Lake Plaza Shopping Center                         100%     8/13/98        $0.25
41     Eckerd Drug Store                                       100%     10/6/98        $0.00
42     Ensenada Square                                          93%      8/3/98        $0.24
-------------------------------------------------------------------------------------------------------------
43     G&K Portfolio II                      $57,941.94                                              $0.00
  43a  Blossom Hill                                             99%     6/30/98         0.00
  43b  Genesee Park                                            100%     6/30/98         0.00
  43c  Independence Park                                       100%     6/30/98         0.00
  43d  Village Green                                           100%     6/30/98         0.00
-------------------------------------------------------------------------------------------------------------
44     Georgetown Apartments                 $33,793.93         93%     5/31/98                    $250.00
45     Hanover Commons                                          85%      8/6/98        $0.16
46     Henderson Mill                                           90%     6/25/98        $0.20
47     Heritage Apartments                   $10,452.61         56%     6/25/98                    $250.42
48     Hill Tower Apartments                 $40,419.35         95%     8/10/98                    $285.02
-------------------------------------------------------------------------------------------------------------
49     Holiday Inn - Rock Falls              $34,833.33         70%     6/30/98                      $0.00
50     Home Depot Plaza                                        100%    10/19/98        $0.15
51     Hotel Monaco                          $173,143.11        84%     4/30/98                      $0.00
52     Jack's Center & Plaza Linda I                                                   $0.15
  52a  Jack's Shopping Center                                   93%      6/1/98        $0.15
  52b  Plaza Linda 1 Shopping Center                           100%      9/1/98        $0.15
-------------------------------------------------------------------------------------------------------------
53     Jupiter Plaza                                            88%     6/29/98        $0.00
54     Kenmar Medical Bldg                                      95%      7/1/98        $0.21
55     Lexington Center                                        100%     5/10/98        $0.15
56     Liberty Hill Apartments               $39,082.77         97%     6/30/98                    $250.00
-------------------------------------------------------------------------------------------------------------
57     Lincoln Station - Bixby Land                             96%     7/29/98        $0.19
58     Lowes Home Improvement                                  100%     6/30/98        $0.00
59     Massapequa Shopping Centers                                                     $0.16
  59a  Holiday Park                                             96%      8/1/98
  59b  Calvert Manor                                            88%      8/1/98
  59c  US Skates                                               100%      8/1/98
-------------------------------------------------------------------------------------------------------------
60     Midway Plaza                                             86%      7/2/98        $0.20
61     Ming Avenue Retail Center                                75%     4/21/98        $0.15
62     Nicole's Shopping Center                                 92%      5/1/98        $0.15
63     Oakwood Shopping Center                                 100%      8/5/98        $0.17
-------------------------------------------------------------------------------------------------------------
64     Overlook I                                              100%      4/1/98        $0.26
65     Palm Harbor Shopping Center                              94%     5/21/98        $0.15
66     Park 'N Fly Plus                                         70%      4/1/98       $47.70
67     Plaza Linda II Shopping Center                          100%      5/1/98        $0.15
68     Publix Quail Meadows                                    100%     6/30/98        $0.15
-------------------------------------------------------------------------------------------------------------
69     Ramada Inn - East End                 $44,024.71         70%     2/27/98                      $0.00
70     Restaurant Row                                          100%      6/1/98        $0.00
71     Revlon Building                                         100%      9/1/98        $0.21
72     Richardson Plaza                                        100%      7/1/98        $0.15
-------------------------------------------------------------------------------------------------------------
73     Rite Aid - Hanover Commons                              100%      3/1/98        $0.20
74     Rosehill Suites                       $21,706.65         97%     8/28/98                    $250.00
75     Round Rock Crossing                                     100%      2/1/98        $0.15
76     Sheffield Apartments                  $49,521.45        100%      7/1/98        $0.37       $295.86
-------------------------------------------------------------------------------------------------------------
77     Sheraton Suites Portfolio             $74,052.29                                              $0.00
  77a  Sheraton Suites Alexandria            $69,064.66         70%     8/31/98                      $0.00
  77b  Sheraton Suites Columbus              $70,806.71         71%     8/31/98                      $0.00
  77c  Sheraton Suites Kansas City           $82,141.93         78%     8/31/98                      $0.00
-------------------------------------------------------------------------------------------------------------
78     Shop Rite/Caldor                                        100%      8/6/98        $0.15
79     Sir Francis Drake Hotel               $79,108.42         85%    12/31/97                      $0.00
80     Skyland Town Centre                                     100%     6/30/98        $0.15
81     Smoketown Stations                                       96%      7/1/98        $0.19
82     South Orange Towers                   $40,604.72         96%     5/18/98                    $250.00
-------------------------------------------------------------------------------------------------------------
83     Southbury Green                                          98%      8/5/98        $0.15
84     Southgate USA                                            86%     7/10/98        $0.33
85     Southwood Retail Center                                 100%     3/10/98        $0.23
86     Spring Oaks Plaza                                        99%      8/1/98        $0.15
87     Star Market - Norwood                                   100%     3/26/98        $0.00
-------------------------------------------------------------------------------------------------------------
88     Sudley Manor Square                                      91%     11/1/97        $0.15
89     Sun National Bank Building                               95%     1/12/98        $0.23
90     Superior Building                                        93%     11/1/97        $0.18
91     Tanglewood/Wild Pine Apartments       $24,706.36         90%      4/3/98                    $250.00
92     Third Street Promenade                                  100%     7/24/98        $0.15
93     Towson Town Center                                       94%     11/1/98        $0.15
-------------------------------------------------------------------------------------------------------------
94     Trellis at Lees Mill                  $24,627.51         94%     6/25/98                    $250.00
95     Vintage Kolo 84                                         100%      8/8/98        $0.15
96     Walgreens - Gessner/Braeswood                           100%      5/1/98        $0.17
97     Washington Park Office Center                            98%     11/1/98        $0.20
98     Wendover Ridge                                          100%      7/1/98        $0.15
99     Whitehall Apartments                  $26,146.64         93%      7/1/98                    $328.33
-------------------------------------------------------------------------------------------------------------
            TOTALS/WEIGHTED AVERAGES

                                                                       % OF    LEASE                                        % OF
ID     PROPERTY NAME                         LARGEST TENANT             GLA  EXPIRATION     2ND LARGEST TENANT               GLA
-----------------------------------------------------------------------------------------------------------------------------------
1      104/106 Second Avenue
2      20 Trafalgar Square              Accucare                               4/1/01    Asymetrix
3      212 Wolcott Street               ATF-1                                  2/1/06    ATF-2
4      229 West 28th Street             Kwik International              26%    2/1/09    Crafton Graphics                     19%
5      24 & 33 Trafalgar Square
-----------------------------------------------------------------------------------------------------------------------------------
6      300 First Avenue
7      303 South Broadway
8      379 West Broadway                379 West Broadway LLC          100%    7/1/46
9      38-34/46 Bell Boulevard          TSK Management/Tiger Schulman   29%   10/1/08    Rose Enterprises/Jenny Craig         17%
10     385 Fifth Avenue                 Callenen (expansion)                  11/1/04    Victoria Creations - (expansion)
-----------------------------------------------------------------------------------------------------------------------------------
11     401 & 414 Commerce Drive
12     4D Technology Center             Maxtor                          14%  12/31/99    Maxtor                               12%
13     75 State Street
14     9 Old Kings Highway              Charkit Chemicals                      4/1/07    Portfolio Advisors
15     99 Tower Garage
-----------------------------------------------------------------------------------------------------------------------------------
16     Arboretum Crossing               Circuit City                    25%   1/31/17    Babies "R" Us                        22%
17     Arbour Building
18     Arcadia Apartments
19     Arsenal Mall                     Ann & Hope                      57%  11/30/03    Marshall's                           10%
20     Balboa Office Building           Spectrum Properties Management         5/1/08    Restaurant Admin.
-----------------------------------------------------------------------------------------------------------------------------------
21     Bed Bath & Beyond - Braintree    Bed, Bath & Beyond                     2/1/12
22     Bingham I Office Building        Goldin, Deborah C. PhD                 3/1/98    Rodney Lockwood & Company
23     Bingham II Office Building       Recon Systems, Inc.                    5/1/03    Buehler Products
24     Bridgewater Apartments
25     Broadmoor Village                Office Depot                    40%   9/30/01    Drug Emporium                        40%
-----------------------------------------------------------------------------------------------------------------------------------
26     Centre Structured Trust 1
  26a  Store # 140
  26b  Store 467
  26c  Store #26
  26d  Store #38
-----------------------------------------------------------------------------------------------------------------------------------
27     Centre Structured Trust 4
  27a  Store # 98
  27b  Store 476
  27c  Store 299
  27d  Store 536
  27e  Store 437
  27f  Store #58
-----------------------------------------------------------------------------------------------------------------------------------
28     Centre Structured Trust 8
  28a  Store #294
  28b  Store #42
  28c  Store #321
  28d  Store #337
  28e  Store #63
  28f  Store #489
-----------------------------------------------------------------------------------------------------------------------------------
29     Chapelwood Apartments
30     Chippewa Falls                   Slim Fast                       37%              Warehousing of Wisconsin             63%
31     Colonial Terrace Apartments
32     Continental Park
33     Cordata Centre                   Bon Home Store                  23%    1/31/12   Drug Emporium                        16%
-----------------------------------------------------------------------------------------------------------------------------------
34     Costco Plaza I                   Costco                          33%    10/1/11   Homebase                             31%
35     Costco Plaza II                  Home Depot                      39%    3/31/13   Costco                               37%
36     Crossings                        Safeway, Inc.                   44%   11/30/10   Rite Aid                             26%
37     Crossroads Shopping Center       Toys "R" Us                     25%    1/31/12   MVP Sports                           23%
38     CVS (Revco) Drug Store           CVS Drug Store                         9/11/17
-----------------------------------------------------------------------------------------------------------------------------------
39     Debbie's Shopping Center         S.E. Food Market                20%   12/31/01   Thai Orchid                          18%
40     East Lake Plaza Shopping Center  United Artists                  14%   11/30/04   Weiner's                             10%
41     Eckerd Drug Store                Eckerds Drugs                           1/1/17
42     Ensenada Square                  Kroger                          63%     1/1/17   Henry S. Miller Realtors             10%
-----------------------------------------------------------------------------------------------------------------------------------
43     G&K Portfolio II
  43a  Blossom Hill
  43b  Genesee Park
  43c  Independence Park
  43d  Village Green
-----------------------------------------------------------------------------------------------------------------------------------
44     Georgetown Apartments
45     Hanover Commons                  Fantastic Sam's                         6/1/02   Sylvan Expansion
46     Henderson Mill                   Nobel Insurance                 10%    2/28/02   Premier Lending                       8%
47     Heritage Apartments
48     Hill Tower Apartments
-----------------------------------------------------------------------------------------------------------------------------------
49     Holiday Inn - Rock Falls
50     Home Depot Plaza                 Home Depot                      68%     1/1/11   Red Lobster                           6%
51     Hotel Monaco
52     Jack's Center & Plaza Linda I
  52a  Jack's Shopping Center           Rio Crystal                     11%   11/30/02   Joe's Auto Technician                10%
  52b  Plaza Linda 1 Shopping Center    S.W. Lawn Mower                         6/1/03   AV Auto Title Loan, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
53     Jupiter Plaza                    Regal Cinemas                   26%    11/1/12   Beall's Dept. Store,  Inc.           18%
54     Kenmar Medical Bldg
55     Lexington Center
56     Liberty Hill Apartments
-----------------------------------------------------------------------------------------------------------------------------------
57     Lincoln Station - Bixby Land
58     Lowes Home Improvement
59     Massapequa Shopping Centers      TJX Companies                   20%    1/31/01   The Great A&P Tea Co.                15%
  59a  Holiday Park
  59b  Calvert Manor
  59c  US Skates
-----------------------------------------------------------------------------------------------------------------------------------
60     Midway Plaza                     Publix                          25%    11/3/06   Ross Stores                          12%
61     Ming Avenue Retail Center        Marshall's                      46%   11/30/09   Kids R Us                            40%
62     Nicole's Shopping Center         T-Zer's Lounge                  20%   12/31/98   Liza's Day Care                      18%
63     Oakwood Shopping Center          Chase Bank                      35%   12/31/06   Pathmark Supermarket                 31%
-----------------------------------------------------------------------------------------------------------------------------------
64     Overlook I                       Fireman's Fund                  15%    12/1/00   Fast Food Merchandisers              13%
65     Palm Harbor Shopping Center      Party City                      19%    6/30/99   Hunan King                            8%
66     Park 'N Fly Plus
67     Plaza Linda II Shopping Center   CAC/United Healthcare           63%    4/30/00   Fantasy Lighting                     32%
68     Publix Quail Meadows             Publix                          75%     7/1/17   Drummond Video                        5%
-----------------------------------------------------------------------------------------------------------------------------------
69     Ramada Inn - East End
70     Restaurant Row                   Sears                           30%    2/28/18   Nevada State Bank                    26%
71     Revlon Building
72     Richardson Plaza                 Office Max                      27%    11/1/11   Bally Total Fitness                  25%
-----------------------------------------------------------------------------------------------------------------------------------
73     Rite Aid - Hanover Commons       Rite Aid                               5/15/18
74     Rosehill Suites
75     Round Rock Crossing              Columbia/St. David's            27%     2/1/08   Deli Management, Inc.                17%
76     Sheffield Apartments
-----------------------------------------------------------------------------------------------------------------------------------
77     Sheraton Suites Portfolio
  77a  Sheraton Suites Alexandria
  77b  Sheraton Suites Columbus
  77c  Sheraton Suites Kansas City
-----------------------------------------------------------------------------------------------------------------------------------
78     Shop Rite/Caldor
79     Sir Francis Drake Hotel
80     Skyland Town Centre              Food Lion                       67%   12/31/16   Pet Supplies Plus                    14%
81     Smoketown Stations               Lowes Home Center               22%    7/31/12   Shoppers Food                        13%
82     South Orange Towers
-----------------------------------------------------------------------------------------------------------------------------------
83     Southbury Green                  Grand Union                     34%     8/1/22   Staples                              17%
84     Southgate USA                    Home Depot                      14%    1/31/24   Cuyahoga County                       6%
85     Southwood Retail Center          Revel's Bakery                          8/1/02   Cookin Stuff
86     Spring Oaks Plaza                Lucky's                                11/1/12   MacFrugal's                          19%
87     Star Market - Norwood
-----------------------------------------------------------------------------------------------------------------------------------
88     Sudley Manor Square              K-Mart                          56%    9/30/98   Hollywood Video                       4%
89     Sun National Bank Building
90     Superior Building                Health Integration                      3/1/99   Hensiek & Caron
91     Tanglewood/Wild Pine Apartments
92     Third Street Promenade           Charly Temmel                   27%    1/31/06   Nana                                 21%
93     Towson Town Center               The Limited, Inc. (2)           (2)      (2)     Bally Total Fitness                   4%
-----------------------------------------------------------------------------------------------------------------------------------
94     Trellis at Lees Mill
95     Vintage Kolo 84                  Kaiser Permanente               53%    8/27/01   Arby's                               14%
96     Walgreens - Gessner/Braeswood    Walgreens                               7/1/57
97     Washington Park Office Center    Independ. Assoc. Pub.                   6/1/02   Kelter & Gilligo, PC
98     Wendover Ridge                   Staples                         58%    3/31/11   David's Bridal                       27%
99     Whitehall Apartments
-----------------------------------------------------------------------------------------------------------------------------------
            TOTALS/WEIGHTED AVERAGES

                                            LEASE         BORROWER
ID     PROPERTY NAME                     EXPIRATION      AFFILIATION
-------------------------------------------------------------------------------
1      104/106 Second Avenue                             Farangis
2      20 Trafalgar Square                 12/1/00       Tamposi
3      212 Wolcott Street                   2/1/06
4      229 West 28th Street                 2/1/09
5      24 & 33 Trafalgar Square                          Tamposi
-------------------------------------------------------------------------------
6      300 First Avenue
7      303 South Broadway
8      379 West Broadway
9      38-34/46 Bell Boulevard
10     385 Fifth Avenue                     4/1/16
-------------------------------------------------------------------------------
11     401 & 414 Commerce Drive
12     4D Technology Center               12/31/00
13     75 State Street
14     9 Old Kings Highway
15     99 Tower Garage
-------------------------------------------------------------------------------
16     Arboretum Crossing                  1/31/12       Kimco
17     Arbour Building
18     Arcadia Apartments
19     Arsenal Mall                        1/31/99
20     Balboa Office Building               5/1/08
-------------------------------------------------------------------------------
21     Bed Bath & Beyond - Braintree
22     Bingham I Office Building            3/1/98       Burton
23     Bingham II Office Building           3/1/98       Burton
24     Bridgewater Apartments
25     Broadmoor Village                   9/30/06       Kimco
-------------------------------------------------------------------------------
26     Centre Structured Trust 1                         Brinker
  26a  Store # 140
  26b  Store 467
  26c  Store #26
  26d  Store #38
-------------------------------------------------------------------------------
27     Centre Structured Trust 4                         Brinker
  27a  Store # 98
  27b  Store 476
  27c  Store 299
  27d  Store 536
  27e  Store 437
  27f  Store #58
-------------------------------------------------------------------------------
28     Centre Structured Trust 8                         Brinker
  28a  Store #294
  28b  Store #42
  28c  Store #321
  28d  Store #337
  28e  Store #63
  28f  Store #489
-------------------------------------------------------------------------------
29     Chapelwood Apartments                             Johnson
30     Chippewa Falls
31     Colonial Terrace Apartments                       Johnson
32     Continental Park
33     Cordata Centre                     11/15/06       Kimco
-------------------------------------------------------------------------------
34     Costco Plaza I                       8/1/08       Kimco
35     Costco Plaza II                      9/1/11       Kimco
36     Crossings                           1/31/16       Adar
37     Crossroads Shopping Center           9/9/12       Weiner
38     CVS (Revco) Drug Store                            Grisbaum
-------------------------------------------------------------------------------
39     Debbie's Shopping Center           12/31/02       Glottmann
40     East Lake Plaza Shopping Center     1/31/09
41     Eckerd Drug Store                                 Grisbaum
42     Ensenada Square                    12/31/02       Adar
-------------------------------------------------------------------------------
43     G&K Portfolio II
  43a  Blossom Hill
  43b  Genesee Park
  43c  Independence Park
  43d  Village Green
-------------------------------------------------------------------------------
44     Georgetown Apartments
45     Hanover Commons                     10/1/02       Menin
46     Henderson Mill                      9/30/99       Sterling
47     Heritage Apartments
48     Hill Tower Apartments
-------------------------------------------------------------------------------
49     Holiday Inn - Rock Falls
50     Home Depot Plaza                     3/1/07       Kimco
51     Hotel Monaco                                      Kimpton
52     Jack's Center & Plaza Linda I                     Glottmann
  52a  Jack's Shopping Center              4/30/97
  52b  Plaza Linda 1 Shopping Center        5/1/98
-------------------------------------------------------------------------------
53     Jupiter Plaza                       4/30/07       Menin
54     Kenmar Medical Bldg
55     Lexington Center
56     Liberty Hill Apartments                           Forest City
-------------------------------------------------------------------------------
57     Lincoln Station - Bixby Land
58     Lowes Home Improvement
59     Massapequa Shopping Centers         2/29/96       Rose
  59a  Holiday Park
  59b  Calvert Manor
  59c  US Skates
-------------------------------------------------------------------------------
60     Midway Plaza                        1/31/98       Sterling
61     Ming Avenue Retail Center           1/31/16       Adar
62     Nicole's Shopping Center             2/1/99       Glottmann
63     Oakwood Shopping Center            11/30/99       Rose
-------------------------------------------------------------------------------
64     Overlook I                           7/1/02
65     Palm Harbor Shopping Center        10/15/02       Glottmann
66     Park 'N Fly Plus
67     Plaza Linda II Shopping Center     12/31/02       Glottmann
68     Publix Quail Meadows                 7/1/00       Grisbaum
-------------------------------------------------------------------------------
69     Ramada Inn - East End
70     Restaurant Row                      2/28/18
71     Revlon Building
72     Richardson Plaza                     7/1/09       Kimco
-------------------------------------------------------------------------------
73     Rite Aid - Hanover Commons                        Menin
74     Rosehill Suites
75     Round Rock Crossing                 11/1/07
76     Sheffield Apartments
-------------------------------------------------------------------------------
77     Sheraton Suites Portfolio
  77a  Sheraton Suites Alexandria
  77b  Sheraton Suites Columbus
  77c  Sheraton Suites Kansas City
-------------------------------------------------------------------------------
78     Shop Rite/Caldor
79     Sir Francis Drake Hotel                           Kimpton
80     Skyland Town Centre                 1/31/02       Grisbaum
81     Smoketown Stations                  1/28/09       Kimco
82     South Orange Towers                               Farangis
-------------------------------------------------------------------------------
83     Southbury Green                      8/1/12
84     Southgate USA                       8/31/02       Forest City
85     Southwood Retail Center              8/1/02
86     Spring Oaks Plaza                   11/1/07       Adar
87     Star Market - Norwood                             Weiner
-------------------------------------------------------------------------------
88     Sudley Manor Square                 7/31/08
89     Sun National Bank Building
90     Superior Building                    2/1/00
91     Tanglewood/Wild Pine Apartments                   Johnson
92     Third Street Promenade              5/31/07       Lundin
93     Towson Town Center                  9/30/00
-------------------------------------------------------------------------------
94     Trellis at Lees Mill                              Forest City
95     Vintage Kolo 84                     12/1/10       Lundin
96     Walgreens - Gessner/Braeswood
97     Washington Park Office Center        4/1/02
98     Wendover Ridge                       4/1/06       Kimco
99     Whitehall Apartments                              Forest City
-------------------------------------------------------------------------------
            TOTALS/WEIGHTED AVERAGES

                                  PROSPECTUS

                      MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

                  CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                  (DEPOSITOR)

                               ----------------

     The mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of any series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates".

     Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting primarily of a segregated pool (a "Mortgage Asset Pool") of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). If so specified in the related Prospectus Supplement, a material portion of the Mortgage Loans in any Mortgage Asset Pool will be secured by hotel/motel properties. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support described in this Prospectus, or any combination thereof (with respect to any series, collectively, "Credit Support"), and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements described in this Prospectus, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

     The Depositor does not intend to list any of the Offered Certificates on any securities exchange and has not made any other arrangement for secondary trading of the Offered Certificates. There will have been no public market for the Certificates of any series prior to the offering thereof. No assurance can be given that such a market will develop as a result of such an offering. See "Risk Factors".

     SEE "RISK FACTORS" BEGINNING ON PAGE 17 OF THIS PROSPECTUS FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE OFFERED CERTIFICATES.

                                                 (cover continued on next page)

                               ----------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

     The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, which may include Chase Securities Inc., an affiliate of the Depositor, as more fully described under "Method of Distribution" and in the related Prospectus Supplement.

     This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

                The date of this Prospectus is October 28, 1998

(cover continued)

     As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest; (iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. See "Description of the Certificates".


     Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such distributions will be made only from the assets of the related Trust Fund.


     No series of Certificates will represent an obligation of or interest in the Depositor or any of its affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates of any series nor the assets in any Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates (the "Certificateholders") pursuant to a Pooling Agreement, as more fully described herein.


     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates".


     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences".

                             PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount of each such class (the "Certificate Balance"), the rate at which interest accrues from time to time, if at all, with respect to each such class (the "Pass-Through Rate") or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount or a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets constituting the related Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the trustee (as to any series, the "Trustee") of the related Trust Fund; (x) if the related Trust Fund includes Mortgage Loans, information concerning the master servicer (as to any series, the "Master Servicer") and any special servicer (as to any series, the "Special Servicer") of such Mortgage Loans; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.


                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. The Commission also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address "http://www.sec.gov."

     No person has been authorized to give any information or to make any representation not contained in this Prospectus and any related Prospectus Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates, or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

     The Master Servicer or Trustee for each series will be required to mail to holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of such Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates" and "Description of the Pooling Agreements--Evidence as to Compliance". The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017-2070, Attention: President, or by telephone at (212) 834-5588. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                               TABLE OF CONTENTS


                                                                              PAGE
                                                                             -----
PROSPECTUS SUPPLEMENT ......................................................    3
AVAILABLE INFORMATION ......................................................    3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ..........................    4
SUMMARY OF PROSPECTUS ......................................................    9
RISK FACTORS ...............................................................   17
 Secondary Market ..........................................................   17
 Limited Assets ............................................................   17
 Prepayments; Average Life of Certificates; Yields .........................   18
 Limited Nature of Ratings .................................................   19
 Risks Associated with Certain Mortgage Loans and Mortgaged Properties .....   19
 Balloon Payments; Borrower Default ........................................   21
 Credit Support Limitations ................................................   22
 Leases and Rents ..........................................................   22
 Environmental Risks .......................................................   22
 Special Hazard Losses .....................................................   23
 Certain ERISA Considerations ..............................................   23
 Certain Federal Tax Considerations Regarding Residual Certificates ........   23
 Certain Federal Tax Considerations Regarding Original Issue Discount ......   24
 Book-Entry Registration ...................................................   24
 Delinquent and Non-Performing Mortgage Loans ..............................   24
DESCRIPTION OF THE TRUST FUNDS .............................................   25
 General ...................................................................   25
 Mortgage Loans ............................................................   25
  General ..................................................................   25
  Default and Loss Considerations with Respect to the Mortgage Loans .......   25
  Payment Provisions of the Mortgage Loans .................................   27
  Mortgage Loan Information in Prospectus Supplements ......................   27
 MBS .......................................................................   28
 Certificate Accounts ......................................................   29
 Credit Support ............................................................   29
 Cash Flow Agreements ......................................................   29
YIELD AND MATURITY CONSIDERATIONS ..........................................   30
 General ...................................................................   30
 Pass-Through Rate .........................................................   30
 Payment Delays ............................................................   30
 Certain Shortfalls in Collections of Interest .............................   30
 Yield and Prepayment Considerations .......................................   31
 Weighted Average Life and Maturity ........................................   32
 Controlled Amortization Classes and Companion Classes .....................   33
 Other Factors Affecting Yield, Weighted Average Life and Maturity .........   34
  Balloon Payments; Extensions of Maturity .................................   34
  Negative Amortization ....................................................   34
  Foreclosures and Payment Plans ...........................................   35
  Losses and Shortfalls on the Mortgage Assets .............................   35
  Additional Certificate Amortization ......................................   35
  Optional Early Termination ...............................................   35
THE DEPOSITOR ..............................................................   36
USE OF PROCEEDS ............................................................   36

                                                                                           PAGE
                                                                                          -----
DESCRIPTION OF THE CERTIFICATES .........................................................  37
 General ................................................................................  37
 Distributions ..........................................................................  37
 Distributions of Interest on the Certificates ..........................................  38
 Distributions of Principal on the Certificates .........................................  39
 Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of
  Equity Participations .................................................................  39
 Allocation of Losses and Shortfalls ....................................................  39
 Advances in Respect of Delinquencies ...................................................  40
 Reports to Certificateholders ..........................................................  40
 Voting Rights ..........................................................................  42
 Termination ............................................................................  42
 Book-Entry Registration and Definitive Certificates ....................................  43
DESCRIPTION OF THE POOLING AGREEMENTS ...................................................  44
 General ................................................................................  44
 Assignment of Mortgage Loans; Repurchases ..............................................  45
 Representations and Warranties; Repurchases ............................................  46
 Collection and Other Servicing Procedures ..............................................  46
 Sub-Servicers ..........................................................................  47
 Special Servicers ......................................................................  47
 Certificate Account ....................................................................  47
  General ...............................................................................  47
  Deposits ..............................................................................  48
  Withdrawals ...........................................................................  49
 Modifications, Waivers and Amendments of Mortgage Loans ................................  50
 Realization Upon Defaulted Mortgage Loans ..............................................  51
 Hazard Insurance Policies ..............................................................  52
 Due-on-Sale and Due-on-Encumbrance Provisions ..........................................  53
 Servicing Compensation and Payment of Expenses .........................................  53
 Evidence as to Compliance ..............................................................  54
 Certain Matters Regarding the Master Servicer and the Depositor ........................  54
 Events of Default ......................................................................  55
 Rights Upon Event of Default ...........................................................  56
 Amendment ..............................................................................  56
 List of Certificateholders .............................................................  57
 The Trustee ............................................................................  57
 Duties of the Trustee ..................................................................  57
 Certain Matters Regarding the Trustee ..................................................  57
 Resignation and Removal of the Trustee .................................................  58
DESCRIPTION OF CREDIT SUPPORT ...........................................................  59
 General ................................................................................  59
 Subordinate Certificates ...............................................................  59
 Cross-Support Provisions ...............................................................  59
 Insurance or Guarantees with Respect to Mortgage Loans .................................  59
 Letter of Credit .......................................................................  60
 Certificate Insurance and Surety Bonds .................................................  60
 Reserve Funds ..........................................................................  60
 Credit Support with respect to MBS .....................................................  61
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS .................................................  61
 General ................................................................................  61

                                                                                        PAGE
                                                                                       -----
 Types of Mortgage Instruments ..........................................................  61
 Leases and Rents .......................................................................  61
 Personalty .............................................................................  62
 Foreclosure ............................................................................  62
  General ...............................................................................  62
  Judicial Foreclosure ..................................................................  62
  Equitable Limitations on Enforceability of Certain Provisions .........................  62
  Non-Judicial Foreclosure/Power of Sale ................................................  63
  Public Sale ...........................................................................  63
  Rights of Redemption ..................................................................  64
  Anti-Deficiency Legislation ...........................................................  64
  Leasehold Risks .......................................................................  65
  Cooperative Shares ....................................................................  65
 Bankruptcy Laws ........................................................................  65
 Environmental Risks ....................................................................  68
 Due-on-Sale and Due-on-Encumbrance .....................................................  69
 Subordinate Financing ..................................................................  69
 Default Interest and Limitations on Prepayments ........................................  70
 Applicability of Usury Laws ............................................................  70
 Soldiers' and Sailors' Civil Relief Act of 1940 ........................................  70
 Type of Mortgaged Property .............................................................  71
 Americans with Disability Act ..........................................................  71
 Forfeitures In Drug And RICO Proceedings ...............................................  71
CERTAIN FEDERAL INCOME TAX CONSEQUENCES .................................................  73
 Federal Income Tax Consequences for REMIC Certificates .................................  73
   General ..............................................................................  73
  Status of REMIC Certificates ..........................................................  73
  Qualification as a REMIC ..............................................................  74
 Taxation of Regular Certificates .......................................................  76
  General ...............................................................................  76
  Original Issue Discount ...............................................................  76
  Acquisition Premium ...................................................................  78
  Variable Rate Regular Certificates ....................................................  78
  Market Discount .......................................................................  80
  Premium ...............................................................................  80
  Election to Treat All Interest Under the Constant Yield Method ........................  80
  Sale or Exchange of Regular Certificates ..............................................  80
  Treatment of Losses ...................................................................  82
 Taxation of Residual Certificates ......................................................  82
  Taxation of REMIC Income ..............................................................  82
  Basis and Losses ......................................................................  83
  Treatment of Certain Items of REMIC Income and Expense ................................  84
  Limitations on Offset or Exemption of REMIC Income ....................................  85
  Tax-Related Restrictions on Transfer of Residual Certificates .........................  86
  Sale or Exchange of a Residual Certificate ............................................  88
  Mark to Market Regulations ............................................................  89
 Taxes That May Be Imposed on the REMIC Pool ............................................  89
  Prohibited Transactions ...............................................................  89
  Contributions to the REMIC Pool After the Startup Day .................................  89
  Net Income from Foreclosure Property ..................................................  90

                                                                                PAGE
                                                                               -----
 Liquidation of the REMIC Pool ...............................................   90
 Administrative Matters ......................................................   90
 Limitations on Deduction of Certain Expenses ................................   90
 Taxation of Certain Foreign Investors .......................................   91
  Regular Certificates .......................................................   91
  Residual Certificates ......................................................   92
 Backup Withholding ..........................................................   92
 Reporting Requirements ......................................................   92
Federal Income Tax Consequences For Certificates as to Which No REMIC Election
  Is Made ....................................................................   94
 Standard Certificates .......................................................   94
  General ....................................................................   94
  Tax Status .................................................................   94
  Premium and Discount .......................................................   95
  Recharacterization of Servicing Fees .......................................   95
  Sale or Exchange of Standard Certificates ..................................   96
 Stripped Certificates .......................................................   97
  General ....................................................................   97
  Status of Stripped Certificates ............................................   98
  Taxation of Stripped Certificates ..........................................   98
 Reporting Requirements and Backup Withholding ...............................   99
 Taxation of Certain Foreign Investors .......................................  100
STATE AND OTHER TAX CONSIDERATIONS ...........................................  100
CERTAIN ERISA CONSIDERATIONS .................................................  100
 General .....................................................................  100
 Plan Asset Regulations ......................................................  101
 Administrative Exemptions ...................................................  101
 Insurance Company General Accounts ..........................................  102
 Unrelated Business Taxable Income; Residual Certificates ....................  102
LEGAL INVESTMENT .............................................................  103
METHOD OF DISTRIBUTION .......................................................  105
LEGAL MATTERS ................................................................  106
FINANCIAL INFORMATION ........................................................  106
RATING .......................................................................  106
INDEX OF PRINCIPAL DEFINITIONS ...............................................  107

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.


TITLE OF CERTIFICATES ......   Mortgage Pass-Through Certificates, issuable in
                               series (the "Certificates").


DEPOSITOR...................   Chase Commercial Mortgage Securities Corp., a
                               wholly-owned subsidiary of The Chase Manhattan
                               Bank, a New York banking corporation. On July 14,
                               1996, The Chase Manhattan Bank (National
                               Association) was merged with and into Chemical
                               Bank and Chemical Bank then changed its name to The Chase Manhattan Bank. See "The Depositor".


MASTER SERVICER.............   The master servicer (the "Master Servicer"), if
                               any, for a series of Certificates will be named in the related Prospectus Supplement. The Master
                               Servicer for any series of Certificates may be an affiliate of the Depositor or a Special Servicer.
                               See "Description of the Pooling
                               Agreements--Collection and Other Servicing
                               Procedures".


SPECIAL SERVICER............   One or more special servicers (each, a "Special
                               Servicer"), if any, for a series of Certificates will be named, or the circumstances under which a Special Servicer will be appointed will be described, in the related Prospectus Supplement.
                               A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer. See "Description of the Pooling
                               Agreements--Special Servicers".


TRUSTEE.....................   The trustee (the "Trustee") for each series of
                               Certificates will be named in the related
                               Prospectus Supplement. See "Description of the
                               Pooling Agreements--The Trustee".


THE TRUST ASSETS............   Each series of Certificates will represent in
                               the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:


A. MORTGAGE ASSETS..........   The Mortgage Assets with respect to each series
                               of Certificates will, in general, consist of a pool of loans (collectively, the "Mortgage
                               Loans") secured by liens on, or security interests in, (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units or by shares allocable to a number of such units and proprietary leases appurtenant thereto (the
                               "Multifamily Properties") or (ii) office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this Prospectus or unimproved land (the "Commercial Properties").
                               If so specified in the related Prospectus
                               Supplement, a Trust Fund may include Mortgage
                               Loans secured by liens on real estate projects under construction. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. If so specified in the related
                               Prospectus Supplement, some Mortgage Loans may be delinquent or non-performing as of the date the related Trust Fund is formed.

                               As and to the extent described in the related Prospectus Supplement, a Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, (iv) may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments and (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will have had a principal balance at origination of not less than $25,000 and an original term to maturity of not more than 40 years. Unless otherwise provided in the related Prospectus Supplement, no Mortgage Loan will have been originated by the Depositor; however, some or all of the Mortgage Loans in any Trust Fund may have been originated by an affiliate of the Depositor. See "Description of the Trust Funds--Mortgage Loans".

                               If and to the extent specified in the related Prospectus Supplement, the Mortgage Assets with respect to a series of Certificates may also include, or consist of, (i) private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") (collectively, the mortgage-backed securities referred to in clauses (i) and (ii), "MBS"), provided that each

                               MBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds--MBS".


B. CERTIFICATE ACCOUNT......   Each Trust Fund will include one or more
                               accounts (collectively, the "Certificate
                               Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus
                               Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and other collections received or advanced with respect to the Mortgage Assets and other assets in such Trust Fund. A Certificate
                               Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain obligations acceptable to each Rating
                               Agency (as defined below) rating one or more classes of the related series of Offered
                               Certificates. See "Description of the Trust
                               Funds--Certificate Accounts" and "Description of the Pooling Agreements--Certificate Account".


C. CREDIT SUPPORT...........   If so provided in the related Prospectus
                               Supplement, partial or full protection against certain defaults and losses on the Mortgage
                               Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this Prospectus, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support").
                               The amount and types of any Credit Support, the identification of the entity providing it (if applicable) and related information will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk
                               Factors--Credit Support Limitations",
                               "Description of the Trust Funds--Credit Support" and "Description of Credit Support".


D. CASH FLOW AGREEMENTS.....   If so provided in the related Prospectus
                               Supplement, a Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related
                               Prospectus Supplement will contain certain information that pertains to the obligor under any such Cash Flow Agreement. See "Description of the Trust Funds--Cash Flow Agreements".


DESCRIPTION OF
 CERTIFICATES................  Each series of Certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                               As described in the related Prospectus
                               Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate
                               Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iii) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distribution based on collections on the Mortgage Assets in the related Trust Fund attributable to prepayment premiums, yield maintenance penalties or equity participations.

                               Each class of Certificates, other than certain classes of Stripped Interest Certificates and certain classes of Residual Certificates (as defined herein), will have a stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain classes of Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount (a "Notional Amount") based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, Notional Amount and/or

                               Pass-Through Rate (or, in the case of a variable or adjustable Pass-Through Rate, the method for determining such rate), as applicable, for each class of Offered Certificates.

                               The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity, unless otherwise provided in the related Prospectus Supplement. See "Risk
                               Factors--Limited Assets" and "Description of the Certificates".


DISTRIBUTIONS OF INTEREST ON
  THE CERTIFICATES..........   Interest on each class of Offered Certificates
                               (other than certain classes of Stripped Principal
                               Certificates and certain classes of Residual
                               Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate
                               Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional
                               Amount thereof outstanding from time to time and will be distributed to Certificateholders as provided in the related Prospectus Supplement
                               (each of the specified dates on which
                               distributions are to be made, a "Distribution
                               Date"). Distributions of interest with respect to one or more classes of Certificates
                               (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related
                               Prospectus Supplement. See "Risk
                               Factors--Prepayments; Average Life of
                               Certificates; Yields", "Yield and Maturity
                               Considerations" and "Description of the
                               Certificates--Distributions of Interest on the
                               Certificates".


DISTRIBUTIONS OF PRINCIPAL OF
 THE CERTIFICATES...........   Each class of Certificates of each series
                               (other than certain classes of Stripped Interest
                               Certificates and certain classes of Residual
                               Certificates) will have a Certificate Balance.
                               The Certificate Balance of a class of
                               Certificates outstanding from time to time will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in each Prospectus Supplement, distributions of principal with respect to the related series of Certificates will be made on each Distribution

                               Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to certain limitations, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates--Distributions of Principal of the Certificates".

ADVANCES....................   If and to the extent provided in the related
                               Prospectus Supplement, if a Trust Fund includes
                               Mortgage Loans, the Master Servicer, a Special
                               Servicer, the Trustee, any provider of Credit
                               Support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage Loans. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related
                               Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for a series of Certificates, any entity making such advances may be entitled to receive interest thereon for the period that such advances are outstanding, payable from amounts in the related
                               Trust Fund. See "Description of the
                               Certificates--Advances in Respect of
                               Delinquencies". If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.

TERMINATION.................   If so specified in the related Prospectus
                               Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the
                               Certificates--Termination".


REGISTRATION OF BOOK-ENTRY
 CERTIFICATES...............   If so provided in the related Prospectus
                               Supplement, one or more classes of the Offered
                               Certificates of any series will be offered in book-entry format (collectively, "Book-Entry
                               Certificates") through the facilities of The
                               Depository Trust Company ("DTC"). Each class of
                               Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee of DTC. No person acquiring an interest in a class of Book-Entry Certificates (a "Certificate Owner") will be entitled to receive Certificates of such class in fully registered, definitive form
                               ("Definitive Certificates"), except under the limited circumstances described herein. See "Risk
                               Factors--Book-Entry Registration" and
                               "Description of the Certificates--
                               Book-Entry Registration and Definitive
                               Certificates".


CERTAIN FEDERAL INCOME
 TAX CONSEQUENCES...........   The federal income tax consequences to
                               Certificateholders will vary depending on whether one or more elections are made to treat the Trust
                               Fund or specified portions thereof as one or more
                               "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal
                               Revenue Code of 1986, as amended (the "Code").
                               The Prospectus Supplement for each series of Certificates will specify whether one or more such elections will be made. See "Certain Federal
                               Income Tax Consequences".


CERTAIN ERISA
 CONSIDERATIONS..............  Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should carefully review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or
                               Section 4975 of the Code. See "Certain ERISA
                               Considerations" herein and in the related
                               Prospectus Supplement.

LEGAL INVESTMENT............   The Offered Certificates will constitute
                               "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                               1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.


RATING......................   At their respective dates of issuance, each
                               class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies
                               (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

     In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.


SECONDARY MARKET

     There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to make a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders to be delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders". There can be no assurance that any additional ongoing information regarding the Offered Certificates of any series will be available through any other source. The limited nature of such information in respect of a series of Offered Certificates may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

     Insofar as a secondary market does develop with respect to any series of Offered Certificates or class thereof, the market value of such Certificates will be affected by several factors, including the perceived liquidity thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of certain classes of Offered Certificates (in particular, a class with a relatively long average life, a Companion Class or a class of Stripped Interest Certificates or Stripped Principal Certificates) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.

     Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination".


LIMITED ASSETS

     Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on a series of Offered Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit

Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If and to the extent so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.


PREPAYMENTS; AVERAGE LIFE OF CERTIFICATES; YIELDS

     As a result of, among other things, prepayments on the Mortgage Loans in any Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related series of Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans in a Trust Fund may affect the average life of one or more classes of Certificates of the related series, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then, subject to, among other things, the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to get new financing, principal prepayments on such Mortgage Loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then principal prepayments on such Mortgage Loans are likely to be lower than if prevailing interest rates remain at or below the rates borne by those Mortgage Loans. There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of early retirement of such class ("call risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of an extended average life of such class ("extension risk") if the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     A series of Certificates may include one or more Controlled Amortization Classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.

     A series of Certificates may include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recover its original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations" herein.


LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of such Offered Certificates will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios.

     The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. See "Description of Credit Support" and "Rating".


RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

     A description of risks associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans". Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds--Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental, hotel room or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors beyond the control of a Master Servicer.

     In addition, additional risk may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a Mortgage Loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a Mortgage Loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of Mortgage Loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity (each, a "Hotel Property") are affected by various factors, including location, quality and franchise affiliation. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel rooms generally are rented for short periods of time, hotels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have and impact on such hotel's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any Hotel Property which is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any such Hotel

Property, such property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a Hotel Property, it is unlikely that the Trustee (or Servicer or Special Servicer) or purchaser of such Hotel Property may be entitled to the rights under any liquor license for such Hotel Property and such party would be required to apply in its own right for such license or licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the Mortgaged Properties compete with the Mortgaged Properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a Mortgage Loan competes with all lessors and developers of comparable types of real estate in the area in which the Mortgaged Property is located. Such lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a Mortgage Loan may renovate, refurbish or expand the Mortgaged Property to maintain it and remain competitive, such renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the Mortgaged Properties. In addition, the business conducted at each Mortgaged Property may face competition from other industries and industry segments.

     It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure".

     Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.


BALLOON PAYMENTS; BORROWER DEFAULT

     Certain of the Mortgage Loans included in a Trust Fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

     If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. While a Master Servicer or a Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.


CREDIT SUPPORT LIMITATIONS

     The Prospectus Supplement for a series of Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the later paid classes of Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a later right of payment. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support".


LEASES AND RENTS

     Each Mortgage Loan included in any Trust Fund secured by Mortgaged Property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".


ENVIRONMENTAL RISKS

     Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath such property. Such liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner or operator's liability therefor as to any property is generally not limited under such laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, such owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where such person's hazardous substances were disposed.

     Although the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), provides an exemption from the definition of "owner" for lenders whose primary indicia of ownership in a particular property is the holding of a security interest, lenders may forfeit, as a result of their actions with respect to particular borrowers, their secured creditor exemption and be deemed an owner or operator of property such that they are liable for remediation costs. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" herein. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, then the related Pooling Agreement will contain provisions generally to the effect that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or assume control of its operation unless the Master Servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". See "Certain Legal Aspects of Mortgage Loans--Environmental Risks". There can be no assurance that any such requirements of a Pooling Agreement will effectively insulate the related Trust Fund from potential liability for a materially adverse environmental condition at a Mortgaged Property.


SPECIAL HAZARD LOSSES

     Unless otherwise specified in a Prospectus Supplement, the Master Servicer for the related Trust Fund will be required to cause the borrower on each Mortgage Loan in such Trust Fund to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, the Master Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more classes of Offered Certificates of the related series. See "Description of the Pooling Agreements--Hazard Insurance Policies".


CERTAIN ERISA CONSIDERATIONS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "Certain ERISA Considerations".


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     Holders of Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates". Accordingly, under certain circumstances, holders of Offered Certificates that constitute Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Certificates, the taxable income arising in a given year on a Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Accrual Certificates will be, and certain of the other Classes of Certificates of a series may be, issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates".


BOOK-ENTRY REGISTRATION

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. Conveyance of notices and other communications by DTC to its Participants, and directly and indirectly through such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may suffer delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".


DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are non-performing. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans may be performed by a Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or non-performing Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Assets in such Trust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans--General".

                        DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each Trust Fund will consist of (i) various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by Chase Commercial Mortgage Securities Corp. (the "Depositor"). Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.


MORTGAGE LOANS

     General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor; however, the Originator may be or may have been an affiliate of the Depositor.

     If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the Originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described herein. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" and "--Balloon Payments; Borrower Default".

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have had individual principal balances at origination of not less than $25,000, (ii) have had original terms to maturity of not more than 40 years and (iii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of such Offered Certificates, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.


     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which will generally be current as of a date specified in the related Prospectus Supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans,
(iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the original Loan-to-Value Ratios of the Mortgage Loans, or the range thereof, and the weighted average original Loan-to-Value Ratio of the Mortgage Loans, (vi) the Mortgage Rates borne by the Mortgage Loans, or range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect


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

to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to tabulate the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.


MBS

     MBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,
(vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and


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

appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements", and (x) the characteristics of any cash flow agreements that relate to the MBS.


CERTIFICATE ACCOUNTS


     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain obligations acceptable to each Rating Agency rating one or more classes of the related series of Offered Certificates.


CREDIT SUPPORT


     If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of Credit Support, the identification of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".


CASH FLOW AGREEMENTS


     If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the Prospectus Supplement for a series of Certificates.

                       YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Prepayments; Average Life of Certificates; Yields". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.


PASS-THROUGH RATE

     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on or near the date they were due.


CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between Distribution Dates, and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. If so specified in the Prospectus Supplement for a series of Certificates, the Master Servicer for such series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses".


YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust
Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

     Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage

Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor will make no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.


WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum


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

in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.


CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of Certificates may include one or more Controlled Amortization Classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as and to the extent described in the related Prospectus Supplement, to receive principal payments from the Mortgage Loans in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, each Controlled Amortization Class will either be a Planned Amortization Class (a "PAC") or a Targeted Amortization Class (a "TAC"). In general, a PAC has a "prepayment collar" (that is, a range of prepayment rates that can be sustained without disruption) that determines the principal cash flow of such Certificates. Such a prepayment collar is not static, and may expand or contract after the issuance of the PAC depending on the actual prepayment experience for the underlying Mortgage Loans. Distributions of principal on a PAC would be made in accordance with the specified schedule so long as prepayments on the underlying Mortgage Loans remain at a relatively constant rate within the prepayment collar and, as described below, Companion Classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying Mortgage Loans. If the rate of prepayment on the underlying Mortgage Loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a PAC. A TAC is structured so that principal distributions generally will be payable thereon in accordance with its specified principal payments schedule so long as the rate of prepayments on the related Mortgage Assets remains relatively constant at the particular rate used in establishing such schedule. A TAC will generally afford the holders thereof some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more particularly described in the related Prospectus Supplement, a Companion Class will entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and will entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur. A Mortgage Loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues thereon would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. In addition, negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, provides that its scheduled payment will adjust less frequently than its Mortgage Rate or provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

     The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the amortization of the notional amount thereof). See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or by establishing a priority of payments among such classes of Certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources would have any material effect on the rate at which such Certificates are amortized.

     Optional Early Termination. If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. In the absence of other factors, any such early retirement of a class of Offered Certificates would shorten the weighted average life thereof and, if such Certificates were purchased at premium, reduce the yield thereon.


                                 THE DEPOSITOR


     Chase Commercial Mortgage Securities Corp., the Depositor, is a New York corporation organized on August 2, 1993 as a wholly-owned subsidiary of Chemical Bank (now known as The Chase Manhattan Bank). On July 14, 1996, The Chase Manhattan Bank (National Association) merged with and into Chemical Bank, a New York bank, and Chemical Bank then changed its name to The Chase Manhattan Bank. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017-2070. Its telephone number is (212) 834-5588. The Depositor does not have, nor is it expected in the future to have, any significant assets.


                                USE OF PROCEEDS


     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates");
(iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (v) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (viii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Limited Liquidity" and "--Book-Entry Registration".


DISTRIBUTIONS

     Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding

Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of Certificates (other than certain classes of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Certificates"), and other than any class of Stripped Principal Certificates or Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally equal to the time period between Distribution Dates) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount (a "Notional Amount") that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, all or a portion of the Master Servicer's servicing compensation) that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments; Average Life of Certificates; Yields" and "Yield and Maturity Considerations".


DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of Residual Certificates) will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.


ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or by establishing a priority of payments among such classes of Certificates.


ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, a Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any instrument of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the good faith judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.


REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

     (i) the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of such class of Offered Certificates that is allocable to Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of such class of Offered Certificates that is allocable to (A) Prepayment Premiums and
   (B) payments on account of Equity Participations;

     (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

     (v) if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

     (vi) if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as the reporting party deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

     (vii) information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

     (viii) if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent in varying degrees;

     (ix) if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related Prepayment Period (that is, the specified period, generally equal in length to the time period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution
   Date);

     (x) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     (xi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     (xii) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     (xiii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     (xiv) to the extent not otherwise reflected through the information furnished pursuant to subclauses (viii) and (x) above, the amount of Credit Support being afforded by any classes of Subordinate Certificates.

     In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

     If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.


VOTING RIGHTS

     The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment". The holders of specified amounts of Certificates of a particular series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer. See "Description of the Pooling Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee".


TERMINATION

     The obligations created by the Pooling Agreement for each series of Certificates will terminate following (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and
(ii) the payment to the Certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of The Depository Trust Company ("DTC"), and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) will be the nominee of DTC, and the Certificate


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

Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling Agreement.


                     DESCRIPTION OF THE POOLING AGREEMENTS


GENERAL

     The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a Trust Fund that consists solely of MBS may not include a Master Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer or Special Servicer. Any party to a Pooling Agreement may own Certificates issued thereunder; however, except with respect to required consents to certain amendments to a Pooling Agreement, Certificates issued thereunder that are held by the Master Servicer or Special Servicer for the related series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any


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

series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017-2070, Attention: President.


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each Mortgage Loan to be included in a Trust Fund, the Depositor will deliver (or cause to be delivered) to the related Trustee (or to a custodian appointed by the Trustee) certain loan documents which, unless otherwise specified in the related Prospectus Supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will require that the Depositor or another party thereto promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related Trustee (or to a custodian appointed by the Trustee) because such document has been submitted for recording, and neither such document nor a certified copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related Prospectus Supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected Mortgage Loan on the basis of such missing document so long as it continues in good faith to attempt to obtain such document or such certified copy.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, a Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer for any Trust Fund, directly or through Sub-Servicers, will be required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans in such Trust Fund, and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans in such Trust Fund and held for its own account, provided such procedures are consistent with (i) the terms of the related Pooling Agreement and any related instrument of Credit Support included in such Trust Fund, (ii) applicable law and (iii) the servicing standard specified in the related Pooling Agreement and Prospectus Supplement (the "Servicing Standard").

     The Master Servicer for any Trust Fund, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".


SUB-SERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer will remain obligated under the related Pooling Agreement. A Sub-Servicer for any series of Certificates may be an affiliate of the Depositor or Master Servicer. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the Master Servicer is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement. A Master Servicer will be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     Unless otherwise provided in the related Prospectus Supplement, a Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer that retained it for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".


SPECIAL SERVICERS

     To the extent so specified in the related Prospectus Supplement, one or more special servicers (each, a "Special Servicer") may be a party to the related Pooling Agreement or may be appointed by the Master Servicer or another specified party. A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described herein in respect of a Master Servicer. The related Prospectus Supplement will describe the rights, obligations and compensation of any Special Servicer for a particular series of Certificates. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in the related Prospectus Supplement.


CERTIFICATE ACCOUNT

     General. The Master Servicer, the Trustee and/or a Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of such Mortgage Loans (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer (if any) as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer (if any) or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

     (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

     (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or any Special Servicer as its servicing compensation or as compensation to the Trustee;

     (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

     (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also "Liquidation Proceeds");

     (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "--Servicing Compensation and Payment of Expenses";

     (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;


     (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";


     (xi) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and


     (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.


     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:


       (i) to make distributions to the Certificateholders on each Distribution Date;


     (ii) to pay the Master Servicer, the Trustee or a Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments on the particular Mortgage Loans as to which such fees were earned;


     (iii) to reimburse the Master Servicer, a Special Servicer, the Trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", such reimbursement to be made out of amounts received that were identified and applied by the Master Servicer or a Special Servicer, as applicable, as late collections of interest on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;


     (iv) to reimburse the Master Servicer, the Trustee or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;


     (v) to reimburse the Master Servicer, a Special Servicer, the Trustee or other specified person for any advances described in clause (iii) above made by it and/or any servicing expenses referred to in clause (iv) above incurred by it that, in the good faith judgment of the Master Servicer, Special Servicer, Trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (iii) and (iv), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;


     (vi) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer, the Trustee or any other specified person interest accrued on the advances described in clause (iii) above made by it and the servicing expenses described in clause (iv) above incurred by it while such remain outstanding and unreimbursed;

     (vii) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     (viii) to reimburse the Master Servicer, the Special Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor";

     (ix) if and to the extent described in the related Prospectus Supplement, to pay the fees of Trustee;

     (x) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

     (xi) if and to the extent described in the related Prospectus Supplement, to pay the fees of any provider of Credit Support;

     (xii) if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

     (xiii) to pay the Master Servicer, a Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     (xiv) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

     (xv) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool";

     (xvi) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

     (xvii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders;

     (xviii) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

       (xix) to clear and terminate the Certificate Account upon the termination of the Trust Fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related Prospectus Supplement, the modification, waiver or amendment (i) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, (ii) will not, in the judgment of the Master Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon and (iii) will not adversely affect the coverage under any applicable instrument of Credit Support. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer also may agree to any other modification, waiver or amendment if, in its judgment,
(i) a material default on the Mortgage Loan has occurred or a payment default is imminent, (ii)


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

such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and (iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the Master Servicer for a series of Certificates will be required to monitor any Mortgage Loan in the related Trust Fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time, and such Mortgage Loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans".

     A Pooling Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with the applicable Servicing Standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that the Master Servicer accept the highest cash bid received from any person (including itself, the Depositor or any affiliate of either of them or any Certificateholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the Master Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

     If a default on a Mortgage Loan has occurred or, in the Master Servicer's judgment, a payment default is imminent, the Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within


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

the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust
Fund), that either:

     (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions; and

     (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which one or more REMIC elections have been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund beyond such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, generally must retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer in connection with such Mortgage Loan, the Trust Fund will realize a loss in the amount of such shortfall. The Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

     If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance and Condemnation Proceeds or Liquidation Proceeds.


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will require the Master Servicer to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the requirements of the Servicing Standard.

Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(i) the replacement cost of the improvements less physical depreciation and
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund. Because that compensation is generally based on a percentage of the principal balance of each such Mortgage

Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. The Prospectus Supplement with respect to a series of Certificates may provide that, as additional compensation, the Master Servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of any Special Servicer, may be required to be borne by the Trust Fund.

     If and to the extent provided in the related Prospectus Supplement, a Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".


EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will require, on or before a specified date in each year, the Master Servicer to cause a firm of independent public accountants to furnish to the Trustee a statement to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include such Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the Master Servicer to furnish to the Trustee a statement signed by one or more officers of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under such Pooling Agreement throughout the preceding calendar year or other specified twelve month period.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The entity serving as Master Servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will permit the Master Servicer to resign from its obligations thereunder only upon (a) the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not have an adverse effect on the rating assigned by such Rating Agency to any class of Certificates of such series or (b) a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer for each Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Master Servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Depositor or any such person will be protected against any breach of a representation, warranty or covenant made in such Pooling Agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to such Pooling Agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Pooling Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties; or (iv) incurred in connection with any violation of any state or federal securities law. In addition, each Pooling Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Pooling Agreement.


EVENTS OF DEFAULT

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to the Certificateholders of such series, or to remit to the Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the Master Servicer and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the Master Servicer as master servicer under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Pooling Agreement (except that if the Master Servicer is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to do so, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

     No Certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless Certificateholders of the same series entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other period specified in the related Prospectus Supplement) shall have neglected or refused to institute any such proceeding. The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates of the related series, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     Each Pooling Agreement may be amended by the respective parties thereto, without the consent of any of the holders of the related series of Certificates, (i) to cure any ambiguity, (ii) to correct a defective provision therein or to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code, or (v) for any other purpose; provided that such amendment (other than an amendment for the specific purpose referred to in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the Trustee) adversely affect in any material respect the interests of any such holder; and provided further that such amendment (other than an amendment for one of the specific purposes referred to in clauses (i) through (iv) above) must be acceptable to each applicable Rating Agency. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement may also be amended by the respective parties thereto, with the consent of the holders of the related series of Certificates entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series allocated to the affected classes, for any purpose; provided that, unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates, in a manner other than as described in clause (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all Certificates of the related series. However, unless otherwise specified in the related Prospectus Supplement, the Trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the Trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund (or designated portion thereof) to fail to qualify as a REMIC at any time that the related Certificates are outstanding.


LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that series held by such person. If such list is of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for such series of Certificates, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.


THE TRUSTEE

     The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer or Special Servicer and its affiliates.


DUTIES OF THE TRUSTEE

     The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates or any underlying Mortgage Loan or related document and will not be accountable for the use or application by or on behalf of the Master Servicer for such series of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the underlying Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account for such series by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.


CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.


     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.


RESIGNATION AND REMOVAL OF THE TRUSTEE


     A Trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Depositor (or such other person as may be specified in the related Prospectus Supplement) will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor trustee.


     If at any time a Trustee ceases to be eligible to continue as such under the related Pooling Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Trustee, the Depositor will be authorized to remove the Trustee and appoint a successor trustee. In addition, holders of the Certificates of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time (with or without cause) remove the Trustee under the related Pooling Agreement and appoint a successor trustee.


     Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.


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                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of Certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may provide credit enhancement for more than one series of Certificates to the extent described therein.

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations".


SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.


CROSS-SUPPORT PROVISIONS

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. To the


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extent deemed by the Depositor to be material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.


LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.


RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.


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

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.


                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.


GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as


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landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See "--Bankruptcy Laws".


PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.


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These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.


     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code, as amended from time to time (11 U.S.C.) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged


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property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks". Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender


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to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.


BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the lender's lien may be transferred to other collateral and/or the outstanding amount of the secured loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan


                                       65
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or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization. Under Section 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of such sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" and such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Lessee bankruptcies at the Mortgaged Properties could have an adverse impact on the Mortgagors' ability to meet their obligations. For example,
Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or certain other similar events. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the Trustee's exercise of such remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering such case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to such executory contract or unexpired lease, such as the lessor or Mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of real property will be limited to the sum of (i) the rent reserved by such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (ii) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

     Under Section 365(f) of the Bankruptcy Code, if a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may


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assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that the trustee or debtor-in-possession provides "adequate assurance of future performance" by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes adequate assurance of the source of rent and other consideration due under such lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease, that any percentage rent due under such lease will not decline substantially, that the assumption and assignment of the lease is subject to all the provisions thereof, including (but not limited to) provisions such as a radius location, use or exclusivity provision, and will not breach any such provision contained in any other lease, financing agreement, or master agreement relating to such shopping center, and that the assumption or assignment of such lease will not disrupt the tenant mix or balance in such shopping center. Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.

     Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the Trust Fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a "special purpose entity", "single purpose entity" or "bankruptcy-remote entity" in the Prospectus Supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational


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

documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the Depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.


ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response and Liability Act of 1980, as amended ("CERCLA"), and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the public health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material, or (iii) may give rise to any environmental claim or demand, may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, such a lien has priority over the lien of an existing mortgage against such property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against such property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. Such liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person "who without participating in management of the facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Recent amendments to CERCLA list permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the recent amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The protections afforded lenders under the recent amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.


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

     Environment clean-up costs may be substantial. It is possible that such costs could become a liability of the Trust and occasion a loss to Certificateholders if such remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a Mortgage Loan could be subject to such transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of a Trust Fund and occasion a loss to Certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will provide that the Master Servicer may not, on behalf of the Trust Fund, acquire title to a Mortgaged Property or take over its operation unless the Master Servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans".

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail some expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.


SUBORDINATE FINANCING

     Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may


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have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily but not commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to Mortgage Loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no Mortgage Loan originated after the date of such state action will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including


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

a borrower who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:
(i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the


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government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.


     A lender may avoid forfeiture of its interest in the property if it established that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.

     For purposes of this discussion, (i) references to the Mortgage Loans include references to the mortgage loans underlying MBS included in the Mortgage Assets and (ii) where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Loans underlying a series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Fund which does not include the Retained Interest. References to a "holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a Certificate.


            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES


 General

     With respect to a particular series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Pooling Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable Prospectus Supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made".


 Status of REMIC Certificates

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion


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

that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860(G)(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860(L)(c) REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.


 Qualification as a REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See "Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations".

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan or mortgage loan underlying the Mortgage Certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the


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

loan-to-value test in (i) of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the Internal Revenue Service (the "Service").

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of


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

ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF REGULAR CERTIFICATES


 General

     In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.


 Original Issue Discount

     Accrual Certificates and principal-only Certificates will be, and other Classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996 (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular


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

Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, the Depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method".

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and
(b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the


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

preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and
(iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

     In the case of a Random Lot Certificate, the Depositor intends to determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.


 Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method".


 Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective


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

rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the OID Regulations, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate Mortgage Loans, the


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

applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.


 Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.


 Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such


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Regular Certificate as a "capital asset" within the meaning of Code Section
1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Final regulations with respect to armortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.


 Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.


 Sale or Exchange of Regular Certificates

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the


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holder if its yield on such Regular Certificate were 110% of the applicable
Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income or short-term capital gains of such taxpayers (39.6%) for property held for more than one year but not more than 18 months, and a still lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


 Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     It appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or such class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.


TAXATION OF RESIDUAL CERTIFICATES

 Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual


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Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income". The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

 Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter


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(or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income", the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.


 Treatment of Certain Items of REMIC Income and Expense

     Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates", without regard to the de minimis rule described therein, and "--Premium".

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to Regular Certificates as described above under "Taxation of Regular Certificates--Deferred Interest".


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     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained Class). In respect of Mortgage Loans that have market discount to which Code
Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates--Market Discount".

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium", a REMIC Pool that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the Mortgage Loans are individuals, Code Section 171 will not be available for premium on Mortgage Loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.


 Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of
(i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or


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otherwise). See "Taxation of Certain Foreign Investors--Residual Certificates"
below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1996, unless a Residual Certificateholder elects to have such rules apply only to taxable years beginning after August 20, 1996.


 Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.


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     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing partnership.

     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity, and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of Certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations". The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the


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transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling Agreement with respect to each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations". The transferor must have no actual knowledge or reason to know that such statements are false.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


 Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates--Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code
Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.


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     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.


 Mark to Market Regulations

     The Service has issued regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.


TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

 Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.


 Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to


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the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.


 Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable Prospectus Supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a Mortgage Loan. In addition, unless otherwise disclosed in the applicable Prospectus Supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.


LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.


ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Master Servicer as agent for performing the functions of the tax matters person.


LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $124,500 from 1998 ($62,250 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation) or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee


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and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates.


TAXATION OF CERTAIN FOREIGN INVESTORS

 Regular Certificates

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective January 1, 2000, although valid withholding certificates that are held on December 31, 1999, remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations would require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.


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

 Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income". If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.


BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.


REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule


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Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.


     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates".


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

              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                      TO WHICH NO REMIC ELECTION IS MADE


STANDARD CERTIFICATES

 General

     In the event that no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a series of Certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (Certificates of such a series hereinafter referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees". Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $124,500 for 1998 ($62,250 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees", respectively.


 Tax Status

     In the opinion of Cadwalader, Wickersham & Taft, Standard Certificates will have the following status for federal income tax purposes:

     1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . .
 . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

     2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the


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related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

     3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     4. A Standard Certificate owned by a financial asset securitization investment trust will be considered to represent "permitted assets" within the meaning of Code Section 860(L)(c)


 Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium".


     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the Mortgage Loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount", except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.


 Recharacterization of Servicing Fees

     If the servicing fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificate-holders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed below under "--Stripped Certificates", each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.


 Sale or Exchange of Standard Certificates

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income or short-term capital gains of such taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


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

STRIPPED CERTIFICATES

 General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates". Stripped Certificates include "Stripped Interest Certificates" and "Stripped Principal Certificates" (as defined in this Prospectus) as to which no REMIC election is made.

     The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Master Servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates--Recharacterization of Servicing Fees" above) and (iii) Certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates--Recharacterization of Servicing Fees". Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates--General", subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, in the opinion of Cadwalader, Wickersham & Taft (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide


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

that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.


 Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment.


 Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "General", each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates". However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under "General", the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that


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

would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates". To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.


REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement,


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

such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Backup Withholding".


TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.


     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates".


                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


                         CERTAIN ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company and separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad


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

range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer or the Trustee or an affiliate thereof, either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

     Before purchasing any Offered Certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether any prohibited transaction class-exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.


PLAN ASSET REGULATIONS

     A Plan's investment in Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant". For this purpose, in general, equity participation in a Trust Fund will be "significant" on any date if, immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer or any Sub-Servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.


ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility, as well as provide a summary of the conditions to the applicability.

     In considering an investment in the Offered Certificates, a Plan fiduciary also should consider the availability of prohibited transaction class exemptions promulgated by the DOL including, among others, Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions between insurance dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between


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

insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager." There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in the Certificates or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the availability of other exemptions with respect to the Certificates offered thereby.


INSURANCE COMPANY GENERAL ACCOUNTS

     Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transaction in connection with the servicing, management and operation of a trust (such as the Trust Fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain Classes of Certificates which do not meet the requirements of the Exemptions solely because they (i) are subordinated to other Classes of Certificates in the Trust Fund and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from S&P, Moody's, DCR or Fitch. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such Class of Certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL was required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which were to provide guidance for the purpose of determining, in cases where insurance policies supported by an insure's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. On December 22, 1997, the DOL proposed such regulations. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Tile I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Offered Certificates after the date which is 18 months after the date the 401(c) Regulations become final.


UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--
Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Certificates.

     The sale of Certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.


                               LEGAL INVESTMENT

     The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. The appropriate characterization of those Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of Originators as specified in SMMEA and secured by first liens on real estate, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Offered Certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Accordingly, the investors affected by any such state legislation, when and if enacted, will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the Office of Thrift Supervision, effective May 26, 1998, and by the NCUA, effective October 1, 1998. . The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                            METHOD OF DISTRIBUTION

     The Offered Certificates offered hereby and by Prospectus Supplements hereto will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

     The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Certificates may be made through a combination of two or more of these methods. Such methods are as follows:

     1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related Prospectus Supplement;

     2. by placements through one or more placement agents specified in the related Prospectus Supplement primarily with institutional investors and dealers; and

     3. through direct offerings by the Depositor.

     If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of Certificates will be set forth in the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of the Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Offered Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of Certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all Offered Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that the Depositor will indemnify the several underwriters, and each person, if any, who controls any such underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor anticipates that the Offered Certificates offered hereby will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the

Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.


     As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.


     If and to the extent required by applicable law or regulation, this Prospectus will be used by Chase Securities Inc., an affiliate of the Depositor, in connection with offers and sales related to market-making transactions in the Offered Certificates previously offered hereunder in transactions in which Chase Securities Inc. acts as principal. Chase Securities Inc. may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.


                                 LEGAL MATTERS


     The validity of the Certificates of each series will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York.


                             FINANCIAL INFORMATION


     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                    RATING


     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.


     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                      PAGE
                                      ----
1986 Act............................... 76
1998 Policy Statement..................104
401(c) Regulations.....................102
Accrual Certificates................13, 38
Accrued Certificate Interest............38
ADA.....................................71
ARM Loans...............................28
Available Distribution Amount...........37
Book-Entry Certificates.............15, 37
call risk.......................18, 19, 34
capital asset...........................81
Cash Flow Agreement.................11, 29
Cash Flow Agreements.....................1
CERCLA..................................23
Certificate.............................45
Certificate Account.............11, 29, 47
Certificate Balance..............3, 12, 39
Certificate Owner...................15, 43
Certificateholders.......................2
Certificates..........................1, 9
Code................................15, 73
Commercial Properties...............10, 25
Commission...............................3
Companion Class.....................14, 39
Controlled Amortization Class.......14, 39
Cooperatives............................25
CPR.....................................32
Credit Support...................1, 11, 29
Crime Control Act.......................72
Cut-off Date............................13
Debt Service Coverage Ratio.............26
Definitive Certificates.............15, 37
Depositor...............................25
Determination Date..................30, 37
Direct Participants.....................43
Disqualified Organization..........87, 103
Disqualified Organizations..........87, 88
Distribution Date.......................13
Distribution Date Statement.............41
DOL....................................101
DTC..........................3, 15, 37, 43
Due Dates...............................27
Due Period..............................30
Equity Participation....................27
ERISA..............................15, 100
Events of Default.......................55
Excess Funds............................35
Exchange Act.............................4


                                      PAGE
                                      ----
extension risk..................18, 19, 34
FAMC....................................10
FHLMC...................................10
FNMA ...................................10
Foreign Investors.......................87
Forfeitures In Drug And RICO
  Proceedings...........................71
Garn Act................................69
GNMA....................................10
Hotel Property..........................20
Indirect Participants...................43
Insurance and Condemnation Proceeds.....48
L/C Bank................................60
Liquidation Proceeds....................48
Loan-to-Value Ratio.....................26
Lock-out Date...........................27
Lock-out Period.........................27
Mark to Market Regulations..............89
Market Discount.....................80, 81
Master Servicer.......................3, 9
MBS..............................1, 10, 25
MBS Agreement...........................28
MBS Issuer..............................28
MBS Servicer............................28
MBS Trustee.............................28
Mortgage Asset Pool......................1
Mortgage Asset Seller...................25
Mortgage Assets......................1, 25
Mortgage Loans....................1, 9, 25
Mortgage Notes..........................25
Mortgage Rate.......................10, 27
Mortgaged Properties....................25
Mortgages...............................25
mortgages...............................61
Multifamily Properties...............9, 25
NCUA...................................104
Net Leases..............................26
Net Operating Income....................26
New Regulations.........................91
Nonrecoverable Advance..................40
Non-SMMEA Certificates.................103
Non-U.S. Person ....................... 91
Notional Amount.....................12, 38
OCC....................................104
Offered Certificates.....................1
OID Regulations.........................76
original issue discount.................76
Original Issue Discount.............79, 80
Originator..............................25

                                      PAGE
                                      ----
PAC.....................................33
Participants........................24, 43
Parties in Interest....................101
Pass-Through Entity.................86, 87
Pass-Through Rate....................3, 12
Permitted Investments...................48
Plans..................................100
Pooling Agreement...................12, 44
Prepayment Assumption...................77
Prepayment Interest Shortfall...........30
Prepayment Period.......................41
Prepayment Premium......................27
Prospectus Supplement....................1
PTCE...................................101
PTCE 95-60.............................102
Random Lot Certificates.................76
Rating Agency...........................16
Record Date.............................37
Regular Certificateholder...............76
Regular Certificates................73, 92
regular interests........................3
Related Proceeds........................40
Relief Act..............................70
REMIC............................2, 15, 73
REMIC Certificates......................73
REMIC Pool..............................73
REMIC Regulations.......................73
REO Property............................47
Residual Certificateholders.............82
Residual Certificates...................73
residual interests.......................3


                                     PAGE
                                     ----
RICO....................................71
Securities Act.........................105
Senior Certificates.................12, 37
Service.................................75
Servicing Standard......................47
SMMEA..............................16, 103
SPA.....................................32
Special Servicer..................3, 9, 47
Standard Certificateholder..............94
Startup Day.............................74
stripped bond...........................96
stripped bonds..........................96
Stripped Certificateholder..............98
Stripped Certificates...........94, 96, 97
stripped coupons........................96
Stripped Interest Certificates..12, 37, 97
Stripped Principal Certificates.12, 37, 97
Subordinate Certificates............12, 37
Sub-Servicer............................47
Sub-Servicing Agreement.................47
TAC.....................................33
Title V.................................70
Treasury................................73
Trust Assets.............................3
Trust Fund...............................1
Trustee...............................3, 9
UCC.....................................62
U.S. Person.............................88
Value...................................26
Voting Rights...........................42
Warranting Party........................46

===============================================================================

NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT. YOU MUST NOT RELY ON ANY AUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT IS AN OFFER TO SELL ONLY THE CERTIFICATES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF ITS DATE.


                          --------------------------
TABLE OF CONTENTS



                                                      PAGE
PROSPECTUS SUPPLEMENT                                ------
Summary of Terms .................................     S-9
Risk Factors .....................................    S-27
Description of the Mortgage Pool .................    S-43
Description of the Certificates ..................    S-76
Servicing of the Mortgage Loans ..................    S-97
Yield and Maturity Considerations ................   S-110
Certain Federal Income Tax Consequences ..........   S-118
Method of Distribution ...........................   S-119
Legal Matters ....................................   S-120
Rating ...........................................   S-120
Legal Investment .................................   S-121
Certain ERISA Considerations .....................   S-121
Index of Principal Definitions ...................   S-124

PROSPECTUS
Prospectus Supplement ............................       3
Available Information ............................       3
Incorporation of Certain Information by
  Reference ......................................       4
Summary of Prospectus ............................       9
Risk Factors .....................................      17
Description of the Trust Funds ...................      25
Yield and Maturity Considerations ................      30
The Depositor ....................................      36
Use of Proceeds ..................................      36
Description of the Certificates ..................      37
Description of the Pooling Agreements ............      44
Description of Credit Support ....................      59
Certain Legal Aspects of Mortgage Loans ..........      61
Certain Federal Income Tax Consequences ..........      73
State and Other Tax Considerations ...............     100
Certain ERISA Considerations .....................     100
Legal Investment .................................     103
Method of Distribution ...........................     105
Legal Matters ....................................     106
Financial Information ............................     106
Rating ...........................................     106
Index of Principal Definitions ...................     107

UNTIL JANUARY   , 1999 ALL DEALERS THAT BUY, SELL OR TRADE THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                $1,167,301,785
                                 (APPROXIMATE)



                               CHASE COMMERCIAL
                              MORTGAGE SECURITIES
                                     CORP.



                       COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1998-2




                                   [CHASE LOGO]

-----------------------------------------------------------
CLASS A-1 CERTIFICATES                      $  175,000,000
CLASS A-2 CERTIFICATES                      $  426,000,000
CLASS A-3 CERTIFICATES                      $  336,721,655
CLASS X CERTIFICATES                        $1,293,409,180
CLASS B CERTIFICATES                        $   64,670,459
CLASS C CERTIFICATES                        $   71,137,505
CLASS D CERTIFICATES                        $   74,371,028
CLASS E CERTIFICATES                        $   19,401,138


PROSPECTUS SUPPLEMENT
-----------------------


CHASE SECURITIES INC.





NOVEMBER   , 1998

===============================================================================